    PRELIMINARY COPY - CONFIDENTIAL - FOR USE OF THE SECURITIES AND EXCHANGE
                                 COMMISSION ONLY

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                                  ODWALLA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Class A-3 common stock, Class L-1 common stock, Class L-2 common stock, Class N-1 preferred stock, and Class N-2 preferred stock, all $0.01 par value per share, of Fresh Samantha, Inc.
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          532,816

          (excludes the exercise of all currently outstanding options and warrants to purchase Fresh Samantha capital stock)
          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          $2,513,655

          The amount on which the filing fee is calculated is $2,513,655, based on the book value of Fresh Samantha capital stock as of January 22, 2000. There is no public market for Fresh Samantha capital stock.
          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: $2,513,655

          ---------------------------------------------------------------------
     (5)  Total fee paid: $502.73 (One-50th of one percent of $2,513,655)

          ---------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                 [ODWALLA LOGO]

Dear Shareholder:

        You are cordially invited to attend the annual meeting of shareholders of Odwalla, Inc., which will be held on April 25, 2000, at 9:30 a.m. local time, at Mel Mello Center for the Arts, 1167 Main Street, Half Moon Bay, California.

        At the annual meeting you will consider and vote upon a proposal to approve the merger and the issuance of shares of Odwalla common stock as set forth in the Agreement and Plan of Merger, dated as of February 2, 2000, pursuant to which Fresh Samantha, Inc., a Maine corporation, will become a wholly owned subsidiary of Odwalla.

        Under the terms of the merger agreement, approximately 3.8 million shares of Odwalla common stock will be exchanged for all of the outstanding Fresh Samantha capital stock as more fully described in the enclosed proxy statement.

        In addition, you will consider and vote upon proposals to (1) amend the Certificate of Designation of Odwalla preferred stock to increase the conversion ratio of the Odwalla preferred stock into common stock from a 1-to-1 ratio to a 1.2407-to-1 ratio, (2) increase the number of shares of Odwalla common stock authorized for issuance under Odwalla's 1997 Stock Option/Stock Issuance Plan from 1,648,475 shares to 2,148,475 shares, (3) elect six directors of Odwalla, and (4) ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Odwalla for the fiscal year ending September 2, 2000, each as more fully described in the attached proxy statement.

        AFTER CAREFUL CONSIDERATION, ODWALLA'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, ODWALLA AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF ODWALLA COMMON STOCK VOTE FOR THE (1) APPROVAL OF THE MERGER AND THE ISSUANCE OF ODWALLA COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, (2) AMENDMENT OF THE CERTIFICATE OF DESIGNATION OF PREFERRED STOCK TO CHANGE THE CONVERSION RATIO OF THE PREFERRED STOCK, (3) INCREASE IN THE NUMBER OF SHARES UNDER THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN, (4) ELECTION OF THE LISTED DIRECTORS AND (5) RATIFICATION OF THE APPOINTED ACCOUNTANTS.

        You do not need to attend the annual meeting. Whether or not you plan to attend, after reading the proxy statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the annual meeting, please notify the Secretary of Odwalla if you wish to vote in person and your proxy will not be voted.

        A copy of Odwalla's 1999 Annual Report has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the annual meeting.

Sincerely yours,

/s/ D. STEPHEN C. WILLIAMSON

D. Stephen C. Williamson
Chairman of the Board
Chief Executive Officer

Half Moon Bay, California
March 16, 2000

                                  ODWALLA, INC.
                               120 STONE PINE ROAD
                         HALF MOON BAY, CALIFORNIA 94019

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 25, 2000

-------------------------------------------------------------------------------

        The annual meeting of shareholders of Odwalla, Inc., a California corporation, will be held on Tuesday, April 25, 2000, at 9:30 a.m. local time, at Mel Mello Center for the Arts, 1167 Main Street, Half Moon Bay, California to:

        1. Approve the merger and the issuance of shares of Odwalla common stock pursuant to the Agreement and Plan of Merger, dated as of February 2, 2000, by and among Odwalla, Orange Acquisition Sub, Inc., a Maine corporation and a wholly owned subsidiary of Odwalla, and Fresh Samantha, Inc., a Maine corporation. The merger is more completely described in the accompanying proxy statement, and a copy of the merger agreement is attached as Appendix A to the proxy statement;

        2. Approve the amendment to the Certificate of Designation of preferred stock to permit the conversion of the Odwalla preferred stock held by Catterton-Simon Partners III, L.P. into Odwalla common stock based on a conversion ratio of 1.2407-to-1 rather than on the 1-to-1 conversion ratio set forth in the existing Certificate of Designation;

        3. Approve the adoption of an amendment to Odwalla's 1997 Stock Option/Stock Issuance Plan to increase the number of shares of Odwalla common stock authorized for issuance thereunder from 1,648,475 shares to 2,148,475 shares;

        4. Elect six (6) directors of Odwalla to serve until the 2001 annual meeting of shareholders or until their successors are elected and qualified;

        5. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Odwalla for the fiscal year ending September 2, 2000; and

        6. Transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

        Each of the foregoing items of business are more fully described in the proxy statement that accompanies this Notice.

        Only shareholders of record at the close of business on March 10, 2000, are entitled to notice of and to vote at the annual meeting and at any continuation or adjournment thereof.

        All shareholders are cordially invited and encouraged to attend the annual meeting. In any event, to assure your representation at the annual meeting, please carefully read the accompanying proxy statement which describes the matters to be voted on at the annual meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy card will assist us in preparing for the annual meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ KATHARIN BARR HOGEN

                                            KATHARIN BARR HOGEN
                                            Secretary
Half Moon Bay, California
March 16, 2000

                                      TABLE OF CONTENTS

                                                                                            PAGE
QUESTIONS & ANSWERS ABOUT THE MERGER.........................................................1
SUMMARY OF THE PROXY STATEMENT...............................................................2
   Date, Time and Place of the Annual Meeting................................................2
   Purposes of the Annual Meeting............................................................2
   Voting Rights of Shareholders.............................................................2
   Required Vote for Approval................................................................3
   Recommendation of the Odwalla Board of Directors..........................................3
   The Companies Involved in the Merger......................................................3
   Summary Terms of the Merger...............................................................4
   Our Financial Advisor Believes the Merger is Fair to Odwalla Shareholders.................6
   We Anticipate the Merger Will Not Result in Federal Income Tax............................6
   We Expect to Use Purchase Accounting......................................................6
   We Must Receive Regulatory Approvals Before Completing the Merger.........................6
   The Board and Management of Odwalla Will Change After the Merger..........................6
   We Will Need to Sell Stock and Arrange Additional Debt Financing in Connection with the Merger.............................................................................6
   Odwalla Shareholders are Not Entitled to Appraisal Rights.................................7
   Forward-Looking Statements in this Proxy Statement........................................7
   Selected Historical Financial Data of Odwalla and Fresh Samantha..........................8
   Selected Unaudited Pro Forma Combined Condensed Financial Data...........................10
   Comparative Per Share Data...............................................................11
RISK FACTORS................................................................................12
   We may not be able to successfully integrate Fresh Samantha and achieve the benefits expected to result from the merger...........................................12
   Despite the best efforts of both Odwalla and Fresh Samantha, the merger may not be completed, which may harm our business, results of operations, and financial condition.............................................................................12
   Failure to qualify for federal tax treatment as a reorganization may harm our future results of operations..........................................................12
   We may not be able to obtain the financing necessary to cover the costs of the merger and resulting integration of the two companies or may only be able to do so on unfavorable terms...............................................................13
   Because the number of shares issued to Fresh Samantha shareholders in connection with the merger is fixed, Odwalla shareholders will in effect pay more for Fresh
      Samantha if our stock price increases.................................................13
   We may be exposed to liabilities that are not covered by the indemnification available under the merger agreement, which may harm our results of operation and financial condition...............................................................13
   Our board of directors will change substantially after the merger........................14
   A small number of shareholders will control Odwalla after the merger.....................14
INFORMATION CONCERNING THE ANNUAL MEETING...................................................15
   Date, Time and Place of the Annual Meeting...............................................15
   Purposes of the Annual Meeting...........................................................15
   Voting Rights of Shareholders............................................................16
   Revocability of Proxies..................................................................16
   Solicitation of Proxies..................................................................16
SPECIAL FACTORS ABOUT THE PROPOSED MERGER...................................................18
   General..................................................................................18
   Background of the Merger.................................................................18
   Recommendation of the Odwalla Board; Reasons of Odwalla for the Merger...................20
   Opinion of W.R. Hambrecht + Co...........................................................21
   Interests of Odwalla Directors in the Merger.............................................24
   Federal Income Tax Consequences of the Merger............................................25
   Accounting Treatment.....................................................................26
   Regulatory Approvals.....................................................................26
   Management After the Merger..............................................................26

   Voting Agreement of Odwalla Shareholders.................................................27
   We Will Need to Sell Stock and Arrange Additional Debt Financing in Connection with the Merger............................................................................28
   No Odwalla Shareholders Are Entitled to Appraisal Rights.................................28
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OVERVIEW.......................29
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS........................34
PROPOSALS AT THE ANNUAL MEETING.............................................................37
   Proposal No. 1 -- Approval of the Merger.................................................37
      Terms of the Merger:..................................................................37
      Consideration to be Received by Security Holders......................................37
      Indemnification by the Shareholders of Fresh Samantha and Samantha Investors..........38
      Other Provisions of the Merger Agreement..............................................38
      Related Agreements....................................................................42
      Vote Required.........................................................................45
      Recommendation of the Board...........................................................45
   PROPOSAL NO. 2 --  AMENDMENT OF THE CERTIFICATE OF DESIGNATION OF PREFERRED STOCK........46
   PROPOSAL NO. 3 --  APPROVAL OF THE AMENDMENT TO ODWALLA'S 1997 STOCK OPTION/STOCK
      ISSUANCE PLAN ........................................................................47
   PROPOSAL NO. 4 -- ELECTION OF DIRECTORS..................................................53
      Nominees..............................................................................53
      Vote Required.........................................................................54
      Recommendation of the Board...........................................................54
      Board Meetings and Committees.........................................................54
      Executive Officer and Director Compensation...........................................55
      Performance Graph.....................................................................61
      Section 16(a) Beneficial Ownership Reporting Compliance...............................61
      Security Ownership of Certain Beneficial Owners and Management of Odwalla.............62
      Certain Relationships and Related Transactions of Odwalla.............................63
   PROPOSAL NO. 5 -- RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.........................64
INFORMATION ABOUT ODWALLA...................................................................65
   BUSINESS OF ODWALLA......................................................................65
      Overview..............................................................................65
      Products, distribution and trade partners.............................................65
      Raw materials.........................................................................66
      Competition...........................................................................67
      Dependence on one or a few major trade partners.......................................67
      Government regulation.................................................................67
      Employees.............................................................................68
      Other factors affecting Odwalla's business............................................68
   PROPERTIES OF ODWALLA....................................................................71
   LEGAL PROCEEDINGS OF ODWALLA.............................................................71
   SELECTED FINANCIAL DATA OF ODWALLA.......................................................72
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
      OPERATIONS OF ODWALLA.................................................................73
      Overview..............................................................................73
      General Business......................................................................73
      Results of operations.................................................................74
      Liquidity and capital resources.......................................................77
      Year 2000.............................................................................79
   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF ODWALLA....................80
   MARKET FOR ODWALLA'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.......................80
      Dividend policy.......................................................................80
INFORMATION ABOUT FRESH SAMANTHA............................................................81
   BUSINESS OF FRESH SAMANTHA...............................................................81
      Overview..............................................................................81

   SELECTED HISTORICAL FINANCIAL DATA OF FRESH SAMANTHA.....................................81
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
      OPERATIONS OF FRESH SAMANTHA..........................................................82
      Overview..............................................................................82
      General business......................................................................82
      Results of operations.................................................................83
      Liquidity and capital resources.......................................................85
      Year 2000.............................................................................87
   MARKET FOR FRESH SAMANTHA'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS................87
OTHER MATTERS...............................................................................88
   Shareholder Proposals....................................................................88
OTHER BUSINESS..............................................................................88
FINANCIAL STATEMENTS.......................................................................F-1

                                          APPENDICES
Agreement and Plan of Merger...............................................................A-1

Shareholders' Rights Agreement.............................................................B-1

Opinion of W.R. Hambrecht + Co.............................................................C-1

                                 PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                  ODWALLA, INC.
                            TO BE HELD APRIL 25, 2000

-------------------------------------------------------------------------------

                      QUESTIONS & ANSWERS ABOUT THE MERGER

Q:      WHY ARE WE PROPOSING TO ACQUIRE FRESH SAMANTHA?

A: We believe Odwalla's leadership position in the super-premium, refrigerated juice category will be strengthened nationally by uniting Odwalla, the leading West Coast brand, with Fresh Samantha, the leading East Coast brand. We will better support national sales efforts through our two strong brands. Our combined distribution organizations, including both existing Odwalla and Fresh Samantha owned delivery systems and our expanding network of independent distribution systems, will allow us to efficiently deliver product to major markets throughout the United States.

Q:      WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the annual meeting of shareholders. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of the proposals presented at the meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not instruct your broker, your shares will not be voted.

Q:      CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the annual meeting. If you hold your shares in your own name, you can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of Odwalla at the address set forth in the answer to the last question below prior to the annual meeting. Third, you can attend the annual meeting and vote in person. If you hold your shares in "street name," you should follow the directions provided by your broker regarding how to change your vote.

Q:      WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:      We expect to complete the merger in late April of 2000.

Q:      WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy, you should write or call Odwalla's Investor Relations at 120 Stone Pine Road, Half Moon Bay, California 94019, telephone (650) 726-1888.

                         SUMMARY OF THE PROXY STATEMENT

        The following is a summary of information contained elsewhere in this proxy statement and the attached Appendices. This summary does not purport to contain a complete statement of all material information relating to the merger agreement, the merger, and the other matters discussed herein and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained in or attached to this proxy statement. Odwalla shareholders should carefully read this proxy statement in its entirety, as well as the merger agreement attached to this proxy statement as Appendix A.

DATE, TIME AND PLACE OF THE ANNUAL MEETING (see page 15)

        The annual meeting will be held on April 25, 2000 at 9:30 a.m. local time, at Mel Mello Center for the Arts, 1167 Main Street, Half Moon Bay, California.

PURPOSES OF THE ANNUAL MEETING (see page 15)

        At the annual meeting, the Odwalla shareholders will be asked to:

        1. approve the merger and the issuance of Odwalla common stock to shareholders of Fresh Samantha according to the merger agreement among Odwalla, Fresh Samantha and a wholly owned subsidiary of Odwalla;

        2. approve the amendment of the Certificate of Designation of preferred stock to permit the conversion of the Odwalla preferred stock held by Catterton-Simon Partners III, L.P. into common stock based on a conversion ratio of 1.2407-to-1 rather than the 1-to-1 conversion ratio set forth in the existing Certificate of Designation;

        3. approve the amendment to Odwalla's 1997 Stock Option/Stock Issuance Plan to increase the number of shares of Odwalla common stock authorized for issuance thereunder from 1,648,475 shares to 2,148,475 shares;

        4. elect six (6) directors of Odwalla to serve until the 2001 annual meeting of shareholders or until their successors are elected and qualified;

        5. ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Odwalla for the fiscal year ending September 2, 2000; and

        6. transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

VOTING RIGHTS OF SHAREHOLDERS (see page 16)

        The board of directors has set the close of business on March 10, 2000 as the record date for determining shareholders entitled to vote at the annual meeting. At the annual meeting, each share of Odwalla common stock outstanding will be entitled to one vote and each share of Odwalla preferred stock outstanding will be entitled to one vote. As of the record date, there were 5,125,761 shares of Odwalla common stock and 1,074,666 shares of Odwalla preferred stock outstanding and entitled to vote. As of that date, there were approximately 310 holders of record of Odwalla common stock and one holder of record of Odwalla preferred stock.

        Any proxy given by a shareholder may be revoked by the shareholder at any time before it is voted by delivering a written notice of revocation to the Secretary of Odwalla, by executing and delivering a later-dated proxy or by attending the annual meeting and giving oral notice of your intention to vote in person. Attendance at the annual meeting by a shareholder who has executed and delivered a proxy to Odwalla will not in and of itself constitute a revocation of the proxy.

REQUIRED VOTE FOR APPROVAL (see page 16)

        Each of the proposals to be voted on by Odwalla shareholders requires the affirmative vote of the holders of a majority of the shares of Odwalla common stock and preferred stock voting together as a class present, or represented, and voting at the Odwalla annual meeting, except for the following:
(1) the approval of the amendment to the Odwalla Certificate of Designation requires the affirmative vote of the holders of a majority of the outstanding shares of Odwalla common stock and preferred stock voting together as a class entitled to vote at the Odwalla annual meeting and (2) directors shall be elected by a plurality of the votes cast by the common stock and preferred stock holders voting together as a class.

        Two Odwalla shareholders have entered into a voting agreement in which they promise to vote shares representing approximately 27% of Odwalla capital stock in favor of the merger and the issuance of shares of Odwalla common stock to Fresh Samantha shareholders in connection with the merger.

RECOMMENDATION OF THE ODWALLA BOARD OF DIRECTORS (see page 20)

        The Odwalla board of directors has unanimously approved the merger agreement. The Odwalla board of directors believes that the terms of the merger agreement are fair to, and in the best interests of, Odwalla and its shareholders, and unanimously recommends that holders of shares of Odwalla common stock vote "for" approval of the merger and the issuance of Odwalla common stock to the shareholders of Fresh Samantha pursuant to the merger.

        Additionally, the Odwalla board of directors has unanimously approved and recommends that Odwalla shareholders vote "FOR" approval of the (1) amendment to the Certificate of Designation increasing the ratio for converting the preferred stock into common stock, (2) increase in the number of shares under the Odwalla 1997 Stock Option/Stock Issuance Plan, (3) election of the listed directors and (4) ratification of the appointed accountants.

THE COMPANIES INVOLVED IN THE MERGER

        The name, address and phone number of the principal executive offices of the parties to the merger, as well as a description of each party's business, is as follows:

ODWALLA, INC.
120 Stone Pine Road
Half Moon Bay, CA 94019
Attn:  Investor Relations
(650) 726-1888

        Odwalla is the nation's leading brand of all-natural, super-premium refrigerated juices and smoothies, serving thousands of accounts coast to coast from its production facility in Dinuba, California. The company also offers all-natural meal replacement and dairy-free shakes, natural spring water and all-natural food bars.

        Odwalla maintains a site on the Internet at www.odwalla.com; however, information found at Odwalla's Web site is not a part of this proxy statement. Odwalla began operations in September 1980 and was incorporated in California in September 1985.

FRESH SAMANTHA, INC.
84 Industrial Park Road
Saco, Maine 04072
(207) 284-0011

        Fresh Samantha is a leading supplier of all-natural, super-premium fruit and vegetable juices and soy shakes. Fresh Samantha beverages are available across New England, New York City, Philadelphia, Washington, D.C., North Carolina, New Jersey and Florida and can be found in delicatessens, supermarkets, natural food stores, convenience stores, warehouse outlets and selected restaurants.

        Fresh Samantha maintains a site on the Internet at www.freshsamantha.com; however, information found at Fresh Samantha's Web site is not a part of this proxy statement. Fresh Samantha was founded in 1970 as a sole proprietorship. In 1983, the business was incorporated as Down East Sunsprouts, Inc., as a Maine corporation. In January 1997, it filed an amendment to its Articles of Incorporation to change its name to Fresh Samantha.

ORANGE ACQUISITION SUB, INC.
120 Stone Pine Road
Half Moon Bay, CA 94019
Attn:  Investor Relations
(650) 726-1888

        The Orange Acquisition Sub is a Maine corporation organized by Odwalla for the purpose of effecting the merger. It has no material assets and has not engaged in any activities except in connection with the merger.

SUMMARY TERMS OF THE MERGER

    WHAT FRESH SAMANTHA SHAREHOLDERS WILL RECEIVE (see page 37)

        Upon consummation of the merger, based on the number of outstanding shares of Odwalla common stock on March 10, 2000, Fresh Samantha shareholders will receive approximately 3,812,000 shares of Odwalla common stock for all of the outstanding capital stock of Fresh Samantha.

    OWNERSHIP OF ODWALLA FOLLOWING THE MERGER

        Fresh Samantha shareholders will receive approximately 3,812,000 shares of Odwalla common stock in the merger. Based on that number and on the number of outstanding shares of Odwalla common stock, as of March 10, 2000, former Fresh Samantha shareholders will own approximately 34.0% of the outstanding shares of Odwalla common stock following the merger.

        On a fully diluted basis, which assumes: (1) no exercise of outstanding options or warrants to acquire Odwalla common stock or options or warrants to acquire Fresh Samantha capital stock, (2) the conversion of all of the preferred stock held by Catterton-Simon Partners III, L.P. at a conversion ratio of 1.2407-to-1 as contemplated in the proposed amendment to the Certificate of Designation, and (3) the purchase immediately prior to the closing of the merger of $6,000,000 of common stock by Catterton-Simon Partners and U.S. Equity Partners, L.P. as contemplated in the merger agreement, following the merger, Fresh Samantha shareholders will own approximately 34.0% of the outstanding shares of Odwalla common stock.

    CONDITIONS TO THE COMPLETION OF THE MERGER (see page 41)

        Odwalla and Orange Acquisition Sub are not obligated to complete the merger unless a number of conditions are satisfied. These conditions include the following:

        - Fresh Samantha's representations and warranties must be true and correct;

        - Fresh Samantha must perform in all material respects all obligations in the merger agreement and the other related agreements required to be performed by Fresh Samantha at or prior to the closing of the merger;

        - delivery of duly executed copies of the escrow agreement and shareholders' rights agreement;

        - receipt of a legal opinion from counsel to Fresh Samantha and its shareholders;

        - receipt of the written resignations of the board of directors of Fresh Samantha;

        - receipt of written evidence of the termination of Fresh Samantha's option plan and the cancellation of all option agreements and warrants to purchase the capital stock of Fresh Samantha;

        - as of the consummation of the merger, Fresh Samantha's actual working capital must not be less than negative $5,250,000;

        - not more than 1% of the shares of Fresh Samantha capital stock shall have dissented from the merger; and

        - concurrently with the closing of the merger or immediately thereafter, Odwalla must have sold not less than $6,000,000 of its common stock on specified terms and conditions.

        Additionally, the merger agreement provides that the obligations of Fresh Samantha, Samantha Investors and Fresh Samantha shareholders to complete the merger are subject to various conditions, including the following:

        - the representations and warranties of Odwalla and Orange Acquisition Sub, Inc.. must be true and correct;

        - delivery of duly executed copies of the escrow agreement and shareholders' rights agreement;

        - as of the consummation of the merger, Odwalla's actual working capital shall not be less than $4,250,000;

        - the shares of Odwalla preferred stock held by Catterton-Simon Partners shall have been converted into shares of common stock;

        - cancellation of the warrant to purchase Odwalla common stock held by Catterton-Simon Partners; and

        - concurrently with the closing of the merger or immediately thereafter, Odwalla shall have sold not less than $6,000,000 of its common stock.

    TERMINATION OF THE MERGER AGREEMENT (see page 42)

        Odwalla or Fresh Samantha may terminate the merger agreement by mutual consent. Additionally, either Odwalla or Fresh Samantha may terminate the merger agreement if the conditions to the completion of the merger cannot be satisfied because of a material breach of the merger agreement by the other party or a representation or warranty of the other party in the merger agreement becomes materially untrue.

    SHAREHOLDERS' RIGHTS AGREEMENT (see page 42)

        As a condition to each party's obligation to complete the merger, the Chief Executive Officer of Odwalla and other major direct or indirect shareholders of Odwalla after the merger, including investment funds affiliated with Bain Capital, Inc., Samantha Investors LLC, U.S. Equity Partners and Catterton-Simon Partners, must execute a shareholders' rights agreement. The shareholders' rights agreement grants the parties to the agreement rights to register their shares of Odwalla common stock and co-sale rights in the event another party sells its shares of Odwalla common stock, and includes a voting agreement to elect members of the board of directors of Odwalla. The shareholders' rights agreement also grants Odwalla a right of first offer with respect to transfers of Odwalla common stock by the financial investors that are parties to the agreement.

        You are urged to read the shareholders' rights agreement; a form of what will be signed is attached as Appendix B, in its entirety.

    ESCROW AGREEMENT (see page 44)

        As a condition to each party's obligation to complete the merger, all of the shareholders of Fresh Samantha and Samantha Investors must execute an escrow agreement. On the closing date of the merger, Odwalla will deposit with an escrow agent shares of Odwalla common stock equal to 15% of the aggregate merger consideration received by Fresh Samantha shareholders to be held for a period of one year. The escrow account will be the sole source of indemnification payments to Odwalla under the merger agreement other than claims based upon fraud.

    STOCK PURCHASE AGREEMENT  (see page 45)

        As a condition to the completion of the merger, Odwalla has entered into a common stock purchase agreement, dated February 11, 2000, with U. S. Equity Partners, a private equity investment fund managed by Wasserstein Perella Group, Inc., and Catterton-Simon Partners to sell $5.0 million of Odwalla common stock to U.S. Equity Partners and $1.0 million of Odwalla common stock to Catterton-Simon Partners at the time of the closing of the merger.

    INTERESTS OF ODWALLA DIRECTORS IN THE MERGER  (see page 24)

        A number of directors of Odwalla have interests in the merger that differ from those of shareholders generally. The three directors who will be resigning from the Odwalla board at the completion of the merger have had the vesting schedules of their stock option grants accelerated so that all of their stock options are now immediately exercisable. Additionally, the exercise period of their stock option grants has been extended until the end of the year 2000. Furthermore, one director has an interest in the increase in the change to the conversion ratio of the Odwalla preferred stock held by Catterton-Simon Partners.

OUR FINANCIAL ADVISOR BELIEVES THE MERGER IS FAIR TO ODWALLA SHAREHOLDERS (see page 21)

        W.R. Hambrecht + Co. has acted as financial advisor to Odwalla in connection with the evaluation of the merger. WRH+Co delivered a written opinion, dated February 2, 2000, to the Odwalla board of directors that as of that date and based upon and subject to the various limitations, qualifications and assumptions stated in the opinion, that the merger consideration to be paid to the Fresh Samantha shareholders was fair to Odwalla from a financial point of view.

        A copy of the written opinion of WRH+Co, which sets forth the assumptions made, matters considered and limitations on the reviews undertaken, is attached as Appendix C to this proxy statement and should be read carefully in its entirety.

WE ANTICIPATE THE MERGER WILL NOT RESULT IN FEDERAL INCOME TAX (see page 25)

        The merger is intended to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code and, assuming the merger does so qualify, generally no gain or loss will be recognized by Odwalla as a result of the merger. Consummation of the merger is conditioned upon delivery of opinions of counsel that the merger will qualify as a reorganization within the meaning of the Internal Revenue Code.

WE EXPECT TO USE PURCHASE ACCOUNTING (see page 26)

        The merger is expected to be treated as a purchase transaction for accounting and financial reporting purposes.

WE MUST RECEIVE REGULATORY APPROVALS BEFORE COMPLETING THE MERGER (see page
26)

        United States antitrust laws prohibit Odwalla and Fresh Samantha from completing the merger until after they have furnished information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. Odwalla and Fresh Samantha each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on March 10, 2000. Under antitrust laws, the merger may not be completed until after the expiration or early termination of the applicable waiting period. We expect to receive notice of termination of the waiting period on April 9, 2000.

THE BOARD AND MANAGEMENT OF ODWALLA WILL CHANGE AFTER THE MERGER (see page 26)

        If the merger is consummated, the Odwalla board will be increased to seven directors. Three of Odwalla's current directors will resign and four new directors will be appointed. Additionally, an officer of Fresh Samantha will be appointed President of Odwalla at the effective time of the merger.

WE WILL NEED TO SELL STOCK AND ARRANGE ADDITIONAL DEBT FINANCING IN CONNECTION WITH THE MERGER (see page 28)

        Odwalla will bear all expenses incurred by both Fresh Samantha and Odwalla in connection with the merger, and will assume all of Fresh Samantha's liabilities. To help finance these obligations, Odwalla has received a commitment letter from Imperial Bank to arrange an increase in Odwalla's credit facility from $5.0 million to $10.0 million and has entered into the previously described stock purchase agreement with U.S. Equity Partners and Catterton-Simon Partners to sell $5.0 million of Odwalla common stock to U.S. Equity Partners and $1.0 million of Odwalla common stock to Catterton-Simon Partners at the time of the closing of the merger.

ODWALLA SHAREHOLDERS ARE NOT ENTITLED TO APPRAISAL RIGHTS (see page 28)

        Odwalla shareholders are not entitled under California law to appraisal rights with respect to the merger.

FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT (see page 12)

        This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements with respect to Odwalla's and Fresh Samantha's financial condition, results of operations and business and on the expected impact of the merger on Odwalla's financial performance. When used in this proxy statement, the words "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page 12 of this proxy statement.

SELECTED HISTORICAL FINANCIAL DATA OF ODWALLA AND FRESH SAMANTHA

        The following selected historical financial data of Odwalla and Fresh Samantha have been derived from their respective audited and unaudited historical financial statements. This information should be read in conjunction with the following consolidated financial statements and notes thereto that are included elsewhere in this proxy statement.

ODWALLA, INC.

        Consolidated Balance Sheets, August 29, 1998, August 28, 1999 and November 27, 1999

        Consolidated Statements of Operations, three years in the period ended August 28, 1999 and thirteen weeks in the periods ended November 28, 1998 and November 27, 1999

        Consolidated Statements of Changes in Shareholders' Equity, three years in the period ended August 28, 1999 and thirteen weeks in the period ended November 27, 1999

        Consolidated Statements of Cash Flows, three years in the period ended August 28, 1999 and thirteen weeks in the periods ended November 28, 1998 and November 27, 1999

FRESH SAMANTHA, INC.

        Consolidated Balance Sheets, October 31, 1998, October 30, 1999 and January 22, 2000

        Consolidated Statements of Operations, three years in the period ended October 30, 1999 and twelve weeks in the periods ended January 23, 1999 and January 22, 2000

        Consolidated Statements of Changes in Shareholders' Equity, three years in the period ended October 30, 1999 and twelve weeks in the period ended January 22, 2000

        Consolidated Statements of Cash Flows, three years in the period ended October 30, 1999 and twelve weeks in the periods ended January 23, 1999 and January 22, 2000

        The unaudited consolidated financial information presented has been derived from the unaudited consolidated financial statements of Odwalla and Fresh Samantha as of and for the periods as indicated and, in the opinion of Odwalla's and Fresh Samantha's respective management, reflect all adjustments necessary for the fair presentation of this unaudited financial information. The results of operations for all interim periods presented are not necessarily indicative of the results to be expected for the entire year.

                   ODWALLA SELECTED HISTORICAL FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                             13 weeks ended
                                                                 Year Ended August,                    ---------------------------
                                           ----------------------------------------------------------  November 28,   November 27,
                                             1995        1996        1997         1998         1999         1998         1999
                                           --------    --------    --------     --------     --------     --------     --------
                                                                                                        (unaudited)   (unaudited)
HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales                                  $ 35,869    $ 59,197    $ 52,630     $ 59,088     $ 68,042     $ 15,332     $ 16,769
Gross profit                                 17,444      29,308      24,980       29,852       32,500        7,696        7,813
Income (loss) from operation                  1,389         687     (14,547)      (1,241)      (2,361)        (490)        (841)
Net income (loss)                               997         633     (12,436)      (1,379)      (2,042)        (479)        (725)
Preferred stock dividend                          -           -           -            -         (267)           -         (213)
                                           --------    --------    --------     --------     --------     --------     --------
Net income (loss) applicable to
 common shareholders                       $    997    $    633    $(12,436)    $ (1,379)    $ (2,309)    $   (479)    $   (938)
                                           ========    ========    ========     ========     ========     ========     ========

Basic net income (loss) applicable to
 common shareholders per share             $   0.24    $   0.13    $  (2.49)    $  (0.27)    $  (0.45)    $  (0.09)    $  (0.18)
                                           ========    ========    ========     ========     ========     ========     ========

Diluted net income (loss) applicable to
 common  shareholders per share            $   0.22    $   0.12    $  (2.49)    $  (0.27)    $  (0.45)    $  (0.09)    $  (0.18)
                                           ========    ========    ========     ========     ========     ========     ========

                                                                     Year Ended August,                  13 weeks ended
                                            -----------------------------------------------------------   November 27,
                                             1995         1996         1997          1998        1999         1999
                                            -------      -------      -------      -------      -------      -------
                                                                                                           (unaudited)
HISTORICAL CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and
 short-term investments                     $18,496      $12,413      $ 3,225      $ 3,191      $ 7,369      $ 4,618
Working capital                              17,918       14,655        1,300        1,669        7,384        5,608
Total assets                                 35,481       37,700       31,006       29,350       35,305       33,773
Long-term liabilities                           736          501          441          888          688          592
Mandatorily redeemable and convertible
 preferred stock                                  -            -            -            -        7,505        7,718
Total shareholders' equity                   28,499       29,574       17,635       16,445       14,449       13,512


                FRESH SAMANTHA SELECTED HISTORICAL FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          12 weeks ended
                                                            Year Ended October,                      -------------------------
                                        ----------------------------------------------------------   January 23,   January 22,
                                          1995         1996        1997        1998         1999         1999         2000
                                        --------     --------    --------    --------     --------     --------     --------
                                      (unaudited)  (unaudited) (unaudited)                            (unaudited) (unaudited)
HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales                               $  1,662     $  3,194    $  7,180    $ 15,708     $ 32,158     $  4,208     $  8,731
Gross profit                                 452        1,283       3,169       6,813       15,270        1,817        4,417
Income (loss) from operations                 (6)          65         316         100       (6,420)      (1,084)      (1,357)
Net income (loss)                       $    (19)    $     41    $     99    $   (118)    $ (6,577)    $ (1,035)    $ (1,430)
                                        ========     ========    ========    ========     ========     ========     ========
Basic net income (loss) per common
 share                                  $  (1.73)    $   3.73    $   9.00    $  (2.55)    $ (21.31)    $  (3.35)    $  (4.63)
                                        ========     ========    ========    ========     ========     ========     ========
Diluted net income (loss) per common
 share                                  $  (1.73)    $   3.73    $   9.00    $  (2.55)    $ (21.31)    $  (3.35)    $  (4.63)
                                        ========     ========    ========    ========     ========     ========     ========

                                                          Year Ended October,                          12 weeks ended
                                  -----------------------------------------------------------------      January 22,
                                     1995        1996           1997           1998         1999            2000
                                  ---------    ---------      ---------      --------     ---------       ---------
                                 (unaudited)  (unaudited)    (unaudited)                                 (unaudited)
HISTORICAL CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents           $  -      $     39       $    100       $  2,440      $    463       $    265
Working capital                       43           (54)          (301)         2,628        (2,781)        (3,939)
Total assets                         485         1,033          2,362          6,936        12,728         11,848
Long-term liabilities                229           422            639            356           610            531
Total shareholders' equity            80           121            220          4,776         3,944          2,514

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA


        The following selected unaudited pro forma combined condensed financial data are derived from the unaudited pro forma combined condensed financial statements and notes thereto appearing elsewhere herein, which give effect to the merger as a purchase for accounting purposes, and should be read in conjunction with the unaudited pro forma statements and notes thereto and the separate consolidated financial statements and related notes thereto of Odwalla and Fresh Samantha included in or attached to this proxy statement. See "Unaudited Pro Forma Combined Condensed Financial Statements." For purposes of the unaudited pro forma combined financial statements of operations, Odwalla's consolidated financial statement of operations for the year ended August 28, 1999 and for the thirteen weeks ended November 27, 1999 has been combined with Fresh Samantha's consolidated financial statement of operations for the year ended October 30, 1999 and the twelve weeks ended January 22, 2000. For purposes of the unaudited pro forma combined balance sheets, Odwalla's consolidated balance sheet as of November 27, 1999 has been combined with Fresh Samantha's consolidated balance sheet as of January 22, 2000.

        The unaudited pro forma information is presented for comparative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the periods presented, nor is the information necessarily indicative of the future operating results or financial position of Odwalla and Fresh Samantha.

                SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                         (UNAUDITED)

                                                                         Year ended     Quarter ended
                                                                         August 28,      November 27,
                                                                            1999             1999
                                                                          ----------      ----------
PRO FORMA STATEMENT OF OPERATIONS DATA:

Net sales                                                                 $ 100,200       $  25,500
Loss from operations                                                        (10,345)         (2,590)
Net loss                                                                    (10,043)         (2,472)
Net loss applicable to common shareholders                                  (10,043)         (2,472)

Basic and diluted loss per share attributable to common shareholders      $   (0.90)      $   (0.22)

Basic and diluted weighted average common shares outstanding                 11,204          11,232



                                                                     November 27,
                                                                         1999
                                                                     ------------
PRO FORMA COMBINED BALANCE SHEET DATA:
Working capital..................................................     $  5,869
Total assets.....................................................       74,831
Total shareholders' equity.......................................       55,834

COMPARATIVE PER SHARE DATA


        The following table presents historical per share data of Odwalla and Fresh Samantha which is derived from the financial statements, audited and unaudited, appearing elsewhere in this proxy statement. The table also includes unaudited pro forma combined per share data using the purchase method of accounting, assuming the merger had been effective as of the beginning of the periods presented. The unaudited pro forma combined per share data also assumes the conversion of all outstanding Odwalla Series A preferred stock into common stock and the issuance of additional shares of common stock resulting from the $6.0 million private equity transaction to occur at the time of the merger. More information on both of these assumptions appears elsewhere in this proxy statement. The pro forma data presented does not purport to be indicative of the results of future operations or the results that would have occurred had the merger been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the historical financial statements and notes thereto of Odwalla and Fresh Samantha presented elsewhere in this proxy statement. Neither Odwalla nor Fresh Samantha has paid cash dividends for any of the periods presented.

                                                                     Year ended  Quarter ended
                                                                     August 28,  November 27,
                                                                       1999          1999
                                                                     ----------  -----------
HISTORICAL - ODWALLA COMMON STOCK:
Basic loss per share attributable to common shareholders.........     $  (0.45)   $   (0.18)
Diluted loss per share attributable to common shareholders.......     $  (0.45)   $   (0.18)
Book value per share (Note A)....................................     $   2.35    $    2.19

HISTORICAL - FRESH SAMANTHA COMMON STOCK:

Basic loss per share attributable to common shareholders.........     $ (21.31)   $   (4.63)
Diluted loss per share attributable to common shareholders.......     $ (21.31)   $   (4.63)
Book value per share (Note A)....................................     $   7.49    $    4.77

PRO FORMA COMBINED NET LOSS PER SHARE:

Basic loss per share attributable to common shareholders.........     $  (0.90)   $   (0.22)
Diluted loss per share attributable to common shareholders.......     $  (0.90)   $   (0.22)



                                                                                 November 27,
                                                                                     1999
                                                                                 ------------
PRO FORMA COMBINED BOOK VALUE PER SHARE:
Book value per share (Note B)....................................                 $    4.97


Note A: The historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock and preferred stock, on an as if converted basis, outstanding at the end of the period.

Note B: The pro forma combined book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock outstanding at the end of the period.

                                  RISK FACTORS

        This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements with respect to Odwalla's and Fresh Samantha's financial condition, results of operations and business and on the expected impact of the merger on Odwalla's financial performance. When used in this proxy statement, the words "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

        In addition to the other information included in this proxy statement, you should carefully consider the following risk factors in determining how to vote on the merger. These matters should be considered in conjunction with the other information included or incorporated by reference in this proxy statement, including the other factors that affect Odwalla's business that are discussed at page 68 of this proxy statement.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE FRESH SAMANTHA AND ACHIEVE THE BENEFITS EXPECTED TO RESULT FROM THE MERGER

        The merger will present challenges to management, including the integration of the operations, product lines, technologies and personnel of Odwalla and Fresh Samantha, and special risks, including possible unanticipated liabilities, unanticipated costs and diversion of management attention.

        We cannot assure you that we will successfully integrate or profitably manage Fresh Samantha's business. In addition, we cannot assure you that, following the transaction, the combined businesses will achieve increased sales levels, profitability, efficiencies or synergies or that the merger will result in increased earnings for the combined companies in any future period. The difficulties of combining the operations of Odwalla and Fresh Samantha are exacerbated by the necessity of coordinating geographically separated organizations. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of Odwalla's businesses, including the business acquired in the merger. Additionally, the combined company may experience slower rates of growth as compared to historical rates of growth of Odwalla and Fresh Samantha independently. Although the Odwalla board of directors believes that the merger is in the best interests of Odwalla and its shareholders, we cannot assure you that the companies will realize the anticipated benefits of the merger.

DESPITE THE BEST EFFORTS OF BOTH ODWALLA AND FRESH SAMANTHA, THE MERGER MAY NOT BE COMPLETED, WHICH MAY HARM OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION

        In the event that the merger is not consummated, we will be subject to a number of material risks, including (1) the incurrence of large legal, accounting, financial advisory and other fees and costs in connection with the merger, all of which must be paid even if the merger is not completed, (2) potential reputational harm, and (3) the failure to meet the expectations of public market analysts and investors that the merger would be consummated. As a result, the market price of our common stock may decline and our business, results of operations, and financial condition may be harmed.

FAILURE TO QUALIFY FOR FEDERAL TAX TREATMENT AS A REORGANIZATION MAY HARM OUR FUTURE RESULTS OF OPERATIONS

        Odwalla and Fresh Samantha will not complete the merger unless each of them receives an opinion from its counsel that the merger qualifies for federal income tax treatment as a "reorganization" under the Internal Revenue Code. If the merger is treated as reorganization, no gain or loss will be recognized by Odwalla as a result of the merger.

        However, even if Odwalla and Fresh Samantha each receive an opinion from its counsel that the merger constitutes a "reorganization," there is no guarantee that the Internal Revenue Service will treat the merger as a "reorganization." If the merger fails to qualify as a "reorganization" for federal tax purposes, we may be exposed to tax liabilities that could harm our results of operations and financial condition.

WE MAY NOT BE ABLE TO OBTAIN THE FINANCING NECESSARY TO COVER THE COSTS OF THE MERGER AND RESULTING INTEGRATION OF THE TWO COMPANIES OR MAY ONLY BE ABLE TO DO SO ON UNFAVORABLE TERMS

        Upon consummation of the merger, the businesses of Fresh Samantha and Odwalla will be combined and we will bear all the expenses incurred by both Fresh Samantha and Odwalla in connection with the merger, including the costs associated with filing this proxy statement and fees associated with obtaining regulatory approval for the merger from the Antitrust Division of the Department of Justice and the Federal Trade Commission. As of January 22, 2000, Fresh Samantha had negative working capital of $3.9 million, which will impose additional post-merger financing requirements on us. In order to cover these expenses and expenses associated with the integration and operation of Odwalla and Fresh Samantha's combined businesses, we are arranging additional financing. We have received a commitment letter from Imperial Bank for an increase in our credit facility from $5.0 million to $10.0 million and entered into a common stock purchase agreement, dated February 11, 2000, with Catterton-Simon Partners and U.S. Equity Partners to sell $6.0 million of Odwalla common stock. U.S. Equity Partners will purchase $5.0 million of common stock and Catterton-Simon Partners will purchase $1.0 million of common stock. Both the credit facility increase and the sale of Odwalla common stock are to have been completed by or before the time of the closing. However, there is no guarantee that the transactions will be consummated and if not, we may be unable to obtain financing through other means and upon favorable terms. Failure to complete these transactions may prevent the merger or jeopardize its success and harm our business, results of operations, and financial condition.

BECAUSE THE NUMBER OF SHARES ISSUED TO FRESH SAMANTHA SHAREHOLDERS IN CONNECTION WITH THE MERGER IS FIXED, ODWALLA SHAREHOLDERS WILL IN EFFECT PAY MORE FOR FRESH SAMANTHA IF OUR STOCK PRICE INCREASES

        Under the merger agreement, Odwalla will deliver approximately 3,812,000 shares of Odwalla common stock in exchange for all of the outstanding stock of Fresh Samantha. The number of shares to be delivered by Odwalla will not be adjusted if the price of our common stock increases or decreases. The price of our common stock at the closing of the merger may vary from the price on the date of this proxy statement and on the date of the annual meeting. Factors that could affect the price of our common stock include:

        -      changes in our business, operations or prospects;

        - market assessments of the likelihood that the merger will be completed;

        -      timing of the completion of the merger;

        -      prospects of post-merger operations;

        -      regulatory and tax considerations; and

        -      general market and economic conditions.

        If the price of our common stock increases, we will still need to deliver the same number of shares of our common stock, in effect paying more to acquire the stock of Fresh Samantha. Additionally, the merger agreement contains a working capital "target" amount for each of Odwalla and Fresh Samantha, and subject to the detailed provisions of the merger agreement, the number of shares of Odwalla common stock to be issued in the merger may be increased or decreased if Odwalla and Fresh Samantha exceed or fall short of their respective working capital target.

WE MAY BE EXPOSED TO LIABILITIES THAT ARE NOT COVERED BY THE INDEMNIFICATION AVAILABLE UNDER THE MERGER AGREEMENT, WHICH MAY HARM OUR RESULTS OF OPERATION AND FINANCIAL CONDITION

        Upon consummation of the merger, we will assume all the liabilities of Fresh Samantha. We believe based upon our due diligence and representations made in the merger agreement that we have accurately assessed and can absorb these liabilities. However, it is possible that liabilities may arise in the future which we did not discover or anticipate. To the extent these liabilities are inconsistent with representations and warranties made in the merger agreement, we may have a claim for indemnification against the former shareholders of Fresh Samantha. The merger agreement provides that 15% of Odwalla common stock to be issued in the merger will be placed in an escrow account and held for a period of one year to cover any indemnification claims. The escrow amount will be our sole recourse for indemnification claims other than in the case of fraud. However, Fresh Samantha's liabilities, both at the time of and arising after the consummation of the merger, may exceed our expectations and the escrow amount may be insufficient to cover these liabilities. If total liabilities for which indemnification is available exceed the escrow amount or if liabilities arise after the one year escrow period, we may suffer financial losses, which will harm our business, results of operation and financial condition.

OUR BOARD OF DIRECTORS WILL CHANGE SUBSTANTIALLY AFTER THE MERGER

        Upon consummation of the merger, the composition of our board of directors will change substantially Under the terms of the merger agreement, Fresh Samantha's shareholders have the right to nominate three (3) new members to our board of directors. The new appointments to our board of directors will affect the continuity of our board of directors and the management of our business. We cannot guarantee that the new board of directors as a whole will have similar expertise and experience in the management of our business. The challenges that our new board of directors may face could harm our business, results of operation and financial condition.

A SMALL NUMBER OF SHAREHOLDERS WILL CONTROL ODWALLA AFTER THE MERGER

        Immediately following the merger, the following shareholders collectively will own approximately 65% of the outstanding shares of Odwalla common stock and will beneficially own individually the percentage set forth opposite their respective names:

Catterton-Simon Partners III, L.P.            13.3%

Samantha Investors, LLC                       33.9%

Greg A. Steltenpohl                            4.9%

U.S. Equity Partners, L.P.                     7.1%

D. Stephen C. Williamson                       5.4%


        Samantha Investors, LLC, is an entity formed by the selling shareholders of Fresh Samantha and is controlled by investment funds affiliated with Bain.

        With the exception of Mr. Steltenpohl, all of the shareholders listed above will be parties to a shareholders' rights agreement that dictates the manner in which the parties to the agreement will nominate members of the Odwalla board of directors. The shareholders' rights agreement provides that the Odwalla board of directors will include the following: (1) one member nominated by Catterton-Simon Partners as long as Catterton-Simon Partners holds at least 5% of the outstanding common stock of Odwalla; (2) one member nominated by U.S. Equity Partners as long as U.S. Equity Partners holds at least 5% of the outstanding common stock of Odwalla; (3) one member nominated by the Chief Executive Officer of Odwalla; and (4) two members nominated by Bain as long as Bain or Samantha Investors holds at least 20% of the outstanding common stock of Odwalla or one member nominated by Bain as long as Bain or Samantha Investors holds at least 5% but less than 20% of the outstanding common stock of Odwalla. In addition, if necessary to meet the requirements of the National Association of Securities Dealers, so long as Bain or Samantha Investors holds at least 20% of the outstanding common stock of Odwalla, Bain may nominate one independent director to the Odwalla board and the Chief Executive Officer of Odwalla, U.S. Equity Partners and Catterton-Simon Partners may collectively nominate one independent director to the board.

        Through their collective ownership interest and pursuant to the shareholders' rights agreement described above, these shareholders will have the power to influence the election of our directors, the appointment of new management and the approval of any other action requiring the approval of our shareholders, including any amendments to our certificate of incorporation and mergers or sales of all of our assets. In addition, without the consent of these shareholders, we could be prevented from entering into transactions that could be beneficial to our company or its shareholders in general. As a result, third parties could be discouraged from making a tender offer or bid to acquire our stock at a price per share that is above the price at which it trades on Nasdaq.

                    INFORMATION CONCERNING THE ANNUAL MEETING

DATE, TIME AND PLACE OF THE ANNUAL MEETING

        This proxy statement is furnished in connection with the solicitation by the board of directors of Odwalla, Inc., a California corporation, of proxies to be voted at the annual meeting of shareholders to be held on April 25, 2000, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record on March 10, 2000, will be entitled to vote at the annual meeting. The annual meeting will be held at Mel Mello Center for the Arts, 1167 Main Street, Half Moon Bay, California.

        It is anticipated that this proxy statement and the enclosed proxy card will be first mailed to shareholders on or about March 16, 2000.

PURPOSES OF THE ANNUAL MEETING

        At the Odwalla annual meeting, holders of Odwalla common stock will consider and vote upon proposals to:

        1. approve the merger and the issuance of Odwalla common stock to shareholders of Fresh Samantha according to a merger agreement among Odwalla, Fresh Samantha and a wholly owned subsidiary of Odwalla;

        2. approve the amendment of the Certificate of Designation of preferred stock to permit the conversion of the Odwalla preferred stock held by Catterton-Simon Partners III, L.P. into common stock based on a conversion ratio of 1.2407-to-1 rather than the 1-to-1 conversion ratio set forth in the existing Certificate of Designation;

        3. approve the amendment to Odwalla's 1997 Stock Option/Stock Issuance Plan to increase the number of shares of Odwalla common stock authorized for issuance thereunder from 1,648,475 shares to 2,148,475 shares;

        4. elect six (6) directors of Odwalla to serve until the 2001 annual meeting of shareholders or until their successors are elected and qualified; and

        5. ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Odwalla for the fiscal year ending September 2, 2000.

        For a description of the terms of the merger and share issuance proposal, see "Proposal No. 1 -- Approval of the Merger" on page 37. For a description of the amendment to the Certificate of Designation, see "Proposal No. 2 -- Approval of the Amendment of the Certificate of Designation of Preferred Stock" on page 46. For a description of the amendment to the Odwalla 1997 Stock Option/Stock Issuance Plan, see "Proposal No. 3 -Approval of the Amendment to the Odwalla 1997 Stock Option/Stock Issuance Plan" on page 47. For a description of the directors for election, see "Proposal No. 4 -- Election of Directors" on page 53. For a description of the appointment of Odwalla's independent accountants, see "Proposal No. 5 -- Ratification of Independent Public Accountants" on page 64. Shareholders of Odwalla also will consider and vote on any other matter that may properly come before the meeting.

        Neither the California General Corporation Law nor the Odwalla Articles of Incorporation requires Odwalla to obtain shareholder approval of the merger. However, due to the number of shares of Odwalla common stock to be issued in the merger, Nasdaq rules require Odwalla to obtain shareholder approval of the issuance of the shares. Shareholder approval of the merger and the issuance of shares as requested in this proxy statement and described in the merger agreement will constitute the approval required by Nasdaq for the issuance of the Odwalla common stock in connection with the merger. Shareholder approval of the amendment to the Odwalla Certificate of Designation is required by the California General Corporation Law. Shareholder approval of the amendment to the 1997 Stock Option/Stock Issuance Plan also is being sought to (1) comply with Nasdaq rules; (2) permit options under the 1997 Stock Option/Stock Issuance Plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code; and (3) permit stock options and stock appreciation rights granted to Odwalla executives under the 1997 Stock Option/Stock Issuance Plan to qualify as "performance-based compensation" under 162(m) of the Internal Revenue Code. The California General Corporation Law as well as the Articles of Incorporation and Bylaws of Odwalla require shareholder election of the nominees for director. Additionally, as a matter of corporate policy, the Odwalla board requests that the Odwalla shareholders ratify the appointment of Odwalla's accountants.

VOTING RIGHTS OF SHAREHOLDERS

        The close of business on March 10, 2000, has been fixed as the record date for determining the holders of shares of Odwalla common stock entitled to notice of and to vote at the annual meeting and at any adjournments thereof. As of the close of business on the record date, Odwalla had 5,125,761 shares of its common stock outstanding and entitled to vote at the annual meeting, held by 310 shareholders of record and 1,074,666 shares of its preferred stock outstanding and entitled to vote at the annual meeting, held by one shareholder of record. The presence at the annual meeting of a majority of these shares of common and preferred stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. An automated system administered by Odwalla's transfer agent tabulates shareholder votes. Each outstanding share of Odwalla common and preferred stock on the record date is entitled to one vote on all matters. Directors shall be elected by a plurality of the votes cast.

        If any shareholder is unable to attend the annual meeting, the shareholder may vote by proxy. The enclosed proxy is solicited by Odwalla's board of directors, and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of common stock represented by the proxy will be voted FOR Proposals 1, 2, 3, 4, and 5 and will be voted in the proxy holders' discretion as to other matters that may properly come before the annual meeting.

        Each of the proposals requires the affirmative vote of the holders of a majority of the shares of Odwalla common stock and preferred stock voting together as a class present, or represented, and voting at the Odwalla annual meeting, except for the following: (1) the approval of the amendment to the Odwalla Certificate of Designation requires the affirmative vote of the holders of a majority of the outstanding shares of Odwalla common stock and preferred stock voting together as a class entitled to vote at the Odwalla annual meeting and (2) directors shall be elected by a plurality of the votes cast by the common stock and preferred stock holders voting together as a class.

        Approval of the amendment to the 1997 Stock Option/Stock Issuance Plan, election of directors and ratification of independent accountants are not conditions to the consummation of the merger, and each of the proposals will be implemented, if approved by Odwalla shareholders, even if the merger is not consummated.

        Except as described below, for purposes of determining whether the proposals have been approved, the inspector of election will exclude abstentions and broker non-votes from the number of shares deemed to be present, or represented, and entitled to vote on the matters at the Odwalla annual meeting. Accordingly, abstentions and broker non-votes will have no effect on the voting of the proposals. However, for purposes of determining whether the amendment to the Odwalla Certificate of Designation has been approved, the inspector of election will include abstentions and broker non-votes in the number of outstanding shares of Odwalla common stock entitled to vote thereon at the Odwalla annual meeting. Accordingly, abstentions and broker non-votes will have the effect of a "NO" vote on the amendment to the Odwalla Certificate of Designation proposal.

        As of the record date, directors and executive officers of Odwalla and their affiliates were beneficial owners of an aggregate of 2,273,946 shares of Odwalla common stock and preferred stock together (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of that date), or approximately 36.7% of the 6,200,427 shares of Odwalla common stock and preferred stock that were issued and outstanding as of that date. See "Security Ownership of Certain Beneficial Owners and Management of Odwalla" on page 62 of this proxy statement.

REVOCABILITY OF PROXIES

        Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by (1) filing with the Secretary of Odwalla an instrument of revocation or a duly executed proxy bearing a later date, or
(2) attending the annual meeting and voting in person.

SOLICITATION OF PROXIES

        Odwalla will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to the beneficial owners. Odwalla may reimburse these persons for their costs of forwarding the solicitation material to these beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Odwalla. No additional compensation will be paid to these individuals for any of these services. Except as described above, Odwalla does not intend to solicit proxies other than by mail.

        ODWALLA'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 28, 1999, HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

                    SPECIAL FACTORS ABOUT THE PROPOSED MERGER

        This section of the proxy statement describes aspects of the proposed merger. To the extent that it relates to the merger agreement and the terms of the merger, the following description does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this proxy statement and is incorporated herein by reference. All Odwalla shareholders are urged to read the merger agreement.

GENERAL

        The merger agreement provides that the merger will be consummated if the required approval of the Odwalla shareholders is obtained and all other conditions to the merger are satisfied or waived as provided in the merger agreement. Upon consummation of the merger, Orange Acquisition Sub will be merged with and into Fresh Samantha, and Fresh Samantha will become a wholly owned subsidiary of Odwalla.

        Upon consummation of the merger, each outstanding share of Fresh Samantha capital stock will be converted into fully paid and nonassessable shares of Odwalla common stock, subject to dissenters' rights of Fresh Samantha shareholders under Maine law, and the shareholders of Fresh Samantha will have the rights, as holders of Odwalla common stock, provided by Odwalla's Articles of Incorporation and Bylaws, each as are amended from time to time, as well as the California General Corporation Law. The consideration to be received by the shareholders of Fresh Samantha in the merger is more fully described below in the section entitled "Consideration to be Received by Security Holders" on page 37 of this proxy statement.

        Based upon the capitalization of Odwalla as of March 10, 2000, the shareholders of Fresh Samantha will own approximately 34.0% of the outstanding Odwalla common stock following consummation of the merger, assuming: (1) no exercise of outstanding options or warrants to acquire Odwalla common stock or options to acquire Fresh Samantha capital stock, (2) the conversion of all of the Odwalla preferred stock owned by Catterton-Simon Partners into Odwalla common stock at a conversion ratio of 1.2407 to 1 as contemplated in the proposed amendment to the Certificate of Designation for the preferred stock, and (3) the purchase immediately prior to the closing of the merger of $6,000,000 of common stock by Catterton-Simon Partners and U.S. Equity Partners as contemplated in the merger agreement. This percentage could change depending on whether and to what extent shares of Odwalla common stock and Fresh Samantha capital stock issuable upon exercise of outstanding Odwalla or Fresh Samantha stock options or warrants are issued, whether any Fresh Samantha shareholders perfect their statutory dissenters' rights and the adjustment for changes in working capital described below.

BACKGROUND OF THE MERGER

        Because of the similarity of the two businesses, Odwalla and Fresh Samantha have been familiar with each other since 1995, although the two companies did not operate in the same markets until 1998. From the earliest discussions between the companies, both Odwalla and Fresh Samantha discovered that their businesses were founded on similar principles and philosophies.

        After Odwalla's business began to stabilize in early 1998 following the October 1996 recall of shipments of unpasteurized apple juice from a single contaminated batch, Odwalla began to enter new geographic areas on the east coast and consider a long-term growth strategy as a national organization. In connection with these growth plans, D. Stephen C. Williamson, Chairman and CEO of Odwalla, Doug Levin, CEO of Fresh Samantha, and other senior management of both companies met twice in 1998 to discuss the possibility of a business combination.

        Because of the uncertainties associated with Odwalla's settlement with the United States Government concerning the recall, discussions between Odwalla and Fresh Samantha in 1998 were of a general nature. The discussions between the companies ceased in September 1998 when Fresh Samantha entered into an agreement with a group of investors affiliated with Bain.

        Mr. Williamson and Mr. Levin again began discussions regarding a business combination in December 1998, and on December 18, 1998, Odwalla's board of directors first discussed the matter. In the beginning of 1999, the companies began to discuss the practical aspects of a business combination, including the due diligence process and the need for a confidentiality agreement, which the companies executed at the end of January 1999.

        On February 1, 1999, Odwalla's board of directors decided to continue to explore the possibility of the business combination, but the discussions between the companies remained sporadic during the Spring as each company focused on its respective operations. On May 9, 1999, a new confidentiality agreement was signed between Fresh Samantha, Odwalla and Bain, and the companies began to share financial and other information to a limited extent.

        Jim Steichen, Senior Vice President and CFO of Odwalla, Doug Hrdlicka, Senior Vice President of Sales of Odwalla, and Ted Leaman, Vice President, Manufacturing of Odwalla, visited Fresh Samantha's offices in Saco, Maine, in May 1999 and met with representatives of Fresh Samantha, including Mr. Levin, Michael Carter, President of Fresh Samantha, and John Stankiewicz, Vice President, Finance of Fresh Samantha, regarding the potential business combination and to gain a more detailed understanding of Fresh Samantha's business, focusing primarily on the financial, sales and distribution organizations and production process.

        During the summer of 1999, the senior management of each company, Andrew Balson, a Fresh Samantha board member representing Bain, and Craig Sakin, an Odwalla board member, held additional discussions about the terms of the possible business combination. Odwalla's legal counsel began to draft the merger documents and Fresh Samantha retained legal counsel to perform a legal due diligence investigation of Odwalla. By the end of the summer, however, the parties were unable to agree on several key terms and discussions again ceased.

        The parties then agreed to continue negotiations, met in Breckenridge, Colorado, from October 3 through October 6, 1999, and shared financial and strategic information about their organization. Senior management discussed the opportunities and concerns of the proposed transaction, challenges of combining the organizations, and other matters.

        After the meeting in Colorado, the parties and their respective advisors continued to discuss the structure and terms of the proposed transaction, and by November 1999, sufficient agreement had been reached to enable formal due diligence to begin.

        Odwalla retained WRH+Co on December 17, 1999 as its financial advisor for the proposed transaction and to render an opinion to the Odwalla board of directors on the fairness of the proposed merger.

        In early January 2000, Messrs. Williamson, Levin, Sakin, Balson, Steichen, Carter and Stankiewicz met in San Francisco to review the financial and strategic business implications of the proposed merger, as well as to resolve some of the issues which had stalled negotiations between the parties. Selected senior management and other key personnel of each company met in Denver later in the month to address additional business implications and organizational structure resulting from the proposed merger. During this period, Odwalla's legal counsel circulated versions of the merger agreement and Fresh Samantha's counsel, Bain's counsel, and counsel for the other shareholders of Fresh Samantha provided comments to the merger agreement and related documents. After extensive negotiations, the agreements were substantially finalized by the end of January 2000.

        On January 31, 2000, Odwalla's board of directors met via telephone with outside legal counsel, at a meeting called to review the merger agreement as well as the financial and the strategic business implications of the proposed organization and the attendant risks and benefits. A copy of the merger agreement and other transaction materials had previously been circulated to the board. At that meeting, WRH+Co discussed the proposed merger with the board and presented their preliminary fairness opinion, which the board reviewed.

        By unanimous written consent dated February 2, 2000, the Fresh Samantha board and shareholders voted unanimously to approve the proposed merger, approved the final terms of the merger agreement, and authorized Fresh Samantha to execute, deliver and perform the merger agreement. On February 2, 2000, Odwalla's board of directors met via telephone and reviewed the fairness opinion of WRH+Co, which stated that the consideration to be paid in the merger, subject to certain assumptions, factors, limitations and other matters stated in its opinion, was fair to Odwalla. Odwalla's board unanimously voted to approve the merger and to recommend to the Odwalla shareholders that the Odwalla shareholders vote in favor of the merger and the issuance of shares to effectuate the merger. After such approval, Odwalla and Fresh Samantha executed and delivered the merger agreement and publicly announced the transaction.

RECOMMENDATION OF THE ODWALLA BOARD; REASONS OF ODWALLA FOR THE MERGER

        THE ODWALLA BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND THE MERGER, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, ODWALLA AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF ODWALLA COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT, INCLUDING THE ISSUANCE OF THE SHARES OF ODWALLA COMMON STOCK TO SHAREHOLDERS OF FRESH SAMANTHA IN CONNECTION WITH THE MERGER.

        The Odwalla board has concluded that the financial aspects of the proposed merger are fair to, and in the best interests of, Odwalla and its shareholders. The Odwalla board also has concluded that the proposed merger is in the best interests of Odwalla and its shareholders because, among other reasons, the merger would further Odwalla's strategic objectives of providing easy access to great tasting nourishment on a national basis in markets that will provide a desired rate of return and to maintain Odwalla's position as the national leader of the all-natural super-premium refrigerated juice category.

        In considering the recommendation of Odwalla's board with respect to the merger agreement you should be aware that some directors of Odwalla have interests in the merger that are different from the interests of Odwalla shareholders generally. Please see the section entitled "Interests of Odwalla Directors in the Merger" on page 24 of this proxy statement.

        The Odwalla board concluded that the proposed merger will further its strategic objectives because of its belief that:

        1. The merger will increase Odwalla's ability to service large national accounts through the combined distribution channels. The merger will provide a national refrigerated distribution system consisting of a blend of direct-store-delivery systems owned and operated by the merged companies and independent third-party distributors. We also believe that Odwalla's experience in blending owned and independent distribution systems will expand geographic distribution of the merged companies brands at an acceptable cost.

        2. Because Odwalla and Fresh Samantha currently compete strongly in only one major market, the merger will provide growth opportunities in virtually all markets currently serviced. We will use existing direct-store-delivery systems to introduce the Odwalla product lines into some existing Fresh Samantha markets and the Fresh Samantha product lines into some existing Odwalla markets. The timetable, products and markets have not yet been selected. Sales opportunities also will be increased for product lines unique to one brand. For example, we expect that the distribution of Odwalla food bars will begin through many existing Fresh Samantha accounts.

        3. The merger will allow us to consolidate some duplicative functions, primarily in the general and administrative area, which is expected to reduce overall costs. We also expect some cost benefits from improved purchasing capabilities, better ability to source raw citrus products throughout the year, and modifications to some production processes and manufacturing techniques.

        In reaching its conclusion that the proposed merger is fair to, and in the best interests of, Odwalla and its shareholders, the Odwalla board also considered, among other factors:

        1. its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Odwalla and Fresh Samantha;

        2.     current industry, economic and market conditions;

        3. presentations by Odwalla's management with respect to, and the fairness opinion rendered by W.R. Hambrecht in connection with the merger (see the "Opinion of W.R. Hambrecht + Co." on page 21 of this proxy statement);

        4.     the terms of the merger agreement;

        5.     the accounting and tax treatment of the merger; and

        6. the opportunity for Odwalla shareholders to participate in a larger, more diversified company.

        In view of the variety of factors considered in connection with its evaluation of the merger, the Odwalla board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Odwalla board may have given different weights to different factors.

OPINION OF W.R. HAMBRECHT + CO.

        WRH+Co acted as financial advisor to Odwalla in connection with the merger. At the January 31, 2000 meeting of the Odwalla board of directors, WRH+Co delivered its oral opinion to the Odwalla board, subsequently confirmed in a written opinion dated February 2, 2000, to the effect that, based upon and subject to various considerations set forth in the opinion, as of February 2, 2000, the aggregate merger consideration to be paid by Odwalla in connection with the merger is fair, from a financial point of view, to Odwalla. No limitations were imposed by the Odwalla board upon WRH+Co with respect to investigations made or procedures followed by WRH+Co in rendering its opinion.

        THE FULL TEXT OF WRH+CO'S OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND SCOPE OF THE REVIEW BY WRH+CO IN RENDERING ITS OPINION, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C AND IS INCORPORATED BY REFERENCE HEREIN. WRH+CO'S OPINION IS DIRECTED ONLY TO THE FAIRNESS TO ODWALLA FROM A FINANCIAL POINT OF VIEW OF THE AGGREGATE MERGER CONSIDERATION TO BE PAID BY ODWALLA IN CONNECTION WITH THE MERGER, HAS BEEN PROVIDED TO THE ODWALLA BOARD IN CONNECTION WITH ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF ODWALLA COMMON STOCK AS TO HOW TO VOTE AT THE ODWALLA ANNUAL MEETING. THE SUMMARY OF WRH+CO'S OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. HOLDERS OF ODWALLA COMMON STOCK ARE URGED TO READ WRH+CO'S OPINION CAREFULLY AND IN ITS ENTIRETY.

        In conducting its investigation and analysis and in arriving at its opinion, WRH+Co reviewed the information and took into account financial and economic factors as it has deemed relevant under the circumstances. In that connection, WRH+Co has, among other things:

- reviewed internal information, primarily financial in nature, including projections, concerning the business and operations of Fresh Samantha and Odwalla furnished to WRH+Co by Odwalla or Fresh Samantha for purposes of WRH+Co's analysis, as well as publicly available information including but not limited to Odwalla's recent filings with the Securities and Exchange Commission and equity analyst research reports prepared by various investment banking firms;

- reviewed a draft of the merger agreement in the form presented to Odwalla's board of directors;

- compared the historical market prices and trading activity of Odwalla's common stock with those of some other publicly traded companies WRH+Co deemed relevant;

- compared the financial position and operating results of Fresh Samantha with those of publicly traded companies WRH+Co deemed relevant; and

- compared the proposed financial terms of the merger with the financial terms of some other transactions WRH+Co deemed relevant.

        WRH+Co held discussions with members of Odwalla's and Fresh Samantha's respective senior managements concerning Odwalla's and Fresh Samantha's historical and current financial condition and operating results, as well as the future prospects of each of Odwalla and Fresh Samantha. WRH+Co also considered other information, financial studies, analysis and investigations and financial, economic and market criteria which WRH+Co deemed relevant for the preparation of this opinion.

        In arriving at the its opinion, WRH+Co assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to WRH+Co by or on behalf of each of Odwalla and Fresh Samantha, and have not assumed any obligation to independently verify any of this information. WRH+Co assumed, with Odwalla's consent, that

        - all material assets and liabilities (contingent or otherwise, known or unknown) of Odwalla and Fresh Samantha are as set forth in their most recent financial statements and, accordingly, no adjustment to the consideration to be received by Fresh Samantha shareholders in the merger will be made pursuant to the working capital adjustment set forth in Section 1.4 of the merger agreement;

        - the merger will be accounted for under the purchase method of accounting;

        - the merger will be consummated in accordance with the terms of the merger agreement, without any amendment thereto and without waiver by the parties of any of the conditions to their respective obligations thereunder; and

        - in the course of consummating the merger and obtaining any regulatory approvals, no restrictions, including divestiture requirements, will be imposed that could have an adverse effect on the contemplated benefits of the merger.

        WRH+Co also assumed that the financial forecasts examined by it were reasonably prepared on bases reflecting the best available estimates and good faith judgments of Odwalla's and Fresh Samantha's respective senior managements as to future performance of Odwalla and Fresh Samantha, respectively. In conducting its review, WRH+Co did not undertake nor obtain an independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of Odwalla and Fresh Samantha, nor did WRH+Co make a physical inspection of the properties or facilities of Odwalla or Fresh Samantha. WRH+Co relied on advice of counsel and independent accountants to Odwalla as to all legal and financial reporting matters with respect to Odwalla, the merger and the merger agreement, including the legal status and financial reporting of any litigation involving Odwalla. WRH+Co's opinion relates solely to the fairness, from a financial point of view, of the consideration to be received by Fresh Samantha shareholders in the merger and does not express any view as to the allocation of this consideration among the holders of Fresh Samantha common stock and Fresh Samantha preferred stock. In addition, WRH+Co's opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date of WRH+Co's opinion, and does not predict or take into account any changes which may occur, or information which may become available, after the date of WRH+Co's opinion. Accordingly, although developments after February 2, 2000 may affect this opinion, WRH+Co has not assumed any obligation to update, revise or reaffirm this opinion. Furthermore, WRH+Co expressed no opinion as to the price or trading range at which Odwalla's securities will trade at any time.

        The following summarizes the significant financial analyses performed by WRH+Co and reviewed with the Odwalla board on January 31, 2000 in connection with the delivery of the its opinion:

        ODWALLA COMMON STOCK PERFORMANCE. WRH+Co reviewed the closing prices and trading volumes of Odwalla common stock from January 28, 1996 to January 28, 2000. During the period from January 28, 1996 to January 28, 2000, the high closing price for Odwalla common stock was $28.25 per share on June 7, 1996 and the low closing price was $4.75 per share on November 26, 1999. During the period from January 28, 1999 to January 28, 2000, the high closing price for Odwalla common stock was $9.00 per share on May 18, 1999 and the low closing price was $4.75 per share on November 26, 1999. On January 28, 2000, the closing price for Odwalla common stock was $6.875 per share.

        ANALYSIS OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES. WRH+Co reviewed and compared selected financial information, ratios and transaction multiples for Fresh Samantha to corresponding financial information, ratios and public market multiples of the following four publicly-traded companies:
Odwalla, Hanson Natural Corporation, Saratoga Beverage Group and Vermont Pure Holdings. The selected companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to Fresh Samantha. WRH+Co calculated and compared various financial multiples and ratios using the closing price for the common stock of each of the selected companies on January 28, 2000 and the most recent publicly available information. WRH+Co's analyses of the selected companies compared the following to the results for Fresh Samantha based on the consideration being paid to Fresh Samantha shareholders in connection with the merger:

        - Enterprise Value (Market Valuation of fully diluted common equity plus outstanding debt, preferred stock and minority interests less cash) to net sales for the latest twelve months ("LTM"); and

        -      Stock price to current book value/share.

        The results of these analyses are summarized as follows:

Multiple                              Range          Median          Mean        Fresh Samantha
--------                            ---------        ------          ----        --------------
Enterprise Value/LTM Net Sales      0.6x-1.3x         0.9x           0.9x             0.9x
Price/Book                          2.4x-3.0x         2.6x           2.6x             4.9x

        ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS. WRH+Co reviewed and compared selected financial information, ratios and transaction multiples for Fresh Samantha to corresponding financial information, ratios and transaction multiples of the following comparable transactions: Snapple Beverage acquisition of Snapple Distributors of Long, Suntory Water acquisition of Great Pines Water, Saratoga Beverage acquisition of Fresh Juice, Whitman acquisition of Pepsico Inc.'s operations in Illinois, Indiana, Ohio and Missouri, Pepsico Inc.'s acquisition of Whitman's operations in West Virginia, Virginia and Russia, Canada Dry's acquisition of Atlantic Premium Brands, Danone Group's acquisition of AquaPenn Spring Water, Coca Cola Bottling's acquisition of Carolina Coca-Cola Bottling, and Triarc's acquisition of Snapple Beverage. These transaction were chosen because they represent transactions similar to the merger. WRH+Co's analysis of the selected transactions compared Enterprise Value to LTM Net Sales for the comparable transactions to the results for Fresh Samantha based on the consideration being paid to Fresh Samantha shareholders in connection with the merger.

        The results of these analyses are summarized as follows:

Multiple                              Range          Median          Mean        Fresh Samantha
--------                            ---------        ------          ----        --------------
Enterprise Value/LTM Net Sales      0.2x-2.3x         1.1x           1.3x             0.9x

        CONTRIBUTION ANALYSIS. WRH+Co reviewed the relative contributions of a number of historic and estimated income statement items for Odwalla and Fresh Samantha to a combined company without considering any costs savings or incremental revenues. The results of this analysis were compared to the portion of common stock of Odwalla that the consideration being paid to the Fresh Samantha shareholders represents.

        The results of these analyses are summarized as follows:

                                                                           Fresh Samantha Pro
Income Statement Line Item              Odwalla          Fresh Samantha      Forma Ownership
--------------------------              -------          --------------    -------------------
LTM Net Sales                            67.9%                32.1%                37.0%
LTM Gross Profit                         68.0%                32.0%                37.0%
2000 estimated Net Sales                 62.4%                37.6%                37.0%
2000 estimated Gross Profit              61.1%                38.9%                37.0%


        PRO FORMA MERGER ANALYSIS. An analysis of the merger, based on Odwalla management's projections that include $10.1 million in pre-tax synergies (estimated operating cost savings due to the combination and incremental cross-selling revenues resulting from the transaction) and one-time integration costs (estimated costs of reducing the number of employees due to redundancy, combining operations and other restructuring costs related to the merger) of $1.8 million, shows the transaction to be accretive to earnings. Based on these projections, Odwalla fiscal year 2000 pro forma estimated earnings per share would increase to $0.02 per share, an increase in earnings per share of $0.09 over current consensus fiscal year 2000 earnings per share estimates for Odwalla of ($0.07) and an increase in earning per share of $0.04 over current Odwalla management stand-alone estimates of ($0.02). Odwalla fiscal year 2001 pro forma estimated earnings per share would increase to $0.47 per share, an increase in earnings per share of $0.24 over current Odwalla management estimates for fiscal year 2001 earnings per share of $0.23. Excluding these adjustments Odwalla pro forma earnings per share would be ($0.81) for fiscal year 2000 and ($0.31) for fiscal year 2001. Based on these projections, the amount of synergies required for Odwalla to break even on a pro forma basis is $9.9 million in fiscal year 2000 (98.1% of Odwalla management estimated synergies) and $4.0 million in fiscal year 2001 (39.3% of Odwalla management estimated synergies).

        In arriving at its opinion, WRH+Co performed a variety of financial analyses, the material portions of which are summarized above. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, WRH+Co did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to significance and relevance of each analysis and factor. Accordingly, WRH+Co believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all these analyses, could create an incomplete view of the process underlying the WRH+Co opinion.

        In performing its analyses, WRH+Co relied on numerous assumptions made by the management of Odwalla and Fresh Samantha and made numerous judgments of its own with regard to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Odwalla and Fresh Samantha. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The analyses performed by WRH+Co are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. These analyses were prepared solely as a part of WRH+Co's analysis of the fairness to Odwalla from a financial point of view of the aggregate merger consideration to be paid by Odwalla in connection with the merger and were provided to the Odwalla board in connection with the delivery of WRH+Co's opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. Since these estimates are inherently subject to uncertainty, none of Odwalla, Fresh Samantha, WRH+Co or any other person assumes responsibility for their accuracy. With regard to the comparable public company analysis and the comparable transactions analysis summarized above, WRH+Co selected comparable public companies and comparable transactions on the basis of various factors; however, no public company or transaction utilized as a comparison is identical to Fresh Samantha or this proposed merger. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which Fresh Samantha and this proposed merger are being compared. In addition, as described above, WRH+Co's opinion and the information provided by WRH+Co to the Odwalla board were two of many factors taken into consideration by the Odwalla board in making its determination to approve the merger. Consequently, the WRH+Co analyses described above should not be viewed as determinative of the opinion of the Odwalla board or the view of Odwalla management with respect to the value of Fresh Samantha.

        As part of its investment banking activities, WRH+Co is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, restructurings and valuations for corporate or other purposes. In the ordinary course of its business, WRH+Co may from time to time trade the securities of Odwalla for its own account or the accounts of its customers and, accordingly, may at any time hold long or short positions in these securities. Bill Hambrecht, Chairman of WRH+Co, is a shareholder of Odwalla. His holdings constitute less than 0.5% of Odwalla on a fully diluted basis and he did not participate in the preparation of this opinion or the presentation to Odwalla's board of directors.

        Pursuant to the terms of a letter agreement dated December 17, 1999, Odwalla retained WRH+Co as its exclusive financial advisor and to render an opinion to the Odwalla board with respect to this proposed merger. Under the terms of the letter agreement, Odwalla has paid WRH+Co a fairness opinion fee of $250,000. Odwalla also has agreed to reimburse WRH+Co for reasonable expenses incurred by WRH+Co and to indemnify WRH+Co and its affiliates, counsel and other professional advisors, and their respective directors, officers, controlling persons, agents and employees against some liabilities and expenses, including some liabilities under the federal securities laws, relating to or arising out of this engagement.

        If the merger and the issuance of shares to Fresh Samantha shareholders in connection with the merger is approved and completed, the following Odwalla directors will be asked to resign from the board: Martin S. Gans, Ranzell Nickelson and Greg A. Steltenpohl. Each of these directors is being asked to resign only to effectuate the merger. In connection with requesting their resignation for this purpose, Odwalla's management believed it to be appropriate to accelerate the vesting schedule of stock options granted to these directors, so that all stock options held by each director became exercisable on February 2, 2000, the date the board approved the merger agreement. For Odwalla's tax purposes, the vesting of these options will remain accelerated, even if the merger is not consummated. The Odwalla board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

INTERESTS OF ODWALLA DIRECTORS IN THE MERGER

        In considering the recommendation of the Odwalla board with respect to the merger agreement and the transactions contemplated by the merger agreement, Odwalla shareholders should be aware that some members of the board have interests in the merger that are in addition to the interests of the Odwalla shareholders generally.

        If the merger and the issuance of Odwalla common stock to Fresh Samantha shareholders in connection with the merger is approved and completed, the following Odwalla directors will be asked to resign from the board at the effective time of the merger: Martin S. Gans, Ranzell Nickelson and Greg A. Steltenpohl. Each of these directors is being asked to resign only to effectuate the merger. In connection with requesting their resignation for this purpose, Odwalla's management believed it to be appropriate to accelerate the vesting schedule of stock options granted to these directors, so that all stock options held by each of these directors became exercisable on February 2, 2000, the date the board approved the merger agreement. Additionally, the exercise period of these stock options was extended to the end of the year 2001. For Odwalla's tax purposes, the vesting of these options will remain accelerated and the exercise period will remain extended, even if the merger is not consummated. The Odwalla board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

        If the Odwalla shareholders approve the amendment of the Certificate of Designation of preferred stock as previously described, then the conversion ratio of the preferred stock will be increased from 1-to-1 to 1.2407-to-1 and will entitle Catterton-Simon Partners to receive a greater number of shares of Odwalla common stock upon conversion of the Odwalla preferred stock than they would receive if conversion occurred prior to the amendment. Odwalla's management believed it to be appropriate to increase the conversion ratio because Catterton-Simon Partners is converting its Odwalla preferred stock at a time when it is not obligated to do so, and canceling the warrant it holds to purchase Odwalla common stock, to facilitate the closing of the merger. Craig Sakin, who is a member of the Odwalla board, also is a managing director of an affiliate of Catterton-Simon Partners. Please see Proposal Number 2, "Approval of the Amendment of the Certificate of Designation of Preferred Stock," on page 46 of this proxy statement.

        The Odwalla board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following discussion summarizes the anticipated material federal income tax consequences of the merger that are generally applicable to Odwalla under the Internal Revenue Code. No foreign, state or local tax considerations are addressed in this discussion.

        The following discussion is based on the Internal Revenue Code, applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all as of the date of this proxy statement. The Internal Revenue Service is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth in this discussion. Any of these changes or interpretations could be applied retroactively and could affect the tax consequences of the merger to Odwalla. The parties have not requested and will not request a ruling from the Internal Revenue Service as to the tax consequences of the merger.

        The anticipated federal income tax consequences of the merger are as follows:

        1. the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and Odwalla and Fresh Samantha will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code; and

        2.     Odwalla will recognize no gain or loss as a result of the merger.

        It is a condition to the consummation of the merger that Odwalla receive an opinion from its counsel, Morrison & Foerster LLP, and that Fresh Samantha receive an opinion from its counsel, Ropes & Gray, to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and that Odwalla and Fresh Samantha will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code. These tax opinions neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position. These tax opinions are subject to assumptions and qualifications and the continued accuracy and completeness of representations made by Odwalla, Orange Acquisition Sub and Fresh Samantha, including representations in certificates to be delivered to counsel by the managements of Odwalla and Fresh Samantha.

ACCOUNTING TREATMENT

        The merger of Odwalla and Fresh Samantha is being accounted for using the purchase method of accounting as prescribed by Accounting Principles Board Opinion No. 16. Under this accounting treatment, the excess of the cost of acquiring Fresh Samantha over the fair market value of the assets and liabilities of Fresh Samantha assumed will be recorded as goodwill. Odwalla intends to amortize this goodwill on a straight line basis over a 20 year period.

        The unaudited pro forma condensed combined consolidated financial information contained in this document has been prepared using the purchase accounting method to account for the merger. See "Unaudited Pro Forma Combined Condensed Financial Information Overview" on page 29 of this proxy statement.

REGULATORY APPROVALS

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules promulgated thereunder by the Federal Trade Commission, the merger cannot be consummated until notifications have been given and information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. Odwalla and Fresh Samantha each filed notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act with the Federal Trade Commission and the Antitrust Division on March 10, 2000. Accordingly, the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act will expire at 11:59 p.m., Eastern Time, on April 9, 2000.

        At any time before or after consummation of the merger, the Antitrust Division or the Federal Trade Commission, or any state, could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Odwalla or Fresh Samantha. Private parties also may seek to take legal action under the antitrust laws under some circumstances. In addition, non-United States governmental and regulatory authorities may seek to take action under applicable antitrust laws. There can be no assurance that a challenge to the merger will not be made or, if a challenge is made, that Odwalla will prevail.

        The obligations of Odwalla and Fresh Samantha to consummate the merger are subject to the condition that there be no preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction that prevents consummation of the merger, and that there be no statute, rule, regulation, executive order, stay, decree or judgment by any court or governmental authority that prohibits or restricts the consummation of the merger. See "Conditions to the Completion of the Merger" on page 41. Either Odwalla or Fresh Samantha may terminate the merger agreement if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the merger and the order, decree, ruling or any other action shall have become final and non-appealable, provided that the party seeking to terminate the merger agreement for this reason shall have used all reasonable best efforts to remove the order, decree or ruling. See "Conditions to the Completion of the Merger" on page 41 and "Termination of the Merger Agreement" on page 42.

MANAGEMENT AFTER THE MERGER

    DIRECTORS AFTER THE MERGER

        As provided in the merger agreement and the shareholders' rights agreement, at the effective time of the merger, Odwalla's board of directors will be increased to seven members. The new board of directors will be formed by
(1) the resignations of directors Martin S. Gans, Ranzell Nickelson and Greg A. Steltenpohl and (2) the election of Andrew E. Balson, and Mark E. Nunnelly, as Bain's nominees, and Ellis B. Jones, as U.S. Equity Partners' nominee, as directors of Odwalla to serve until the next annual meeting of shareholders until a successor is elected and qualified. A seventh member of the board will be nominated by Bain at the effective time of the merger.

        Biographical information with respect to the proposed directors of Odwalla at the effective time of the merger is set forth below.

        D. Stephen C. Williamson, age 41, currently serves as Chairman of the Board and as Chief Executive Officer, a position he has held since June 1996. Prior to that time, Mr. Williamson served as Co-Chairman of the Board and Co-Chief Executive Officer from January 1995 to June 1996 and as Chief Financial Officer of Odwalla from March

1991 to August 1996. Mr. Williamson also served as the Odwalla's President from May 1992 until January 1995. Mr. Williamson holds a B.A. degree in history from the University of California at Berkeley. He is also Chairman of Avenal Land & Oil Company, a private investment company.

        Andrew B. Balson, age 33, has been a Principal of Bain Capital since June 1998 and was an Associate at Bain Capital from 1996 to 1998. From 1994 to 1996, Mr. Balson was a consultant at Bain & Company. Mr. Balson serves on the board of directors of Domino's Pizza and the board of Managers of Anthony Crane Rental, L.P.

        Richard L. Grubman, age 37, has been a director of Odwalla since August 1997. Mr. Grubman has been a Managing Director of Highfields Capital Management, LP since April 1998. Prior to this, Mr. Grubman was a Managing Director of Development Capital, LLC since January 1997 and a general partner of its affiliate, Corporate Value Partners, LP, since November 1996. Mr. Grubman also was previously President of Sycamore Capital Management, Inc. From December 1992 to November 1995, Mr. Grubman was a general partner of Lakeview Partners, L.P. During 1992, he was a vice president of Gollust, Tierney and Oliver, Incorporated. Mr. Grubman holds an A.B. degree in Art and Archaeology from Princeton University. He is also a director of the Children's Motility Disorder Foundation.

        Ellis B. Jones, age 46, currently serves as Managing Director of Wasserstein Perella & Co., Inc. and President of Wasserstein Perella Asset Management, the firm's merchant banking and venture capital businesses. Prior to joining Wasserstein Perella in February 1995, Mr. Jones was Managing Director/Head of Los Angeles Corporate Finance at Salomon Brothers, Inc. from 1989 through 1994. Mr. Jones graduated from the Yale School of Management and the University of California at Berkeley. He currently serves as a director for a number of privately held companies.

        Mark E. Nunnelly, age 41, has been a Managing Director of Bain Capital since 1990. Prior to that time, Mr. Nunnelly was a partner at Bain & Company and was employed by Procter & Gamble Company Inc. in product management. Mr. Nunnelly serves on the board of directors of several companies, including Domino's Pizza, eCredit.com, Modus Media, Stream International, Inc., Advanced Telecommunications, Inc. and DoubleClick, Inc.

        Craig H. Sakin, age 39, has served as a director of Odwalla since February 1999. Mr. Sakin has served as Managing Director of Catterton Partners, a group of affiliated venture capital funds, since August 1996. From November 1991 to August 1996, Mr. Sakin was Chairman of Gold Coast Beverage Distributors, a beer distribution company, and also served as the Chief Executive Officer during this period. Mr. Sakin holds a B.S. degree from St. Lawrence University.

    OFFICERS AFTER THE MERGER

        As provided in the merger agreement, at the effective time of the merger, Doug Levin, chief executive officer and a founder of Fresh Samantha, will become President of Odwalla. His biographical information is set forth below:


        Doug Levin, age 38, was a founder of Fresh Samantha in 1992 and has served in various positions, including Chief Executive Officer since April 1, 1994. Mr. Levin holds a B.A. degree in American Studies from Wesleyan University.

VOTING AGREEMENT OF ODWALLA SHAREHOLDERS

        As a condition to signing the merger agreement, Fresh Samantha required Odwalla shareholders D. Stephen C. Williamson and Catterton-Simon Partners to enter into an agreement to vote their shares representing approximately 27% of outstanding Odwalla capital stock (1) in favor of (a) the merger and the transactions specifically contemplated in the merger agreement and (b) an amendment to the Odwalla 1997 Stock Option/Stock Issuance Plan to provide that the number of shares available for issuance be increased; and (2) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Odwalla in the merger agreement or that would preclude fulfillment of a condition precedent under the merger agreement to Fresh Samantha's or Odwalla's obligation to consummate the merger.

        The voting agreement will terminate on either (1) the termination of the merger agreement or (2) April 26, 2000, if by then the closing of the merger agreement has not been consummated or changed to some other date as the parties have agreed.

WE WILL NEED TO SELL STOCK AND ARRANGE ADDITIONAL DEBT FINANCING IN CONNECTION WITH THE MERGER

        Odwalla will bear all expenses incurred by both Fresh Samantha and Odwalla in connection with the merger, including the costs of filing this proxy statement with the Securities and Exchange Commission, printing and mailing this proxy statement and the filing fees incurred in connection with obtaining regulatory approval for the merger from the Antitrust Division of the Department of Justice and the Federal Trade Commission.

        To help finance these obligations, Odwalla has received a commitment letter from Imperial Bank to arrange an increase in Odwalla's credit facility from $5.0 million to $10.0 million and has entered into the previously described stock purchase agreement with U. S. Equity Partners and Catterton-Simon Partners to sell $5.0 million of Odwalla common stock to U.S. Equity Partners and $1.0 million of Odwalla common stock to Catterton-Simon Partners at the time of the closing of the merger.

        Odwalla plans to use a portion of the funds received from the sale of its common stock to U.S. Equity Partners and Catterton-Simon Partners to pay the expenses incurred in connection with the merger and to satisfy Fresh Samantha's financial obligations. The increase in Odwalla's credit facility will, among other things, meet Odwalla's working capital needs for the combined companies after the merger.

NO ODWALLA SHAREHOLDERS ARE ENTITLED TO APPRAISAL RIGHTS

        Approval of the merger by Odwalla shareholders is not required under California law. As a result, Odwalla shareholders are not entitled under California law to appraisal rights with respect to the merger.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                         FINANCIAL INFORMATION OVERVIEW

        On February 2, 2000, Odwalla agreed to acquire all of the outstanding shares of Fresh Samantha. The acquisition will be accounted for using the purchase method of accounting and, accordingly, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their estimated respective fair values on the acquisition date. The acquisition is expected to be finalized immediately following approval of the transaction by existing Odwalla shareholders. The vote on the pending transaction is currently scheduled for April 25, 2000.

        Under terms of the merger agreement with Fresh Samantha and other documents relating to this transaction, the following summarizes anticipated events as of the closing:

        - Odwalla will exchange approximately 3.8 million shares of Odwalla common stock for all of the outstanding common and preferred stock of Fresh Samantha.

        - The holder of Odwalla's current Series A preferred stock will exchange its shares for 1,333,333 shares of Odwalla common stock. The Series A shareholder holds 1,074,666 shares of preferred stock as of November 27, 1999. The additional shares are issued in exchange for cancellation of the existing stock warrant to purchase 75,000 shares of common stock held by the Series A shareholder and as an inducement for early conversion of the preferred stock to common stock.

        - Odwalla will sell an additional $6.0 million of common stock, which represents approximately 961,000 shares, to two investors through a private placement.

        The unaudited pro forma combined financial information on the following pages combines Odwalla's balance sheet as of November 27, 1999, and the statements of operations for the year ended August 28, 1999, and for the thirteen weeks ended November 27, 1999, with the Fresh Samantha balance sheet as of January 22, 2000, and the Fresh Samantha statements of operations for the year ended October 30, 1999, and for the twelve weeks ended January 22, 2000. These pro forma financial statements reflect certain adjustments, including the above anticipated closing events and adjustments to reflect the amortization of goodwill acquired. These adjustments are preliminary and are based on our best estimates. The unaudited pro forma combined condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Odwalla (beginning on page F-2 of this proxy statement) and of Fresh Samantha (beginning on page F-20 of this proxy statement), including the notes thereto, which can be found elsewhere in this document.

        The unaudited pro forma combined condensed financial information set forth below does not purport to represent what the combined results of operations or financial condition of Odwalla would actually have been if the Fresh Samantha acquisition and the other events noted above had in fact occurred on the dates indicated or to project the future combined results of operations or financial condition of Odwalla.

                         PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                                         (UNAUDITED)
                                   AS OF NOVEMBER 27, 1999
                           (In thousands, except per share amounts)

                                                                  Fresh                    Pro Forma
                                                    Odwalla     Samantha     Combined     Adjustments    Total
                                                    -------     --------     --------     -----------    -----
Current assets
     Cash, cash equivalents and short-
         term investments                           $ 4,618      $   265      $ 4,883      $ 6,000 a   $ 6,203
                                                                                            (4,680)b
     Trade accounts receivable                        5,955        3,033        8,988                    8,988
     Inventories                                      3,868        1,490        5,358                    5,358
     Prepaid expenses and other current assets        1,688           76        1,764                    1,764
     Deferred tax asset, current                      1,430            -        1,430                    1,430
                                                    -------     --------     --------     --------      ------
             Total current assets                    17,559        4,864       22,423        1,320      23,743

Plant, property and equipment, net                   13,948        6,773       20,721        1,000 c    21,671
                                                                                               (50)e

Goodwill, net                                         1,090            -        1,090       27,282 c    28,030
                                                                                              (342)e
Other intangible assets, net                          1,049            -        1,049                    1,049
Other assets, noncurrent                                127          211          338                      338
                                                    -------     --------     --------     --------     -------
             Total assets                           $33,773      $11,848      $45,621      $29,210     $74,831
                                                    =======     ========     ========     ========     =======
Current liabilities
     Accounts payable                               $ 7,181      $ 2,840      $10,021       $1,800 c   $11,821
     Accrued payroll and related items                1,468          659        2,127                    2,127
     Line of credit                                   1,500            -        1,500                    1,500
     Other accruals                                   1,600          329        1,929                    1,929
     Current maturities of capital lease
          obligations                                    22          232          254                      254
     Current maturities of long-term debt               180        4,743        4,923       (4,680)b       243
                                                    -------     --------     --------     --------     -------
             Total current liabilities               11,951        8,803       20,754       (2,880)     17,874

Capital lease obligations, less current
      maturities                                         11          499          510                      510
Long-term debt, less current maturities                 581           22          603                      603
Other                                                     -           10           10                       10
                                                    -------     --------     --------     --------     -------
             Total liabilities                       12,543        9,334       21,877       (2,880)     18,997
                                                    -------     --------     --------     --------     -------

Mandatorily redeemable and convertible
     preferred stock                                  7,718            -        7,718       (7,718)d        -
                                                    -------     --------     --------     --------     -------


                            (continued on next page)

                                   (UNAUDITED)
                             AS OF NOVEMBER 27, 1999
                    (In thousands, except per share amounts)

                                                                 Fresh                        Pro Forma
                                                 Odwalla        Samantha      Combined        Adjustments      Total
                                                 -------        --------      --------        -----------      -----
Shareholders' equity

     Preferred stock                                   -              2              2             (2)c            -
     Common stock                                 29,751              3         29,754          6,000 a        74,432
                                                                                               28,996 c
                                                                                                   (3)c
                                                                                                9,685 d
     Additional paid-in capital                       62         19,000         19,062        (19,000)c            -
                                                                                                  (62)d
     Accumulated deficit                         (16,301)       (16,491)       (32,792)        16,491 c       (18,598)
                                                                                               (1,905)d
                                                                                                 (392)e
                                                --------       ---------      --------       --------        --------
Total shareholders' equity                        13,512          2,514         16,026         39,808          55,834
                                                --------       ---------      --------       --------        --------
Total liabilities and shareholders' equity      $ 33,773       $ 11,848       $ 45,621       $ 29,210        $ 74,831
                                                ========       =========      ========       ========        ========

              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                FOR THE YEAR ENDED AUGUST 28, 1999 (In thousands,
                            except per share amounts)

                                                                      Fresh                              Pro Forma
                                                   Odwalla           Samantha         Combined           Adjustments        Total
                                                   -------           --------         --------           -----------      ---------
Net sales                                         $  68,042         $  32,158         $ 100,200                           $ 100,200

Cost of sales                                        35,542            16,888            52,430              $140 e          52,570
                                                   --------         ---------         ---------          --------         ---------
     Gross profit                                    32,500            15,270            47,770              (140)           47,630
                                                   --------          --------         ---------          --------         ---------
Operating expenses
     Sales and distribution                          24,056            15,870            39,926                30 e          39,956
     Marketing, general and administrative           10,555             5,820            16,375             1,394 e          17,769
     Recall and related costs                           250                 -               250                                 250
                                                   --------          --------         ---------          --------         ---------
             Total operating expenses                34,861            21,690            56,551             1,424            57,975
                                                   --------          --------         ---------          --------         ---------
Loss from operations                                 (2,361)           (6,420)           (8,781)           (1,564)          (10,345)

Other (expense) income, net                             (40)             (197)             (237)              140  f            (97)
                                                   --------          --------         ---------          --------         ---------
Loss before income taxes                             (2,401)           (6,617)           (9,018)           (1,424)          (10,442)

Income tax benefit                                      359                40               399                                 399
                                                   --------          --------         ---------          --------         ---------
Net loss                                             (2,042)           (6,577)           (8,619)           (1,424)          (10,043)

Preferred stock dividend                              (267)                 -              (267)              267 d               -
                                                   -------           --------         ---------          --------         ---------
Net loss applicable to common
     shareholders                                 $ (2,309)         $  (6,577)        $  (8,886)        $  (1,157)        $ (10,043)
                                                   =======           ========         =========          ========         =========
Net loss per share attributable to
     common shareholders:
         Basic and diluted                         $ (0.45)         $  (21.31)                                            $   (0.90)
                                                   =======           ========                                             =========
Weighted average shares, basic and diluted           5,098                309                                                11,204
                                                   =======           ========                                             =========

              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                 FOR THE FIRST QUARTER ENDED NOVEMBER 27, 1999
                    (In thousands, except per share amounts)


                                                                              Fresh                        Pro Forma
                                                               Odwalla       Samantha      Combined        Adjustments      Total
                                                               -------       --------      --------        -----------    ---------
Net sales                                                     $ 16,769       $  8,731       $ 25,500                      $ 25,500

Cost of sales                                                    8,956          4,314         13,270          $   35 e      13,305
                                                               -------       --------      ---------         -------     ---------
     Gross profit                                                7,813          4,417         12,230             (35)       12,195
                                                               -------       --------      ---------         -------     ---------
Operating expenses
     Sales and distribution                                      6,227          4,138         10,365              8 e       10,373
     Marketing, general and administrative                       2,427          1,636          4,063            349 e        4,412
                                                               -------       --------      ---------         ------      ---------
             Total operating expenses                            8,654          5,774         14,428            357         14,785
                                                               -------       --------      ---------         ------      ---------
Loss from operations                                              (841)        (1,357)        (2,198)          (392)        (2,590)

Other (expense) income, net                                        (12)           (73)           (85)            75 f          (10)
                                                               -------       --------      ---------         ------      ---------
Loss before income taxes                                          (853)        (1,430)        (2,283)          (317)        (2,600)

Income tax benefit                                                 128              -            128                           128
                                                               -------       --------      ---------         ------      ---------
Net loss                                                          (725)        (1,430)        (2,155)          (317)        (2,472)

Preferred stock dividend                                          (213)             -           (213)           213 d            -
                                                               -------       --------      ---------         -------     ---------
Net loss applicable to common shareholders                    $   (938)      $ (1,430)      $ (2,368)         $ (104)   $ (2,472)
                                                               =======       ========      =========         =======     =========
Net loss per share attributable to common shareholders:
         Basic and diluted                                    $  (0.18)      $  (4.63)                                   $  (0.22)
                                                               =======       ========                                    =========
Weighted average shares, basic and diluted                       5,125            309                                       11,232
                                                               =======       ========                                    =========

                                  ODWALLA, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS



1. BASIS OF PRESENTATION

        The pro forma combined balance sheet assumes that the merger took place November 27, 1999 and combines Odwalla's November 27, 1999, consolidated balance sheet and Fresh Samantha's January 22, 2000, consolidated balance sheet.

        The fiscal 1999 pro forma combined statement of operations assumes the merger took place as of the beginning of fiscal 1999, and the first quarter fiscal 2000 pro forma combined statement of operations assumes the merger took place as of the beginning of the first quarter of fiscal 2000. For the fiscal 1999 statement of operations, Odwalla's statement of operations for the year ended August 28, 1999, and Fresh Samantha's statement of operations for the year ended October 30, 1999, are combined. Each of the financial statements consist of 52 week periods. For the first quarter of fiscal 2000 operations, Odwalla's statement of operations for the thirteen weeks ended November 27, 1999, and Fresh Samantha's statement of operations for the twelve weeks ended January 22, 2000, are combined.

        On a combined basis, there were no material transactions between Odwalla and Fresh Samantha during the periods presented. There are no material differences between the accounting policies of Odwalla and Fresh Samantha. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had Odwalla and Fresh Samantha filed consolidated income tax returns during the periods presented.


2. UNAUDITED PRO FORMA ADJUSTMENTS

        The following adjustments were applied to the Odwalla and Fresh Samantha historical consolidated financial statements to arrive at the unaudited pro forma combined condensed financial information. These adjustments are preliminary and are based on management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the merger, the finalization of all estimated amounts, and other factors, the pro forma adjustments may differ materially from those presented in these unaudited pro forma combined condensed financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the values assigned to long-term tangible and intangible assets. The statements of operations effect of any changes will depend upon the nature and amount of the assets or liabilities adjusted.

        a. Reflects the private placement of $6.0 million of common stock at the merger date.

        b. Reflects the payment of Fresh Samantha's outstanding bank debt at the close of the merger, as required under the merger agreement. Odwalla's line of credit is increased from $5.0 million to $10.0 million at the time of the merger with Fresh Samantha in accordance with a commitment letter issued by Odwalla's bank in February 2000.

        c. Reflects the purchase accounting adjustment for the merger as follows (amounts in thousands):

        Merger cost:

         Issuance of 3,812,122 shares of common stock to Fresh Samantha shareholders valued for the pro forma financial statements at the average closing price for the
            five days before and after February 2, 2000, the date of the merger announcement ....            $28,996

         Direct transaction costs resulting from the merger.  The actual costs will be determined
            at the closing of the merger and may differ from this estimate ......................              1,800
                                                                                                             -------

            Total costs of the merger with the above assumptions ................................            $30,796
                                                                                                             =======

                                  ODWALLA, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (Continued)



Merger costs allocated to:


         Elimination of Fresh Samantha outstanding common and preferred stock, additional paid in capital and deficit at the time of the closing, net. This adjustment recognizes the cost basis of the Fresh Samantha assets and liabilities acquired through the following

            Elimination of Fresh Samantha preferred stock .......................................            $     2
            Elimination of Fresh Samantha common stock ..........................................                  3
            Elimination of Fresh Samantha additional paid-in capital ............................             19,000
            Elimination of Fresh Samantha deficit ...............................................            (16,491)
                                                                                                             -------
            Net .................................................................................              2,514

         Estimated increase in fair value of property and equipment acquired.  The actual amount
            determined at the closing of the merger may differ from this amount .................              1,000

         Goodwill related to the merger .........................................................             27,282
                                                                                                             -------

         Total allocated costs of the merger ....................................................            $30,796
                                                                                                             =======

     d. Reflect the elimination of the Series A preferred stock, the cancellation of the existing Catterton-Simon Partners common stock warrant, and the issuance of additional shares of common stock as an inducement for early conversion of the preferred stock to common stock as at November 27, 1999.

         Elimination of Odwalla's mandatorily redeemable convertible preferred stock through
            issuance of common stock in exchange ................................................            $ 7,718
         Cancellation of the existing Catterton-Simon Partners common stock warrant .............                 62
         Issuance of 258,667 shares of common stock as an inducement for early conversion to common stock based upon average Odwalla stock price for five days before and after
            February 2, 2000, the merger announcement date ......................................              1,905
                                                                                                             -------
         Net adjustment to common stock .........................................................            $ 9,685
                                                                                                             =======

        No amount related to the issuance of additional shares as an inducement for early conversion to common stock has been included in the unaudited pro forma combined condensed statements of operations for the year ended August 28, 1999 and the quarter ended November 27, 1999 as it is non-recurring. The appropriate amount will be expensed in the period the acquisition is consummated.

        In addition, the preferred stock dividend for each of the operating periods presented has been eliminated in the pro forma combined condensed statements of operations as they would not have been incurred if the preferred stock had been converted into common stock as of the beginning of the periods shown.

                                  ODWALLA, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (Continued)



     e. Reflect additional depreciation and amortization resulting from the merger (amounts in thousands).


                                                                                                Year ended        Quarter ended
                                                                                                 August 28,        November 27,
                                                                                                    1999              1999
                                                                                                -----------       -------------
         Odwalla intends to amortize the goodwill related to the merger using the straight-line method.

             Amortization assumption as if the merger had occurred at the beginning of
             the period shown .........................................................            $1,364            $  342

         Odwalla intends to allocate the estimated increase in fair value of property and equipment acquired to the individual assets.  For this  pro forma information, we have assumed that the average life assigned to the increase in fair value is five years.  The actual amounts may differ .....
             Depreciation calculation as if the merger occurred at the beginning of the period shown and assumes that, based upon historical information, the allocation to cost of sales; sales and  distribution; and marketing, general and administrative costs approximate 70%, 15% and 15%.  Actual
             allocations may differ ...................................................               200                50
                                                                                                   ------            ------

         Total additional amortization and depreciation expense using the above
             assumptions as of the first date of the period shown .....................            $1,564            $  392
                                                                                                   ======            ======


     f. Reflects reduction in interest expense assuming reduced borrowing due to the private placement of $6.0 million of common stock at the merger date, a portion of which will be used to pay the outstanding balance of Fresh Samantha's credit facility. In the unaudited pro forma combined condensed financial statements, the balance is assumed to be $4.9 million. The actual amount of the credit facility to be paid at the closing of the merger may be different and that difference could be material.

                         PROPOSALS AT THE ANNUAL MEETING



PROPOSAL NO. 1 -- APPROVAL OF THE MERGER

        Upon consummation of the merger, each outstanding share of Fresh Samantha capital stock will be converted into fully paid and nonassessable shares of Odwalla common stock and Fresh Samantha will become a wholly owned subsidiary of Odwalla. The following description of the material terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached hereto as Appendix A.

TERMS OF THE MERGER:

CONSIDERATION TO BE RECEIVED BY SECURITY HOLDERS

        Upon consummation of the merger, each outstanding share of Fresh Samantha capital stock will be converted into fully paid and nonassessable shares of Odwalla common stock. The number of shares of Odwalla common stock to be issued in the merger is based upon a percentage of the outstanding capital stock of Odwalla and rights to purchase the capital stock of Odwalla, other than under Odwalla's 1997 Stock Option/Stock Issuance Plan, prior to the consummation of the merger. The number of shares to be issued is subject to adjustment factors, including an adjustment factor for the actual working capital of each of Odwalla and Fresh Samantha on the anticipated date of the consummation of the merger, as described below. No fractional share of Odwalla common stock will be issued pursuant to the merger. Any fractional shares shall be rounded to the nearest whole number.

        Fresh Samantha has five (5) different types of common stock and four (4) different types of preferred stock. 10% of the shares of Odwalla common stock to be issued in the merger will be allocated to the holders of the Fresh Samantha Class A-1, A-2 and A-3 common stock, and 90% of the shares of Odwalla common stock to be issued in the merger will be allocated to the holders of the Fresh Samantha Class L-1 and L-2 common stock and Class N-1, N-2, P-1 and P-2 preferred stock. The shareholders of Fresh Samantha also have chosen to transfer immediately prior to the consummation of the merger all of their shares of capital stock of Fresh Samantha to Samantha Investors, LLC, a Massachusetts limited liability company, and as a result Samantha Investors will be receiving the merger consideration on behalf of the shareholders of Fresh Samantha and will be a party to the merger agreement.

        ADJUSTMENT TO MERGER CONSIDERATION DUE TO CHANGES IN WORKING CAPITAL

        Before the anticipated consummation of the merger, Odwalla and Fresh Samantha will provide each other with their respective actual working capital as of a given date and their projected working capital as of the consummation of the merger. The merger agreement contains a working capital "target" amount for each of Odwalla and Fresh Samantha, and subject to the detailed provisions of the merger agreement, the number of shares of Odwalla common stock to be issued in the merger may be increased or decreased if Odwalla and Fresh Samantha exceed or fall short of their respective working capital target. For example, if both Odwalla and Fresh Samantha failed to meet their respective working capital target, then the number of shares of Odwalla common stock to be issued in the merger would be increased due to Odwalla's shortfall, but decreased due to Fresh Samantha's shortfall. The terms of the merger agreement provide for a $1,000,000 "buffer" before the number of shares constituting the merger consideration will be increased or decreased, as the case may be, as a result of Fresh Samantha or Odwalla exceeding their respective working capital target. Please review the merger agreement for a complete explanation of the adjustment to the merger consideration.

        ESCROW

        As the sole source of the indemnification obligations of the shareholders of Fresh Samantha and Samantha Investors (as more fully described below), 15% of the shares of Odwalla common stock issued in the merger will be placed in an escrow account and held for a period of one year pursuant to an escrow agreement. For a more complete discussion of the escrow agreement, please see the section entitled "Escrow Agreement" on page 44.

        FRESH SAMANTHA OPTIONS AND WARRANTS

        Prior to, and as a condition of, the consummation of the merger, the Fresh Samantha stock option plan shall be terminated and all unexercised options shall be cancelled. In addition, all warrants to purchase capital stock of Fresh Samantha shall be cancelled. Concurrent with the consummation of the merger, Odwalla plans to issue options to purchase shares of Odwalla common stock to those employees of Fresh Samantha holding unexercised Fresh Samantha options. To the extent Odwalla has insufficient unallocated options available, this commitment is subject to the approval by Odwalla shareholders of the increase in the number of shares of common stock authorized for issuance under the Odwalla 1997 Stock Option/Stock Issuance Plan.

INDEMNIFICATION BY THE SHAREHOLDERS OF FRESH SAMANTHA AND SAMANTHA INVESTORS

        Each representing party (whether a shareholder of Fresh Samantha or Samantha Investors) making a representation, warranty or covenant in the merger agreement will be liable to Odwalla, its officers, directors, employees, agents and representatives for indemnification claims under the merger agreement to the extent of each Fresh Samantha shareholder's pro rata portion of the escrow account established pursuant to the escrow agreement, as described below. The representing party's indemnification obligations relate to any damages which are suffered or incurred by Odwalla, its officers, directors, employees, agents and representatives, directly or indirectly resulting from any breach of any representation or warranty made by Fresh Samantha or the representing party in the merger agreement or the failure of Fresh Samantha or the representing party to perform any covenants or obligations in the merger agreement. The liability of each Fresh Samantha shareholder shall not be limited to his, her or its pro rata share of the escrow account for damages resulting from any intentional fraud on the part of the shareholder.

        The representations, warranties, covenants and obligations of the parties under the merger agreement will survive the consummation of the merger and shall terminate on the first anniversary of the closing date of the merger. The representation regarding ownership of the shares of Fresh Samantha capital stock and any breach of a representation or warranty involving intentional fraud, in each case as set forth in the merger agreement, which will survive for longer periods as set forth in the merger agreement.

        Odwalla may not make a claim for indemnification until the aggregate amount of indemnifiable damages suffered by all indemnified parties exceeds a threshold of $175,000, at which point the indemnifying party or parties will indemnify the full amount of these claims and all claims thereafter.

        The number of shares of Odwalla common stock to be released to an indemnified party will be calculated by dividing the dollar amount of the damages incurred by the indemnified party or parties by the average of the closing price of the common stock of Odwalla on the Nasdaq Stock Market for the 20 trading days ending on the last trading day prior to the closing date of the merger.

OTHER PROVISIONS OF THE MERGER AGREEMENT

        REPRESENTATIONS AND WARRANTIES

        The merger agreement contains representations and warranties by Fresh Samantha, the shareholders of Fresh Samantha and Samantha Investors, relating to, among other things:

        -       organization and related matters;

        -       Fresh Samantha's charter documents and its books and records;

        -       Fresh Samantha's capital structure;

        - authority and binding nature of the merger and related agreements;

        -       non-contravention and consents;

        -       intellectual property rights of Fresh Samantha;

        -       proceedings and orders;

        -       financial statements;

        -       title to assets;

        - contracts by which Fresh Samantha is bound or to which it is a party;

        -       employees of Fresh Samantha;

        -       compliance with legal requirements;

        -       governmental authorizations;

        -       taxes and related matters;

        -       securities law compliance and registration rights;

        -       finders and brokers;

        -       environmental compliance;

        -       insurance;

        -       related party transactions;

        -       absence of changes since October 30, 1999;

        -       powers of attorney;

        -       benefits plans and ERISA;

        -       major suppliers;

        -       customers;

        -       full disclosure; and

        -       due diligence information.


        In addition, each shareholder of Fresh Samantha and Samantha Investors makes additional representations and warranties with respect to their ownership of the capital stock of Fresh Samantha and their investment in Odwalla common stock, including that he, she or it:

        - is an "accredited investor," as the term is defined or interpreted under the Securities Act of 1933;

        - by reason of his, her or its business and financial experience, he, she or it has the knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type as to be able to evaluate the merits and risks of the investment in Odwalla and make an informed investment decision, protect his, her or its own interest, and bear the economic risk of the investment;

        - will acquire the Odwalla common stock for investment for his, her or its own account, and not as a nominee or agent, and not with a view to, or any intention of, a resale or distribution thereof;

        - is aware that the Odwalla common stock is not registered under the Securities Act of 1933 and/or any state securities laws; and

        - has been given the opportunity to make a thorough investigation of the proposed activities of Odwalla and, upon request to Odwalla, has been furnished with materials relating to Odwalla and its proposed activities.

        Each shareholder of Fresh Samantha and Samantha Investors also covenants that he, she or it will observe and comply with the Securities Act of 1933, as now in effect and as from time to time amended, in connection with any offer, sale, pledge, transfer or other disposition of Odwalla common stock. In furtherance of the foregoing, and in addition to any restrictions contained in the merger agreement or the shareholder rights agreement, the shareholders of Fresh Samantha and Samantha Investors agree to not offer to sell, exchange, transfer, pledge, or otherwise dispose of any of the Odwalla common stock to be issued in the merger unless at the time at least one of the following is satisfied:

        1. a registration statement under the Securities Act of 1933 covering the Odwalla common stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and conTaining a current prospectus, shall have been filed with the Securities and Exchange Commission and made effective under the Securities Act of 1933;

        2. the transaction shall be permitted pursuant to the provisions of Rule 144 under the Securities Act of 1933;

        3. counsel representing the party, satisfactory to Odwalla, shall have advised Odwalla in a written opinion letter reasonably satisfactory to Odwalla and its counsel, and upon which Odwalla and its counsel may rely, that no registration under the Securities Act of 1933 would be required in connection with the proposed sale, transfer or other disposition; or

        4. an authorized representative of the Securities and Exchange Commission shall have rendered written advice to the party (sought by the party or counsel to the party, with a copy thereof and of all other related communications delivered to Odwalla) to the effect that the Securities and Exchange Commission would take no action, or that the staff of the Securities and Exchange Commission would not recommend that the Securities and Exchange Commission take action, with respect to the proposed sale, transfer or other disposition if consummated.

        Odwalla and Orange Acquisition Sub, Inc., its wholly owned subsidiary formed for the purpose of consummating the merger, make representations and warranties relating to, among other things:

        -       organization and related matters;

        -       capitalization;

        -       subsidiaries;

        -       authorization;

        -       valid issuance of the Odwalla common stock;

        -       consents;

        - filings with the Securities and Exchange Commission and financial statements;

        -       no changes since August 28, 1999;

        -       compliance with laws;

        -       no conflict;

        -       litigation;

        -       tax returns and payments;

        -       finders and brokers;

        -       registration rights;

        -       voting rights;

        -       employee matters; and

        -       investment representations.

        CONDUCT PRIOR TO THE CONSUMMATION OF THE MERGER

        Fresh Samantha has agreed in the merger agreement that during the period prior to the consummation of the merger, it will, among other things, conduct its operations exclusively in the ordinary course of business, in the same manner as its operations have been previously conducted, and will not take specified actions.

        The shareholders of Fresh Samantha and Samantha Investors also have agreed in the merger agreement that during the period prior to the consummation of the merger, they will, among other things, not transfer any shares of capital stock of Fresh Samantha (other than the transfer from the shareholders to Samantha Investors, as discussed above).

        Finally, Odwalla has agreed in the merger agreement that during the period prior to the consummation of the merger, it will, among other things, conduct its operations exclusively in the ordinary course of business, in the same manner as its operations have been previously conducted, and will not take specified actions. The merger agreement allows Odwalla to sell $5.0 million in Odwalla common stock to U.S. Equity Partners and $1.0 million in Odwalla common stock to Catterton-Simon Partners concurrent with the consummation of the merger. For a more detailed discussion of this additional issuance of Odwalla common stock, please see the section entitled "Stock Purchase Agreement" on page 45.

        INCREASE IN ODWALLA'S CREDIT FACILITY AND REPAYMENT OF FRESH SAMANTHA'S INDEBTEDNESS

        Odwalla has agreed to use its best commercial efforts to expand its current credit facility to a minimum of $10,000,000, and thereafter, concurrent with the consummation of the merger, satisfy all of Fresh Samantha's obligations to Citizen's Bank of Massachusetts resulting from Fresh Samantha's revolving credit agreement with Citizen's Bank.

        COVENANT NOT TO COMPETE

        Two shareholders of Fresh Samantha, Douglas Levin and Michael Carter, have agreed, pursuant to the terms of the merger agreement and contingent upon the consummation of the merger, not to compete with Odwalla or any affiliate of Odwalla for a period of two years following the consummation of the merger.

        CONDITIONS TO THE COMPLETION OF THE MERGER

        The merger agreement provides that the obligations of Odwalla and Orange Acquisition Sub to effect the merger are subject to various conditions, including the following:

        - the representations and warranties of Odwalla and Orange Acquisition Sub shall have been true on and as of the closing of the merger with the same effect as though the representations and warranties had been made on and as of the closing (except for breaches which are not reasonably likely have a material adverse effect on Fresh Samantha), and the other party shall have performed in all material respects all obligations in the merger agreement and the other related agreements required to be performed at or prior to the closing of the merger;

        - the delivery of duly executed copies of the escrow agreement and shareholders' rights agreement;

        - receipt of a legal opinion from counsel to Fresh Samantha and shareholders;

        - receipt of the written resignations of the board of directors of Fresh Samantha;

        - receipt of written evidence of the termination of Fresh Samantha's option plan and the cancellation of all option agreements and warrants to purchase the capital stock of Fresh Samantha;

        -       approval of Fresh Samantha's working capital estimate;

        - as of the consummation of the merger, Fresh Samantha's actual working capital shall not be less than negative $5,250,000;

        - all corporate and other proceedings on the part of Fresh Samantha, Samantha Investors and shareholders of Fresh Samantha shall have been properly taken;

        - not more than 1% of the shares of Fresh Samantha capital stock shall have dissented from the merger;

        -       all necessary consents shall have been obtained;

        - the consummation of the merger will not, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Odwalla to suffer a material adverse effect as a result of a change in any applicable legal requirement after the date of the merger agreement or any order issued after the date of the merger agreement, or any legal requirement or order that is proposed after the date of the merger agreement by or before any governmental body;

        - Odwalla shall have received a written opinion from Morrison & Foerster, LLP, its legal counsel, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

        - concurrently with the closing of the merger or immediately thereafter, Odwalla shall have sold not less than $6,000,000 of its common stock on certain terms and conditions;

        - any waiting period applicable to the consummation of the merger under the federal antitrust law of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 shall have expired or been terminated; and

        - not more than 5% of the shares of the capital stock of Odwalla outstanding on March 10, 2000 shall be "dissenting shares" under California law in connection with any vote of the Odwalla shareholders in connection with the merger.

        The merger agreement provides that the obligations of Fresh Samantha, Samantha Investors and the shareholders of Fresh Samantha to effect the merger are subject to various conditions, including the following:

        - the representations and warranties of Odwalla and Orange Acquisition Sub, Inc. shall have been true on and as of the closing of the merger with the same effect as though the representations and warranties had been made on and as of the closing (except for breaches which are not reasonably likely have a material adverse effect on Odwalla), and the other party shall have performed in all material respects all obligations in the merger agreement and the other related agreements required to be performed at or prior to the closing of the merger;

        - the delivery of duly executed copies of the escrow agreement and shareholders' rights agreement;

        -       receipt of a legal opinion from counsel to Odwalla;

        -       approval of Odwalla's working capital estimate;

        - as of the consummation of the merger, Odwalla's actual working capital shall not be less than $4,250,000;

        - all shares of Odwalla preferred stock shall have converted into shares of common stock;

        - receipt of written evidence of the cancellation of the warrant to purchase Odwalla common stock held by Catterton-Simon Partners;

        -       all necessary consents shall have been obtained;

        - the consummation of the merger will not, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Fresh Samantha or its shareholders to suffer a material adverse effect as a result of a change in any applicable legal requirement after the date of the merger agreement or any order issued after the date of the merger agreement, or any legal requirement or order that is proposed after the date of the merger agreement by or before any governmental body;

        - Fresh Samantha shall have received a written opinion from Ropes & Gray, its legal counsel, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

        - concurrently with the closing of the merger or immediately thereafter, Odwalla shall have sold not less than $6,000,000 of its common stock on some terms and conditions;

        - any waiting period applicable to the consummation of the merger under the federal antitrust law of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 shall have expired or been terminated; and

        - not more than 5% of the shares of the capital stock of Odwalla outstanding on the record date for Odwalla's shareholders' meeting shall be "dissenting shares" under California law in connection with any vote of the Odwalla shareholders in connection with the merger.

        TERMINATION OF THE MERGER AGREEMENT

        Odwalla or Fresh Samantha may terminate the merger agreement by mutual consent. Additionally, either Odwalla or Fresh Samantha may terminate the merger agreement if the conditions to the completion of the merger would not be satisfied because of a material breach of the merger agreement by the other party or a representation or warranty of the other party in the merger agreement becomes materially untrue, either of which is incurable within ten business days after written notice of the breach by the other party.

RELATED AGREEMENTS

        SHAREHOLDERS' RIGHTS AGREEMENT

        As a condition to each party's obligation to consummate the merger, the Chief Executive of Odwalla and several former Fresh Samantha shareholders, including Bain, Samantha Investors, U.S. Equity Partners, Catterton-Simon Partners, Doug Levin and Michael Carter, will execute a shareholders' rights agreement. The shareholders' rights agreement grants the parties to the agreement rights to register their shares of Odwalla common stock, co-sale rights in the event another party sells its shares of Odwalla common stock and a voting agreement to elect members of the board of directors of Odwalla. The shareholders' rights agreement also grants Odwalla a right of first offer with respect to transfers of common stock by the financial investors that are parties to the agreement. The following is a summary of the material terms of the shareholders' rights agreement. Please review the shareholders' rights agreement attached as Appendix B for a complete explanation of these rights and obligations.

        Registration Rights. The parties to the shareholders' rights agreement may request that Odwalla effect the registration of their shares of Odwalla common stock on a Form S-3 registration statement, provided that the gross proceeds of the offering to which the request applies are expected to be at least $1,000,000. If Odwalla is not eligible to use a Form S-3 registration statement, then the shareholders may request that it use a Form S-1 or S-2 registration statement, provided that the gross proceeds of the offering to which the request applies are expected to be at least $5,000,000. Promptly after receipt of the notice, Odwalla is obligated to give written notice of the requested registration to all other shareholders who have registration rights with respect to their shares. Odwalla will then use its commercially reasonable best efforts to expeditiously effect the registration under the Securities Act of the 1933 of the subject shares of Odwalla common stock. In the event Odwalla is going to register the shares on a Form S-3 registration statement, it shall include additional disclosure in the registration statement and the prospectus used in connection with the registration statement as reasonably requested by the majority of the shareholders participating in the registration or, in the case of an underwritten offering, by the managing underwriter(s), to successfully market the Odwalla common stock offered in the registration. The right of the shareholders to request registration of their shares of common stock under the shareholders' rights agreement is subject to limitations, including that Odwalla is not obligated to effectuate more than two registrations on a Form S-1 or S-2 registration statement or any registration more than twice in a single year, or if the Chairman of the Board or the Chief Executive Officer of Odwalla delivers a certificate to the shareholders stating that in the good faith judgment of the board it would be seriously detrimental to Odwalla and its shareholders for the registration to be effected at that time, in which case Odwalla may defer the filing of the registration statement for a period of not more than 90 days.

        The parties to the shareholders' rights agreement also have "piggy back" rights in the event Odwalla elects to file a registration statement for its own account or for the account of any of its shareholders (unless the registration is in relation to employee compensation plans or transactions contemplated by Rule 145 of the Securities Act of 1933, as amended). In the event Odwalla decides to file this type of registration statement, it must notify the parties to the agreement 30 days prior to the projected filing date and offer the recipients of the notice the opportunity to include their respective shares in the registration. Those shareholders wishing to include their shares of Odwalla common stock in the registration must respond with 20 days.

        The registration rights of the shareholders described above are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in the registration. The registration rights terminate, with respect to a given shareholder, as of the date when all shares of common stock held by the shareholder may be sold pursuant to Rule 144 under the Securities Act of 1933 during any 90 day period.

        Right of First Offer. Upon execution of the shareholders' rights agreement, Odwalla shall have a right of first offer with respect to transfers of stock held by the financial investors who are parties to the shareholders' rights agreement. If any of the investors wish to transfer all or a portion of their shares of Odwalla common stock, they must give Odwalla and the other financial investors a notice setting forth the price and number of shares. If Odwalla does not purchase the shares at the price offered within 45 days of the notice, then, subject to the co-sale rights described below, the party desiring to transfer its shares has 120 days from the expiration of the prior 45 day period to transfer its shares at a price not less than the price specified in the notice.

        Odwalla's right of first offer is limited and does not apply to all proposed transfers, including those to affiliates, family members and domestic partners of shareholders, transfers pursuant to a registration statement or through a broker and transfers that do not exceed 5% of the fully diluted common stock of Odwalla. The right of first offer terminates upon a change in control of Odwalla or a sale of all or substantially all of Odwalla's assets.

        Co-Sale Rights. In the event Odwalla does not purchase the shares described in the paragraphs above, then the other financial investors that are signatories to the shareholders' rights agreement shall have the right to include a portion of the shares they own in the proposed transfer. If the proposed transferee does not wish to purchase all of the shares offered by the original transferor and those exercising co-sale rights, then the number of shares of all parties desiring to transfer their shares shall be reduced proportionately. The co-sale rights in favor of the financial investors are limited by, and terminate upon, the same circumstances as the right of first offer.

        Voting Agreement. All of the parties to the shareholders' rights agreement agree, subject to some limitations, to vote their shares of Odwalla common stock to set the size of the board of directors of Odwalla and elect nominees to the board designated by specific major shareholders. Pursuant to the terms of the shareholders' rights agreement, the board shall include the following:

        - one member nominated by Catterton-Simon Partners as long as Catterton-Simon Partners holds at least 5% of the outstanding common stock of Odwalla, who shall initially be Craig H. Sakin;

        - one member nominated by U.S. Equity Partners as long as U.S. Equity Partners holds at least 5% of the outstanding common stock of Odwalla, who shall initially be Ellis B. Jones;

        - one member nominated by the Chief Executive Officer of Odwalla, who shall initially be D. Stephen C. Williamson; and

        - two members nominated by Bain or Samantha Investors as long as Bain holds at least 20% of the outstanding common stock of Odwalla or one member nominated by Bain as long as Bain or Samantha Investors holds at least 5% but less than 20% of the outstanding common stock of Odwalla.

        In addition, if required by the National Association of Securities Dealers to ensure the required number of independent directors on the board, the board shall include:

        - one member nominated by Bain or Samantha Investors as long as Bain holds at least 20% of the outstanding common stock of Odwalla; and

        - one member nominated collectively by Odwalla's Chief Executive Officer, U.S. Equity Partners and Catterton-Simon Partners.

        Standstill. The financial investors also agree not to increase their ownership percentage in Odwalla (other than as a result of the purchase of debt securities or an increase of 5% as a result of the purchase of publicly-traded equity securities), to solicit votes of the Odwalla shareholders against any matter recommended by the board of directors of Odwalla, or make an unsolicited offer to acquire Odwalla. These limitations on ownership are suspended if there is an acquisition proposal regarding Odwalla that is not instituted by the financial investors, a public announcement that Odwalla is "for sale," or the adoption of a plan of liquidation or dissolution by Odwalla's board of directors.

        Lockup. Subject to the same permitted transfers under the right of first offer and co-sale right, the shareholders agree not to transfer any shares of Odwalla common stock for a period of one year.

        ESCROW AGREEMENT

        As a condition to each party's obligation to consummate the merger, all of the shareholders of Fresh Samantha and Samantha Investors must execute an escrow agreement related to the deposit of shares of Odwalla common stock for the satisfaction of indemnification claims by Odwalla.

        General. On the closing date of the merger, Odwalla will deposit with an escrow agent shares of Odwalla common stock equal to 15% of the aggregate merger consideration received by Fresh Samantha shareholders to be held in an escrow account for a period of one year from the date of the deposit. Other than with respect to damages that result from the intentional fraud of a representing party to the merger agreement, the escrow account is the sole source of payments to the indemnified parties under the merger agreement. The escrow agreement contains procedures for notification of claims for indemnification and for the settlement of disputes regarding amounts, if any, that may be owed.

        Distribution of Escrow Fund. Five business days after the termination of the escrow period, the escrow agent will distribute the shares remaining in the escrow account (other than amounts in dispute as of that date) to Samantha Investors or, in the event Samantha Investors has been dissolved, the shareholders of Fresh Samantha.

        Liability of Escrow Agent; Indemnification of Escrow Agent. The escrow agent will not be liable for any act or omission, except for its own gross negligence or willful misconduct. The parties to the escrow agreement (other than the escrow agent) jointly and severally agree to indemnify and hold harmless the escrow agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, damages and expenses (including reasonable attorneys' fees and disbursements) arising out of and in connection with any dispute (other than a successful dispute based upon the gross negligence or willful misconduct of the escrow agent) arising out of the escrow agreement. Odwalla agrees to pay the escrow agent for the fees, charges and expenses for all services provided by the escrow agent pursuant to the escrow agreement.

        STOCK PURCHASE AGREEMENT

        As a condition to each party's obligation to consummate the merger, Odwalla must sell not less than $6,000,000 of its common stock in accordance with terms set forth in the merger agreement. Odwalla and each of U.S. Equity Partners and Catterton-Simon Partners, executed a stock purchase agreement, dated February 11, 2000, pursuant to which U.S. Equity Partners will purchase 800,641 shares of Odwalla common stock for $5.0 million and Catterton-Simon Partners will purchase 160,128 shares of Odwalla common stock for $1.0 million. The obligation of each of U.S. Equity Partners and Catterton-Simon Partners to purchase the stock is contingent upon, among other things, the closing of the merger on substantially the same terms as those agreed upon by the parties to the merger agreement.

VOTE REQUIRED

        Neither the California General Corporation Law nor the Odwalla Articles of Incorporation requires Odwalla to obtain shareholder approval of the merger. However, due to the number of shares of Odwalla common stock to be issued in the merger, Nasdaq rules require Odwalla to obtain shareholder approval of the issuance of the shares. As a result, the approval of the merger and the issuance of Odwalla common stock to Fresh Samantha shareholders requires the affirmative vote of the holders of a majority of the shares of Odwalla common stock and preferred stock voting together as a class present, or represented, and voting at the Odwalla annual meeting. Abstentions and broker non-votes will have no effect on the voting of the proposal.

RECOMMENDATION OF THE BOARD

        The board of directors unanimously recommends a vote FOR approval of the proposed merger and additional issuance of Odwalla common stock.

PROPOSAL NO. 2 -- APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF DESIGNATION OF
                  PREFERRED STOCK


        At the Odwalla annual meeting, Odwalla shareholders will be asked to vote on the proposed amendment to the Certificate of Designation of preferred stock to permit the conversion of the Odwalla preferred stock held by Catterton-Simon Partners into Odwalla common stock based on a conversion ratio of 1.2407-to-1 rather than on the 1-to-1 conversion ratio set forth in the existing Certificate of Designation. Approval of the conversion of the Odwalla preferred stock held by Catterton-Simon Partners into common stock is a condition to the consummation of the merger. However, if the merger is not consummated, the Odwalla preferred stock will not be converted, even if the amendment to the Certificate of Designation is approved by the Odwalla shareholders.

        Catterton-Simon Partners purchased 1,000,000 shares of Odwalla preferred stock pursuant to a stock purchase agreement, dated as of January 29, 1999, between Odwalla and Catterton-Simon Partners. Under the terms of the agreement, the preferred stock is convertible on a 1-to-1 basis into common stock. In connection with the stock purchase agreement, Catterton-Simon Partners received a warrant, dated as February 10, 1999, to purchase 75,000 shares of Odwalla common stock at $10.00 per share. This warrant expires on February 10, 2006. Additionally, pursuant to the 8% annual dividend rights of the Odwalla preferred stock, Catterton-Simon Partners has received dividends to date in the amount of 74,666 shares of preferred stock, so that the aggregate number of shares of Odwalla preferred stock held by Catterton-Simon Partners is presently 1,074,666 shares. There is no other holder of Odwalla preferred stock.

        Catterton-Simon Partners has the option, but is not obligated, to convert its preferred stock to common stock at any time. In connection with the closing of the merger with Fresh Samantha, Odwalla has requested that Catterton-Simon Partners convert its Odwalla preferred stock to common stock and cancel the warrant it holds to purchase 75,000 shares of Odwalla common stock. As an inducement to Catterton-Simon Partners for converting its shares of preferred stock and canceling the warrant, Odwalla's board of directors proposes that the Certificate of Designation be amended to permit the conversion of the Odwalla preferred stock held by Catterton-Simon Partners into common stock based on a conversion ratio of 1.2407-to-1, rather than on the 1-to-1 conversion ratio set forth in the existing Certificate of Designation. This amendment would result in the 1,074,666 shares of preferred stock presently held by Catterton-Simon Partners converting into 1,333,333 shares of common stock.

VOTE REQUIRED

        The approval of the amendment to the Odwalla Certificate of Designation requires the affirmative vote of the holders of a majority of the outstanding shares of Odwalla common stock and preferred stock voting together as a class entitled to vote at the Odwalla annual meeting. Abstentions and broker non-votes will have the effect of a "NO" vote on the amendment to the Odwalla Certificate of Designation proposal.

RECOMMENDATION OF THE BOARD

        The Odwalla board of directors unanimously recommends a vote FOR the adoption of the proposed amendment to the Certificate of Designation.





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

PROPOSAL NO. 3 -- APPROVAL OF THE AMENDMENT TO ODWALLA'S 1997 STOCK OPTION/STOCK
                  ISSUANCE PLAN


        At the Odwalla annual meeting, Odwalla shareholders will be asked to vote on the proposed amendment and restatement of Odwalla's 1997 Stock Option/Stock Issuance Plan to increase the number of shares authorized for issuance thereunder from 1,648,475 shares to 2,148,475 shares. Approval of the amendment to the 1997 Stock Option/Stock Issuance Plan is not a condition to the consummation of the merger, and the amendment to the 1997 Stock Option/Stock Issuance Plan will be implemented, if approved by Odwalla shareholders, even if the merger is not consummated.

        The 1997 Stock Option/Stock Issuance Plan, which was approved by Odwalla's shareholders at the 1997 annual meeting, provides for the issuance of stock options and stock awards covering up to 1,648,475 shares of Odwalla common stock. Stock awards issued under the 1997 Stock Option/Stock Issuance Plan may be made in the form of stock options, stock grants or purchases. The Odwalla board has concluded that the number of shares authorized under the 1997 Stock Option/Stock Issuance Plan will not be sufficient to achieve Odwalla's objectives following the merger. In particular, immediately following the merger, Odwalla will have outstanding 11,231,985 shares of Odwalla common stock, and will have approximately 300 additional employees. The Odwalla board has concluded that, given Odwalla's increased size as a result of the merger, an increase in the authorized number of shares under the 1997 Stock Option/Stock Issuance Plan is in the best interests of Odwalla and its shareholders. The increase will enable Odwalla to retain talented employees and to attract talented new employees by offering them participation in the 1997 Stock Option/Stock Issuance Plan. Management of Odwalla believes that without this incentive it will be unable to attract and retain the services of those individuals essential to Odwalla's growth and financial success.

        THE ODWALLA BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF ODWALLA COMMON STOCK VOTE FOR APPROVAL OF THE PROPOSAL.

GENERAL DESCRIPTION

        The 1997 Stock Option/Stock Issuance Plan was approved by the Odwalla shareholders in April 1997. A total of 1,648,475 shares of Odwalla common stock were initially reserved for issuance over the ten year term of the 1997 Stock Option/Stock Issuance Plan. Options granted under the 1997 Stock Option/Stock Issuance Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or nonstatutory stock options. See "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. A total of 1,648,475 shares are currently reserved for issuance under the 1997 Stock Option/Stock Issuance Plan. As of February 29, 2000, options to purchase approximately 1,272,000 shares were outstanding under the 1997 Stock Option/Stock Issuance Plan, approximately 254,000 options to purchase shares had been exercised under the 1997 Stock Option/Stock Issuance Plan, and approximately 221,000 shares remained reserved for issuance thereunder.

SUMMARY OF 1997 STOCK OPTION/STOCK ISSUANCE PLAN

        The essential terms of the 1997 Stock Option/Stock Issuance Plan, as proposed to be amended, are summarized below. This summary is not intended to be a complete description of all terms of the 1997 Stock Option/Stock Issuance Plan. A copy of the 1997 Stock Option/Stock Issuance Plan will be furnished to any shareholder upon request. The request should be directed to the Secretary of Odwalla at Odwalla's principal executive office.

        Structure. The 1997 Stock Option/Stock Issuance Plan will consist of three separate equity incentive programs: (1) a Discretionary Option Grant Program under which eligible individuals in Odwalla's employ or service may, at the discretion of the plan administrator, be granted options to purchase shares of common stock, (2) a Stock Issuance Program under which these individuals may, in the plan administrator's discretion, be issued shares of common stock directly and (3) an Automatic Option Grant Program under which eligible non-employee board members will automatically receive option grants to purchase shares of common stock at designated intervals over their period of board service. The principal features of each program are described below.

        Administration. The Compensation Committee of the board will serve as the initial plan administrator with respect to the Discretionary Option Grant Program and the Stock Issuance Program. However, one or more additional board committees may be appointed to administer those programs with respect to designated classes of individuals in Odwalla's service. The term "plan administrator" as used in this summary will mean the Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1997 Stock Option/Stock Issuance Plan. Administration of the Automatic Option Grant Program will be self-executing in accordance with the express provisions of that program, and no plan administrator will exercise any discretion with respect to this program.

        Eligibility. Officers and employees, non-employee board members, and independent consultants and advisors in the service of Odwalla or any parent or subsidiary corporation (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program. Only non-employee board members will be eligible to participate in the Automatic Option Grant Program.

        As of March 10, 2000, 6 executive officers, approximately 445 other employees and 5 non-employee board members were eligible to participate in one or more of the programs under the 1997 Stock Option/Stock Issuance Plan.

        Share Reserve. The maximum number of shares of common stock reserved for issuance under the 1997 Stock Option/Stock Issuance Plan will be 2,148,475 if this proposal is adopted. The shares issuable under the 1997 Stock Option/Stock Issuance Plan may be made available either from Odwalla's authorized but unissued common stock or from common stock reacquired by Odwalla, including shares purchased in the open market. In addition, shares subject to any outstanding options under the 1997 Stock Option/Stock Issuance Plan that expire or terminate prior to exercise and any unvested shares reacquired by Odwalla pursuant to its repurchase rights under the 1997 Stock Option/Stock Issuance Plan will be available for subsequent issuance.

        No one participant in the 1997 Stock Option/Stock Issuance Plan may receive stock option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 300,000 shares of common stock in the aggregate per calendar year.

        Valuation. For purposes of establishing the option price and for all other valuation purposes under the 1997 Stock Option/Stock Issuance Plan, the fair market value per share of common stock on any relevant date under the 1997 Stock Option/Stock Issuance Plan will be the closing selling price per share of common stock on that date, as the price is reported on the Nasdaq National Market. The closing selling price of the common stock on March 10, 2000, was $7.938 per share.

DISCRETIONARY OPTION GRANT PROGRAM

        The options granted under the Discretionary Option Grant Program may be either incentive stock options under the federal tax laws or non-statutory options. Each granted non-statutory option will have an exercise price per share not less than 85% of the fair market value per share of common stock on the option grant date, and no granted non-statutory option will have a term in excess of ten years. Each granted incentive stock option will have an exercise price per share not less than 100% of the fair market value per share of common stock on the option grant date, and no granted incentive stock option will have a term in excess of ten years. The shares subject to each option will generally vest in a series of installments over a specified period of service measured from the grant date.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of these options in whole or in part. The discretion may be exercised at any time while the options remain outstanding.

        Stock Appreciation Rights. Two types of stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program: (1) tandem rights, which require the option holder to elect between the exercise of the underlying option for shares of common stock and the surrender of the option for an appreciation distribution and (2) limited rights, which would become exercisable upon the occurrence of a hostile take-over.

        The appreciation distribution payable by Odwalla upon the exercise of a tandem stock appreciation right will be equal in amount to the excess of (1) the fair market value (on the exercise date) of the shares of common stock in which the optionee is at the time vested under the surrendered option over (2) the aggregate exercise price payable for the shares. The appreciation distribution may, at the plan administrator's discretion, be made in cash or in shares of common stock valued at fair market value on the exercise date.

        One or more officers or directors of Odwalla subject to the short-swing profit restrictions of the Federal securities laws may, at the discretion of the plan administrator, be granted limited stock appreciation rights in connection with their option grants under the Discretionary Option Grant Program. Each option with a limited stock appreciation right may be surrendered to Odwalla, to the extent the option is exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the total combined voting power of Odwalla's outstanding securities. In return, the optionee will be entitled to a cash distribution from Odwalla in an amount per surrendered option share equal to the excess of (1) the greater of (a) the fair market value per share of common stock on the date the option is surrendered to Odwalla in connection with a hostile tender offer or (b) the highest price per share of common stock paid in the tender offer over (2) the option exercise price per share. However, in the case of an incentive stock option surrendered in connection with a hostile tender offer, the optionees will be entitled to a cash distribution from Odwalla in an amount per surrendered option share not to exceed the excess of (1) the fair market value per share of common stock on the date the option is surrendered to Odwalla in connection with a hostile tender offer or (2) the option exercise price per share.

        Shares subject to stock appreciation rights exercised under the 1997 Stock Option/Stock Issuance Plan will not be available for subsequent issuance.

STOCK ISSUANCE PROGRAM

        Shares may be issued under the Stock Issuance Program directly, without any intervening stock option grant, in accordance with the following terms and conditions.

        The purchase price per share will not be less than 85% of the fair market value per share of common stock on the date the Committee authorizes the issuance. The issue price for the purchased shares may be paid cash, in shares of common stock valued at fair market value on the date of issuance, or by promissory note payable to Odwalla's order. The promissory note may, at the discretion of the Committee, be subject to cancellation over the participant's period of service. Shares may also be issued as a bonus for past services, without any cash or other payment required of the participant.

        The interest of a participant in the common stock issued under the Plan may be fully and immediately vested upon issuance or may vest in one or more installments over the participant's service, as determined by the Committee. The elements of the vesting schedule, including the effect disability or death is to have upon vesting, are to be determined by the Committee at the time of issuance.

        The participant may not sell or transfer any unvested shares of common stock, other than permitted transfers by gift to family members or family trusts. Except for these transfer restrictions, the participant will have all the rights of a shareholder with respect to the unvested shares. Accordingly, the participant will have the right to vote these shares and to receive any cash dividends or other distributions paid or made with respect to these shares.

        In the event the participant should, while his or her interest in the common stock remains unvested, (1) attempt to transfer (other than by permissible gift) any unvested common stock or (2) cease service with Odwalla, then Odwalla will have the right to repurchase from the individual, at the purchase price originally paid for the shares, the shares in which he or she has not acquired a vested interest, and the individual will cease to have any shareholder rights with respect to the repurchased shares.

AUTOMATIC OPTION GRANT PROGRAM

        Under the Automatic Option Grant Program, each individual who first become a non-employee board member at or after Odwalla's 1997 annual meeting, whether through election by the shareholders or appointment by the board, was automatically granted, at the time of initial election or appointment, a non-statutory option to purchase 5,000 shares of common stock, provided the individual was not previously in Odwalla's employ. In addition, on the date of each annual meeting, beginning with the 1997 annual meeting, each individual who is to continue to serve as a non-employee board member, whether or not that individual is standing for re-election to the board at that particular annual meeting, will automatically be granted at that meeting a non-statutory option to purchase 3,000 shares of common stock, provided the individual has served as a non-employee board member for at least six months. There will be no limit on the number of these 3,000-share option grants any one non-employee board member may receive over his or her period of board service, and non-employee board members who have previously served in Odwalla's employ will be fully eligible for one or more 3,000-share option grants.

        Each option granted under the Automatic Option Grant Program will be subject to the following terms and conditions:

        - The exercise price per share will be equal to 100% of the fair market value per share of common stock on the automatic grant date.

        - Each option will have a maximum term equal to the lesser of (1) ten years measured from the grant date or (2) twelve months following termination of board service.

        - Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by Odwalla, at the exercise price paid per share, upon the optionee's cessation of board service prior to vesting in those shares.

        - The shares subject to each initial 5,000 share grant will vest in four successive equal annual installments over the optionee's period of board service, with the first installment to vest upon the completion of one year of board service, measured from the automatic grant date. The shares subject to each annual 3,000 share grant will vest upon the optionee's completion of one year of board service, measured from the automatic grant date.

        - The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a board member or should any of the following events occur while the optionee continues in board service: (1) an acquisition of Odwalla by merger or asset sale;
                (2) the successful completion of a hostile tender offer for more than fifty percent (50%) of the total combined voting power of Odwalla's outstanding securities; or (3) a change in the majority of the board occasioned by one or more contested elections for board membership.

        - Upon the successful completion of a hostile tender offer for securities possessing more than fifty percent of the total combined voting power of Odwalla's outstanding securities, each outstanding automatic option grant may be surrendered to Odwalla for a cash distribution per surrendered option share in an amount equal to the excess of (1) the greater (a) the fair market value per share of common stock on the date the option is surrendered to Odwalla in connection with a hostile tender offer or (b) the highest price per share of common stock paid in the hostile tender offer over (2) the exercise price payable per share.

GENERAL PROVISIONS

        Vesting Acceleration. In the event that Odwalla is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares issued under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent that option is assumed or replaced by, or Odwalla's repurchase rights with respect to the unvested shares are assigned to, the successor corporation. Any options assumed in connection with an acquisition may, at the plan administrator's discretion, be subject to immediate acceleration, and any unvested shares which do not vest at the time of the acquisition may be subject to full and immediate vesting, in the event the individual's service with Odwalla or the acquiring entity is subsequently terminated within a designated period following the acquisition. The plan administrator will have similar discretion to grant options that will become fully exercisable for all the option shares, and issue unvested shares that will become fully vested, should the individual's service be terminated within a designated period following a hostile change in control of Odwalla (whether by successful tender offer for more than 50% of the total combined voting power of Odwalla's outstanding securities or by proxy contest for the election of board members). Each option outstanding under the Automatic Option Grant Program will automatically vest in full in the event of an acquisition of Odwalla by merger or asset sale or a hostile change in control of Odwalla.

        The acceleration of vesting in the event of a change in the ownership or control of Odwalla may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Odwalla.

        Financial Assistance. The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the 1997 Stock Option/Stock Issuance Plan through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

        Changes in Capitalization. In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Odwalla's receipt of consideration, appropriate adjustments will be made to (1) the maximum number and/or class of securities issuable under the 1997 Stock Option/Stock Issuance Plan, (2) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1997 Stock Option/Stock Issuance Plan per calendar year, (3) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee board members, and (4) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

        Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of a Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the 1997 Stock Option/Stock Issuance Plan on both an aggregate and a per-participant basis.

        Special Tax Election. The plan administrator may, in its discretion, provide one or more holders of outstanding non-statutory options under the Discretionary Option Grant Program with the right to have Odwalla withhold a portion of the shares of common stock otherwise issuable to these individuals in satisfaction of the income and employment tax liability incurred by them in connection with the exercise of those options. Alternatively, the plan administrator may allow these individuals to deliver existing shares of common stock in satisfaction of the tax liability.

        Amendment and Termination. The board may amend or modify the 1997 Stock Option/Stock Issuance Plan in any or all respects whatsoever. However, some amendments may require shareholder approval pursuant to applicable laws and regulations.

        Unless sooner terminated by the board, the 1997 Stock Option/Stock Issuance Plan will in all events terminate on March 5, 2007. Any options outstanding at the time of termination will remain in force in accordance with the provisions of the instruments evidencing the grants.

CERTAIN FEDERAL INCOME TAX INFORMATION

        The following summary of the U.S. federal income tax consequences of 1997 Stock Option/Stock Issuance Plan transactions is based upon U.S. federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

        Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. In addition, the optionee shall recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For federal tax purposes, dispositions are divided into two categories: (1) qualifying and (2) disqualifying. The optionee makes a qualifying disposition of the purchased shares if the sale or other disposition of the shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition shall result.

        Upon a qualifying disposition of the shares, the optionee shall recognize long-term capital gain in an amount equal to the excess of (1) the amount realized upon the sale or other disposition of the purchased shares over
(2) the exercise price paid for those shares. If there is a disqualifying disposition of the shares then the lesser of (1) the difference between the amount realized on disposition of the shares and the exercise price paid for those shares or (2) the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares shall be taxable as ordinary income. Any additional gain recognized upon the disposition shall be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then Odwalla shall be entitled to an income tax deduction, for the taxable year in which the disposition occurs, equal to the amount of ordinary income recognized by the optionee. In no other instance shall Odwalla be allowed a deduction with respect to the optionee's disposition of the purchased shares.

        Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee shall in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee shall be required to satisfy the tax withholding requirements applicable to the income. Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Odwalla common stock under a nonstatutory option. These special provisions are summarized below.

        If the shares acquired upon exercise of the nonstatutory option are subject to repurchase by Odwalla at the original exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee shall not recognize any taxable income at the time of exercise but shall have to report as ordinary income, as and when Odwalla's repurchase right lapses, an amount equal to the excess of (1) the fair market value of the shares on the date the repurchase right lapses with respect to those shares over (2) the exercise price paid for the shares.

        The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the excess of (1) the fair market value of the purchased shares on the exercise date over (2) the exercise price paid for the shares. If the Section 83(b) election is made, the optionee shall not recognize any additional ordinary income as and when the repurchase right lapses.

        Odwalla shall be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. In general, the deduction shall be allowed for the taxable year of Odwalla in which the ordinary income is recognized by the optionee.

AMENDED PLAN BENEFITS

        Odwalla cannot now determine the number of options to be granted in the future under the 1997 Stock Option/Stock Issuance Plan, as proposed to be amended, to all current executive officers as a group, all current members of the Odwalla board excluding current executive officers as a group or all employees (excluding current executive officers) as a group. The following table sets forth information with respect to options granted under the 1997 Stock Option/Stock Issuance Plan during fiscal 1999:


                                                                                                  WEIGHTED
                                                                                                  AVERAGE
                                                 OPTIONS                 % OF TOTAL           EXERCISE PRICE
      IDENTITY OF GROUP                          GRANTED               OPTIONS GRANTED           PER SHARE
      -----------------                          -------               ---------------        --------------
Executive officers as a group                    400,000                   89.1%                 $   6.98
Employees that are not executive
     officers, as a group                         34,750                    7.8%                 $   7.15
Directors that are not executive
     officers, as a group                         14,000                    3.1%                 $   6.75


VOTE REQUIRED

        The approval of the proposed amendment of the Odwalla 1997 Stock Option/Stock Issuance Plan requires the affirmative vote of the holders of a majority of the shares of Odwalla common stock and preferred stock voting together as a class present, or represented, and voting at the Odwalla annual meeting. Abstentions and broker non-votes will have no effect on the voting of the proposal.

RECOMMENDATION OF THE BOARD

        The board of directors unanimously recommends a vote FOR approval of the proposed amendment of the Odwalla 1997 Stock Option/Stock Issuance Plan.

PROPOSAL NO. 4 -- ELECTION OF DIRECTORS

        At the annual meeting of Odwalla shareholders, six directors, which constitute the entire Odwalla board, are to be elected to serve until the next annual meeting of shareholders and until a successor for the director is elected and qualified, or until the death, resignation, or removal of the director. However, if the merger agreement and the transactions contemplated by the merger agreement are approved and the merger is consummated, then in accordance with the merger agreement and related agreements the Odwalla board of directors, at the effective time of the merger, will become a board consisting of seven members with terms lasting until the next annual meeting and until their successors have been duly elected and qualified. Martin S. Gans, Ranzell Nickelson, II and Greg A. Steltenpohl will resign as members of Odwalla's board of directors and, after the effective time of the merger, the seven members will be D. Stephen C. Williamson, Andrew B. Balson, Richard Grubman, Ellis B. Jones, Mark E. Nunnelly, and Craig Sakin. An additional director will be named by Bain prior to the effective time of the merger. See "Management after the Merger" on page 26.

        It is intended that the proxies will be voted for the six nominees named below for election to Odwalla's board of directors unless authority to vote for any the nominee is withheld. There are six nominees, all of whom are currently directors of Odwalla. Each person nominated for election has agreed to serve if elected, and the board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The six candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of Odwalla. The proxies solicited by this proxy statement may not be voted for more than six nominees.

NOMINEES

        Set forth below is information regarding the nominees to the board of directors.


                                                                                     FIRST ELECTED
NAME                                    POSITION WITH ODWALLA              AGE          DIRECTOR
----                                    ---------------------              ---       -------------
D. Stephen C. Williamson            Chairman of the Board                  41            1992
                                      and Chief Executive Officer
Martin S. Gans (1)(2)               Director                               57            1992
Richard Grubman (1)(2)              Director                               37            1997
Ranzell Nickelson, II               Director                               55            1997
Craig H. Sakin (1)(2)               Director                               39            1999
Greg A. Steltenpohl                 Director                               45            1985

(1)     Member of the Audit Committee

(2)     Member of the Compensation Committee

        D. STEPHEN C. WILLIAMSON currently serves as Chairman of the Board and as Chief Executive Officer, a position he has held since June 1996. Prior to that time, Mr. Williamson served as Co-Chairman of the Board and Co-Chief Executive Officer from January 1995 to June 1996 and as Chief Financial Officer of Odwalla from March 1991 to August 1996. Mr. Williamson also served as the Odwalla's President from May 1992 until January 1995. Mr. Williamson holds a B.A. degree in history from the University of California at Berkeley. He is also Chairman of Avenal Land & Oil Company, a private investment company.

        MARTIN S. GANS has been a director of Odwalla since December 1992. Mr. Gans served as Executive Vice President and Chief Financial Officer of Sun World International, Inc. from 1978 until 1987, and he was a partner at Touche Ross & Co., an accounting firm, from 1972 until 1978. Mr. Gans is a certified public accountant and holds a B.B.A. from the University of Miami and an M.B.A. from Northwestern University. Mr. Gans is also a director of several privately held companies.

        RICHARD L. GRUBMAN has been a director of Odwalla since August 1997. Mr. Grubman has been a Managing Director of Highfields Capital Management, LP since April 1998. Prior to this, Mr. Grubman was a Managing Director of Development Capital, LLC since January 1997 and a general partner of its affiliate, Corporate

Value Partners, LP, since November 1996. Mr. Grubman was also previously President of Sycamore Capital Management, Inc. From December 1992 to November 1995, Mr. Grubman was a general partner of Lakeview Partners, L.P. During 1992, he was a vice president of Gollust, Tierney and Oliver, Incorporated. Mr. Grubman holds an A.B. degree in Art and Archaeology from Princeton University. He is also a director of the Children's Motility Disorder Foundation.

        RANZELL "NICK" NICKELSON, II, has been a director of Odwalla since August 1997. Since September 1999, Dr. Nickelson has been Senior Vice President at KPR Foods, a division of Foodbrands America, which is a subsidiary of Iowa Beef Processors. Dr. Nickelson has served as Director, International Food Safety at IDEXX Laboratories, Inc. from October 1997 to September 1999. From 1996 to October 1997, he served as President of Red Mesa Microbiology, Inc. From 1991 to 1996, Dr. Nickelson was vice president, Silliker Laboratories Group, Inc. Dr. Nickelson served as a member of the National Advisory Committee on Microbiological Criteria for Foods and as Coordinator, Blue Ribbon Task Force on
E. coli O157:H7 for the National Live Stock and Meat Board. Dr. Nickelson holds a B.S. in Animal Science, a M.S. in Food Technology and a Ph.D. in Microbiology from Texas A&M University.

        CRAIG H. SAKIN has served as a director of Odwalla since February 1999. Mr. Sakin has served as Managing Director of Catterton Partners, a group of affiliated venture capital funds, since August 1996. From November 1991 to August 1996, Mr. Sakin was Chairman of Gold Coast Beverage Distributors, a beer distribution company, and also served as the Chief Executive Officer during this period. Mr. Sakin holds a B.S. degree from St. Lawrence University.

        GREG A. STELTENPOHL, the founder of Odwalla, has served as a director since Odwalla's inception and served as Chairman of the Board from June 1996 until November 18, 1998. Mr. Steltenpohl is currently a consultant to Odwalla and other companies. Mr. Steltenpohl served as Co-Chairman of the Board and Co-Chief Executive Officer from January 1995 to June 1996. From Odwalla's incorporation in December 1985 until January 1995, Mr. Steltenpohl served as Chairman of the Board and Chief Executive Officer. In addition, Mr. Steltenpohl served as Odwalla's President from November 1985 until May 1992. Mr. Steltenpohl holds a B.S. degree in environmental sciences from Stanford University.

VOTE REQUIRED

        The approval of the nominees as directors requires the affirmative vote of the holders of a plurality of the shares of Odwalla common stock and preferred stock voting together as a class present, or represented at the Odwalla annual meeting.

RECOMMENDATION OF THE BOARD

        The board of directors unanimously recommends that shareholders vote FOR election of all of the nominees for directors.

BOARD MEETINGS AND COMMITTEES

        The board of directors held seven (7) meetings during fiscal 1999. During fiscal 1999, each director, other than Mr. Nickelson, attended more than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the board of directors and (2) the total number of meetings held by all committees of the board on which the director served. There are no family relationships among executive officers or directors of Odwalla. The board of directors has an Audit Committee and a Compensation Committee.

        The Audit Committee of the board of directors held one (1) meeting during fiscal 1999. The Audit Committee, which currently comprises directors Gans, Grubman and Sakin, recommends engagement of Odwalla's independent accountants, approves services performed by the accountants and reviews and evaluates Odwalla's accounting system and its system of internal controls.

        The Compensation Committee of the board of directors held six (6) meetings during fiscal 1999. The Compensation Committee, which currently comprises directors Gans, Grubman and Sakin, has overall responsibility for Odwalla's compensation policies and determines the compensation payable to Odwalla's executive officers, including their participation in Odwalla's employee benefit and stock option plans.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

        SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following Summary Compensation Table sets forth the compensation earned by Odwalla's current Chief Executive Officer and each of the three other most highly compensated executive officers in fiscal 1999 for services rendered in all capacities to Odwalla and its subsidiaries for the fiscal years ended August 31, 1997, August 29, 1998, and August 28, 1999.

                           SUMMARY COMPENSATION TABLE


                                                                                                Long-Term
                                                                                               Compensation
                                                     Annual Compensation                          Awards
                                                                                                Securities
Name and Principal                                                                               Underlying          All Other
     Position                              Years             Salary             Bonus            Options(1)       Compensation(2)
------------------                         -----            --------         ----------        ------------       ---------------
D. Stephen C. Williamson                    1999            $185,000            $  --             160,000            $     --
  Chairman of the Board and                 1998            $159,375            $  --                  --            $     --
  Chief Executive Officer                   1997            $139,312            $  --              70,000            $     --

James R. Steichen                           1999            $169,577            $  --              70,000            $  1,081
  Senior Vice President, Finance            1998            $160,154            $  --              25,000            $  1,131
  and Chief Financial Officer               1997            $148,761            $  --              25,100            $    138

Douglas L. Hrdlicka(3)                      1999            $153,462            $  --              85,000            $     --
  Former Senior Vice President,             1998            $     --            $  --                  --            $     --
  Sales & Distribution                      1997            $     --            $  --                  --            $     --

Susan M. Kirmayer                           1999            $103,994            $  --              20,000            $    868
  Vice President,                           1998            $ 90,462            $  --               9,000            $    727
  Human Resources                           1997            $     --            $  --                  --            $     --

-----------------

(1) The options listed in the table were granted under Odwalla's 1997 Stock Option/Stock Issuance Plan.

(2)     Represents Odwalla's matching 401(k) plan contribution.

(3) Mr. Hrdlicka resigned as Odwalla's Senior Vice President, Sales and Distribution in December 1999.

        STOCK OPTIONS

        The following table contains information concerning the stock options granted in fiscal 1999 to Odwalla's Chief Executive Officer and each of the three other most highly compensated executive officers of Odwalla for fiscal 1999. No stock appreciation rights were granted to those individuals during the year.



                                                                                                         Potential Realizable
                                                            Individual Grant                                Value at Assumed
                                                ----------------------------------------------               Annual Rates of
                                   Number of    Percent of Total                                                   Stock
                                  Securities        Options                                                Price Appreciation
                                  Underlying        Granted         Exercise                               for Option Term(2)
                                    Options      to Employees in      Price          Expiration       ----------------------------
Name                                Granted        Fiscal Year    ($/Share)(1)          Date              5%                10%
----                              ----------    ----------------  ------------        ---------       ----------        ----------
D. Stephen C. Williamson           50,000(3)          11.14%          $7.18           12/18/08         $172,715        $  487,787
                                  110,000(4)          24.51%          $7.70            6/14/09         $407,249        $1,150,182
James R. Steichen                  30,000(3)           6.68%          $6.53           12/18/08         $123,219        $  312,262
                                   40,000(4)           8.91%          $7.00            6/14/09         $176,090        $  446,248
Douglas L. Hrdlicka                75,000(3)          16.71%          $6.53           12/18/08         $308,048        $  780,655
                                   10,000(4)           2.23%          $7.00            6/14/09         $ 44,023        $  111,562
Susan M. Kirmayer                  20,000(4)           4.46%          $7.00            6/14/09         $ 88,045        $  223,124

---------------


(1) The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. Odwalla may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the Federal and state income and employment tax liability incurred by the optionee in connection with the exercise.

(2) There is no assurance provided to the option holder or any other holder of Odwalla's securities that the actual stock price appreciation over the five- or 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation.

(3) The options were granted under the Odwalla 1997 Stock Option/Stock Issuance Plan on December 18, 1998, with a vesting commencement date of December 18, 1998, except Mr. Hrdlicka's vesting commencement date which is December 16, 1998. The options granted have a maximum term of 10 years, all measured from the grant date, subject to earlier termination upon the optionee's cessation of service with Odwalla. All options will vest as to 1/36th of the shares each month, except that the options granted to Mr. Hrdlicka will vest as to 1/48th of the shares each month.

(4) The options were granted under the Odwalla 1997 Stock Option/Stock Issuance Plan on June 14, 1999, with a vesting commencement date of the same date. The options granted have a maximum term of 10 years, all measured from the grant date, subject to earlier termination upon the optionee's cessation of service with Odwalla. All options will vest as to 1/36th of the shares each month.

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


        The following table sets forth information concerning option holdings for the 1999 fiscal year by Odwalla's Chief Executive Officer and each of the three other most highly compensated executive officers of Odwalla for fiscal 1999. There were no option exercises during fiscal 1999. No stock appreciation rights were exercised during the year or were outstanding at the end of the year.


                                        Number of Securities               Value of Unexercised
                                       Underlying Unexercised             in-the-Money Options at
                                         Options at FY-End                       FY-End(1)
                                  -------------------------------      ---------------------------------
Name                              Exercisable       Unexercisable      Exercisable         Unexercisable
----                              -----------       -------------      -----------         -------------
D. Stephen C. Williamson            156,054            178,946            $30,000            $    --
James R. Steichen                    37,044             83,056            $ 3,127            $10,943
Douglas L. Hrdlicka                  13,054             71,946            $ 5,862            $29,313
Susan M. Kirmayer                     6,361             22,639            $    --            $    --

-----------
(1) Based on the fair market value of the shares at the end of the 1999 fiscal year ($7.00 per share) less the option exercise price payable for those shares.

        EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

        On December 21, 1999, D. Stephen C. Williamson, Odwalla's Chief Executive Officer, and James R. Steichen, Odwalla's Senior Vice President, Finance and Chief Financial Officer, entered into employment agreements with Odwalla that are effective until December 21, 2002. Thereafter, these agreements are subject to three consecutive automatic one-year renewals. The agreements generally provide for:

      - an annual salary of $200,000 in the case of Mr. Williamson and $175,000 in the case of Mr. Steichen; and

      - the right to participate in and to receive those employee benefits that are generally provided to similarly situated employees at Odwalla.

        If Mr. Williamson's or Mr. Steichen's employment is terminated as a result of any of the following occurrences, the terminated employee's salary and benefits will cease:

        -       death;

        - a disability that prevents him from performing his duties for six months;

        -       termination for cause; or

        -       resignation without good reason.

        If Mr. Williamson or Mr. Steichen is terminated other than for cause or is terminated in connection with a change of control or corporate transaction (as those terms are defined in Odwalla's 1997 Stock Option/Issuance Plan), the terminated employee is entitled to receive specified payments that are substantially equivalent to the remaining payments he would have received had he remained employed through the term of his agreement. The terminated employee also would be entitled to reimbursement for the cost of acquiring health benefits through the term of his agreement. All stock options held by the terminated employee would automatically become vested and fully exercisable at the time his termination becomes effective. The total payments or benefits received by Mr. Williamson or Mr. Steichen from Odwalla resulting from termination in connection with a change of control or corporate transaction shall not exceed three times the terminated employee's annualized compensation minus $1.00.

        If Mr. Williamson or Mr. Steichen resigns for good reason, the resigning employee is entitled to received severance pay equal to his base salary for a period of twelve months. The resigning employee also would be entitled to reimbursement for the cost of acquiring health benefits for a period of twelve months.

        In November 1998, Mr. Steltenpohl entered into a two-year consulting agreement with Odwalla under which he will receive up to $300,000 during the term of the agreement.

        DIRECTOR COMPENSATION

        Odwalla's non-employee directors currently receive $10,000 per year, in addition to reimbursement for some expenses incurred in connection with attendance at board and committee meetings.

        Under the Automatic Option Grant Program of the Odwalla 1997 Stock Option/Stock Issuance Plan, each individual who first becomes a non-employee board member, whether through election by the shareholders or appointment by the board, is automatically granted, at the time of the initial election or appointment, a non-statutory option to purchase 5,000 shares of common stock, provided the individual was not previously in Odwalla's employ. In addition, on the date of each annual meeting, each individual who is to continue to serve as a non-employee board member, whether or not that individual is standing for re-election to the board at that particular annual meeting, will automatically be granted at that meeting a non-statutory option to purchase 3,000 shares of common stock, provided the individual has served as a non-employee board member for at least six months. There is no limit on the number of these 3,000-share option grants any one non-employee board member may receive over his or her period of board service, and non-employee board members who have previously served in Odwalla's employ will be fully eligible for one or more 3,000-share option grants.

        Each option granted under the Automatic Option Grant Program is subject to the following terms and conditions:

        1. The exercise price per share will be equal to 100% of the fair market value per share of common stock on the automatic grant date.

        2. Each option will have a maximum term equal to the lesser of (a) ten years measured from the grant date or (b) twelve months following termination of board service.

        3. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by Odwalla, at the exercise price paid per share, upon the optionee's cessation of board service prior to vesting in those shares.

        4. The shares subject to each initial 5,000 share grant will vest in four successive equal annual installments over the optionee's period of board service, with the first installment to vest upon the completion of one year of board service, measured from the automatic grant date. All of the shares subject to each annual 3,000 share grant will vest upon the optionee's completion of one year of board service, measured from the automatic grant date.

        5. The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a board member or should any of the following events occur while the optionee continues in board service: (a) an acquisition of Odwalla by merger or asset sale;
                (b) the successful completion of a hostile tender offer for more than 50% of the total combined voting power of Odwalla's outstanding securities; or (c) a change in the majority of the board occasioned by one or more contested elections for board membership.

        6. Upon the successful completion of a hostile tender offer for securities possessing more than fifty percent (50%) of the total combined voting power of Odwalla's outstanding securities, each outstanding automatic option grant may be surrendered to Odwalla for a cash distribution per surrendered option share in an amount equal to the excess of (a) the greater of (1) the fair market value per share of common stock on the date the option is surrendered to Odwalla in connection with a hostile tender offer or (2) the highest price per share of common stock paid in the hostile tender offer over (b) the exercise price payable per share.

        Under the Automatic Option Grant Program described above, the following options were granted to non-employee directors under the Odwalla 1997 Stock Option/Stock Issuance Plan in fiscal 1999: Mr. Gans, Mr. Grubman and Mr. Nickelson were each granted 3,000 shares of Odwalla common stock at an exercise price of $6.75 per share; Mr. Sakin was granted 5,000 shares of Odwalla common stock at an exercise price of $6.75 per share.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the board of directors was formed on October 26, 1993, and currently comprises Mr. Gans, Mr. Grubman and Mr. Sakin. None of these individuals were at any time during fiscal 1999, or at any other time, an officer or employee of Odwalla. No executive officer of Odwalla serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of Odwalla's board of directors or Compensation Committee.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the board of directors, subject to review by the full board, is responsible for the establishment of remuneration arrangements for senior management and the administration of compensation and employee benefit plans. In addition, the Compensation Committee sets the base salary of Odwalla's executive officers, approves individual bonus programs for executive officers, and administers Odwalla's stock option plans under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this document.

        General Compensation Policy. The objectives of Odwalla's executive compensation program are to motivate and retain current executives and to attract future ones. Odwalla's executive compensation program is designed to:
(1) provide a direct and substantial link between Odwalla's performance and executive pay, (2) consider individual performance and accomplishments and compensate accordingly, and (3) determine Odwalla's position in the specialty beverage and food labor markets and be competitive in those labor markets. Odwalla's intent is to position its executive pay levels at the median of U.S. specialty beverage and food companies. The Committee also considers geographic location and companies that may compete with Odwalla in recruiting executive talent.

        Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for fiscal 1999 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in setting executive compensation for future years.

        Base Salary. The base salary for each officer is set on the basis of personal performance, the Compensation Committee's assessment of salary levels in effect for comparable positions with Odwalla's principal competitors, and internal comparability considerations. The weight given to each of these factors may vary from individual to individual, and the Compensation Committee did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect at companies with which Odwalla competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

        Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of the executive officers with those of the shareholders, and to provide each officer with a significant incentive to manage Odwalla from the perspective of an owner with an equity stake in the business. The stock option plan encourages long term retention and provides rewards to executives and other eligible employees commensurate with growth in shareholder value. It is the Committee's practice to grant options to purchase shares at the market price on the date of grant with a term of up to ten years. The options granted to Odwalla's executive officers during fiscal 1999 will vest from the date of grant in thirty-six or forty-eight equal monthly installments. Accordingly, the options will provide a return to the executive officer only if he or she remains in Odwalla's employ and the market price of the underlying shares of common stock appreciates.

        The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with Odwalla, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Committee also takes into account the number of unvested options held by the executive offer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of Odwalla's executive officers.

        CEO Compensation. The compensation payable to Mr. Williamson, Odwalla's Chief Executive Officer, was determined by the Compensation Committee. Mr. Williamson's base salary was set at a level which the board believed would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry. For the 1999 fiscal year, Mr. Williamson's compensation package was set by the Compensation Committee on the basis of the compensation policy summarized in this report.

        Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to executive officers, to the extent that compensation exceeds $1.0 million per officer in any year. The compensation paid to Odwalla's executive officers for fiscal 1999 did not exceed the $1.0 million limit per officer, and it is not expected the compensation to Odwalla's executive officers for fiscal 1999 will exceed that limit. In addition, the Odwalla 1997 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1997 Stock Option/Stock Issuance Plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation.

        Submitted by the Compensation Committee of Odwalla's Board of Directors:

              Richard Grubman, Board Member and Compensation Committee Chairman

              Martin S. Gans, Board Member and Compensation Committee Member

              Craig H. Sakin, Board Member and Compensation Committee Member

PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on Odwalla common stock with that of the Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index. The comparison for each of the periods assumes that $100 was invested on August 31, 1994 in Odwalla common stock including reinvestment of dividends. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG ODWALLA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX



                              [PERFORMANCE GRAPH]



* $100 INVESTED ON 8/31/94 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING AUGUST 31.



                                            CUMULATIVE TOTAL RETURN
                                -------------------------------------------------
                                8/94     8/95    8/96      8/97     8/98     8/99
                                ----     ----    ----      ----     ----     ----
ODWALLA, INC. ...............   100      240      218      150      120       96
NASDAQ STOCK MARKET (U.S.) ..   100      135      152      212      200      371
RUSSELL 2000 ................   100      121      134      173      142      180


        Notwithstanding anything to the contrary set forth in any of Odwalla's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any of these filings; nor shall the Report or graph be incorporated by reference into any future filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Odwalla's directors and executive officers, and persons who own more than ten percent of a registered class of Odwalla's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Odwalla. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Odwalla with copies of all Section 16(a) forms they file.

        To Odwalla's knowledge, based solely on a review of the copies of the reports furnished to Odwalla and written representations that no other reports were required during the fiscal year ended August 28, 1999, all Section

16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners for fiscal 1999 were complied with on a timely basis with the exception of the following late filings: (a) Mr. Williamson, Chief Executive Officer, inadvertently failed to file a Form 4 in a timely manner to report one transaction in April 1999; (b) Mr. Leaman, inadvertently failed to file a Form 3 in a timely manner upon becoming an executive officer of Odwalla; (c) Mr. Sakin, inadvertently failed to file a Form 3 in a timely manner upon becoming a director of Odwalla; (d) Mr. Hrdlicka, inadvertently failed to file a Form 3 in a timely manner upon becoming an executive officer of Odwalla.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ODWALLA

        The following table sets forth information regarding the ownership of Odwalla common stock as of March 10, 2000, by (1) each director, (2) the Chief Executive Officer and each of the three other most highly compensated executive officers of Odwalla, determined for Odwalla's fiscal year ended August 28, 1999,
(3) all those known by Odwalla to be beneficial owners of more than five percent of its common stock, and (4) all directors and executive officers as a group.


                                             Beneficial Ownership(1)        Beneficial Ownership(1)
                                                 Common Stock only           Full Voting Rights(2)
                                             ------------------------       -----------------------
                                             Number of     Percent of       Number of    Percent of
BENEFICIAL OWNER                              Shares(3)     Total(4)         Shares       Total
----------------                             ----------    ----------       ---------    ----------
Catterton-Simon Partners III, L.P.(5) ....          -            -          1,149,666      18.32%
9 Greenwich Office Park
Greenwich, CT 06830

D. Stephen C. Williamson(6). .............    810,326        15.21%           810,326      12.66%
c/o Odwalla, Inc.
120 Stone Pine Road
Half Moon Bay, CA 94019

Greg A. Steltenpohl(7) ...................    694,682        13.17%           694,682      10.94%
c/o Odwalla, Inc.
120 Stone Pine Road
Half Moon Bay, CA 94019

Martin S. Gans(8) ........................    112,658         2.17%           112,658       1.80%
Richard Grubman(9) .......................     38,215            *             38,215          *
Ranzell Nickelson, II(10) ................     23,000            *             23,000          *
Craig H. Sakin(11) .......................      1,250            *              1,250          *
James R. Steichen(12) ....................     61,905         1.19%            61,905          *
Douglas L. Hrdlicka(13) ..................     22,255            *             22,255          *
Susan M. Kirmayer(14) ....................     13,355            *             13,355          *

Directors and executive officers as
 a group (12 persons)(15) ...............   1,803,104        31.46%         1,803,104      31.46%


---------------
 *      Less than one percent

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws applicable, Odwalla believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) These columns include both common stock as described in Note 4, Series A preferred stock, and a warrant to purchase 75,000 shares of common stock held by Catterton-Simon Partners III, L.P. These columns represent total voting rights at March 10, 2000, adjusted as required by rules promulgated by the SEC (see Note 4 below), including the one-to-one voting rights present in the Series A preferred stock.

(3)     This column includes only common stock outstanding at March 10, 2000.

(4) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Odwalla common stock, subject to options currently exercisable or exercisable within 60 days of March 10, 2000, are deemed outstanding for computing the percentage of the person holding the options, but aren't deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 5,125,761 shares of common stock outstanding on March 10, 2000.

(5) Includes the Series A preferred stock and the warrant to purchase 75,000 shares of common stock held by Catterton-Simon Partners III, L.P., a Delaware limited partnership.

(6) Includes 41,250 shares of common stock held by Alexandra Bowes, Mr. Williamson's wife, and 194,851 shares held by Willy Juice Partners, a limited partnership of which Mr. Williamson is the general partner. Mr. Williamson disclaims beneficial ownership of shares held by Willy Juice Partners, except to the extent of his pecuniary interest therein. Also includes 202,109 shares of common stock subject to options exercisable within 60 days of March 10, 2000.

(7) Includes 214,453 shares of common stock held by Bonnie Bassett Steltenpohl, Mr. Steltenpohl's wife, and 11,539 shares held by the Estate of Benita Johnson, of which Mr. Steltenpohl is the executor. Also includes 148,327 shares of common stock subject to options exercisable within 60 days of March 10, 2000.

(8) Includes 74,000 shares of common stock subject to options exercisable within 60 days of March 10, 2000.

(9) Includes 34,667 shares of common stock subject to options exercisable within 60 days of March 10, 2000, plus Mr. Grubman's interest in 1,548 shares of common stock held by Willy Juice Partners.

(10) Includes 23,000 shares of common stock subject to options exercisable within 60 days of March 10, 2000.

(11) Excludes both 1,074,666 shares of Series A preferred stock and the warrant to purchase 75,000 shares of common stock held by Catterton-Simon Partners III, L.P., a Delaware limited partnership. Mr. Sakin disclaims beneficial ownership of the shares and warrant held by Catterton-Simon Partners III, L.P. Mr. Sakin is a manager of Catterton-Simon Managing Partners III, L.L.C., the general partner of Catterton-Simon Partners III, L.P. See Note 5.

(12) Includes 61,905 shares of common stock subject to options exercisable within 60 days of March 10, 2000.

(13) Includes 22,255 shares of common stock subject to options exercisable within 60 days of March 10, 2000.

(14) Includes 13,055 shares of common stock subject to options exercisable within 60 days of March 10, 2000.

(15) Includes 606,026 shares of common stock subject to options exercisable within 60 days of March 10, 2000, and excludes the Series A preferred stock and warrants held by Catterton-Simon Partners III, L.P. of which Mr. Sakin disclaims beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF ODWALLA

        In November 1998, Mr. Steltenpohl entered into a two-year consulting agreement with Odwalla under which he will receive up to $300,000 during the term of the agreement.

        Mr. Steltenpohl is a 50% owner of the Davenport property at which marketing offices and warehouse facilities were located (the "Davenport Property"). Odwalla leased the Davenport Property at a monthly rent of $9,320 pursuant to a lease that was to expire in July 1999. Odwalla entered into an agreement to terminate the lease for this facility as of September 30, 1998 for a $10,000 cash payment and equipment valued at approximately $13,000. Odwalla believes that the rental terms, and subsequent early termination, of the Davenport Property lease were fair and reasonable and no less favorable than those that would be available to Odwalla in a transaction with an unaffiliated lessor.

        Odwalla's board of directors authorized Odwalla to enter into a consulting arrangement with a consulting company of which Dr. Nickelson is the President and subsequently with Dr. Nickelson directly. The contract was approved by a majority of disinterested directors and was entered into on standard industry terms. Payments to Dr. Nickelson under this arrangement were less than $10,000 in fiscal 1999.

PROPOSAL NO. 5 -- RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        PricewaterhouseCoopers LLP served as Odwalla's independent public accountants for fiscal 1999. Odwalla is asking the shareholders to ratify the selection of PricewaterhouseCoopers as Odwalla's independent public accountants for the fiscal year ending September 2, 2000. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers.

        In the event the shareholders fail to ratify the appointment, the Audit Committee of the board of directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board determines that the change would be in the best interest of Odwalla and its shareholders.

        A representative of PricewaterhouseCoopers is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

VOTE REQUIRED

        The approval of the ratification of the selection of PricewaterhouseCoopers as Odwalla's independent public accountants for the fiscal year ended September 2, 2000 requires the affirmative vote of the holders of a majority of the shares of Odwalla common stock and preferred stock voting together as a class present, or represented, and voting at the Odwalla annual meeting. Abstentions and broker non-votes will have no effect on the voting of the proposal.

RECOMMENDATION OF THE BOARD

        The board of directors unanimously recommends that Odwalla shareholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers as Odwalla's independent public accountants for the fiscal year ending September 2, 2000.





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

                            INFORMATION ABOUT ODWALLA



BUSINESS OF ODWALLA

OVERVIEW

        Odwalla's business is to provide easy access to great tasting nourishment. We are the leading branded all-natural, super-premium refrigerated juice company in the country, serving selected markets in the Western, Midwest, Mid-Atlantic and Southeastern regions of the United States. Odwalla's complete product line consists of more than 25 all-natural, super-premium juices and smoothies (including single-flavor and blended fruit- and vegetable-based juice products), all-natural meal replacement and dairy-free shakes, natural spring water and all-natural food bars. Our beverage product line appeals to many consumers because of the superior taste of minimally processed beverages and greater nutritional value compared to juice from concentrate or with artificial flavors.

        We want to be the leading nourishment company in our existing and future markets. We seek to achieve this objective by leading the industry in beverage and other food knowledge, optimizing quality through sourcing and production, controlling product access and distribution from production through retail, artful presentation, growing through geographic and product line expansion, leveraging our information systems, interacting with consumers and living our vision.

        Odwalla's sourcing procedures and production methods enable us to create products with high nutritional and flavor quality. The distribution of our products through both our own and other direct-store-delivery systems allows us to control product quality and presentation, as well as to develop relationships with trade partners. We sell and distribute our products to over 3,800 retail locations, including supermarkets, specialty retailers, natural food stores, warehouse outlets, convenience stores and food service operators through our direct-store-delivery system.

        Odwalla is committed to certain values -- nourishing consumers, shareholders and other stakeholder groups; environmental awareness; and support for the communities we serve. We believe that our products reflect these values.

PRODUCTS, DISTRIBUTION AND TRADE PARTNERS

        Our current product line consists of single-flavor and blended fruit- and vegetable-based juice products, dairy-free shakes, wholesome food bars and natural spring water. All of our juices are currently flash pasteurized and some are produced on a seasonal basis. Our decision in November 1999 to minimally process all orange juice, some of which we previously did not flash pasteurize, may result in the loss of some trade partners and consumers who choose to purchase fresh citrus products. However, we believe that heightened food safety concerns expressed by trade partners and consumers, on-going government regulatory processing and labeling changes, and our ability to produce super-premium minimally processed products will offset potential sales declines over a period of time.

        Odwalla products are currently sold in Arizona, California, Colorado, Georgia, Illinois, Louisiana, Maryland, Michigan, Minnesota, Nevada, New Jersey, New Mexico, North Carolina, Oregon, Pennsylvania, Texas, Utah, Virginia, Washington state, Washington, D.C. area, and Wisconsin.

        On September 1, 1999, we introduced new branded, custom-designed 450 milliliter and 325 milliliter bottles made from recyclable, HDPE plastic. Our new bottle retains fresh fruit flavor notes better than our previous bottle and better than the bottles commonly used by our competitors. It also has a tamper-resistant, screw-on cap, which allows consumers to easily reseal their beverage while drinking Odwalla on-the-go. The characteristics of the new bottle also extend the shelf-life of our products. We establish shelf-life standards for each product to maintain the flavor and nutritional integrity that consumers associate with freshly produced fruit and vegetable beverages. The shelf-life of Odwalla's fruit- and vegetable-based products is typically between 18 and 30 days at the retail outlet. Although the cost of our new bottle is approximately 50% greater than our prior bottle, we anticipate that the lengthened shelf-life and our distribution capabilities will offset the increased cost. Our food bars have a significantly longer shelf-life.

        Our policy is to have all products removed from trade partners' shelves on or before their Odwalla-established expiration date. In addition, because of our "day of production" quality standards, products reflect the seasonal changes in fruit varieties in color and taste. Our production methods are designed to minimize the effect of processing on the fruit juice extracted. Our entire product line varies due to a significant component of seasonal ingredients, seasonal product usage, and the addition and deletion of products.

        Our products are sold and distributed primarily through our direct-store-delivery system, which is serviced by route sales people who deliver and merchandise products to our trade partners. This direct-store-delivery system is designed to allow us to optimally manage delivery schedules, efficiently control product mix, keep store shelves or our own coolers stocked with freshly prepared products and have a greater influence on determining in-store location and merchandising of our products.

        At most direct-store-delivery accounts, we are responsible to stock, order and merchandise our products at the point of sale, and we issue credits to the trade partner for unsold product. This full service relationship allows us to avoid paying slotting fees for shelf space, as well as other handling fees, and to maintain control over our product merchandising at the point of sale. We provide a lesser degree of service to certain trade partners who are responsible for stocking, ordering and merchandising Odwalla products. These trade partners don't receive credit for unsold products. Consumers can purchase our products at supermarkets, specialty retail stores, natural food stores, convenience stores, warehouse outlets and institutional food service trade partners.

        We also distribute our products through third party distributors. This distribution channel, with merchandising support provided by the distributors' employees and/or our employees, provides an opportunity to expand product distribution in selected markets and still maintain relationships with trade partners. We sell directly to the third party distributors and they generally don't receive credit for unsold product.

RAW MATERIALS

        Producing and selling our minimally processed products entails special requirements in ingredient sourcing, production, distribution and sales in order to preserve and maximize the freshness and flavor quality of the products. We source and select fruits and vegetables to meet a variety of established criteria, including overall quality, flavor profile, variety, ripeness and other factors. Processing of the fruit and vegetables is performed in a manner to capture and preserve various qualities of fresh flavors and consistency. Odwalla has focused on each of these elements in an effort to achieve our goal of providing the safest, best tasting and most nutritious beverage and other products for consumers.

        Odwalla buys ingredients according to stringent specifications. Fruits and vegetables, in particular, are purchased year-round or seasonally depending on the type of produce. Because various types of fruit and vegetable crops are harvested at different times of the year, we obtain and produce different juices on a seasonal basis. Most of our fruits and vegetables are purchased in the open market on a negotiated basis. Historically, oranges, apples, carrots and tangerines are the largest volume commodities we purchase. We have developed an extensive network of ingredient sourcing relationships over the years and rely on this network and new sources for the ingredients we need. Beginning in 1998, we contracted for a substantial portion of our fall apple needs through McAfee Apple Gardens, a California Central Valley grower using Good Agricultural Practices, field Hazard Analysis Critical Control Points plan and sustainable farming practices. We also farm a small orange ranch in California to have access to local fresh fruit in the early winter months. Recently, we began purchasing organic oats as a significant ingredient in our food bars. All of these key ingredients are subject to volatility in supply, price and quality that could seriously harm our business and results of operations. We are subject to the same issues with our other ingredients as well.

        We also source a number of fruits, including tropical fruits, from foreign suppliers in the form of frozen fruit puree. A puree is whole fruit that has been processed, finely cut, heat treated, packed in a container and frozen. A puree is not a concentrate. Purees are combined with the freshly extracted and flash pasteurized juices of other fruits in a number of our products. The purees we purchase are heat treated to increase safety and meet government regulations. Most purees are purchased under annual price contracts.

        As with most agricultural products, the supply and price of raw materials we use can be affected by a number of factors beyond our control, including frost, drought, flood, hurricane and other natural disasters. Weather conditions, economic factors affecting growing decisions, various plant diseases and pests will affect the condition and size of the crop. For example, the heavy rains and flooding that occurred in California in the first and second quarters of fiscal 1995 resulted in higher costs of fruit and lower yields from the California orange crop in the last quarter of fiscal 1995 and the first quarter of fiscal 1996. We understand that the El Nino conditions and other weather patterns in the winter of 1997-1998 caused temporary shortages of certain tropical products. Additionally, significant events including the devastation caused by hurricanes in Honduras, Nicaragua and neighboring countries in 1998 negatively impact the supply and pricing of certain ingredients.

        In December 1998, a freeze damaged citrus crops in the San Joaquin Valley and other portions of California. This had a significant negative impact on the cost and yield of fresh citrus products we have used since the freeze. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations of Odwalla" beginning on page 73 for more information.

COMPETITION

        In a broad sense, our beverages compete with all beverages available to consumers and our food bars compete with all food bars currently available. The natural foods market is highly competitive. It includes national, regional and local producers and distributors; many of them have greater resources than we do, and many of them have shelf-stable products that can be distributed with significantly less cost. We believe our niche is easily-accessed nourishing beverages in the refrigerated super premium juice, emerging dairy-free beverages, all-natural food bar and bottled water categories. We believe our direct competition in this market niche is currently from nationally, regionally and locally focused juice producers, certain of which are owned by major beverage producers, nationally branded meal replacement beverage producers, food and energy bar companies and premium bottled waters. Our direct competitors in the juice business are national brands including Just Squeezed, Tropicana, Minute Maid and Nantucket Nectars. Our juice products compete with regional brands including Naked Juice (owned by a large international company, Chiquita Brands International, Inc.) in Southern California and Colorado, Fresh Samantha's in the Northeast, Mid-Atlantic and Southeast sections of the United States and Fantasia in the Chicago and other Midwest market areas. As previously discussed in this proxy statement, on February 2, 2000 we entered into a definitive agreement to merge with Fresh Samantha. Juice and smoothie bars including Jamba Juice are also competitors. In addition, a number of major supermarkets and other retail outlets squeeze and market their own brand of fresh juices that compete with the Company's products. A decision by Chiquita or any other large company to focus on Odwalla's existing markets or target markets could have a material adverse effect on our business and results of operations.

        Our food bar products, which have been on the market since August 1998, compete with several more established companies, including PowerBar, Balance Bar and Clif Bar. While we believe that we compete favorably with our competitors on factors including quality, nutritional integrity, food safety, merchandising, service, sales and distribution, multiple flavor categories, brand name recognition and loyalty, our products are typically sold at prices higher than most other competing beverage and bar products. Significant competitive pressure from these or other companies could negatively impact our sales and results of operations.

DEPENDENCE ON ONE OR A FEW MAJOR TRADE PARTNERS

        Safeway, Inc. is our largest single account and accounted for 13% of our fiscal 1999 sales. We spend considerable time to maintain a good relationship with Safeway and other significant accounts, but we can't offer any assurance that sales to significant accounts will not decrease or that these trade partners will not choose to replace our products with those of competitors. The loss of Safeway or other significant accounts or any significant decrease in the volume of products purchased by their customers in the future would seriously harm our business and results of operations. Continuity of trade partner relationships is important, and events that impact our trade partners, including labor disputes, may have an adverse impact on our results of operations.

GOVERNMENT REGULATION

        The production and sales of beverages are subject to the rules and regulations of various federal, state and local food and health agencies, including the U.S. Food and Drug Administration and California State Food and Drug. On September 8, 1998, the FDA regulations for fresh apple juice went into effect. The regulations for fresh-squeezed citrus juices were enacted in July 1999. The FDA's ruling for citrus was to require all fresh juice processors to show a 5-log reduction in potential pathogens, 99.999% barrier, supported by a Hazard Analysis Critical Control Point plan, or the HACCP. All fresh juice processors which could not demonstrate a 5-log reduction were expected to label their product with a warning label on the bottle to alert consumers of the presence of unprocessed product. Because all products produced in our Dinuba, California, production facility are manufactured under a HACCP plan with validated critical control points, we are already in compliance with the FDA regulations for fresh apple juice and the FDA regulations for citrus juices, and will not need to use warning labels on unpasteurized juice products.

        However, due to an outbreak of Salmonellosis in another company's orange juice earlier in 1999, the FDA has reconsidered the effectiveness of the proposed ruling. Regulators, industry representatives and scientists held a meeting during the summer of 1999 to discuss what regulation should become final. FDA officials emphasized their preference for a 5-log reduction in fresh juice from the time it is extracted until bottled. A validated HACCP plan currently does not have to include this requirement. The most effective way presented at the meeting to meet the newly discussed 5-log reduction in commercial production is flash pasteurization. In November 1999, this same processor of fresh-squeezed, non-pasteurized orange juice enacted another recall due to Salmonellosis concerns. Based upon discussions with members of the scientific community and informal discussions with FDA officials, we anticipate that flash pasteurization will be required.

        Odwalla has been performing flash pasteurization for nearly three years. All fresh-squeezed citrus used in our products blended with other ingredients (e.g., in our smoothie and nutritional product lines) has been flash pasteurized. During the past year, we began flash pasteurizing fresh-squeezed citrus products that are not further blended (e.g., grapefruit juice and our quencher products) and currently all juice products are flash pasteurized. Odwalla is ready for the anticipated FDA regulations and we don't anticipate significant additional costs to comply with current FDA regulations.

        We are also subject to various federal, state and local environmental laws and regulations that limit the discharge, storage, handling and disposal of a variety of substances and by laws and regulations relating to workplace safety and worker health, principally the Occupational Safety and Health Administration Act, as well as similar state laws and regulations. We believe that we comply in all material respects with these laws and regulations, although we cannot assure you that future compliance with new laws or regulations will not have a material adverse effect on our results of operations or financial condition. We did not incur any significant costs in fiscal 1999 to comply with environmental laws.

EMPLOYEES

        As of November 27, 1999, the end of the first quarter of fiscal 2000, Odwalla had approximately 450 employees, 430 of whom were full-time employees. We don't have any collective bargaining agreements with our employees, and we believe employee relations are generally good.

OTHER FACTORS AFFECTING ODWALLA'S BUSINESS

        Risks associated with perishable products. Except for natural spring water and food bars, Odwalla's products are flash pasteurized or heat treated and don't contain any preservatives. They have a limited shelf-life because of this. In order to maintain our "day-of-production" quality standards, we further restrict the shelf-life of products through early expiration dates. The restricted shelf-life means that we don't have any significant finished goods inventory and our operating results are highly dependent on our ability to accurately forecast near term sales in order to adjust fresh fruit and vegetable sourcing and production. We've historically experienced difficulties in accurately forecasting product demands and expect that challenge to continue. When we don't accurately forecast product demand, we are either unable to meet higher than anticipated demand or we produce excess inventory that cannot be profitably sold. In addition, most of our trade partners have the right to return any products that are not sold by their expiration date. Our inability to meet higher than anticipated demand or excess production or significant amounts of product returns on any of our products could harm our business and results of operations.

        Cost sensitivity. Our profitability is highly sensitive to increases in raw materials, labor and other operating costs. Unfavorable trends or developments concerning factors including inflation, raw material supply, labor and employee benefit costs, including increases in hourly wage and minimum unemployment tax rates, rent increases resulting from the rent escalation provisions in our leases, and the availability of hourly employees may also adversely affect our results. We've benefited in prior years from relatively favorable inflation rates and part-time labor supplies in our principal market areas. However, there is no assurance that these conditions will continue or that we will have the ability to control costs in the future. In fiscal 1999, for example, the cost for citrus products increased significantly due to the citrus crop freeze in California as discussed in the "Management's Discussion and Analysis of Financial Conditions and Results of Operations of Odwalla" beginning on page 73 of this proxy statement.

        Product liability. Because our products are not irradiated or chemically treated and are flash pasteurized, they are highly perishable and contain certain naturally occurring microorganisms. In addition to the recall associated with the E. coli O157:H7 bacteria in 1996, from time to time we receive complaints from consumers regarding ill effects allegedly caused by our products. These past claims haven't resulted in any material liability to date, but there can be no assurance that we won't have future claims or that any claims associated with the recall in 1996 will not result in adverse publicity or monetary damages, either of which could seriously harm our business and results of operations.



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

We currently maintain $52,000,000 in product liability insurance, which may not be sufficient to cover the cost of defense or related damages in the event of a significant product liability claim.

        Orchard production. Historically, we've depended upon the fruit produced from the trees of large orchards. These trees may become damaged, diseased or destroyed as a result of windstorms, pests or fungal disease. Additionally, there are types of controllable fungal diseases that can affect fruit production although not fatal to the trees themselves. These types of fungal diseases are generally controllable with fungicides. However, we can't be sure that such control measures will continue to be effective. Any decrease in the supply of fresh fruit as a result of windstorms, pests or fungal disease could have a material adverse effect on our business and results of operations.

        Geographic concentration. Our wholesale accounts and retail trade partners have their largest concentration in Northern California, with most located in the metropolitan areas surrounding the San Francisco Bay. Due to this concentration, natural disasters, including earthquakes, economic downturns and other conditions affecting Northern California may adversely affect our business and results of operations.

        Concentration of production capacity. Virtually all of our juice production capacity is located at our Dinuba, California, facility. Because we maintain minimal finished goods inventory as part of our "day-of-production" production system, we could be unable to continue to produce beverages in the event that production at or transportation from Dinuba were interrupted by fire, earthquakes, floods or other natural disasters, work stoppages, regulatory actions or other causes. Such an interruption would seriously harm our business and results of operations. Separate companies produce our dairy-free shakes, meal replacement beverages, spring water and food bars.

        Lack of diversification. Odwalla's business is vertically integrated and centered around essentially one product, all-natural super-premium beverages, sold primarily through our direct-store-delivery system. Although we've added dairy-free shakes, meal replacement beverages, spring water and food bars, and are using more third party distributors, the risks associated with our focus on essentially one product are exemplified by the material adverse effect on our business and results of operations that resulted from the recall in October 1996 and from the impact of the California citrus freeze in December 1998. Any significant decrease in the consumption of beverages generally or specifically with respect to our products would have an adverse effect on our business and results of operations.

        Risks related to expansion. Continued growth depends in part upon our ability to expand into new geographic areas, either through internal growth or by acquisition. Following the 1996 recall, management attention was primarily focused on restoring production and sales in our then-existing markets and dealing with legal and other company issues. This diverted our plans for expansion, for the most part, until fiscal 1998. Due to the extent of our operating losses in recent years, we currently anticipate limited expansion in fiscal 2000 beyond existing markets. There can be no assurance that we will expand into new geographic areas or continue to invest in newer markets or if such expansion or investment is undertaken that it will be successful or accomplished on a profitable basis. Demands on management and working capital costs associated with the recall as well as the perishability of our products and current reliance on the personnel-intensive direct-store-delivery system may limit the ability, or increase the cost of, expansion into new regions. Furthermore, perceptions of the recall and consumer tastes vary by region and there can be no assurance that consumers located in other regions will be receptive to our products.

        We've expanded into certain markets, including the Pacific Northwest and Colorado, through acquisitions of local juice manufacturers. Acquisitions involve a number of special risks, including the diversion of management's resources, issues related to the assimilation of the operations and personnel of the acquired businesses, potential adverse effects on operating results and amortization of acquired intangible assets. In addition, gross margins may be negatively impacted to the extent that gross margins on acquired product lines are lower than Odwalla's average gross margins. If we seek and find attractive acquisition candidates, we may not be able to complete the transaction on acceptable terms, successfully integrate the acquisition into our operations, or structure the acquisition so as not to have an adverse impact on our operations.

        Any plans to invest in new markets or to consider acquisitions may cause us to seek additional financing that may be dilutive to current investors or result in a higher debt-to-equity ratio than would otherwise be the case. Any financing we obtain may not be on terms favorable to us, even if it is available.

        Competition. Our direct competitors in the juice business are national brands including Just Squeezed, Tropicana, Minute Maid and Nantucket Nectars. Our juice products compete with regional brands including Naked Juice (owned by a large international company, Chiquita Brands International, Inc.) in Southern California and



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

Colorado, Fresh Samantha's in the Northeast, Mid-Atlantic and Southeast sections of the United States and Fantasia in the Chicago and other Midwest market areas. Juice and smoothie bars including Jamba Juice are also competitors. In addition, a number of major supermarkets and other retail outlets squeeze and market their own brand of fresh juices that compete with the Company's products. A decision by Chiquita or any other large company to focus on Odwalla's existing markets or target markets could have a material adverse effect on our business and results of operations. While we believe that we compete favorably with our competitors on factors including quality, nutritional integrity, food safety, merchandising, service, sales and distribution, multiple flavor categories, brand name recognition and loyalty, our products are typically sold at prices higher than most other competing beverage and bar products. Significant competitive pressure from these or other companies could negatively impact our sales and results of operations.

        Quarterly fluctuations. Because the fruits and vegetables we use are purchased in the open market on a negotiated basis, the price and availability of key ingredients may fluctuate on a quarterly basis. Consumers tend to establish certain buying patterns, and a disruption of those buying patterns may result in a decline in sales. Other factors, including expansion into new markets, consummating an acquisition, costs of integrating acquired operations, price promotions of certain products, changes by our competitors, and introduction of new products, can result in fluctuations to sales and costs on a quarterly basis.

        Intellectual property rights. We believe our trademarks, trade dress, trade secrets and similar intellectual property are critical to Odwalla's success and we attempt to protect such property with registered and common law trademarks and copyrights, restrictions on disclosure and other actions to prevent infringement. We've licensed elements of our distinctive trademarks, trade dress and similar proprietary rights to third parties in the past and may continue this practice. While we attempt to ensure that the quality of our brand is maintained by these third party licenses, we can't be sure that these third parties will not take actions that might seriously harm the value of our proprietary rights or the reputation of our products, either of which could have a material adverse effect on our business. Product package and merchandising design and artwork are important to the success of Odwalla, and we intend to take action to protect against imitation of our products and packages and to protect our trademarks and copyrights as necessary. This action could be time-consuming, result in costly litigation and divert management personnel. Furthermore, there can be no assurance that we would be successful in such action. We don't currently have any patents.

        Control by officers and directors. Odwalla's officers, directors and their affiliates beneficially own, in the aggregate, approximately 23% of the outstanding shares of common stock. Through their holdings, these shareholders, acting together, would be able to significantly influence most matters requiring shareholder approval, including the election of a majority of our board of directors. This control could have the effect of delaying, deferring or preventing a change of control of the Company.

        Dependence on key personnel. Odwalla's success depends to a significant extent upon the continued service of its senior management, including Stephen Williamson, our Chairman and Chief Executive Officer, and the loss of services from any of such key personnel could have a material adverse effect on our business or results of operations. Furthermore, our continued growth strategy depends on the ability to identify, recruit and retain key management personnel. The competition for such employees is intense, and there can be no assurance we will be successful in such efforts. We are also dependent on our ability to continue to attract, retain and motivate production, distribution, sales, communications and other personnel.

        Volatility of stock price. Odwalla's common stock price has, at certain times, experienced significant price volatility. Announcements of developments related to our business, fluctuations in operating results, failure to meet securities analysts' expectations, general conditions in the fruit and vegetable industries and the worldwide economy, announcements of innovations, new products or product enhancements by us or our competitors, fluctuations in the level of cooperative development funding, acquisitions, changes in governmental regulations, developments in patents or other intellectual property rights and changes in our relationships with trade partners and suppliers could cause the price of our common stock to fluctuate substantially. In addition, in recent years the stock market in general, and the market for small capitalization stocks in particular, has experienced extreme price fluctuations which have often been unrelated to the operating performance of affected companies. Such fluctuations could adversely affect the market price of our common stock.



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PROPERTIES OF ODWALLA

        Our production facility is in Dinuba, California, and consists of approximately 100,000 square feet of production, office and cold storage space on a 13-acre parcel of land plus approximately 29 acres of land adjacent to the production facility. We own this property and believe we carry adequate property insurance. Our administrative offices are located in Half Moon Bay, California. We also have distribution centers throughout California and in Phoenix, Arizona; Denver, Colorado; Atlanta, Georgia; Landover, Maryland; Albuquerque, New Mexico; Eugene and Portland, Oregon; Austin, Houston and Dallas, Texas; and Seattle, Washington. We lease all our facilities other than the Dinuba production facility.

LEGAL PROCEEDINGS OF ODWALLA

        The following personal injury claims and legal proceedings seek monetary damages and other relief relating to the recall in 1996, as discussed in Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations of Odwalla":

        1. The McGregor Case: A personal injury lawsuit filed in Santa Clara County Superior Court, San Jose, California on June 2, 1997 and served on June 16, 1997. There is no trial date set.

        2. The Nixon Case: A personal injury lawsuit filed in Sacramento County Municipal Court, Sacramento, California on August 15, 1997. There is no trial date set.

        3. The Scott Case: A personal injury action lawsuit filed in King County Superior Court, Seattle, Washington, on October 14, 1999. The case is set for trial on March 5, 2001.

        The Company has one additional proceeding allegedly arising out of product consumption prior to the recall in 1996:

        1. The Shields Case: A personal injury lawsuit filed in King County Superior Court, Seattle, Washington, and served on or about July 1, 1999. The case is set for trial on January 16, 2001.

        The following personal injury claim and legal proceeding has been settled:

        1. The Lane Case: A personal injury lawsuit filed in King County Superior Court, Seattle, Washington, and served on or about April 26, 1999. The case was removed to the United States District Court in Seattle on May 25, 1999. The case was settled in February 2000 subject to final court approval.

        We maintained commercial general liability insurance totaling $27,000,000 during the period for which the above claims are filed, including the recall. We have notified our insurance carrier of these events. At this time, we are unable to determine the potential liability from the remaining legal proceedings and claims. The recall-related legal proceedings settled to date were covered under our commercial general liability insurance policy and did not result in any additional costs to us.

        On May 21, 1999, Odwalla filed a lawsuit in United States District Court for the Eastern District of California in Fresno, California, against New Hampshire Insurance Company to seek recovery on our business interruption insurance claim filed as a result of the recall. The case does not have a trial date set.

        We are subject to other legal proceedings and claims that arise in the course of our business. We currently believe that the ultimate amount of liability, if any, for any pending actions (either alone or combined) will not materially affect our financial position, results of operations or liquidity. However, the ultimate outcome of any litigation is uncertain, and unfavorable outcomes could have a material negative impact on our results of operations and financial condition.



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


SELECTED FINANCIAL DATA OF ODWALLA

         The following table shows selected consolidated financial information for Odwalla for the past five fiscal years. To better understand the information in the table, investors should also read "Management's Discussion and Analysis of Financial Condition and Results of Operations of Odwalla" beginning on page 73 of this proxy statement, and the Consolidated Financial Statements and Notes beginning on page F-2 of this proxy statement.


                                                                                        Year Ended August,
                                                                 ------------------------------------------------------------
                                                                   1995         1996          1997       1998          1999
                                                                 --------     --------     --------     --------     --------
                                                                               (in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Net sales ...................................................    $ 35,869     $ 59,197     $ 52,630     $ 59,088     $ 68,042
Cost of sales ...............................................      18,425       29,889       27,650       29,236       35,542
                                                                 --------     --------     --------     --------     --------
Gross Profit ................................................      17,444       29,308       24,980       29,852       32,500
Operating expenses:
 Sales and distribution .....................................      11,588       20,236       22,465       20,282       24,056
 Marketing ..................................................         891        2,179        2,919        2,696        2,908
 General and administrative .................................       3,576        6,206        7,625        6,873        7,647
 Recall and related costs ...................................          --           --        6,518        1,242          250
                                                                 --------     --------     --------     --------     --------
     Total operating expenses ...............................      16,055       28,621       39,527       31,093       34,861
                                                                 --------     --------     --------     --------     --------
Income (loss) from operations ...............................       1,389          687      (14,547)      (1,241)      (2,361)
Other income (expense), net .................................         108          346          210         (163)         (40)
                                                                 --------     --------     --------     --------     --------
Income (loss) before income taxes ...........................       1,497        1,033      (14,337)      (1,404)      (2,401)
Income tax (expense) benefit ................................        (500)        (400)       1,901           25          359
                                                                 --------     --------     --------     --------     --------
Net income (loss) ...........................................         997          633      (12,436)      (1,379)      (2,042)
Preferred stock dividend ....................................          --           --           --           --         (267)
                                                                 --------     --------     --------     --------     --------
Net income (loss) applicable to common shareholders .........    $    997     $    633     $(12,436)    $ (1,379)    $ (2,309)
                                                                 ========     ========     ========     ========     ========
Basic net income (loss) applicable to common
  shareholders per share ....................................    $   0.24     $   0.13     $  (2.49)    $  (0.27)    $  (0.45)
                                                                 ========     ========     ========     ========     ========

Diluted net income (loss) applicable to common
   shareholders per share ...................................    $   0.22     $   0.12     $  (2.49)    $  (0.27)    $  (0.45)
                                                                 ========     ========     ========     ========     ========


                                                                                       End of Fiscal Year
                                                                 ------------------------------------------------------------
                                                                   1995         1996         1997         1998         1999
                                                                 --------     --------     --------     --------     --------
                                                                                        (in thousands)
BALANCE SHEET DATA:
Cash, cash equivalents and
 short-term investments .....................................    $ 18,496     $ 12,413     $  3,225     $  3,191     $  7,369
Working capital .............................................      17,918       14,655        1,300        1,669        7,384
Total assets ................................................      35,481       37,700       31,006       29,350       35,305
Long-term liabilities .......................................         736          501          441          888          688
Mandatorily redeemable and convertible preferred stock ......          --           --           --           --        7,505
Total shareholders' equity ..................................      28,499       29,574       17,635       16,445       14,449

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ODWALLA

        You should read the following discussion and analysis in conjunction with Odwalla's and Fresh Samantha's consolidated financial statements and the "Unaudited Pro Forma Combined Condensed Financial Information" included elsewhere in this proxy statement. This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements with respect to future events and Odwalla's future financial performance. Actual results could differ significantly from those discussed in this proxy statement.

        Factors that could cause or contribute to such differences include those set forth in the section entitled "Risk Factors" on page 12 of this proxy statement, as well as those discussed elsewhere in this proxy statement.

OVERVIEW

        In the Management's Discussion and Analysis section of this proxy statement we are providing detailed information about our operating results and changes in financial position over the past three years and for the first quarter of fiscal 1999 and 2000. This section should be read in conjunction with the Consolidated Financial Statements and related Notes beginning on page F-2 of the financial statements attached to this proxy statement.

GENERAL BUSINESS

        Net sales in fiscal 1999 increased to $68.0 million, an increase of 15% from $59.1 million of sales last year, which represents a record sales year for Odwalla. In fiscal 1999, we had growth in all of our geographic market areas, expanded our presence in markets we entered in fiscal 1998, and entered the Atlanta market. Our net loss for fiscal 1999 was $2.0 million or $.40 per share compared to a loss of $1.4 million or $0.27 per share in fiscal 1998. The most significant reason for the fiscal 1999 loss is the result of the December 1998 California citrus freeze, which is discussed below. Net sales for the thirteen weeks ended November 27, 1999 increased to $16.8 million, an increase of 9.4% from $15.3 million of sales in the first quarter of fiscal 1999. In the first quarter of fiscal 2000, the citrus freeze of December 1998 continues as the most significant reason for our net loss for the quarter.

        Our sales strength has come predominantly from continued penetration in existing markets, sales of new products and expansion into new markets. We believe that continued recognition of the Odwalla brand and consumer attraction to our products, new product introductions, better store shelves placement, increased placement of branded in-store coolers, and increased delivery system support has contributed to our sales growth.

        We experience quarterly fluctuations, some of which are significant, and anticipate that these fluctuations will continue in future quarters. Some factors behind the fluctuations include:

        - changes in the price or availability of raw materials, particularly fruit products, due to seasonality, weather and other factors;

        - new product introductions; costs of expansion into new markets, which can continue for many quarters beyond the market entry date;

        - sales promotions; buying patterns of consumers; competitor product introductions; and

        -       overall economic trends influencing consumers.

        In addition, weather patterns impacting consumers, including unseasonably cool or rainy weather, can result in fewer sales to consumers and ultimately lower sales to trade partners and higher return credits if we haven't been able to forecast and adjust for the change in consumer buying patterns. Additionally, while the direct-store-delivery system offers many benefits to us, it is also an expensive and fairly fixed-cost distribution system. We have invested significantly in our production facility and management team; the benefit of this investment will result from higher volume of product through the facility. Conversely, lower volume than expected will result in higher fixed costs as a percentage of sales. Finally, we may choose to reduce prices or increase spending in response to competition in some markets, which usually has a negative short-term effect on our results of operations.

RESULTS OF OPERATIONS

        The following table sets forth, as a percentage of net sales, certain statements of operations data for fiscal years 1997, 1998 and 1999 and for each of the thirteen week periods for each of November 28, 1998 and November 27, 1999. These operating results are not necessarily indicative of the results for any future period.


                                                                                              THIRTEEN WEEKS ENDED
                                                                                          ----------------------------
                                                        YEAR ENDED AUGUST,                NOVEMBER 28,    NOVEMBER 27,
                                                -----------------------------------       ------------    ------------
                                                1997            1998           1999           1998           1999
                                                -----          -----          -----          -----          -----
                                                                                          (unaudited)     (unaudited)
Net sales                                       100.0%         100.0%         100.0%         100.0%         100.0%
Cost of sales                                    52.5           49.5           52.2           49.8           53.4
                                                -----          -----          -----          -----          -----
Gross margin                                     47.5           50.5           47.8           50.2           46.6
Operating expenses
   Sales and distribution                        42.7           34.3           35.4           36.6           37.1
   Marketing                                      5.5            4.6            4.3            5.2            3.3
   General and administrative                    14.5           11.6           11.2           11.6           11.2
   Recall and related costs                      12.4            2.1            0.4            0.0            0.0
                                                -----          -----          -----          -----          -----
Income (loss) from operations                   (27.6)          (2.1)          (3.5)          (3.2)          (5.0)
Interest and other income (expense), net           .4            (.2)          (0.0)          (0.5)          (0.1)
Income tax benefit                                3.6            0.0            0.5            0.6            0.8
                                                -----          -----          -----          -----          -----
Net income (loss)                               (23.6)%         (2.3)%         (3.0)%         (3.1)%         (4.3)%
                                                =====          =====          =====          =====          =====

        NET SALES. Net sales for fiscal 1999 increased 15% to $68.0 million compared to $59.1 million in fiscal 1998, and increased 12% in fiscal 1998 from $52.6 million in fiscal 1997. Our 1999 sales increase, which occurred in all geographic regions, resulted primarily from (a) growth in existing markets and accounts and new products and (b) sales volume from new markets. Net sales are also impacted by our expanded use of third party distributors, which grew at about the same rate as our own direct-store-delivery business. Because we sell product to distributors at a wholesale price that is lower than the price to retail trade partners, our increased use of distributors will not produce the same net sales growth that would occur if the same number of products were sold to retail trade partners. Total sales in our newest markets, which include the Midwest, Mid-Atlantic and Atlanta markets, were about 6% of total sales and represent a significant increase from fiscal 1998 as we had just begun selling in these markets at that time. Our food bar business, which was introduced at the very end of fiscal 1998, was also an important factor in our growth in fiscal 1999 as food bar sales represented just less than 5% of our net sales in fiscal 1999. The sales increase in fiscal 1998, which occurred in all geographic regions, resulted primarily from (a) new and returning products and (b) sales volume from new markets. Net sales in fiscal 1998 were also impacted by our expanded use of third party distributors.

        Net beverage and bar sales for the first quarter of fiscal 2000 increased 10.7% to $16.7 million compared to $15.1 million in the first quarter of fiscal 1999. By-product sales were approximately $30,000 in fiscal 2000 compared to $209,000 for the first quarter of fiscal 1999. The decrease in by-product sales resulted from our sale of the small by-product operation in late fiscal 1999. Total net sales for the first quarter of fiscal 2000 increased 9.4% to $16.8 million compared to $15.3 million for the same period last year. Our sales growth rate this quarter was about the same for both our direct-store-delivery and our distributor businesses. Total sales in our newest markets, which include the Midwest, Mid-Atlantic and Atlanta markets, were about 8% of total sales and represent a significant percentage increase from the first quarter of fiscal 1999 as we had just begun selling in these newer markets at that time. Because we sell product to distributors at a wholesale price that is lower than the price to retail trade partners, our increased use of distributors will not produce the same net sales growth that would occur if the same number of products were sold to retail trade partners. Our food bar business was also an important factor this quarter. Food bar sales rose 27% from the same quarter of last year, although food bar sales represented less than 5% of our net sales.

        On September 1, 1999, we introduced new branded, custom-designed 450 milliliter and 325 milliliter bottles made from recyclable, HDPE plastic. Our new bottle retains fresh fruit flavor notes better than our previous bottle and better than the bottles commonly used by our competitors. It also has a tamper-resistant, screw-on cap, which allows consumers to easily reseal their beverage while drinking Odwalla on-the-go. The characteristics of the new bottle also extend the shelf-life of our products. At the same time, we began using a new bottling line designed to accommodate our new bottles. During the first quarter of fiscal 2000, we experienced problems in producing beverage products to meet sales orders during the initial introduction period. We also experienced unexpected issues that caused some products to ferment and, ultimately, caused some bottles to bloat. These issues disrupted a consistent flow of product during the first part of the quarter. We believe that these issues negatively impacted sales in the quarter.

        COST OF SALES. Cost of sales increased to $35.5 million or 52.2% of net sales in fiscal 1999 compared to $29.2 million or 49.5% of net sales in fiscal 1998. Cost of sales was $27.6 million or 52.5% of net sales in fiscal 1997. Gross margin decreased from 50.5% in fiscal 1998 to 47.8% in fiscal 1999 after increasing from 47.5% in fiscal 1997. In late December 1998, the San Joaquin Valley in central California experienced a citrus freeze that seriously damaged the navel orange crop. Other parts of California were also affected, but to a significantly lesser extent. The freeze also impacted the California Valencia orange crop and other citrus, which extended the impact throughout calendar year 1999. The immediate effect of the freeze was to increase the price of the fresh citrus we purchase, which continues currently. We also experienced poorer citrus yields and some delay in fruit maturity. The freeze also caused us to be more reliant on citrus sources farther from our production facility than in prior years, which caused an increase in freight cost. Gross margin decreased primarily due to (a) unfavorable pricing and yield for ingredients, primarily citrus, and (b) increases in labor, due to poorer yields, and co-packing costs. The continued use of third party distributors also negatively affected gross margins. However, we believe that fiscal 1999 would have been profitable except for the impact of the citrus freeze.

        The increase in gross margin in fiscal 1998 compared to fiscal 1997 resulted primarily from (a) favorable sourcing, pricing and yield for fruit and other ingredients, and (b) an increase in operating efficiency due to increased volume. Cost of sales as a percentage of net sales increased significantly following the recall (see recall and related costs on page 76 of this proxy statement) due to reduced production volume, especially from October 30, 1996 through the second quarter of fiscal 1997, although this increase from historical levels continued through fiscal 1997.

        Cost of sales increased to $9.0 million in the first quarter of fiscal 2000 compared to $7.6 million for the same period during fiscal 1999. Gross margin as a percentage of net sales was 46.6% in the first quarter of fiscal 2000, a decrease from 50.2% in the first quarter of fiscal 1999. Due to the citrus freeze discussed above, we continued to experience poorer citrus yields and some delay in fruit maturity. We also continued to rely on citrus sources farther from our production facility than in prior years, which caused an increase in freight costs. Gross margin decreased primarily due to (a) unfavorable pricing and yield for ingredients, primarily citrus, and (b) increases in labor, due to poorer yields, and co-packing costs.

        As a result of the citrus freeze, we have become more dependent upon alternative and more expensive sources of fresh citrus supply than in prior years. We continue to use our extensive network of grower contacts to continually try to maintain our supply of fresh ingredients. The effect on orange and other ingredient costs to Odwalla beyond the impact of the citrus freeze is not yet fully determined, but we expect to continue to experience higher orange costs until the new crop is available in the second quarter 2000. The cost and quality of the new crop is not yet determined and could differ from current prices, although we continue to experience higher than normal citrus costs in the second quarter of fiscal 2000.

        We also incurred additional costs due to the issues involved with our new bottle introduction, as noted above. The bottle introduction process increased labor and operating costs during the quarter as we worked through the production challenges.

        SALES AND DISTRIBUTION. Sales and distribution expenses were $24.1 million in fiscal 1999 compared to $20.3 million in fiscal 1998, and increased as a percentage of net sales to 35.4% from 34.3% in fiscal 1998. Sales and distribution expenses decreased as a percentage of net sales and in dollars in fiscal 1998 when compared to the 42.7% and $22.5 million in fiscal 1997. Expenses will continue to be affected as we seek to find the proper mix between third party distributors and our own direct-store-delivery system in a given market. The perishable nature of most of our products and our stringent service standards can make it difficult to find appropriate distributors in some markets. During fiscal 1999, we experienced a full year of costs in our newest markets. Expansion into markets serviced by our direct-store-delivery system, including the Washington, D.C. area, requires an investment for some initial period. We also began an investment in our national sales structure and in our direct-store-delivery sales and operational structure. We expect that this investment will result in efficiencies later in fiscal 2000. We expect to continue to have expansion costs as we enter new geographic markets.

        The fiscal 1998 expense decrease as a percentage of net sales as compared to fiscal 1997, resulted from increased sales volume supported by a more fixed cost operations structure, which was offset by national and regional labor costs and an increase in our expansion efforts compared to fiscal 1997.

        Sales and distribution expenses increased to $6.2 million in the first quarter of fiscal 2000 compared to $5.6 million in the first quarter of fiscal 1999, and increased as a percentage of net sales to 37.1% from 36.6% last year. The increase, in absolute dollars and as a percentage of net sales, was due to increased national and regional labor costs and the increased costs of utilizing a direct-store-delivery system in some of our newer markets that were previously serviced with third party distributors. Future decisions regarding growth and expansion consistent with long-term strategic objectives may increase sales and distribution costs as a percentage of net sales. We continue to look for efficiencies in this part of our business. However, expansion into markets serviced by our direct-store-delivery system will require an investment for some initial period. Expenses will also be affected as we seek to find the proper mix between third party distributors and our own direct-store-delivery system in a given market. The perishable nature of most of our products and our stringent service standards can make it difficult to find appropriate distributors in some markets.

        MARKETING. Marketing expenses increased 8% to $2.9 million in fiscal 1999 compared to $2.7 million in fiscal 1998, and decreased 8% in fiscal 1998 compared to $2.9 million in fiscal 1997. The increase in absolute dollars spent on marketing in fiscal 1999 was the result of increased product tastings, both in retail locations and sponsorships of community events, employing consultants and increased product research and development costs. In August 1999, Karen Lucas joined Odwalla as Vice President, Marketing. We expect that marketing expenses will increase during fiscal 2000, in absolute dollars and also as a percentage of net sales.

        The marketing expenditures decreased in absolute dollars and as a percentage of net sales in fiscal 1998 primarily due to reduced executive payroll and operating expenses offset by an increase in advertising. We had increased marketing expenses in absolute dollars and as a percentage of net sales in fiscal 1997 to reinforce the existing consumer base and attract new consumers to our brand and products following the recall, expand outside communications, develop and launch new and newly formulated products and incur professional services related to consumer research.

        Marketing expenses decreased to $543,000 in the first quarter of fiscal 2000 compared to $796,000 in the first quarter of fiscal 1999. Most of the change from last year results from a change in marketing strategy which resulted in fewer employees, decreased product tastings as we move to more strategic tastings, both in retail locations and at community events, and less advertising. However, we expect marketing expenses to increase in both dollars and as a percentage of net sales later in fiscal 2000.

        GENERAL AND ADMINISTRATIVE. General and administrative expenses were $7.6 million in fiscal 1999 or 11.2% of net sales compared to $6.9 million or 11.6% of net sales in fiscal 1998 and $7.6 million or 14.5% of net sales in fiscal 1997. In fiscal 1999, the increase resulted primarily from increased payroll in human resources, financial analysis and information technology personnel, increased recruiting and search firm costs, and consulting fees. In fiscal 1998, reductions in administrative payroll and consulting fees were the primary reasons for the decrease from fiscal 1997.

        General and administrative expenses increased to $1.9 million in the first quarter of fiscal 2000 from $1.8 million in the first quarter of fiscal 1999, and decreased as a percentage of net sales to 11.2% from 11.6% last year. The change was primarily due to an increase in employee recruitment fees and costs, and an increase in consulting fees. We don't expect general and administrative costs for the remainder of fiscal 2000 to increase significantly in absolute dollars when compared to the prior year. However, there can be no assurance that general and administrative costs will not increase significantly in absolute dollars. We will continue to invest in infrastructure, particularly in information systems and research and development, to allow for sustainable growth.

        RECALL AND RELATED COSTS. On October 30, 1996, Odwalla was notified by the State of Washington Environmental Health Services of an epidemiological link between several cases of E. coli O157:H7 and Odwalla's apple juice products. We immediately implemented a recall of all Odwalla products containing apple juice. We experienced a significant decline in sales immediately following the recall and we weren't able to immediately and significantly modify certain on-going production, distribution and other costs.

        Odwalla also incurred significant direct costs as a result of the recall, including advertising and public relations costs, legal and professional fees, cost of the product recalled (including the labor and freight involved in the recall process), destruction of unsold product in inventory and packaging supplies, costs of leased sales and distribution equipment in excess of current volume requirements, costs of reformulating products and costs associated with the flash pasteurization process. Total recall and related costs in fiscal 1997 were $6.5 million, including a $2.2 million charge to establish a reserve for future professional fees related to the recall, including legal fees. Under our arrangement with our insurance company, we pay a portion of the legal fees related to third party claims resulting from the recall and related claims. The reserve for professional fees is an estimate, and there can be no assurance that the reserve established will be adequate. We reviewed this charge during fiscal 1998 and, except for the settlement noted below, believed that the reserve established was adequate. In fiscal 1999, we reviewed available information, including recently filed claims, and added $250,000 to this reserve. We will continue to assess this liability and will make appropriate adjustments if circumstances change. Approximately $1.3 million of this reserve for professional fees remained at August 28, 1999.

        Recall and related costs of $1.24 million in fiscal 1998 represent the present value of the settlement with the U.S. government in connection with the grand jury investigation begun in fiscal 1997.

        INTEREST AND OTHER EXPENSE (INCOME). Odwalla had net interest expense in fiscal 1999 of $159,000 compared to net interest expense of $206,000 in fiscal 1998 and net interest income of $173,000 in fiscal 1997. Gross interest income of $278,000, $160,000 and $322,000 in fiscal 1999, 1998 and 1997 resulted primarily from the remainder of the proceeds of the May 1996 public offering and, in 1999, the proceeds of the February 1999 Series A preferred stock offering. Gross interest expense of $437,000 in fiscal 1999, $366,000 in fiscal 1998, and $149,000 in fiscal 1997 resulted primarily from interest on the line of credit established in May 1997, capital lease interest and other debt.

        We had net interest and other expense of $12,000 in the first quarter of fiscal 2000 compared to $73,000 in the first quarter of last year. The net interest expense resulted primarily from borrowings under the line of credit and other existing debt for each quarter. Although we've invested the net proceeds of the Series A preferred stock offering funded in February 1999, we continue to incur interest expense primarily from borrowings under our existing line of credit agreement and the imputed interest impact of the fiscal 1998 settlement with the U.S. government.

        INCOME TAX BENEFIT. The $359,000 income tax benefit for fiscal 1999, $25,000 in 1998, and $1.9 million in 1997 resulted from the tax benefit associated with operating losses. The 15% effective tax rate in 1999 and 1998 (after offsetting the impact of the non-deductible settlement with the U.S. government discussed previously for 1998) and the 13% effective tax rate in 1997 varies from the federal statutory tax rate primarily due to the effect of establishing a deferred tax asset valuation allowance. We recorded a valuation allowance for a portion of the net deferred tax asset due to uncertainty as to the ultimate realization of such assets. We will continue to assess the valuation allowance as additional information regarding the impact of the recall on Odwalla's future profitability is available.

        The $128,000 income tax benefit for the first quarter of 2000 resulted from the tax benefit associated with reported net losses. In the first quarter of fiscal 1999, we recorded a $84,000 income tax benefit. The 15% effective tax rate in both 2000 and 1999 varies from the federal statutory tax rate primarily due to the effect of establishing a deferred tax asset valuation allowance. We recorded a valuation allowance for a portion of the net deferred tax asset due to uncertainty as to the ultimate realization of such assets. We will continue to assess the valuation allowance as additional information regarding our future profitability becomes available.

LIQUIDITY AND CAPITAL RESOURCES

        At August 28, 1999, we had working capital of $7.4 million compared to working capital of $1.7 million at August 29, 1998. The increase resulted primarily from financing activities. At August 28, 1999, Odwalla had cash, cash equivalents and short term investments of $7.4 million compared to $3.2 million at the end of fiscal 1998.

        Net cash used in operating activities in fiscal 1999 was $1.3 million. This consisted of the net loss plus depreciation, amortization and an increase in accounts payable, offset by increases in prepaid expenses, inventory and accounts receivable and decreases in other accrued expenses. Increases in accounts payable and accounts receivable are generally due to increased expense and sales volume compared to the same time period in fiscal 1998. The inventory increase represents acquisition of frozen raw materials during the summer of 1999. Prepaid expenses increased primarily due to the timing of insurance payments, advances for future costs and refundable deposits and similar items. Accrued expenses, which includes the reserve for recall related professional fees, decreased primarily as we paid for previously accrued costs.

        Net cash used in investing activities for fiscal 1999 was $6.5 million. This consisted principally of transferring funds to short-term investments and capital expenditures for production equipment at the Dinuba plant and, to a lesser extent, computer equipment and coolers. Net cash provided by financing activities for fiscal 1999 was $7.2 million. This consisted principally of proceeds from the sale of Series A preferred stock and from common stock option exercises offset by payments of long-term debt and capital lease obligations.

        At November 28, 1999, we had working capital of $5.6 million compared to working capital of $7.4 million at August 28, 1999. The decrease resulted primarily from cash used for capital asset purchases and to reduce our line of credit. At November 28, 1999, we had cash and cash equivalents and short-term investments of $4.6 million, compared to $7.4 million at August 28, 1999.

        Net cash used in operating activities in the first thirteen weeks of fiscal 2000 was $223,000. This consisted of the net loss plus depreciation and amortization and the increase in accounts payable and accrued payroll and related items, offset by an increase in inventories and prepaid expenses and a decrease in other accrued liabilities. Net cash used in investing activities in the first thirteen weeks of fiscal 2000 was $1.2 million, consisting primarily of capital expenditures for production equipment at the Dinuba plant, display coolers and, to a lesser extent, computer equipment. The expenditures were partially offset by the sale of short-term investments. Net cash used in financing activities in the first thirteen weeks of fiscal 2000 was $912,000, consisting primarily of the reduction on our outstanding line of credit.

        We had purchase commitments for the future delivery of raw materials as of August 28, 1999, approximately $2.1 million of which are under contracts and are expected to be completed by August 2000.

        We've used, and expect to continue to use, both operating and capital lease financing to obtain refrigeration coolers used in selling our products, computer and communication equipment, and production assets, primarily equipment. We are currently discussing additional lease lines with several companies, although we don't have any commitments from a leasing company and there can be no assurance that we will obtain the requested commitment. If we don't obtain adequate lease or other financing, our ability to obtain needed equipment may negatively impact our operations. At August 28, 1999, we owed $43,000 for capital lease obligations, primarily related to leasing of production equipment and delivery vehicles.

        On January 7, 1999, we signed an agreement with Catterton-Simon Partners, a Delaware limited partnership, to sell 1,000,000 shares of Odwalla Series A preferred stock at $8.00 per share. The Series A preferred stock receives an 8% annual dividend which is payable in either cash or additional Series A preferred stock, at our election. The dividend is payable semi-annually. All Series A preferred stock is convertible on a one-for-one basis into Odwalla common stock (a) upon a request by Catterton-Simon Partners at any time after July 6, 1999, and (b) automatically upon the earlier of (1) an acquisition of Odwalla by another company, either for cash or publicly traded stock, at a price in excess of $12.00 per share, (2) the average trading price of Odwalla common stock exceeding $12.00 per share for 20 consecutive trading days, or (3) January 7, 2002. Holders of Series A preferred stock are entitled to preferential payment, in the event of any liquidation of Odwalla, in an amount equal to the greater of $8.00 per share, plus any accrued but unpaid dividends, or the amount due each holder of common stock. The minimum liquidation preference is $8.6 million at August 28, 1999. Catterton-Simon Partners also received a warrant to purchase 75,000 shares of Odwalla common stock at $10.00 per share. The warrant expires in seven years. This transaction was funded and closed in February 1999. We also paid fees and issued a warrant to our financial advisor in connection with this transaction. The warrant is for 24,806 shares of common stock at an exercise price approximating $6.45 per share and expires in five years. Total costs of the transaction approximate $700,000, including the financial advisor fees other than the warrant described above, reimbursement of certain costs of Catterton-Simon Partners and other transaction costs. On June 14, 1999, our board of directors declared a stock dividend of 33,333 Series A preferred stock shares for the Series A shareholder. The dividend was paid June 30, 1999. In December 1999, our board of directors declared a stock dividend of 41,333 Series A preferred stock shares for the Series A shareholder. The dividend was paid on December 31, 1999.

        In May 1997, we entered into a loan and security agreement with Coast Business Credit which provided a revolving line of credit up to $5.0 million. Our borrowings were limited to 85% of eligible accounts receivable plus up to $500,000 for new capital equipment. Eligible accounts receivable were defined in the security agreement and generally represented all trade accounts receivable less balances that were delinquent. We paid monthly interest on borrowings at prime plus 1.5%, which was 9.75% at August 28, 1999. During 1999, we borrowed only under the receivable line. If we borrowed under the equipment line, we would pay interest only for the first three months and then pay monthly interest and principal payments using a 45 month amortization schedule. The security agreement contained certain restrictions, including the ability to borrow additional funds, pay dividends, purchase or otherwise acquire Odwalla stock, or encumber or sell Odwalla assets. The interest rate changed to prime plus 2% if our adjusted net worth, as defined, was less than $14 million. We were required to pay interest on $2.0 million whether or not we borrowed that amount and, accordingly, we had borrowed approximately $2.3 million under the receivable line at August 28, 1999. All of our assets were pledged as collateral under the security agreement.

        In September 1999, we entered into a revolving credit agreement with Imperial Bank and paid the balance then outstanding under, and terminated, the security agreement with Coast Business Credit. The credit agreement provides a revolving credit facility up to $5.0 million. The first $2.0 million of borrowings do not require separate borrowing base reporting. Borrowings over $2.0 million and up to $5.0 million are limited to 80% of eligible accounts receivable. The credit agreement defines eligible accounts receivable which generally represents all trade accounts receivable less delinquent balances. Interest is payable monthly at either the prime interest rate plus 1% or the Eurodollar rate plus 3.5%. The interest rate to be incurred is selected by Odwalla at the inception of each loan and may be changed during the period in which the borrowed amount is outstanding in accordance with provisions included in the credit agreement. The initial term of the credit agreement is for three years.

        All of our assets are pledged as collateral under the credit agreement. We are also required to meet certain covenants, including maintenance of certain financial, leverage, and debt service coverage ratios, and certain tangible net worth. The credit agreement also contains certain business restrictions, including the ability to borrow additional funds, limitations on capital expenditures in excess of certain amounts, restrictions on the payment of cash dividends, sale or purchase of Odwalla stock, ability to encumber or sell Odwalla assets, and limitations on other business transactions without prior approval from the lender. As of November 27, 1999, we were not in compliance with covenants requiring certain leverage and debt service coverage ratios. We requested our lender to waive the specific November 27, 1999 covenant violations and, in January 2000, the lender granted the requested waiver.

        The increased costs associated with recovering from the impact of the recall, our plans to invest in certain new market areas, and general corporate needs may cause us to seek additional financing that may be dilutive to current investors or result in a higher debt-to-equity ratio than would otherwise be the case. Any financing we obtain may not be on terms favorable to us, even if it is available.

        Odwalla maintains insurance coverage for product recall, product adulteration, lost income and other first party business risks. The claim we submitted to our insurance carriers for product recall costs and for business losses incurred due to the recall was denied for substantially all of the amounts claimed. On May 21, 1999, Odwalla filed a lawsuit in United States District Court for the Eastern District of California in Fresno, California, against New Hampshire Insurance Company to seek recovery on our business interruption insurance claim. The case does not have a trial date set. The amount and timing of proceeds, if any, from the claims and any future insurance claims cannot be presently determined.

        Based upon information currently available, we believe that our existing cash and cash equivalents and our current and anticipated borrowing capability will be adequate to meet our obligations as they become due in the next 12 months.

YEAR 2000

        Many existing computer systems use only the last two digits to identify a year. Consequently, beginning in the year 2000, many systems may not recognize the difference in a year that begins with "20" instead of "19." This, as well as other date related processing issues, may cause systems to fail or malfunction unless corrected.

        We began taking steps to identify and address our internal Year 2000 issues in 1998. Our internal team, with executive sponsorship, consisted of both internal and external personnel. We reviewed certain systems, including information systems, handheld computer systems, production systems and non-information systems including phones and we modified certain systems as we believed necessary. We addressed the readiness of key third parties with which we have relationships, including suppliers and distributors. Our Year 2000 team completed its work and, through January 2000, we have not experienced any significant Year 2000 issues.

        Year 2000 costs incurred to date have not been material. We don't believe that additional costs will be material. We believe we dedicated adequate resources toward attaining Year 2000 readiness, but there is no assurance that we will be successful in our efforts to address all Year 2000 issues. As with all companies, we also rely on other more widely used entities including government agencies, public utilities and other external forces common to business and industry. Consequently, if such entities were to experience Year 2000 failures, this could disrupt our ability to conduct ongoing operations.

        We have not developed a contingency plan in the event we experience potential failures and do not currently intend to develop such a plan.

        The above discussion regarding costs, risks and estimated completion dates for the Year 2000 is based on our best estimates given information that is currently available, and is subject to change. As we continue to study this issue, we may discover that actual results will differ materially from the estimates noted above.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF ODWALLA

        INTEREST RATE RISK. It is our policy not to enter into derivative financial instruments. We do not currently have any significant foreign currency exposure since we do not transact business in foreign currencies. Due to this, we did not have significant overall currency exposure at November 27, 1999, the end of the first quarter of fiscal 2000.

        FOREIGN CURRENCY RATE RISK. As almost all of our sales and expenses are denominated in U.S. dollars, we have experienced only insignificant foreign exchange gains and losses to date, and we do not expect to incur significant gains and losses. We do not engage in foreign currency hedging activities.

MARKET FOR ODWALLA'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

        Odwalla's common stock began trading on the Nasdaq SmallCap Market in December 1993 at the time of our initial public offering. Since May 18, 1995, Odwalla common stock has traded on the Nasdaq National Market under the symbol "ODWA." The following table shows the range of high and low closing sales prices reported on the Nasdaq National Market for the periods indicated.

                                                               HIGH               LOW
                                                             -------            -------
         FISCAL YEAR ENDED AUGUST 29, 1998
           First Quarter                                     $ 11.00            $ 7.375
           Second Quarter                                    $  8.75            $ 5.625
           Third Quarter                                     $ 10.25            $  7.50
           Fourth Quarter                                    $12.875            $  9.00

         FISCAL YEAR ENDED AUGUST 28, 1999
           First Quarter                                     $10.625            $  7.00
           Second Quarter                                    $  8.00            $ 5.875
           Third Quarter                                     $  9.00            $ 5.438
           Fourth Quarter                                    $  8.00            $  6.25

         FISCAL YEAR ENDING SEPTEMBER 2, 2000
           First Quarter                                     $ 7.469            $  4.75
           Second Quarter                                    $  9.00            $ 4.813
           Third Quarter (through March 10, 2000)            $ 8.438            $ 7.875

        On February 1, 2000, the last trading day prior to the public announcement of the merger agreement, the closing sale price of Odwalla common stock as reported by Nasdaq was $6.875 per share.

DIVIDEND POLICY

        Odwalla has never paid any cash dividends on its common stock and currently anticipates that it will retain all future earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

                        INFORMATION ABOUT FRESH SAMANTHA


BUSINESS OF FRESH SAMANTHA

OVERVIEW

        Fresh Samantha is the creator, manufacturer and distributor of all-natural super-premium refrigerated juices. It produces and sells approximately 20 blends of juices, depending on the season, which are distributed to selected markets along the Eastern Seaboard from Maine to Florida from a single production facility in Saco, Maine. Certain of the citrus juices sold by Fresh Samantha are co-packed by vendors and sold under a Fresh Samantha label. Fresh Samantha has ten regional distribution facilities, where finished product is stored for local distribution. Fresh Samantha's products include classic juices, including orange juice and grapefruit juice, smoothies and other nutritionally fortified juice products. Fresh Samantha continually introduces and test markets new drink lines and formulations in an effort to better serve its customers.

        Fresh Samantha's products have traditionally been distributed by Fresh Samantha-employed route sales representatives using a direct store delivery system and a fleet of owned and leased heavy duty refrigerated trucks and smaller delivery vehicles. Fresh Samantha's products are available in delicatessens, supermarkets, natural food stores, convenience stores, warehouse outlets and selected restaurants. Fresh Samantha has recently entered into independent distributor agreements with third parties for specific geographic areas, including an agreement with Odwalla to distribute Fresh Samantha products in the Washington D.C. area. Fresh Samantha employs regional managers to oversee distribution in particular market areas. Fresh Samantha's sales volume is in large part dependent on the efforts of its regional managers, sales managers, and route sales representatives.

SELECTED HISTORICAL FINANCIAL DATA OF FRESH SAMANTHA

        The following table shows selected consolidated financial information for Fresh Samantha for the past five fiscal years. To better understand the information in the table, investors should also read "Management's Discussion and Analysis of Financial Condition and Results of Operations of Fresh Samantha" beginning on page 82 of this proxy statement, and the Consolidated Financial Statements and Notes beginning on page F-20 of this proxy statement.


                                                                                                             12 weeks ended
                                                                                                       -------------------------
                                                         Year Ended October,                           January 23,   January 22,
                                  ----------------------------------------------------------------     -----------   -----------
                                    1995          1996          1997          1998          1999          1999           2000
                                  --------      --------      --------      --------      --------      --------      --------
                                 (unaudited)   (unaudited)   (unaudited)                               (unaudited)   (unaudited)
                                                            (in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Net sales ...................     $  1,662      $  3,194      $  7,180      $ 15,708      $ 32,158      $  4,208      $  8,731
Cost of sales ...............        1,210         1,911         4,011         8,895        16,888         2,391         4,314
                                  --------      --------      --------      --------      --------      --------      --------
Gross Profit ................          452         1,283         3,169         6,813        15,270         1,817         4,417
Operating expenses:
 Sales and distribution .....          138           600         1,474         4,149        15,870         2,182         4,138
 Marketing, general
    and administrative ......          320           618         1,379         2,564         5,820           719         1,636
                                  --------      --------      --------      --------      --------      --------      --------
     Total operating expenses          458         1,218         2,853         6,713        21,690         2,901         5,774
                                  --------      --------      --------      --------      --------      --------      --------
Income (loss) from operations           (6)           65           316           100        (6,420)       (1,084)       (1,357)
Other income (expense), net .          (16)           (3)         (107)         (269)         (197)            9           (73)
                                  --------      --------      --------      --------      --------      --------      --------
Income (loss) before
 income taxes ...............          (22)           62           209          (169)       (6,617)       (1,075)       (1,430)
Income tax (expense) benefit             3           (21)         (110)           51            40            40            --
                                  --------      --------      --------      --------      --------      --------      --------
Net income (loss) ...........     $    (19)     $     41      $     99      $   (118)     $ (6,577)     $ (1,035)     $ (1,430)
                                  ========      ========      ========      ========      ========      ========      ========
Basic net income (loss) per
 common share ...............     $  (1.73)     $   3.73      $   9.00      $  (2.55)     $ (21.31)     $  (3.35)     $  (4.63)
                                  ========      ========      ========      ========      ========      ========      ========
Diluted net income (loss) per
 common share ...............     $  (1.73)     $   3.73      $   9.00      $  (2.55)     $ (21.31)     $  (3.35)     $  (4.63)
                                  ========      ========      ========      ========      ========      ========      ========
Cash dividends per
 common share ...............     $     --      $     --      $     --      $     --      $     --      $     --      $     --
                                  ========      ========      ========      ========      ========      ========      ========


                                                                 Year Ended October,                         12 weeks ended
                                            --------------------------------------------------------------     January 22,
                                             1995          1996          1997          1998         1999          2000
                                            ------       --------      --------      --------     --------      --------
                                          (unaudited)  (unaudited)    (unaudited)                              (unaudited)
BALANCE SHEET DATA:
Cash and cash equivalents .............     $     --     $     39      $    100      $  2,440     $    463      $    265
Working capital .......................           43          (54)         (301)        2,628       (2,781)       (3,939)
Total assets ..........................          485        1,033         2,362         6,936       12,728        11,848
Long-term liabilities .................          229          422           639           356          610           531
Total shareholders' equity ............           80          121           220         4,776        3,944         2,514


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FRESH SAMANTHA

OVERVIEW

        In this Management's Discussion and Analysis section we are providing detailed information about Fresh Samantha's operating results and changes in financial position over the past three years and for the first quarter of its fiscal 1999 and 2000. This section should be read in conjunction with the Fresh Samantha Consolidated Financial Statements and related Notes beginning on page F-20 of this proxy statement.

GENERAL BUSINESS

        In fiscal 1999, Fresh Samantha had record sales of $32.2 million. It experienced sales growth in all of its geographic market areas, expanded its presence in markets entered in fiscal 1998, and entered the Atlanta, Georgia, Miami, Florida and Raleigh, North Carolina markets. Substantially all of this sales growth came from increased volume. In early January 2000, Fresh Samantha withdrew from the Atlanta market as sales in that market had not met expectations.

        Fresh Samantha's net loss for fiscal 1999 was $6.6 million compared to a loss of $118,000 in fiscal 1998. The significant fiscal 1999 loss resulted primarily from advertising, marketing, promotions and market expansion costs incurred to increase sales and market presence and a significant increase in its management infrastructure to support growth in fiscal 1999 and in the future. Rapid growth strained the existing management structure and required Fresh Samantha to restructure management to meet the needs of a larger enterprise. Fresh Samantha does not anticipate significant geographic expansion in fiscal 2000, as it solidifies its presence in existing markets.

        Fresh Samantha's sales increases came predominantly from continued penetration in existing markets and expansion into new markets. Currently, no single customer accounts for more than 7% of Fresh Samantha's sales volume. Fresh Samantha believes that continued recognition of the Fresh Samantha brand and consumer attraction to its products, new product introductions, improved store shelf placement, increased placement of branded in-store coolers, and increased delivery system support have contributed to Fresh Samantha's sales growth. Continued sales increases are likely to require increased marketing expense.

        Fresh Samantha experiences quarterly fluctuations, sometimes significant, in its sales and resulting income and management anticipates that these fluctuations will continue in future quarters. Factors behind the fluctuations include:

        - changes in the price of raw materials, particularly fruit products, due to seasonality, weather and other factors;

        - costs associated with new product introductions, expansion into new markets and sales promotions;

        -       buying patterns of consumers;

        -       competitor product introductions and pricing decisions; and

        -       overall economic trends influencing consumers.

        In addition, unseasonably cool or rainy weather can result in reduced consumer demand and higher return credits. Anticipating and managing these factors continues to be a significant challenge facing Fresh Samantha's management.

        While management believes that Fresh Samantha's direct store delivery system offers significant benefits over other distribution systems, it is also an expensive and high fixed cost distribution system. As a result, a small fluctuation in sales can have a significant impact on Fresh Samantha's income.

        To some extent, Fresh Samantha juice products compete with all beverages. The market for orange and other fruit juice products is highly competitive and dominated by major international companies with well established brands and significant financial resources and marketing budgets. Even in the niche of super-premium refrigerated juices and juice products, Fresh Samantha faces competition from several national and regional producers, some of whom have significant brand awareness and superior resources to market their products.

        The production and sale of beverages are subject to significant regulation by various federal, state and local governmental agencies. Fresh Samantha began pasteurizing all of the juice products produced in Saco in 1998 in response to anticipated regulations subsequently promulgated by the U.S. Food and Drug Administration. Co-packed products were all pasteurized by August 1999. From time to time, proposals are made for new laws and regulations that might impact the beverage industry. It is impossible to predict whether any such proposal will be adopted, or if adopted, the impact of such proposal on Fresh Samantha.

        On March 2, 2000, Fresh Samantha was notified that the Teamsters have filed a petition for an election with the National Labor Relations Board in which they are seeking to become the exclusive representative for a group of six employees at the Pennsauken, New Jersey, distribution center.

RESULTS OF OPERATIONS

        The following table sets forth, as a percentage of net sales, certain statements of operations data for fiscal years 1997, 1998 and 1999 and for each of the twelve week periods ending January 23, 1999 and January 22, 2000. These operating results are not necessarily indicative of the results for any future period.



                                                                                        TWELVE WEEKS ENDED
                                                       YEAR ENDED OCTOBER,           -------------------------
                                            ---------------------------------------  JANUARY 23,   JANUARY 22,
                                                 1997          1998         1999        1999          2000
                                               -------       --------     ---------   --------     ---------
                                             (unaudited)                            (unaudited)   (unaudited)
Net sales                                       100.0%        100.0%       100.0%      100.0%        100.0%
Cost of sales                                    55.9          56.6         52.5        56.8          49.4
                                                 ----         -----        -----       -----         -----
Gross margin                                     44.1          43.4         47.5        43.2          50.6
Operating expenses
   Sales and distribution                        20.5          26.4         49.4        51.9          47.4
   Marketing, general and administrative         19.2          16.3         18.1        17.1          18.7
                                                -----         -----        -----       -----         -----
Income (loss) from operations                     4.4           0.6        (20.0)      (25.8)        (15.5)
Interest and other income (expense), net         (1.5)         (1.7)        (0.6)        0.2          (0.8)
Income tax benefit (expense)                     (1.5)          0.3          0.1         1.0           0.0
                                               -------       ------      -------      ------        ------
Net income (loss)                                 1.4%         (0.8)%      (20.5)%     (24.6)%       (16.4)%
                                               =======       ========      =======    ======        ======

        NET SALES. Net sales for fiscal 1999 increased 105% to $32.2 million compared to $15.7 million in fiscal 1998, and increased 119% in fiscal 1998 from $7.2 million in fiscal 1997. Fresh Samantha's 1999 sales increase, which occurred in all geographic regions, resulted primarily from (a) growth in existing markets through same store sales increases and the addition of new accounts, (b) sales from new geographic markets and (c) new products. Total sales in Fresh Samantha's newest markets in the Southeast were about 5.0% of total sales. Total 1999 sales in markets entered in fiscal 1998 were about 18.8% of total sales. The sales increase in fiscal 1998, which occurred in all geographic regions, resulted primarily from (a) sales volume from new markets and (b) growth in existing markets.

        Net sales for the first quarter of fiscal 2000 increased 107.5% to $8.7 million, compared to sales of $4.2 million in the first quarter of fiscal 1999. The sales increase resulted from growth in existing markets.

        COST OF SALES. Cost of sales increased to $16.9 million in fiscal 1999 compared to $8.9 million in fiscal 1998, but decreased as a percentage of net sales from 56.6% to 52.5%. Cost of sales was $4.0 million or 55.9% of net sales in fiscal 1997. Gross margins increased from 43.4% in fiscal 1998 to 47.5% in fiscal 1999 after decreasing from 44.1% in fiscal 1997. In mid-fiscal 1999, Fresh Samantha completed a $1.2 million plant improvement project financed through operating leases. The project allowed Fresh Samantha to receive citrus in tanker quantities of approximately 5,500 gallons per delivery, rather than hand processing individual gallon containers, and thereby to lower citrus raw material cost and receiving and blending labor costs. During 1998, Fresh Samantha experienced unfavorable citrus prices. Gross margins in fiscal 1999 increased over 1998 due primarily to (a) favorable pricing and yield for ingredients, primarily citrus, (b) decreases in labor, due to the tanker project, and (c) a reduction in co-packing costs. Fresh Samantha obtains almost all citrus from Florida processors and Fresh Samantha was not significantly impacted by the December 1998 citrus freeze which damaged California citrus crops. Fresh Samantha's practice is to contract with at least two suppliers for each of its major ingredients and management believes that replacement suppliers are available for each of its major ingredients at comparable prices to those charged by existing suppliers. For the most part, Fresh Samantha's suppliers are located in the United States. Contracts with non-U.S. suppliers are denominated in U.S. dollars to eliminate any currency risk to Fresh Samantha.

        The decrease in gross margin in fiscal 1998 compared to fiscal 1997 resulted primarily from (a) unfavorable pricing for fruit and other ingredients, primarily citrus, (b) increased co-packing costs and (c) increased labor costs as a result of higher wages offset by increases in efficiency.

        Cost of sales increased to $4.3 million in the first quarter of fiscal 2000 compared to $2.4 million in the first quarter of fiscal 1999. Gross margin as a percentage of net sales also increased to 50.6% in the first quarter of fiscal 2000 compared to 43.2% in the same quarter of the prior year. The gross margin percent increase resulted primarily from reduced raw material costs, primarily citrus, and a reduction in labor costs due to technology improvements in Fresh Samantha's production facility.

        SALES AND DISTRIBUTION. Sales and distribution expenses were $15.9 million in fiscal 1999 compared to $4.1 million in fiscal 1998, and increased as a percentage of net sales to 49.4% from 26.4%. Sales and distribution expenses increased as a percentage of net sales and in dollars in fiscal 1998 when compared to 20.5% and $1.5 million in fiscal 1997. Fresh Samantha's sales strategy for fiscal 1999 required an investment in brand building and in geographic growth to insure that Fresh Samantha was the first premium juice company to market in all large metropolitan locations along the eastern seaboard. During fiscal 1999, Fresh Samantha entered the Southeast markets of Raleigh, North Carolina, Atlanta, Georgia, and Miami, Florida and also experienced a full year of costs in the markets entered during fiscal 1998. Expansion into markets serviced by Fresh Samantha's direct store delivery system requires a significant initial investment. During fiscal 1999, Fresh Samantha relocated to larger distribution centers in its Washington, D.C., and New York City regions at significant cost due to lease termination costs and the need to install new cooler facilities at the new distribution centers. Fresh Samantha also began an investment in its national sales structure and direct store delivery sales and operational structure during fiscal 1999. Fresh Samantha also added several key positions to develop a national sales strategy aimed at increasing market share in large grocery chains and national food service providers.

        The fiscal 1998 expense increase as a percentage of net sales as compared to fiscal 1997, resulted from (a) increased accounts in existing markets and (b) further expansion efforts into new markets which required an initial infrastructure investment.

        Sales and distribution costs for the first quarter of fiscal 2000 were $4.1 million or 47.4% of net sales compared to $2.2 million or 51.9% in the first quarter of fiscal 1999. This improvement as a percentage of net sales is due primarily to the addition of new market sales volume and increased penetration in existing markets, allowing the prior period infrastructure investment to be utilized more efficiently.

        MARKETING, GENERAL AND ADMINISTRATIVE. Marketing, general and administrative expenses were $5.8 million in fiscal 1999 or 18.1% of net sales compared to $2.6 million or 16.3% of net sales in fiscal 1998 and $1.4 million or 19.2% of net sales in fiscal 1997. In fiscal 1999, the increase resulted primarily from increased payroll in all areas, including human resources, financial analysis, marketing and information technology personnel, increased recruiting and search firm costs, and consulting fees. The increase in administrative infrastructure was necessary to support the sales growth strategy. The 1999 increase also resulted from Fresh Samantha's first advertising campaign, focused on the major markets on the East Coast.

        In the first quarter of fiscal 2000, marketing, general and administrative costs increased to $1.6 million or 18.7% of net sales compared to $720,000 or 17.1% in the first quarter of fiscal 1999. The increase resulted primarily from increased payroll in all areas and an increase in Fresh Samantha's administrative infrastructure.

        INTEREST AND OTHER EXPENSE (INCOME). Fresh Samantha had interest expense in fiscal 1999 of $219,000 compared to interest expense of $167,000 in fiscal 1998 and interest expense of $98,000 in fiscal 1997. The increase in 1999 and 1998 compared to the prior year resulted primarily from interest on the line of credit established during fiscal 1998, capital lease interest as additional assets were financed through leasing, and other debt. Interest income was not significant in any of the years presented. Fresh Samantha also incurred other expense net of $14,000 in 1999, $102,000 in 1998 and $9,000 in 1997. Other
expense in fiscal 1998 resulted primarily from a loss on the disposal of production assets.

        In the first quarter of fiscal 2000, interest expense of $90,000 resulted from the line of credit, capital leases and other debt. In the first quarter of fiscal 1999, interest expense of $11,000 was primarily due to capital leases and other debt and was offset by $21,000 of interest income following the equity investment late in the fourth quarter of fiscal 1998.

        INCOME TAX BENEFIT. The $40,000 and $51,000 income tax benefit for fiscal 1999 and 1998 results from the tax benefit associated with operating losses. The 1% and 30% effective tax rate in 1999 and 1998 varies from the federal statutory tax rate primarily due to the effect of establishing a deferred tax asset valuation allowance. Fresh Samantha recorded a valuation allowance for a portion of the net deferred tax asset due to uncertainty as to the ultimate realization of such assets. Fresh Samantha will continue to assess the valuation allowance as additional information regarding its future profitability is available. The $110,000 income tax expense in fiscal 1997 approximates the federal and state statutory tax rates.

        The $0 and $40,000 income tax benefit for the first quarter of 2000 and 1999 resulted from the tax benefit associated with reported net losses. The 0% and 4% effective tax rate in both 2000 and 1999 varies from the federal statutory tax rate primarily due to the effect of establishing a deferred tax asset valuation allowance. Fresh Samantha recorded a valuation allowance for a portion of the net deferred tax asset due to uncertainty as to the ultimate realization of such assets. Management will continue to assess the valuation allowance as additional information regarding Fresh Samantha's future profitability is available.

LIQUIDITY AND CAPITAL RESOURCES

        At October 30, 1999, Fresh Samantha had a working capital deficit of $2.8 million compared to working capital of $2.6 million at October 31, 1998. The $5.4 million decrease resulted primarily from operating losses and capital expenditures and was funded by draws on Fresh Samantha's credit facility and a September 1999 equity issuance resulting in gross proceeds of $6.0 million. At October 30, 1999, Fresh Samantha had cash and cash equivalents of $463,000 compared to $2.4 million at the end of fiscal 1998.

        Net cash used in operating activities in fiscal 1999 was $5.7 million. This consisted of the net loss reduced by depreciation and amortization and an increase in accounts payable, offset by increases in accounts receivables and inventories. Increases in accounts payable, accounts receivable and raw material inventories are generally due to increased expense and sales volume compared to the same time period in fiscal 1998.

        Net cash used in investing activities for fiscal 1999 was $5.0 million. This consisted principally of capital expenditures for in-store coolers, leasehold improvements at distribution centers and the Saco, Maine, production facility, and, to a lesser extent, expenditures for computer equipment and production equipment. Fresh Samantha now operates a single production plant although some of its juices are co-packed by others under a Fresh Samantha label. In anticipation of future sales growth, Fresh Samantha contracted for the construction of an additional office facility near its Saco plant and entered into a ten-year lease for the facility. Because of the merger and reduced growth projections, Fresh Samantha does not anticipate the need to occupy the new facility and is attempting to locate a subtenant for the space. If unable to find a subtenant able to make lease payments sufficient to cover its obligations on the new building, Fresh Samantha will continue to be obligated to make payments of up to $140,000 per year under its lease obligations.

        Net cash provided by financing activities for fiscal 1999 was $8.8 million. This consisted principally of proceeds from the sale of preferred stock and debt proceeds. Fresh Samantha expects to continue to meet its cash needs through the end of May 2000 from operations and its existing credit facility.

        At January 22, 2000, Fresh Samantha had a working capital deficit of $3.9 million compared to a working capital deficit of $2.8 million at October 30, 1999. The decrease in working capital resulted primarily from operating losses. At January 22, 2000, Fresh Samantha had cash and cash equivalents of $265,000 compared to $463,000 at the end of fiscal 1999.

        Net cash used in operating activities in the first quarter of fiscal 2000 was $1.3 million. This consisted of the net loss reduced by depreciation and amortization, a decrease in accounts receivable and an increase in other accrued liabilities and accrued payroll and related items, offset by a decrease in accounts payable.

        Net cash used in investing activities for the first quarter of fiscal 2000 was $73,000, which consisted principally of capital expenditures for computer equipment and production equipment. Net cash provided by financing activities for the first quarter of fiscal 2000 was $1.2 million, consisting principally of debt proceeds.

        Fresh Samantha has used, and expects to continue to use, both operating and capital lease financing to obtain refrigeration coolers used in selling its products, computer and communication equipment, and production assets, primarily equipment. Fresh Samantha is in the process of converting from a manual inventory control system to a system in which each route sales representative would have a hand-held device to record deliveries and buy-backs. Fresh Samantha is currently discussing additional lease lines with several companies, although Fresh Samantha does not have any leasing company commitments and there can be no assurance that Fresh Samantha will obtain the requested commitments. If Fresh Samantha is unable to obtain adequate lease or other financing, and are unable to obtain needed equipment, this may negatively impact operations. At October 30, 1999, Fresh Samantha had $941,000 in capital lease obligations and other debt, primarily related to leasing of production equipment and delivery vehicles.

        On September 17, 1998 Fresh Samantha entered into an agreement with certain investment funds affiliated with Bain and one other investor pursuant to which Fresh Samantha issued shares of various newly created classes of equity, and existing shareholders disposed of a portion of their holdings. Fresh Samantha realized proceeds of $5.5 million, of which (a) approximately $2.0 million was used to repay all outstanding amounts under the then existing line of credit and selected other note payable arrangements, (b) approximately $816,000 was used to pay recapitalization related costs and (c) the remainder of approximately $2.3 million was invested in money market funds and subsequently used to fund operations.

        In 1999, Fresh Samantha issued preferred stock to the Bain-affiliated investors and one additional investor for $6 million. The proceeds from the sale of the preferred stock were used to reduce bank debt, pay transaction costs and fund continuing growth.

        In 1997 and 1998, Fresh Samantha's existing debt consisted of a revolving line of credit available from a lender secured by eligible accounts receivable. Borrowings were limited to 70% of accounts receivable not exceeding sixty days, up to $500,000. Also outstanding during fiscal 1997 and 1998 were various notes, vehicle loans, and stockholder loans secured by inventories, property, plant & equipment, and vehicles.

        In January 1999, Fresh Samantha entered into a loan agreement with a new lender and paid the balance then outstanding under, and terminated, its existing revolving line of credit. The loan agreement provided a three year revolving line of credit up to $4.0 million. Borrowings under the loan agreement were limited to 80% of eligible accounts receivable plus up to 60% for new capital equipment. Fresh Samantha was in violation of certain financial covenants under the Loan Agreement at October 30, 1999 and, on January 10, 2000, Fresh Samantha and the lender amended the loan agreement in order to modify the covenants and otherwise address such violations.

        The amended loan agreement provides for revolving loan advances up to the lesser of the applicable revolving commitment, or the sum of 70% of eligible accounts receivable, plus 40% of the sum of capital expenditures financed by revolving loan advances and all other capital expenditures incurred in fiscal 1999 and 2000, plus $1.6 million prior to the Reduction Date (the earlier of May 31, 2000 or the date at which one or more of the Bain-affiliated investors makes a capital contribution to Fresh Samantha of at least $3.0 million). The applicable revolving commitment amount is $6.0 million through and including the reduction date, and $4.0 million thereafter. All of Fresh Samantha's assets are pledged as collateral under the amended agreement. The amended agreement requires Fresh Samantha to meet certain covenants, including maintenance of certain financial, leverage, and debt service coverage ratios, and certain tangible net worth. The amended agreement also contains certain business restrictions, including the ability to borrow additional funds, limitations on capital expenditures in excess of certain amounts, restrictions on the payment of cash distributions, sale or purchase of Fresh Samantha stock, ability to encumber or sell Fresh Samantha assets, and limitations on other business transactions without prior approval from the lender.

        As a condition to the amended agreement, the lender required the Bain-affiliated investors to provide the lender with a letter of credit in the amount of $3.0 million which could be drawn in the event the Bain-affiliated investors did not make a $3.0 million capital contribution to Fresh Samantha on or before May 31, 2000. The Bain-affiliated investors are not obligated to make such a capital contribution. If the Bain-affiliated investors do not make the capital contribution and the letter of credit is drawn, Fresh Samantha would be obligated to reimburse the Bain-affiliated investors $3.0 million pursuant to a reimbursement agreement entered into at the time of the amended agreement. If the letter of credit is drawn, Fresh Samantha does not anticipate having sufficient cash to satisfy its obligations under the reimbursement agreement.

        In the event Fresh Samantha makes certain prepayments on the debt evidenced by the amended agreement, a prepayment premium equal to 1.25% of the revolving commitment will be required. Additionally, if there is a significant change in ownership, Fresh Samantha is required to pay the lender a termination fee equal to 0.25% of the excess of the value of Fresh Samantha over $33.5 million. It is anticipated that amounts owed under the amended agreement will be repaid as a result of the merger, which as currently contemplated would also qualify as a significant ownership change entitling the lender to the termination fee. In the event that the merger triggers both of these fees, the lender is entitled to receive the greater of the two fees, but not both.

        The increased costs associated with Fresh Samantha's plans to expand in its new market areas and general corporate needs may cause it to seek additional financing that may be dilutive to current investors or result in a higher debt-to-equity ratio than would otherwise be the case. Any financing Fresh Samantha obtains may not be on terms favorable to it, even if such financing is available.

        Based upon information currently available, management of Fresh Samantha believes that its existing cash and cash equivalents and its current and anticipated borrowing capability will be adequate to meet its obligations as they become due in the next twelve months, except as noted above with respect to the potential obligation to repay the Bain-affiliated investors in the event of a draw on the letter of credit.

YEAR 2000

        Many existing computer systems use only the last two digits to identify a year. Consequently, beginning in the year 2000, many systems may not recognize the difference in a year that begins with "20" instead of "19." This, as well as other date related processing issues, may cause systems to fail or malfunction unless corrected.

        Through January 2000, Fresh Samantha had not experienced significant Year 2000 issues and Year 2000 costs incurred to date have not been material. Fresh Samantha has not developed a contingency plan in the event it experiences failures related to Year 2000 in the future and does not currently intend to develop such a plan.

MARKET FOR FRESH SAMANTHA'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

        Fresh Samantha is a privately held company and as such there is no public market for its stock. Fresh Samantha has never paid any cash dividends on its common stock and currently anticipates that it will retain all future earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

                                  OTHER MATTERS


SHAREHOLDER PROPOSALS

        Proposals of shareholders that are intended to be presented at Odwalla's annual meeting of shareholders for the fiscal 2000 year must be received by September 2, 2000, to be included in the proxy statement and proxy relating to that meeting.

                                 OTHER BUSINESS

        The board of directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on the matters in accordance with their best judgment.



                                      BY ORDER OF THE BOARD OF DIRECTORS,



                                      /s/ KATHARIN BARR HOGEN

                                      KATHARIN BARR HOGEN
                                      Secretary


March 16, 2000

                                  ODWALLA, INC.

                             INDEX TO FINANCIAL DATA

                                                                                       PAGE
                                                                                       ----
ODWALLA, INC.
-------------
     Report of independent accountants...................................................F-2
     Consolidated Balance Sheets, August 29, 1998, August 28, 1999 and
         November 27, 1999...............................................................F-3
     Consolidated Statements of Operations, three years in the period ended
         August 28, 1999 and thirteen weeks in the periods ended November 28, 1998 and November 27, 1999...........................................................F-4
     Consolidated Statements of Changes in Shareholders' Equity, three years in the period ended August 28, 1999 and thirteen weeks in the periods ended
         November 27, 1999...............................................................F-5
     Consolidated Statements of Cash Flows, three years in the period ended
         August 28, 1999 and thirteen weeks in the periods ended November 28, 1998 and November 27, 1999...........................................................F-6
     Notes to Consolidated Financial Statements..........................................F-7

FRESH SAMANTHA, INC.
--------------------

     Report of independent accountants..................................................F-20
     Consolidated Balance Sheets, October 31, 1998, October 30, 1999 and
         January 22, 2000...............................................................F-21
     Consolidated Statements of Operations, three years in the period ended
          October 30, 1999 and twelve weeks in the periods ended January 23,
          1999 and January 22, 2000.....................................................F-22
     Consolidated Statements of Changes in Shareholders' Equity, three years in the period ended October 30, 1999 and twelve weeks in the period ended January 22, 2000.........................................................F-23
     Consolidated Statements of Cash Flows, three years in the period ended
         October 30, 1999 and twelve weeks in the periods ended January 23, 1999 and January 22, 2000...........................................................F-24
     Notes to Consolidated Financial Statements.........................................F-26

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of Odwalla, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Odwalla, Inc. and its subsidiary at August 28, 1999 and August 29, 1998, and the results of their operations and their cash flows for each of the three years in the period ended August 28, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP

San Francisco, California
October 26, 1999

                                  ODWALLA, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     AUGUST 29,      AUGUST 28,    NOVEMBER 27,
                                                                        1998           1999            1999
                                                                     ----------      ----------    ------------
                                                                                                    (unaudited)
Current assets
     Cash and cash equivalents                                         $   3,191       $  2,581        $    281
     Short term investments                                                    -          4,788           4,337
     Trade accounts receivable, less allowance for doubtful
         accounts of $588, $631 and $700                                   5,491          6,072           5,955
     Inventories                                                           3,044          3,718           3,868
     Prepaid expenses and other current assets                               796          1,530           1,688
     Deferred tax asset, current                                           1,164          1,358           1,430
                                                                     -----------     ----------    ------------

            Total current assets                                          13,686         20,047          17,559
                                                                     -----------     ----------    ------------

Plant, property and equipment, net                                        13,135         12,877          13,948
                                                                     -----------     ----------    ------------

Other assets
     Goodwill, net                                                         1,225          1,117           1,090
     Covenants not to compete, net                                           606            497             470
     Deferred tax asset, non-current                                         366            520             579
     Other noncurrent assets                                                 332            247             127
                                                                     -----------     ----------    ------------
                Total other assets                                         2,529          2,381           2,266
                                                                     -----------     ----------    ------------

                Total assets                                           $  29,350       $ 35,305        $ 33,773
                                                                     ===========     ==========    ============

Current liabilities
     Accounts payable                                                  $   5,339       $  6,876        $  7,181
     Accrued payroll and related items                                     1,091          1,142           1,468
     Line of credit                                                        2,044          2,319           1,500
     Other accruals                                                        2,963          2,126           1,600
     Current maturities of capital lease obligations                         159             28              22
     Current maturities of long-term debt                                    421            172             180
                                                                     -----------     ----------    ------------

            Total current liabilities                                     12,017         12,663          11,951

Capital lease obligations, less current maturities                             6             15              11
Long-term debt, less current maturities                                      882            673             581
                                                                     -----------     ----------    ------------

Total liabilities                                                         12,905         13,351          12,543
                                                                     -----------     ----------    ------------
Commitments and contingencies (Note 3)

Mandatorily redeemable and convertible preferred stock
     Series A, no par value, shares authorized, 5,000,000; shares issued and outstanding, 1,033,333 at August 28 and November 27, 1999.
         Liquidation preference minimum, $8,600,000 at
         August 28 and November 27, 1999                                       -          7,505           7,718
                                                                     -----------     ----------    ------------

Shareholders' equity
     Common stock, no par value, shares authorized, 15,000,000;
         shares issued and outstanding, 5,061,000,
         5,125,000 and 5,126,000                                          29,499         29,750          29,751
     Additional paid-in capital                                                -             62              62
     Accumulated deficit                                                 (13,054)       (15,363)        (16,301)
                                                                     -----------     ----------    ------------

Total shareholders' equity                                                16,445         14,449          13,512
                                                                     -----------     ----------    ------------

Total liabilities and shareholders' equity                             $  29,350       $ 35,305        $ 33,773
                                                                     ===========     ==========    ============

          See accompanying notes to consolidated financial statements.

                                  ODWALLA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              YEAR ENDED                       THIRTEEN WEEKS ENDED
                                                --------------------------------------     ----------------------------
                                                                                           NOVEMBER 28,    NOVEMBER 27,
                                                  1997           1998           1999           1998           1999
                                                --------       --------       --------     ------------    ------------
                                                                                            (unaudited)     (unaudited)
Net sales                                       $ 52,630       $ 59,088       $ 68,042       $ 15,332       $ 16,769

Cost of sales                                     27,650         29,236         35,542          7,636          8,956
                                                --------       --------       --------       --------       --------

    Gross profit                                  24,980         29,852         32,500          7,696          7,813
                                                --------       --------       --------       --------       --------

Operating expenses
    Sales and distribution                        22,465         20,282         24,056          5,613          6,227
    Marketing                                      2,919          2,696          2,908            796            543
    General and administrative                     7,625          6,873          7,647          1,777          1,884
    Recall and related costs                       6,518          1,242            250             --             --
                                                --------       --------       --------       --------       --------

            Total operating expenses              39,527         31,093         34,861          8,186          8,654
                                                --------       --------       --------       --------       --------

Loss from operations                             (14,547)        (1,241)        (2,361)          (490)          (841)

Other (expense) income, net                          210           (163)           (40)           (73)           (12)
                                                --------       --------       --------       --------       --------

Loss before income taxes                         (14,337)        (1,404)        (2,401)          (563)          (853)

Income tax benefit                                 1,901             25            359             84            128
                                                --------       --------       --------       --------       --------

Net loss                                         (12,436)        (1,379)        (2,042)          (479)          (725)

Preferred stock dividend                              --             --           (267)            --           (213)
                                                --------       --------       --------       --------       --------

Net loss applicable to common shareholders      $(12,436)      $ (1,379)      $ (2,309)      $   (479)      $   (938)
                                                ========       ========       ========       ========       ========

Basic net loss applicable to common
    shareholders per share                      $  (2.49)      $  (0.27)      $  (0.45)      $  (0.09)      $  (0.18)
                                                ========       ========       ========       ========       ========

Shares used in per share amounts                   4,988          5,045          5,098          5,062          5,125
                                                ========       ========       ========       ========       ========


Diluted net loss applicable to common
    shareholders  per share                     $  (2.49)      $  (0.27)      $  (0.45)      $  (0.09)      $  (0.18)
                                                ========       ========       ========       ========       ========

Shares used in per share amounts                   4,988          5,045          5,098          5,062          5,125
                                                ========       ========       ========       ========       ========

          See accompanying notes to consolidated financial statements

                                  ODWALLA, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                               Common Stock
                                                           ---------------------      Additional      Accumulated
                                                           Shares        Amount     Paid-in Capital     deficit           Total
                                                           ------       --------    ---------------   -----------       --------
Balance, September 1, 1996                                 4,945        $ 28,813                       $    761         $ 29,574

   Exercise of common stock options,
      including related tax benefits                          79             497                             --              497
   Net loss for the year                                      --              --                        (12,436)         (12,436)
                                                           ------       --------        -------       -----------       --------

Balance, August 31, 1997                                   5,024          29,310                        (11,675)          17,635

   Exercise of common stock options                           37             189                             --              189
   Net loss for the year                                      --              --                         (1,379)          (1,379)
                                                           ------       --------        -------       -----------       --------

Balance, August 29, 1998                                   5,061          29,499                        (13,054)          16,445

   Exercise of common stock options                           64             251                             --              251
   Issuance of stock warrants in connection with
      preferred stock                                         --              --        $    62              --               62
   Preferred Stock dividend                                   --              --             --            (267)            (267)
   Net loss for the year                                      --              --             --          (2,042)          (2,042)
                                                           ------       --------        -------       -----------       --------

Balance, August 28, 1999                                   5,125          29,750             62         (15,363)          14,449

   Exercise of common stock options (unaudited)                1               1                             --                1
   Preferred Stock dividend (unaudited)                       --              --             --            (213)            (213)
   Net loss for the period (unaudited)                        --              --             --            (725)            (725)
                                                           ------       --------        -------       -----------       --------

Balance, November 27, 1999 (unaudited)                     5,126        $ 29,751        $    62        $(16,301)        $ 13,512
                                                           =====        ========        =======       ===========       ========

          See accompanying notes to consolidated financial statements.

                                 ODWALLA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                          YEAR ENDED                       THIRTEEN WEEKS ENDED
                                                            --------------------------------------      ----------------------------
                                                                                                        NOVEMBER 28,    NOVEMBER 27,
                                                              1997           1998           1999            1998            1999
                                                            --------       --------       --------      ------------    ------------
                                                                                                        (unaudited)     (unaudited)
Cash flows from operating activities
   Net loss                                                 $(12,436)      $ (1,379)      $ (2,042)      $   (479)      $   (725)
   Adjustments to reconcile net loss to net
      cash provided by (used in) operating activities:
         Depreciation                                          1,936          2,084          2,130            524            532
         Amortization                                            273            251            220             55             54
         US government settlement                                 --          1,242             --             --             --
         Deferred taxes                                       (1,198)           (25)          (348)           (86)          (131)
         Gain on sale of assets                                  (25)           (50)          (141)            83             --
         Changes in assets and liabilities
            Trade accounts receivable                            692           (881)          (581)           106            117
            Inventories                                         (615)           866           (675)          (145)          (150)
            Refundable income taxes                             (660)           660             --             --             --
            Prepaid expenses and other current assets            234            (67)          (734)          (104)          (158)
            Other noncurrent assets                               16             77             81             13            133
            Accounts payable                                      87            (57)         1,537            254            305
            Accrued payroll and related items                    167           (172)            51            351            326
            Other accrued liabilities                          3,357         (1,001)          (837)          (420)          (526)
            Income taxes payable                                (281)            --             --             --             --
                                                            --------       --------       --------       --------       --------
Net cash provided by (used in) operating activities           (8,453)         1,548         (1,339)           152           (223)
                                                            --------       --------       --------       --------       --------

Cash flows from investing activities
   Capital expenditures                                       (3,016)        (1,422)        (2,401)          (378)        (1,616)
   (Purchase) proceeds from short-term
      investments, net                                         5,430          1,008         (4,788)            --            451
   Proceeds from sale of assets                                  145            130            673             --             --
                                                            --------       --------       --------       --------       --------
Net cash provided by (used in) investing activities            2,559           (284)        (6,516)          (378)        (1,165)
                                                            --------       --------       --------       --------       --------

Cash flows from financing activities
   Principal payments under long-term debt                      (153)          (301)          (457)          (115)           (84)
   Net borrowings under line of credit                         2,014             31            274            (58)          (819)
   Payments of obligations under capital leases                 (222)          (209)          (123)           (54)           (10)
   Issuance of mandatorily redeemable and convertible
       preferred stock                                            --             --          7,300             --             --
   Issuance of common stock                                      497            189            251             --              1
                                                            --------       --------       --------       --------       --------
Net cash provided by (used in) financing
    activities                                                 2,136           (290)         7,245           (227)          (912)
                                                            --------       --------       --------       --------       --------

Net increase (decrease) in cash and cash equivalents          (3,758)           974           (610)          (453)        (2,300)


Cash and cash equivalents, beginning of period                 5,975          2,217          3,191          3,191          2,581
                                                            --------       --------       --------       --------       --------

Cash and cash equivalents, end of period                    $  2,217       $  3,191       $  2,581       $  2,738       $    281
                                                            ========       ========       ========       ========       ========

Cash paid during the year for:
   Interest                                                 $    123       $    315       $    437
   Income taxes                                             $    203       $      1       $      2

Noncash investing and financing activities: During 1997, we purchased property in Half Moon Bay by assuming a $230,000 mortgage and $45,000 of assessment bonds. In 1998, we entered into a settlement with the US government, as discussed in Note 3, which requires us to pay $1.5 million over a five-year period.

          See accompanying notes to consolidated financial statements.

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The Company. Odwalla, Inc.'s ("Odwalla" or "Company") business is to provide easy access to great tasting nourishment. We are the leading branded all-natural, super-premium juice company in the country, serving selected markets in the Western, Midwest, Mid-Atlantic and Southeastern regions of the United States. Odwalla's complete product line consists of more than 25 all-natural, super-premium juices and smoothies (including single-flavor and blended fruit and vegetable based juice products), all-natural meal replacement and dairy-free shakes, natural spring water and all-natural food bars.

   Basis of presentation and principles of consolidation. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Odwalla Canada, Inc. We have eliminated all significant intercompany balances and transactions. Beginning September 1, 1997, we changed our annual reporting periods to the 52 or 53 week period ending on the Saturday nearest August 31. The change doesn't materially impact the comparability of information presented in these financial statements. All references to years refer to the Company's fiscal year. In these financial statements, our fiscal years ended August 31, 1997, August 29, 1998 and August 28, 1999.

   Interim Financial Statements. The accompanying consolidated balance sheet of Odwalla and its subsidiary at November 27, 1999 and the related consolidated statements of operations and of cash flows for the thirteen week periods ended for each of November 28, 1998 and November 27, 1999 have not been audited by independent accountants. However, in management's opinion, they include all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial position and the results of operations for the periods presented. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosure normally included in financial statements prepared in conformity with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The operating results for the interim periods are not necessarily indicative of results to be expected for an entire year.

   Use of estimates. To comply with generally accepted accounting principles, we make estimates and use assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes. Our most significant estimates are related to the collectibility of accounts receivable, reserves for products to be returned, reserves for inventory that may not be useable and reserves for legal fees related to claims and litigation. We also use estimates to determine the carrying value of goodwill and purchased intangibles. Actual results may differ from our estimates.

   Cash, cash equivalents and short term investments. We consider all investments with an initial maturity of three months or less at the date of purchase to be cash equivalents. Both cash equivalents and short term investments are considered available-for-sale securities and are reported at amortized cost, which approximates fair value. The following schedule summarizes the estimated fair value of our cash, cash equivalents and short-term investments (in thousands):

                                      AUGUST 29,    AUGUST 28,    NOVEMBER 27,
                                          1998          1999          1999
                                      ----------    ----------    ------------
                                                                   (unaudited)
   Cash and cash equivalents:
     Cash                               $1,092        $  249        $   65
     Cash equivalents                    2,099         2,332           216
                                        ------        ------        ------
                                        $3,191        $2,581        $  281
                                        ======        ======        ======

   Short term investments
     U. S. government securities        $   --        $4,788        $4,337
                                        ======        ======        ======

   Interest earned on cash, cash equivalents and short-term investments was $159,000 and $278,000 in 1998 and 1999.

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Inventories. Inventories are valued at the lower of cost (first-in, first-out) or market (net realizable value). Our inventories consist of the following (in thousands):

                                      AUGUST 29,    AUGUST 28,   NOVEMBER 27,
                                         1998          1999          1999
                                      ----------    ----------   ------------
                                                                 (unaudited)
   Raw materials                       $1,755        $2,433        $2,140
   Packaging supplies and other           485           629           921
   Inventory deposits                     223            --            --
   Finished product                       581           656           807
                                       ------        ------        ------
    Total                              $3,044        $3,718        $3,868
                                       ======        ======        ======

   Plant, property, equipment and depreciation. Plant, property and equipment are stated at the lower of cost or, if impaired, the fair value at date of impairment. We calculate depreciation and amortization using the straight-line method over the estimated useful lives of the assets. For leasehold improvements, the amortization period is the shorter of the estimated useful life or the remaining lease term. Amortization of assets under capital leases is based upon the shorter of the lease term or useful life of the leased asset and is included with depreciation expense.

   Estimated useful lives that we use are as follows:

               Buildings and building improvements ..............  7 to 35 years

               Leasehold improvements............................  3 to 15 years

               Machinery and equipment...........................  3 to 15 years

               Vehicles..........................................        5 years

               Other.............................................   3 to 7 years

   Property and equipment consisted of the following (in thousands):

                                                         AUGUST 29,     AUGUST 28,    NOVEMBER 27,
                                                            1998           1999           1999
                                                         ----------     ----------    ------------
                                                                                      (unaudited)
      Land                                                $  1,046       $    618       $    618
      Buildings and building improvements                    7,205          7,220          7,220
      Leasehold improvements                                 2,490          1,397          1,401
      Machinery and equipment                                7,054          7,485          7,977
      Vehicles                                                 538            625            797
      Other                                                  3,179          4,280          5,228
                                                          --------       --------      ---------
                                                            21,512         21,625         23,241
      Less accumulated depreciation and amortization        (8,377)        (8,748)        (9,293)
                                                          --------       --------      ---------

      Plant, property and equipment, net                  $ 13,135       $ 12,877       $ 13,948
                                                          ========       ========       ========

   Goodwill and covenants not to compete. We record goodwill when the cost of net assets we acquire exceeds their fair value. Goodwill is amortized on a straight-line basis over a 15-year period. We regularly perform reviews to determine if the carrying value of the assets is impaired. The reviews look for the existence of facts or circumstances, either internal or external, which indicate the carrying value of the asset cannot be recovered. No such impairment has been indicated to date. If there is impairment in the future, we will measure the amount of the loss based on undiscounted expected future cash flows from the impaired assets. The cash flow calculations would be based on management's best estimates, using appropriate assumptions and projections at the time.

   We entered into covenants not to compete when we acquired certain businesses. The cost is amortized on a straight-line basis over the life of the agreements, currently 5 to 10 years.

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Goodwill and covenants not to compete consisted of the following (in thousands):

                                     AUGUST 29,      AUGUST 28,
                                        1998            1999
                                     ----------      ----------
Goodwill                              $ 1,620         $ 1,620
Accumulated amortization                 (395)           (503)
                                      -------         -------
Net                                   $ 1,225         $ 1,117
                                      =======         =======

Covenants not to compete              $ 1,100         $   990
Accumulated amortization                 (494)           (493)
                                      -------         -------
Net                                   $   606         $   497
                                      =======         =======

   Concentration of credit risk. Odwalla operates a multi-faceted business, both manufacturing and distribution. Many circumstances could have an unfavorable impact on our operating results. Examples include unfavorable weather impact on raw materials, changes in government regulations, changes in consumer demands or the emergence of significant competitors. A significant portion of our business and our customers are currently concentrated in Northern California.

   We are also subject to risks related to our significant trade accounts receivable, although our customer base is generally diversified in each of our market areas due to the number of accounts that we service. We perform ongoing evaluations of customer credit to reduce the risk associated with accounts receivable. We maintain reserves for estimated credit losses, based on specific customers, historical trends and other information, and those losses have historically been within our expectations.

   One customer represented approximately 12%, 13% and 13% of sales in 1997, 1998, and 1999.

   Revenue recognition. We recognize sales when products are delivered to our customers. Most of our sales are through our own direct-store-delivery system. We usually guarantee that sales through our direct-store-delivery system will be sold to consumers and we record a reserve for products estimated to be returned. Most of our sales to independent distributors are not guaranteed.

   Earnings per share. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the shares issuable upon the exercise of stock options and warrants under the treasury stock method.

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   The following table shows the computation of basic and diluted earnings per share, in thousands except per share data:

                                                                                                       THIRTEEN WEEKS ENDED
                                                                                                      ------------------------
                                                                       YEAR ENDED                     NOV. 28,       NOV. 27,
                                                        --------------------------------------       ---------      ----------
                                                           1997           1998           1999           1998           1999
                                                        --------       --------       --------       ---------      ----------
                                                                                                    (unaudited)     (unaudited)
    Basic:
      Weighted average common shares outstanding           4,988          5,045          5,098          5,062          5,125
      Net loss                                          $(12,436)      $ (1,379)      $ (2,042)      $   (479)      $   (725)
      Net loss attributable to common shareholders      $(12,436)      $ (1,379)      $ (2,309)      $   (479)      $   (938)
      Per share amount, attributable to common
       shareholders                                     $  (2.49)      $  (0.27)      $  (0.45)      $  (0.09)      $  (0.18)

    Diluted:
      Weighted average common shares outstanding           4,988          5,045          5,098          5,062          5,125
      Shares used in per share amounts                     4,988          5,045          5,098          5,062          5,125
      Net loss                                          $(12,436)      $ (1,379)      $ (2,042)      $   (479)      $   (725)
      Net loss attributable to common shareholders      $(12,436)      $ (1,379)      $ (2,309)      $   (479)      $   (938)
      Per share amount, attributable to common
       shareholders                                     $  (2.49)      $  (0.27)      $  (0.45)      $  (0.09)      $  (0.18)

   We had no dilutive common equivalent shares during fiscal 1997, 1998 or 1999 or in either of the thirteen week periods presented due to the reported net loss.

        Reclassifications. To conform with new classifications in our fiscal 1999 financial statement presentation, we reclassified certain prior year expenses. The primary reclassification was an increase ($419,000 for fiscal 1997, $396,000 for fiscal 1998 and $50,000 for the thirteen weeks ended November 28, 1998) in sales and distribution costs and a corresponding decrease in general and administrative expenses.

2.      DEBT

LINE OF CREDIT

        In May 1997, we entered into a Loan and Security Agreement ("Security Agreement") with a lender which provided a revolving line of credit up to $5.0 million. Our borrowings were limited to 85% of eligible accounts receivable ("Receivable Line") plus up to $500,000 for new capital equipment ("Equipment Line"). Eligible accounts receivable were defined in the Security Agreement and generally represented all trade accounts receivable less balances that were delinquent. We paid monthly interest on borrowings at prime plus 1.5%, which was 9.75% at August 28, 1999. During 1999, we borrowed only under the Receivable Line. If we borrowed under the Equipment Line, we would pay interest only for the first three months and then pay monthly interest and principal payments using a 45 month amortization schedule.

        The Security Agreement contained certain restrictions, including the ability to borrow additional funds, pay dividends, purchase or otherwise acquire Company stock, or encumber or sell Company assets. The interest rate changed to prime plus 2% if our adjusted net worth, as defined, was less than $14 million. We were required to pay interest on $2 million whether or not we borrowed that amount and, accordingly, we had borrowed approximately $2.3 million under the Receivable Line at August 28, 1999. All of our assets were pledged as collateral under the Security Agreement.

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Also in May 1997, we entered into a separate Loan Agreement ("Loan Agreement") with another party to provide a $1.0 million facility under the same terms noted for the Security Agreement. The Loan Agreement expired in May 1998. We also issued a warrant for 7,000 shares of common stock at $12.50 per share (fair market value at issue date) under the Loan Agreement. The fair value of the warrant, which expires in May 2002, is not significant to these financial statements.

        In September 1999, we entered into a Revolving Credit Agreement ("Credit Agreement") with a new lender and paid the balance then outstanding under, and terminated, the Security Agreement. The Credit Agreement provides a revolving credit facility up to $5.0 million. The first $2.0 million of borrowings do not require separate borrowing base reporting. Borrowings over $2.0 million and up to $5.0 million are limited to 80% of eligible accounts receivable. The Credit Agreement defines eligible accounts receivable which generally represents all trade accounts receivable less delinquent balances. Interest is payable monthly at either the prime interest rate plus 1% or the Eurodollar rate plus 3.5%. The interest rate to be incurred is selected by Odwalla at the inception of each loan and may be changed during the period in which the borrowed amount is outstanding in accordance with provisions included in the Credit Agreement. The initial term of the Credit Agreement is for three years.

        All of our assets are pledged as collateral under the Credit Agreement. We are also required to meet certain covenants, including maintenance of certain financial, leverage, and debt service coverage ratios, and certain tangible net worth. As of November 27, 1999, we were not in compliance with covenants requiring certain leverage and debt service coverage ratios. We requested our lender to waive the specific November 27, 1999 covenant violations and, in January 2000, the lender granted the requested waiver. The Credit Agreement also contains certain business restrictions, including the ability to borrow additional funds, limitations on capital expenditures in excess of certain amounts, restrictions on the payment of cash dividends, sale or purchase of Company stock, ability to encumber or sell Company assets, and limitations on other business transactions without prior approval from the lender.


LONG-TERM DEBT

        As part of our plea agreement with the U.S. government discussed in Note 3, we agreed to pay $1.5 million over a five-year period, without interest. Generally accepted accounting principles require that we impute interest, which means that we record the obligation on a discounted basis and charge the income statement with interest expense (in this situation, at 9.5% per year) over the five-year period. The discounted amount recorded in July 1998 was $1,242,000. The U.S. government may file a lien on all of our assets under the plea agreement but, if they do, has agreed to allow the Security Agreement holder (subsequently modified to substitute the Credit Agreement holder) to retain priority interest in our assets.

        In October 1996, we assumed a $230,000 mortgage and $45,000 of Half Moon Bay assessment bonds when we purchased land adjacent to our Half Moon Bay administrative offices. Mortgage terms include interest at 8.75% per annum and monthly principal and interest payments until maturity in 1999 when the remaining balance of approximately $220,000 was due. The Half Moon Bay assessment bonds bear interest at 7% per annum and require annual principal and interest payments to 2006. In 1999, we sold this property and were relieved of both the mortgage and assessment bond obligations.

        The carrying value of debt approximates its fair value except that we carry the value of the U.S. government debt at cost less imputed interest, as discussed above, as there is no reasonable way to evaluate this non-interest bearing obligation.

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        The following summarizes long-term debt (in thousands):

                                                AUGUST 29,     AUGUST 28,
                                                    1998          1999
                                                ----------     ----------
        Mortgage on Half Moon Bay property        $  221        $   --
        U.S. government obligation                  1040           845
        Bonds on Half Moon Bay property               42            --
                                                  ------        ------
                                                   1,303           845
        Less current portion                         421           172
                                                  ------        ------
                                                  $  882        $  673
                                                  ======        ======

3.      COMMITMENTS AND CONTINGENCIES

OPERATING AND CAPITAL LEASES

        Odwalla leases office space, branch distribution facilities, equipment and vehicles under various operating leases, including the related party lease described below. These leases expire at various dates through 2007 and many facility leases contain renewal options. Most property leases require us to pay utilities, property taxes and common maintenance costs. Total operating lease rent expense was $5.5 million, $5.5 million and $5.6 million for the years ended in 1997, 1998 and 1999. Odwalla also leases some furniture, equipment and vehicles under capital leases expiring through 2001.

        The following table lists property under capital leases by major classes (in thousands):

                                                        AUGUST 29,      AUGUST 28,
                                                            1998            1999
                                                        ----------      ----------
        Machinery and equipment                          $   971         $   183
        Vehicles                                             140             108
        Other                                                 84              41
                                                         -------         -------
                                                           1,195             332
        Less accumulated amortization                       (638)           (267)
                                                         -------         -------

        Net leased equipment under capital leases        $   557         $    65
                                                         =======         =======

          Future net minimum lease payments under existing capital and operating leases as of August 28, 1999, are as follows (in thousands):

                                                              CAPITAL         OPERATING
          YEAR ENDING IN AUGUST                                LEASES           LEASES
          ---------------------                               -------        -----------
          2000                                                $   31           $ 4,999
          2001                                                    15             3,675
          2002                                                    --             1,605
          2003                                                    --             1,268
          2004                                                    --               889
          Thereafter                                              --               753
                                                              -------          -------
                                                                  46           $13,189
          Less amount representing interest                       (3)
                                                              -------
          Present value of net minimum lease payments             43
          Less current maturities                                (28)
                                                              -------
          Long-term portion                                   $   15
                                                              =======

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        We occasionally sublease portions of our leased facilities to third parties under short-term agreements. We earned $73,000, $54,000 and $26,000 under sublease agreements in 1997, 1998 and 1999.

RELATED PARTY LEASE

        Our storage facility and offices in Davenport, California, were leased from a partnership of which Mr. Steltenpohl, a member of our Board of Directors, is a significant partner. We entered into an agreement to terminate our lease for this facility as of September 30, 1998, which represented an early termination, for a $10,000 cash payment and certain equipment valued at approximately $13,000. We paid approximately $112,000 in rent for this facility in both 1997 and 1998.

RAW MATERIAL CONTRACTS

        We had purchase commitments for the future delivery of raw materials as of August 28, 1999, approximately $2.1 million of which are under contracts and are expected to be completed by August 2000.

RECALL AND RELATED COSTS

        On October 30, 1996, Odwalla was notified by the State of Washington Environmental Health Services of an epidemiological link between several cases of E. coli O157:H7 and Odwalla's apple juice products. We immediately implemented a recall (the "Recall") of all Odwalla products containing apple juice.

        Twenty-two personal injury claims and legal proceedings have been filed against Odwalla seeking monetary damages and other relief relating to the Recall. There was also one legal proceeding alleging fraudulent business acts and practices relating to the recall products. Twenty of these claims and proceedings have been settled. In addition, approximately 600 other claims for damages resulting from the Recall were presented to our insurance carrier and approximately 595 of those claims have been settled. We also received two claims in fiscal 1999 allegedly arising out of product consumption prior to the Recall. Settlement of the personal injury legal proceedings and claims was covered under our insurance policy. At this time, we are unable to determine the potential liability from the remaining legal proceedings and claims. We believe our insurance coverage is adequate to cover such claims and legal proceedings, but the ultimate outcome of any litigation is uncertain and we cannot be certain that insurance coverage will be adequate. Litigation can also have an adverse impact on a company, regardless of the outcome, due to defense costs, diversion of management resources and other factors.

        In early 1997, Odwalla was informed that it was the subject of a federal grand jury investigation (Eastern District of California) concerning the E. coli O157:H7 incident and related issues. In July 1998, in connection with the investigation, we entered into a misdemeanor plea agreement with the U.S. government, concerning 16 shipments in October 1996 of unpasteurized apple juice from a single contaminated batch. As part of the plea agreement, Odwalla agreed to pay, over a period of five years, $1.25 million to the U.S. government and $250,000 to three non-profit organizations involved with advancing the cause of food safety. We also agreed, as part of the conditions attached to a five-year term of unsupervised Court probation, to develop and implement a HACCP plan and to undertake other measures related to food safety. The net present value of the payments of $1.24 million was recorded as a Recall and related cost in fiscal 1998.

        Odwalla also incurred significant direct costs as a result of the Recall, including advertising and public relations costs, legal and professional fees, cost of the product recalled (including the labor and freight involved in the recall process), destruction of unsold product in inventory and packaging supplies, costs of leased sales and distribution equipment in excess of current volume requirements, costs of reformulating products and costs associated with the flash pasteurization process. Total Recall and related costs in fiscal 1997 were $6.5 million, including a $2.2 million charge to establish a liability for future professional fees related to the Recall. Under our arrangement with our insurance company, we pay a portion of the legal fees related to third party claims resulting from the Recall and related claims. The reserve for professional fees is an estimate, and there can be no assurance that the actual reserved liability

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

established will be adequate. We reviewed this charge during fiscal 1998 and, except for the settlement noted below, believed that the reserve established was adequate. In fiscal 1999, we reviewed available information, including recently filed claims, and added $250,000 to this reserve. We will continue to assess this liability and will make appropriate adjustments if circumstances change. Approximately $1.3 million of this reserve for professional fees remained at August 28, 1999.

        Odwalla maintains insurance coverage for product recall, product adulteration, lost income and other first party business risks. The claim we submitted to our insurance carriers for product recall costs and for business losses incurred due to the Recall was denied for substantially all of the amounts claimed. On May 21, 1999, Odwalla filed a lawsuit in United States District Court for the Eastern District of California in Fresno, California, against New Hampshire Insurance Company to seek recovery on our business interruption insurance claim. The case does not have a trial date set. The amount and timing of proceeds, if any, from the claims and any future insurance claims cannot be presently determined.

4.      MANDATORILY REDEEMABLE AND CONVERTIBLE PREFERRED STOCK

        Series A Preferred Stock. On January 7, 1999, we signed an agreement with Catterton-Simon Partners III, L.P. ("Catterton-Simon"), a Delaware limited partnership, to sell 1,000,000 shares of Odwalla Series A Preferred Stock ("Series A Stock") at $8.00 per share. The Series A Stock receives an 8% annual dividend which is payable in either cash or additional Series A Stock, at our election. The dividend is payable semi-annually. All Series A Stock is convertible on a one-for-one basis into Odwalla common stock (a) upon a request by Catterton-Simon at any time after July 6, 1999, and (b) automatically upon the earlier of (i) an acquisition of Odwalla by another company, either for cash or publicly traded stock, at a price in excess of $12.00 per share, (ii) the average trading price of Odwalla common stock exceeding $12.00 per share for 20 consecutive trading days, or (iii) January 7, 2002. Holders of Series A Stock are entitled to preferential payment, in the event of any liquidation of Odwalla, in an amount equal to the greater of $8.00 per share, plus any accrued but unpaid dividends, or the amount due each holder of common stock. The minimum liquidation preference was $8.6 million at August 28, 1999. Catterton-Simon also received a warrant to purchase 75,000 shares of Odwalla common stock at $10.00 per share. The warrant expires in seven years. This transaction was funded and closed in February 1999.

        We also paid fees and issued a warrant to our financial advisor in connection with this transaction. The warrant is for 24,806 shares of common stock at an exercise price approximating $6.45 per share and expires in five years. Total costs of the transaction approximate $700,000, including the financial advisor fees other than the warrant described above, reimbursement of certain costs of Catterton-Simon and other transaction costs.

        On June 14, 1999, our Board of Directors declared a stock dividend of 33,333 Series A Preferred Stock shares for the Series A shareholder. The dividend was paid June 30, 1999. In December 1999, our Board of Directors declared a stock dividend of 41,333 Series A Preferred Stock shares for the Series A shareholder. The dividend was paid December 31, 1999.


5.      SHAREHOLDERS' EQUITY

        Warrants. The underwriters of Odwalla's initial public offering in December 1993 were issued warrants to purchase 105,000 shares of common stock at $7.20 per share. These warrants expired in December 1998. We also issued two warrants in connection with the Series A Preferred Stock financing described above. One warrant was issued for 75,000 shares of common stock at $10.00 per share expiring in February 2006. The other warrant was issued for 24,806 shares of common stock at $6.45 per share expiring in February 2004.

        Stock Option Plans. Under the 1993 Stock Option Plan, incentive stock options could be granted to employees and nonstatutory stock options could be granted to employees, directors or consultants. In December 1994, the Board of Directors adopted the 1994 Non-Employee Directors' Stock Option Plan ("Directors' Plan") and, in January 1995, the

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

shareholders approved this plan. Incentive options may be granted at an exercise price not less than 100% of fair market value on the grant date; nonstatutory options may be granted at an exercise price not less than 85% of fair market value on the grant date. The options generally vest one-sixtieth per month from the grant date, although approximately 85,000 outstanding nonstatutory options vested immediately on the grant date. Directors' Plan options may be granted at an exercise price not less than 100% of fair market value and generally vest quarterly over a five-year period. In general, options terminate ten years from date of grant.

        In April 1997, Odwalla's shareholders approved the 1997 Stock Incentive Plan ("1997 Plan") which replaced both the Stock Option Plan and the Directors' Plan. The 1997 Plan consists of three programs: (i) a Discretionary Option Grant Program ("Discretionary Program"), (ii) a Stock Issuance Program ("Stock Program"), and (iii) an Automatic Option Grant Program ("Automatic Program"). A total of 1,648,475 shares of common stock are reserved for issuance under the 1997 Plan, which includes all outstanding options under the Stock Option Plan and Directors' Plan.

        The Discretionary Program allows us to issue both incentive and non-qualified stock options, at an exercise price not less than 100% of fair market value on the grant date, which expire ten years or less from the grant date; vesting is generally in a series of installments measured from the grant date. The Stock Program allows us to issue common stock directly for cash, promissory note or for past services with no cash payment; vesting may be immediate or in one or more installments. The Automatic Program awards 5,000 shares of common stock to each non-employee Board member upon initial election or appointment and 3,000 shares of common stock at each annual shareholders meeting. Awards under the Automatic Program are made at an exercise price equal to the closing fair market value of the Company's common stock on the award date, will have a maximum term of ten years from the grant date and vest in annual installments over a four year period at the 5,000 share award level and after one year for the 3,000 share award level. Under all programs of the 1997 Plan, accelerated vesting provisions apply in certain situations.

        The activity under the above plans was as follows:

                                        SHARES AVAILABLE      OPTIONS       OPTION PRICE    WEIGHTED AVERAGE
                                            FOR GRANT       OUTSTANDING       PER SHARE     PRICE PER SHARE
                                        ----------------    -----------     ------------    ----------------
        Balance at September 1, 1996         358,202          865,874        $3.33-$22.28       $ 10.30

        Additional shares reserved           450,000               --
        Options granted                     (533,329)         533,329       $10.25-$13.75       $ 11.49
        Options exercised                         --          (78,163)       $3.33-$10.25       $  6.11
        Options canceled                     422,205         (422,205)       $3.33-$22.28       $ 16.64
                                            --------        ---------
        Balance at August 31, 1997           697,078          898,835        $3.33-$13.75       $  8.59

        Options granted                     (491,915)         491,915        $7.88-$12.50       $ 10.36
        Options exercised                         --          (35,182)       $3.90-$10.62       $  5.38
        Options canceled                     114,919         (114,919)       $3.33-$13.75       $ 10.51
                                            --------        ---------
        Balance at August 29, 1998           320,082        1,240,649        $3.33-$13.75       $  9.18

        Options granted                     (448,750)         448,750        $5.44-$10.06       $  6.74
        Options exercised                         --          (66,070)        $3.33-$3.90       $  3.89
        Options canceled                     195,476         (195,476)       $3.33-$13.75       $ 10.42
                                            --------        ---------
        Balance at August 28, 1999            66,808        1,427,853        $3.33-$13.75       $  8.56
                                            ========        =========

        We follow Accounting Principles Board Opinion 25 ("APB 25"), "Accounting for Stock Issued to Employees," in accounting for stock-based compensation. Accordingly, we are not required to record compensation expense when stock options are granted to employees, as long as the exercise price is not less than the fair market value of the stock when the option is granted. All options that we have granted were at exercise prices at or above fair market

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

value of the common stock. In October 1995, the FASB issued SFAS 123, "Accounting for Stock-Based Compensation." Although SFAS 123 allows us to continue to follow the present APB 25 guidelines, we are required to disclose pro forma net income (loss) and net income (loss) per share as if we had adopted the new statement. The pro forma impact of applying SFAS 123 in fiscal 1997, 1998 and 1999 is not likely to be representative of the pro forma impact in future years.

        We have elected to use the Black-Scholes model to estimate the fair value of options granted. This valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. This model requires the input of highly subjective assumptions including the expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect this estimate, we believe the Black-Scholes model does not necessarily provide a reliable single measure of fair value of our employee stock options. Inputs used for the valuation model are as follows for 1997, 1998 and 1999: dividend yield of 0% for all years; expected volatility of 5.1%, 5.2% and 4.5% for all years; risk-free interest rates of 6.0%, 6.1% and 5.4%; and expected lives approximating 5 years for all years.

        Had the fair value of the options been calculated in accordance with FAS 123, net income (loss) would have been $(13,293,000), $(1,786,000) and
$(2,367,000) and net income (loss) per share would have been $(2.66), $(0.35) and $(0.46) for fiscal 1997, 1998 and 1999.

        There were 457,569, 682,498 and 790,940 options exercisable at the end of fiscal 1997, 1998 and 1999. The weighted average exercise price of options exercisable at the end of 1997, 1998 and 1999 was $8.54, $8.05 and $8.70 per share. At August 28, 1999, a total of approximately 1,648,475 shares of common stock have been reserved for issuance under the Company's stock option plans.

        The following table summarizes information about options outstanding at August 28, 1999:

                                    Weighted Average   Weighted                    Weighted
        Range of                        Remaining       Average                     Average
        Exercise        Number         Contractual     Exercise      Number        Exercise
          Price       Outstanding     Life (years)       Price     Exercisable       Price
   ----------------   -----------   ----------------   --------    -----------     ---------
     $3.33 - $7.00      514,544           7.4           $ 6.12       271,439        $ 5.68
   $7.184 - $10.625     722,901           8.1           $ 9.43       400,247        $ 9.74
    $11.28 - $13.75     190,408           3.3           $11.83       119,254        $12.07
                      ---------                                    ---------
                      1,427,853           7.2           $ 8.56       790,940        $ 8.70
                      =========                                    =========

6.      EMPLOYEE BENEFIT PLAN

        Odwalla matches 10% of each employee's contribution to our 401(k) Employee Benefit Plan ("Plan"). Odwalla contributions to the Plan approximated $46,000, $45,000 and $52,000 in 1997, 1998 and 1999.

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.      TAXES ON INCOME

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. We provide a valuation allowance against certain deferred tax assets due to the uncertainty of whether we will ultimately realize their benefit.

        Deferred tax assets consist principally of the following (in thousands):

                                            AUGUST 29,     AUGUST 28,
                                                1998          1999
                                            ----------     ----------
        Reserves and accruals                $ 1,475       $   901
        Net operating loss carryforward        3,613         4,873
        Tax credits                               61            62
        Property, plant and equipment           (237)         (234)
        Inventories                               28            25
        Other                                     --           293
                                             -------       -------
                                               4,940         5,920
        Less valuation allowance              (3,410)       (4,042)
                                             -------       -------
        Net deferred tax asset               $ 1,530       $ 1,878
                                             =======       =======

        The Company's effective tax rate differs from the federal statutory rate as follows:

                                                            YEAR ENDED
                                                    ----------------------------
                                                    1997       1998       1999
                                                    ----       ----       ----
        Federal statutory tax rate                   (34)%      (34)%      (34)%
        State income taxes                            (5)        (5)        (5)
        Deferred tax asset valuation allowance        25         12         25
        Benefit of net operating loss carryback       (5)        --         --
        Permanent differences and other                5         25         (1)
        Taxes for prior periods                        1         --         --
                                                     ---        ---        ---
                                                     (13)%       (2)%      (15)%
                                                     ===        ===        ===

        The permanent differences in fiscal 1998 results primarily from the settlement with the U.S. government described previously.

Taxes on income consisted of the following (in thousands):

                                                                  YEAR ENDED
                                                      -----------------------------------
                                                        1997          1998          1999
                                                      -------       -------       -------
                   Current:
                       Federal                        $  (660)      $    --       $    --
                       State                               --            --            --
                                                      -------       -------       -------
                                                         (660)           --            --
                                                      -------       -------       -------
                   Deferred:
                       Federal                         (3,970)          (68)         (860)
                       State                             (641)            3          (131)
                                                      -------       -------       -------
                                                       (4,611)          (65)         (991)
                                                      -------       -------       -------
                                                       (5,271)          (65)         (991)
                   Change in valuation allowance        3,370            40           632
                                                      -------       -------       -------

                                                      $(1,901)      $   (25)      $  (359)
                                                      =======       =======       =======

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        At August 29, 1999, we had federal and state net operating loss carryforwards of $12.7 million and $14.5 million, respectively, which expire between 2002 and 2018.

        During 1997, we recognized tax savings from deductions associated with our stock option plans in the amount of $1,000. There were no tax savings in 1998 and 1999. These benefits are recorded as an increase in shareholders' equity.

8.      RELATED PARTY TRANSACTIONS

        We retained a current board member for consulting services and incurred fees of $40,000, $27,500 and $9,000 in 1997, 1998 and 1999. Odwalla incurred consulting fees of $29,000 during 1997 by utilizing a company owned by one of our former directors.

9.      OTHER (EXPENSE) INCOME, NET

        Other (expense) income consisted of the following (in thousands):

                                                    YEAR ENDED                 THIRTEEN WEEKS ENDED
                                          -----------------------------    ----------------------------
                                                                           NOVEMBER 28,    NOVEMBER 27,
                                           1997        1998        1999        1998          1999
                                          -----       -----       -----    ------------    ------------
                                                                           (unaudited)      (unaudited)
                    Interest income       $ 322       $ 160       $ 278       $  40         $  68
                    Interest expense       (149)       (366)       (437)       (109)          (80)
                    Other                    37          43         119          (4)           --
                                          -----       -----       -----       -----         -----

                                          $ 210       $(163)      $ (40)      $ (73)        $ (12)
                                          =====       =====       =====       =====         =====

           Included in other income for 1999 is a gain of $145,000 on the sale of land adjacent to our administrative offices in Half Moon Bay, California.

10.     ALLOWANCE FOR DOUBTFUL ACCOUNTS

        The following summarizes activity in the allowance for doubtful accounts for the years shown (in thousands):

                                                                         YEAR ENDED
                                                                -----------------------------
                                                                 1997       1998        1999
                                                                -----       -----       -----
        Allowance for doubtful accounts, beginning of year      $ 306       $ 592       $ 588
        Bad debt expense for the year                             659         258         360
        Accounts receivable written off during the year          (373)       (262)       (317)
                                                                -----       -----       -----

        Allowance for doubtful accounts, end of year            $ 592       $ 588       $ 631
                                                                =====       =====       =====

                                  ODWALLA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.     SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

(In thousands, except per share data)

                                                                 Net income (loss)   Basic and diluted
                                                                   attributable      net income (loss)
                      Net           Gross          Net income       to common     attributable to common
                     Sales          Profit           (loss)        shareholders   shareholders per share
1997               --------        --------        ----------    ---------------  ----------------------
----
1st Quarter        $ 14,101        $  7,097         $ (4,844)        $ (4,844)        $  (0.98)
2nd Quarter          11,257           4,830           (3,042)          (3,042)           (0.61)
3rd Quarter          13,685           6,566           (1,820)          (1,820)           (0.36)
4th Quarter          13,587           6,487           (2,730)          (2,730)           (0.54)
                   --------        --------         --------         --------

                   $ 52,630        $ 24,980         $(12,436)        $(12,436)        $  (2.49)
                   ========        ========         ========         ========         ========

1998
----
1st Quarter        $ 14,150        $  7,039         $   (175)        $   (175)        $  (0.03)
2nd Quarter          14,192           6,949             (274)            (274)           (0.05)
3rd Quarter          15,446           7,974              140              140             0.03
4th Quarter          15,300           7,889           (1,070)          (1,070)           (0.21)
                   --------        --------         --------         --------

                   $ 59,088        $ 29,852         $ (1,379)        $ (1,379)        $  (0.27)
                   ========        ========         ========         ========         ========

1999
----
1st Quarter        $ 15,332        $  7,696         $   (479)        $   (479)        $  (0.09)
2nd Quarter          16,342           7,333             (817)            (817)           (0.16)
3rd Quarter          19,124           9,048             (279)            (279)           (0.05)
4th Quarter          17,244           8,419             (467)            (734)           (0.14)
                   --------        --------         --------         --------

                   $ 68,042        $ 32,500         $ (2,042)        $ (2,309)        $  (0.45)
                   ========        ========         ========         ========         ========

2000
----
1st Quarter        $ 16,769        $  7,813         $   (725)        $   (938)        $  (0.18)

                              REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Fresh Samantha, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the consolidated financial position of Fresh Samantha, Inc. and Subsidiary as of October 30, 1999 and October 31, 1998, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Portland, Maine

December 22, 1999
except for Note 6,
as to which the date is
January 10, 2000

                              FRESH SAMANTHA, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  OCTOBER 31,      OCTOBER 30,      JANUARY 22,
                                                                                     1998             1999             2000
                                                                                  -----------      -----------      -----------
                                                                                                                    (unaudited)
Current assets
    Cash and cash equivalents                                                       $ 2,440          $   463          $   265
    Trade accounts receivable, net of allowance
       of $27, $488 and $550                                                          1,337            3,444            3,033
    Inventories                                                                         455            1,482            1,490
    Prepaid expenses and other current assets                                            95                4               76
    Refundable income taxes                                                              47               --               --
    Deferred tax asset, current                                                          58               --               --
                                                                                    -------          -------          -------
          Total current assets                                                        4,432            5,393            4,864

Plant, property and equipment, net                                                    2,483            7,130            6,773
Other assets, noncurrent                                                                 21              205              211
                                                                                    -------          -------          -------
             Total assets                                                           $ 6,936          $12,728          $11,848
                                                                                    =======          =======          =======
Current liabilities
    Accounts payable                                                                $ 1,298          $ 3,758          $ 2,840
    Accrued payroll and related items                                                   193              502              659
    Accrued workers' compensation insurance                                              93               14               --
    Short-term borrowings                                                               102               --               --
    Other accruals                                                                       26              174              329
    Current maturities of capital lease obligations                                      62              228              232
    Current maturities of long-term debt                                                 30            3,498            4,743
                                                                                    -------          -------          -------
          Total current liabilities                                                   1,804            8,174            8,803

Capital lease obligations, less current maturities                                      189              569              499
Long-term debt, less current maturities                                                  44               31               22
Deferred income taxes                                                                    98               --               --
Other                                                                                    25               10               10
                                                                                    -------          -------          -------
Total liabilities                                                                     2,160            8,784            9,334
                                                                                    -------          -------          -------

Commitments and contingencies

Shareholders' equity
    Preferred stock:
       Class N-1, 160,000 shares authorized at $.01 par, 140,702 shares
          issued and outstanding; liquidation preference $3,869,305                      --                1                1
       Class N-2, 80,000 shares authorized at $.01 par, 77,480 shares
          issued and outstanding; liquidation preference $2,130,700                      --                1                1
    Common stock:
       Class L-1, 50,000 shares authorized at $.01 par, 21,713 shares
          issued and outstanding                                                         --               --               --
       Class L-2, 50,000 shares authorized at $.01 par, 9,151 shares
          issued and outstanding                                                         --               --               --
       Class A-1 and A-2, 5,125,000 shares authorized at $.01 par, no shares issued Class A-3, 1,125,000 shares authorized at $.01 par, 277,768
          shares issued and outstanding                                                   3                3                3
    Additional paid-in capital                                                       13,002           19,000           19,000
    Accumulated deficit                                                              (8,229)         (15,061)         (16,491)
                                                                                    -------          -------          -------
Total shareholders' equity                                                            4,776            3,944            2,514
                                                                                    -------          -------          -------
Total liabilities and shareholders' equity                                          $ 6,936          $12,728          $11,848
                                                                                    =======          =======          =======

          See accompanying notes to consolidated financial statements.

                              FRESH SAMANTHA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   TWELVE WEEKS ENDED
                                                           YEAR ENDED OCTOBER                  ---------------------------
                                              ------------------------------------------       JANUARY 23,     JANUARY 22,
                                                  1997           1998             1999            1999            2000
                                              -----------       -------         --------       -----------     -----------
                                              (unaudited)                                      (unaudited)     (unaudited)
Net sales                                        $7,180         $15,708         $ 32,158         $ 4,208         $ 8,731

Cost of sales                                     4,011           8,895           16,888           2,391           4,314
                                                 ------         -------         --------         -------         -------

    Gross profit                                  3,169           6,813           15,270           1,817           4,417
                                                 ------         -------         --------         -------         -------

Operating expenses
    Sales and distribution                        1,474           4,149           15,870           2,182           4,138
    Marketing, general and administrative         1,379           2,564            5,820             719           1,636
                                                 ------         -------         --------         -------         -------

          Total operating expenses                2,853           6,713           21,690           2,901           5,774
                                                 ------         -------         --------         -------         -------

Income (loss) from operations                       316             100           (6,420)         (1,084)         (1,357)

Other (expense) income, net                        (107)           (269)            (197)              9             (73)
                                                 ------         -------         --------         -------         -------

Income (loss) before income taxes                   209            (169)          (6,617)         (1,075)         (1,430)

Income tax (expense) benefit                       (110)             51               40              40              --
                                                 ------         -------         --------         -------         -------

Net income (loss)                                $   99         $  (118)        $ (6,577)        $(1,035)        $(1,430)
                                                 ======         =======         ========         =======         =======

Basic net income (loss) per share                $ 9.00         $ (2.55)        $ (21.31)        $ (3.35)        $ (4.63)
                                                 ======         =======         ========         =======         =======

Shares used in per share amounts                     11              46              309             309             309
                                                 ======         =======         ========         =======         =======

Diluted net income (loss) per share              $ 9.00         $ (2.55)        $ (21.31)        $ (3.35)        $ (4.63)
                                                 ======         =======         ========         =======         =======

Shares used in per share amounts                     11              46              309             309             309
                                                 ======         =======         ========         =======         =======


          See accompanying notes to consolidated financial statements.

                              FRESH SAMANTHA, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                              Preferred Stock                               Common Stock
                                            ---------------------------------------------------   ---------------------------------
                                               Class N-1         Class N-2         Series A          Class A            Class B
                                            ---------------   ---------------   ---------------   ---------------   ---------------
                                            Shares   Amount   Shares   Amount   Shares   Amount   Shares   Amount   Shares   Amount
                                            ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Balance, October 26, 1996 (unaudited)                                             200      $ 2        1      $--      10       $--

Net income (unaudited)
                                                                                 ----      ---      ---      ---     ---       ---

Balance, October 25, 1997                                                         200        2        1       --      10        --

Exchange of preferred stock
  for Class B shares                                                             (200)      (2)                       --        --
Exchange of shares                                                                                   (1)      --     (10)       --
Issuance of warrants related to
  Class A-3 shares
Issuance of common stock related to
  recapitalization, net of issuance costs
Redemption of common stock
Distribution to shareholders
Net loss
                                                                                 ----      ---      ---      ---     ---       ---

Balance, October 31, 1998                                                          --       --       --       --      --        --

Issuance of preferred stock, net
  of issuance costs                           141      $1        77      $1

Net loss                                                                           --       --       --       --      --        --
                                              ---     ---       ---     ---      ----      ---      ---      ---     ---       ---

Balance, October 30, 1999                     141       1        77       1        --       --       --       --      --        --

Net loss (unaudited)
                                              ---     ---       ---     ---      ----      ---      ---      ---     ---       ---
Balance, January 22, 2000
  (unaudited)                                 141      $1        77      $1        --      $--       --      $--      --       $--
                                              ===     ===       ===     ===      ====      ===      ===      ===     ===       ===

                                                              Common Stock
                                           ---------------------------------------------------                Accumulated
                                              Class A-3         Class L-1         Class L-2      Additional    Retained
                                           ---------------   ---------------   ---------------    Paid-in      Earnings
                                           Shares   Amount   Shares   Amount   Shares   Amount    Capital      (Deficit)     Total
                                           ------   ------   ------   ------   ------   ------   ----------   -----------   --------
Balance, October 26, 1996 (unaudited)                                                             $     8      $    111      $  121

Net income (unaudited)                                                                                               99          99
                                                                                                  -------      --------      ------

Balance, October 25, 1997                                                                               8           210         220

Exchange of preferred stock
  for Class B shares                                                                                    2            --          --
Exchange of shares                           695      $ 7                                              (7)           --          --
Issuance of warrants related to
  Class A-3 shares                                                                                      1            (1)         --
Issuance of common stock related to
  recapitalization, net of issuance costs                        22     $--        9      $--      13,000          (816)     12,184
Redemption of common stock                  (417)      (4)                                             (2)       (7,494)     (7,500)
Distribution to shareholders                                                                                        (10)        (10)
Net loss                                                                                                           (118)       (118)
                                            ----      ---       ---     ---      ---      ---     -------      --------      ------

Balance, October 31, 1998                    278        3        22      --        9       --      13,002        (8,229)      4,776

Issuance of preferred stock, net
  of issuance costs                                                                                 5,998          (255)      5,745

Net loss                                      --       --        --      --       --       --          --        (6,577)     (6,577)
                                            ----      ---       ---     ---      ---      ---     -------      --------      ------

Balance, October 30, 1999                    278        3        22      --        9       --      19,000       (15,061)      3,944

Net loss (unaudited)                                                                                             (1,430)     (1,430)
                                            ----      ---       ---     ---      ---      ---     -------      --------      ------
Balance, January 22, 2000
  (unaudited)                                278      $ 3        22     $--        9      $--     $19,000      $(16,491)     $2,514
                                            ====      ===       ===     ===      ===      ===     =======      ========      ======

          See accompanying notes to consolidated financial statements.

                              FRESH SAMANTHA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                            TWELVE WEEKS ENDED
                                                                       YEAR ENDED OCTOBER               --------------------------
                                                            --------------------------------------      JANUARY 23,    JANUARY 22,
                                                               1997           1998          1999           1999           2000
                                                            -----------     --------       --------     -----------    -----------
                                                            (unaudited)                                 (unaudited)    (unaudited)
Cash flows from operating activities
   Net income (loss)                                           $  99        $  (118)       $(6,577)       $(1,035)       $(1,430)
   Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
        Depreciation                                             165            320          1,222            219            441
        Amortization                                              --             39              1             --             --
        Deferred taxes                                           111             (4)           (40)             7             --
        (Gain) loss on sale of assets                              9             82             (3)            --            (11)
        Changes in assets and liabilities
          Trade accounts receivable                             (454)          (607)        (2,107)            38            411
          Inventories                                           (186)          (172)        (1,026)            43             (8)
          Refundable income taxes                                 --            (47)            47             --             --
          Prepaid expenses and other current assets              (65)           (75)            91             25            (72)
          Other noncurrent assets                                 25             (8)          (150)           (35)            (6)
          Accounts payable                                       513            565          2,459           (256)          (918)
          Accrued payroll and related items                       19            123            310           (152)           157
          Accrued workers' compensation
            Insurance                                             --             64            (79)           (93)           (14)
          Other accrued liabilities                              189              5            148            303            155
          Other long-term liabilities                             --             13            (14)            --             --
          Income taxes payable                                    --            (48)            --             --             --
                                                               -----        -------        -------        -------        -------
Net cash provided by (used in) operating
     activities                                                  425            132         (5,718)          (936)        (1,295)
                                                               -----        -------        -------        -------        -------

Cash flows from investing activities
   Capital expenditures                                         (689)        (1,489)        (5,075)          (914)           (99)
   Proceeds from sale of assets                                    7             --             46             --             26
                                                               -----        -------        -------        -------        -------
Net cash used in investing activities                           (682)        (1,489)        (5,029)          (914)           (73)
                                                               -----        -------        -------        -------        -------

                              FRESH SAMANTHA, INC.

                                 (IN THOUSANDS)

                                                                                              TWELVE WEEKS ENDED
                                                           YEAR ENDED OCTOBER             -------------------------
                                                  -----------------------------------     JANUARY 23,   JANUARY 22,
                                                      1997        1998          1999         1999          2000
                                                  -----------    ------       -------     -----------   -----------
                                                  (unaudited)                             (unaudited)   (unaudited)
Cash flows from financing activities
   Principal payments under long-term debt            (123)      (1,664)         (166)           --           --
   Proceeds from long-term debt                        347          722         3,385           690        1,236
   Net borrowings under line of credit                  94           --            --          (102)          --
   Debt issuance costs                                  --           --           (35)           --           --
   Payments of obligations under capital leases         --          (35)         (159)          164          (66)
   Redemption of common stock                           --       (7,500)           --            --           --
   Distribution to shareholders                         --          (10)           --            --           --
   Transaction expenses                                 --         (816)         (255)           --           --
   Issuance of preferred stock                          --           --         6,000            --           --
   Issuance of common stock                             --       13,000            --            --           --
                                                     -----       ------       -------       -------       ------
Net cash provided by financing activities              318        3,697         8,770           752        1,170
                                                     -----       ------       -------       -------       ------

Net increase (decrease) in cash and cash
   equivalents                                          61        2,340        (1,977)       (1,098)        (198)

Cash and cash equivalents, beginning of period          39          100         2,440         2,440          463
                                                     -----       ------       -------       -------       ------

Cash and cash equivalents, end of period             $ 100       $2,440       $   463       $ 1,342       $  265
                                                     =====       ======       =======       =======       ======

Cash paid during the year for:
   Interest                                          $  89       $  179       $   201

Noncash investing and financing activities: We entered into capital lease obligations for vehicle and equipment leases totaling $182 and $705 in 1998 and 1999. In addition, we financed equipment acquisitions of $577, $102 and $133 in 1997, 1998 and 1999.

          See accompanying notes to consolidated financial statements.

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The Company. Fresh Samantha, Inc. ("Fresh Samantha" or "Company") is a creator, manufacturer and distributor of all-natural super-premium refrigerated juices. The Company delivers 19 blends of juices to selected markets along the Eastern Seaboard from Maine to Florida. The Company's products include classic juices, such as orange juice and grapefruit juice, smoothies and other nutritionally fortified juice products.

        Principles of Consolidation. The consolidated financial statements include the accounts of Fresh Samantha, Inc. and its subsidiary, Fresh Samantha Juice Bars, Inc. Upon consolidation, all significant intercompany accounts and transactions have been eliminated.

        Fiscal Year. The Company's fiscal year is a fifty-two week or fifty-three week period ending on the last Saturday of October.

        Interim Financial Statements. The accompanying consolidated balance sheet of Fresh Samantha and its subsidiary at January 22, 2000 and the related consolidated statements of operations and of cash flows for the twelve week periods ended for each of January 23, 1999 and January 22, 2000 have not been audited by independent accountants. However, in management's opinion, they include all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial position and the results of operations for the periods presented. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosure normally included in financial statements prepared in conformity with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The operating results for the interim periods are not necessarily indicative of results to be expected for an entire year.

        Cash and Cash Equivalents. The Company invests its excess cash in money market funds, which are valued at amortized cost, which approximates market value. These investments are subject to minimal credit and market risk. We consider all highly liquid investments with a maturity of 90 days or less when purchased to be cash equivalents.

        Inventories. Inventories are stated at the lower of cost or market with cost determined on a first-in first-out (FIFO) basis.

        Plant, Property and Equipment. Plant, property and equipment are stated at cost, less accumulated depreciation and amortization. The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense when incurred. Depreciation and amortization are provided on the straight-line basis over the shorter of the estimated useful life of the asset or the lease term.

        Other Assets. Other assets consist principally of deposits and debt issuance costs. Debt issuance costs are amortized over the term of the debt.

        Income Taxes. Fresh Samantha accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

        Revenue Recognition. Revenue is recognized when products are delivered to our customers. The product is distributed directly to customers stores by Company drivers. We provide our customers the right of return for products under certain circumstances and record a reserve for products estimated to be returned. The reserves for estimated product returns at October 31, 1998 and October 30, 1999 and were approximately $9,800 and $120,000, and are included in the allowances amounts of $26,900 and $488,200 in the accompanying balance sheets at October 31, 1998 and October 30, 1999.

        Advertising Costs. Advertising costs are expensed as incurred. For the years ended October 30, 1999 and October 31, 1998, the Company incurred advertising expenses of approximately $1,145,000 and $629,000.

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Concentration of Risk. We are subject to a concentration of credit risk with respect to trade accounts receivable. However, this concentration is mitigated by the diversification of our customer base within the areas we distribute our products and by the number of customers.

        We are engaged in the manufacturing and distribution of fresh juice products and, therefore, are subject to certain risks that could have an unfavorable impact on operations, including an unfavorable weather impact on raw materials, changes in government regulations, changes in consumer demands and the emergence of significant competitors. A significant portion of Fresh Samantha's business and customers are concentrated in New England and along the Eastern Seaboard.

        Our raw materials consist primarily of fruit, fruit juices, purees and vegetables. The Company makes the majority of our purchases from a select number of suppliers that management has judged to be of high quality. Although concentrating purchasing with few suppliers, management believes that other suppliers could provide the raw materials with similar quality on comparable terms. However, an extended interruption in the supply of any of the raw materials used in the Company's products, or reduction in the materials' quality, would have an adverse effect on the Company's business and results of operations.

        Fair Value of Financial Instruments. The recorded amounts for cash and cash equivalents, accounts receivable, accounts payable, accrued payroll and related items and other accrued expenses approximate fair value due to the short-term nature of these financial instruments. The fair value of amounts outstanding under our notes payable and capital lease arrangements approximates their recorded values in all material respects, as determined by discounting future cash flows at current market interest rates as of October 31, 1998 and October 30, 1999.

        Use of Estimates. The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

        Earnings per share. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the shares issuable upon the exercise of stock options and warrants under the treasury stock method.

        The following table shows the computation of basic and diluted earnings per share, in thousands except per share data:

                                                                                         TWELVE WEEKS ENDED
                                                       YEAR ENDED OCTOBER               ---------------------
                                               ----------------------------------       JAN. 23,      JAN 22,
                                                  1997         1998        1999          1999          2000
                                               -----------    ------      -------       --------      -------
                                               (unaudited)                                   (unaudited)
Basic:
  Weighted average common shares outstanding         11           46          309           309           309
  Net income (loss)                               $  99       $ (118)     $(6,577)      $(1,035)      $(1,430)
  Per share amount, attributable to common
     shareholders                                 $9.00       $(2.55)     $(21.31)      $ (3.35)      $ (4.63)
Diluted:
  Weighted average common equivalent
     shares outstanding                              11           46          340           309           537
  Shares used in per share amounts                   11           46          309           309           309
  Net income (loss)                               $  99       $ (118)     $(6,577)      $(1,035)      $(1,430)
  Per share amount, attributable to common
     shareholders                                 $9.00       $(2.55)     $(21.31)      $ (3.35)      $ (4.63)

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        We had no dilutive common equivalent shares during fiscal 1998 or 1999 or in either of the twelve week periods presented due to the reported net loss.

        Reclassifications. To conform with new classifications in the first quarter of fiscal 2000 financial statement presentation, we reclassified certain prior periods expenses. The primary reclassification was between sales and distribution costs and general and administrative expenses.

2. CASH AND CASH EQUIVALENTS

        Cash and cash equivalents consist of the following (in thousands):

                                 OCTOBER 31,  OCTOBER 30,  JANUARY 22,
                                    1998         1999         2000
                                 -----------  -----------  -----------
                                                           (unaudited)
     Cash                          $  136        $380         $262
     Cash equivalents               2,304          83            3
                                   ------        ----         ----
                                   $2,440        $463         $265
                                   ======        ====         ====

        Interest earned on cash and cash equivalents was $5,000 and $36,000 in 1998 and 1999.

3. INVENTORIES

        Our inventories consist of the following (in thousands):

                                                           OCTOBER 31,   OCTOBER 30,    JANUARY 22,
                                                              1998          1999           2000
                                                           -----------   -----------    -----------
                                                                                        (unaudited)
Raw materials, including packaging and other supplies         $378         $  890         $1,206
Finished product                                                77            592            284
                                                              ----         ------         ------
  Total                                                       $455         $1,482         $1,490
                                                              ====         ======         ======

4. PLANT, PROPERTY AND EQUIPMENT

        Estimated useful lives that we use are as follows:

               Leasehold improvements....................       shorter of useful life or lease term
               Machinery and equipment...................                              5 to 10 years
               Motor vehicles............................                                    5 years

        Plant, property and equipment consisted of the following (in thousands):

                                                         OCTOBER 31,       OCTOBER 30,      JANUARY 22,
                                                             1998             1999             2000
                                                         -----------       -----------      -----------
                                                                                            (unaudited)
     Leasehold improvements                                 $  303           $ 1,504          $ 1,556
     Machinery and equipment                                 2,507             6,746            6,784
     Motor vehicles                                            318               669              608
                                                            ------           -------          -------
                                                             3,128             8,919            8,948
     Less accumulated depreciation and amortization           (645)           (1,789)          (2,175)
                                                            ------           -------          -------
     Plant, property and equipment, net                     $2,483           $ 7,130          $ 6,773
                                                            ======           =======          =======

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. SHORT-TERM BORROWINGS

        The Company obtains financing from certain of our vendors for certain of our machinery and equipment purchases. Such financing is obtained through arrangements whereby the amount of the individual payments for the equipment are determined based on a quantity of raw material purchases from the vendor multiplied by a specific dollar amount as defined in the agreement. The terms of the agreements are generally one year in length and require the payment of interest on the outstanding principal balance at a rate of 15% per annum. At the end of the term, the remaining principal and any accrued and unpaid interest thereon is due and payable to the vendor. At October 30, 1999, the Company has paid the vendors in full.

6. LONG-TERM DEBT

        Long-term notes payable balances are as follows:

                                                                                   OCTOBER 31,   OCTOBER 30,
                                                                                      1998          1999
                                                                                   -----------   -----------
                                                                                        (in thousands)
   Variable rate (9% at October 30, 1999) revolving credit agreement (1)                           $3,385

   Non interest-bearing notes, monthly principal payments ranging from
     $500 to $10,000, with maturity dates ranging from February 2000
     to March 2002.                                                                                    87

   Note payable at a fixed rate of 8.4% per annum, monthly principal and interest payments of $402 starting in August 1999 through July 2002.
     The note is collateralized by the underlying motor vehicle.                                       12

   Note payable at a fixed rate of 10.98% per annum, monthly principal and interest payments of $695 through February 2001. The note is
     collateralized by the underlying motor vehicle.                                  $ 16             10

   Note payable at a fixed rate of 11.60% per annum, monthly principal and interest payments of $554 through July 2001.  The note is
     collateralized by the underlying motor vehicle.                                    16             11

   Notes payable at fixed rates ranging from 9.49% to 11.10% per annum, monthly principal and interest payments ranging from $224 to $475, with maturity dates ranging from August 2000 to November 2001. The notes are
     collateralized by the underlying motor vehicles and equipment.                     42             24
                                                                                      ----        -------
                                                                                        74          3,529
     Less:  current portion                                                            (30)        (3,498)
                                                                                      ----        -------
     Long-term debt, excluding current portion                                        $ 44        $    31
                                                                                      ====        =======

        The aggregate long-term maturities of the notes payable are as follows (in thousands):

                               2000           $ 3,498
                               2001                24
                               2002                 7
                                              -------
                                              $ 3,529

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) On January 21, 1999, the Company entered into a revolving credit and loan agreement with a bank (the "Agreement"). This Agreement was subsequently amended on September 27, 1999. The Company was in violation of certain covenants under this agreement at October 31, 1999. On January 10, 2000, the Company amended this agreement in order to remedy these covenant violations. The Amended Agreement provides for revolving loan advances ("Revolving Loan Advances") up to the lesser of the applicable Revolving Commitment, or the sum of 70% of eligible accounts receivable, as defined in the Agreement, plus 40% of the sum of capital expenditures financed by Revolving Loan Advances and all other capital expenditures incurred in fiscal 1999 and 2000 ("Formula Capital Expenditures"), plus $1,600,000 during the period from the date of the note to the Reduction Date (the earlier of May 31, 2000 or the date at which Bain Capital, Inc. makes a capital contribution of at least $3,000,000). The applicable Revolving Commitment amount is $6,000,000 through and including the Reduction Date and $4,000,000 thereafter. Revolving Loan Advances will bear interest, payable monthly, at the bank's prime lending rate, or the prime rate published in the Wall Street Journal, plus three-quarters of one percent (0.75%). All outstanding Revolving Loan Advances and accrued and unpaid interest are payable in full on February 28, 2001. If not paid in full on the due date, whether stated or by acceleration, interest on unpaid balances shall thereafter be payable on demand at a rate equal to 4.75% above the Prime Rate in effect. In the event the Company makes certain prepayments, as defined in the Agreement, a prepayment premium equal to one and one-quarter percent (1.25%) of the Revolving Commitment will be applied. In addition, upon the occurrence of either or both of a Significant Change in Ownership and/or a Credit Termination, as defined in the Agreement, the Company shall pay a Termination Fee equal to one-quarter percent (0.25%) of the Appraised Value of the Company greater than $33,500,000.

    The proceeds of the Note shall be used by the Company solely for working capital and equipment financing needs. The Company must maintain an operating account at the Lender's place of business, and the Company shall deposit all revenues into the operating account. The Lender may in its discretion debit the operating account for the payments of interest, principal and other costs from time to time under the terms of the Loan Documents.

    A Letter of Credit was issued in favor of the Lender in the minimum principal amount of $3,000,000 and bearing an expiration date of no earlier than June 30, 2000. The Letter of Credit may be drawn by the Lender (i) if any default shall occur and/or (ii) if, by May 31, 2000, Bain Capital shall not have made a cash capital contribution to the Company.

    The Agreement contains certain affirmative, negative and financial covenants which require the Company, among other things, to maintain minimum quarterly net revenues, tangible net worth, net income, cash flow to debt service and total liabilities to tangible net worth ratios, as defined in the Agreement. The Agreement also contains cross-default provisions and all borrowings under the Agreement are cross-collateralized.

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. OPERATING AND CAPITAL LEASES

        The Company leases certain property consisting of production facilities, offices, branch distribution facilities, equipment and motor vehicles under operating leases. These leases expire at various dates through 2009 and many facility leases contain renewal options. Most property leases require the Company to pay utilities, property taxes and common maintenance costs. The Company also leases various machinery and equipment and motor vehicles under capital leases expiring through 2004.

        Following is an analysis of property and equipment under capital leases by major class as of October 30, 1999 (in thousands):

          Machinery and equipment                  $  600
          Motor vehicles                              403
                                                   ------
                                                    1,003
          Less accumulated amortization               177
                                                   ------
                                                   $  826
                                                   ======


        Depreciation of assets under capital leases was $40,268 and $118,301 for the years ended October 31, 1998 and October 30, 1999.

        As of October 30, 1999, future net minimum lease payments under capital leases and future minimum rental payments required under operating leases are as follows:

                                                      CAPITAL       OPERATING
          FISCAL YEAR ENDING                           LEASES        LEASES
          ------------------                          -------       ---------
                  2000                                   $289        $ 2,907
                  2001                                    270          2,843
                  2002                                    202          2,647
                  2003                                    135          2,475
                  2004                                     32          1,878
            Thereafter                                      -          4,095
                                                         ----        -------
                                                          928        $16,845
                                                                     =======
          Less amount representing interest               131
                                                         ----
          Present value of net minimum lease payments     797
          Less current maturities                         228
                                                         ----
          Long-term portion                              $569
                                                         ====

        For the years ended October 31, 1998 and October 30, 1999, rent expense amounted to $1,189,000 and $3,130,000.

8. SHAREHOLDERS EQUITY:

        On September 17, 1998, the Company entered into an agreement (the "Recapitalization Agreement") with a group of outside investors affiliated with Bain Capital, Inc. ("Bain") and with its existing stockholders ("Existing Stockholders"). Pursuant to the terms of the Recapitalization Agreement, a series of transactions (the "Recapitalization"), which are summarized below, were completed to effect the recapitalization of the Company.

        (i) The Company amended its articles of incorporation to authorize five new classes of common stock as follows: (1) 4,000,000 shares of Class A-1 common stock; (2) 1,125,000 shares of Class A-2 common stock; (3) 1,125,000 shares of Class A-3 common stock; (4) 50,000 shares of Class L-1 common stock

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


              and (5) 50,000 shares of Class L-2 common stock. All new classes of common stock have a par value of $.01 per share.

        (ii) Each of the Existing Stockholders' 1,000 shares of outstanding Class A common stock and 10,200 shares of outstanding Class B common stock were exchanged for 62 shares of the Class A-3 common stock and warrants. Subsequent to the exchange, 694,400 shares of Class A-3 common stock were outstanding;

        (iii) The Company issued to Bain 12,527 shares of the Class L-1 common stock and 5,280 shares of the Class L-2 common stock for an aggregate purchase price of $7,500,000;

        (iv) The proceeds of $7,500,000 were used to redeem the Existing Stockholders of 416,632 shares of the outstanding Class A-3 common stock. The redeemed shares were canceled and are no longer outstanding. Subsequent to the redemption, 277,768 shares of Class A-3 common stock were outstanding;

        (v) The Company issued to Bain an additional 9,186 shares of the Class L-1 common stock and an additional 3,871 shares of the Class L-2 common stock for an aggregate purchase price of $5,500,000. Subsequent to this additional purchase, outstanding shares of the Class L-1 and Class L-2 common stock totaled 21,713 and 9,151;

        (vi) The proceeds of $5,500,000 were used to (1) repay all outstanding amounts under the Company's existing line of credit and other note payable arrangements totaling approximately $1,970,000, (2) pay Recapitalization related costs of approximately $816,000 and (3) fund operations. The remaining proceeds from the sale of additional shares of Class L-1 and L-2 common stock of approximately $2,304,000 were invested in money market funds as of October 31, 1998.

        At October 30, 1999, the Company has three classes of outstanding common stock, Class L-1, Class L-2 and Class A-3. The significant features of these classes of common stock as reflected in the Company's Amended and Restated Articles of Incorporation are as follows:

        Voting Rights

        Each share of Class A common stock shall be entitled to one vote per share and each share of Class L common stock is entitled to the number of votes per share equal to the Class L conversion factor then in effect (23.4005 at October 30, 1999).

        Board of Directors

        The holders of outstanding shares of Class A-1 and L-1 common stock are entitled to elect three directors, the holders of outstanding shares of Class A-2 and Class L-2 common stock are entitled to elect one director and the holders of outstanding Class A-3 common stock are entitled to elect three directors. If the number of directors exceeds seven, the holders of outstanding shares of Class A-1 and L-1 common stock will be entitled to elect the remaining directors up to a maximum of 15 directors.

        Distributions

        The holders of the outstanding shares of Class L common stock are entitled to all distributions, including distributions in the event of a complete or partial liquidation of the Company or upon a sale of all or substantially all of the business assets, until the holders have received an aggregate amount equal to the outstanding shares of Class L common stock multiplied by the Class L base amount ($421.20 at October 30, 1999) per share plus an amount necessary to generate an internal rate of return on the investment in Class L common stock of 9% per annum, compounded quarterly. All holders of common stock are entitled to receive remaining distributions ratably based on the number of shares held once the holders of the Class L common stock have received their required distributions.

        Mandatory Conversion of Class A Common Stock

        Upon a vote by the Board of Directors, each outstanding share of Class A common stock other than Class A-1 common stock will automatically convert into one share of Class A-1 common stock upon an initial public offering of

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


the Company's common stock ("IPO"). However, the vote will not be effective prior to an IPO. Subsequent to the conversion, all classes of Class A common stock other than Class A-1 will be retired, cancelled and removed from the Company's authorized capital and the holders of Class A-1 common stock will be entitled to elect the entire Board of Directors.

        Optional Conversion of Class L Common Stock

        At any time at the option of the holders of the Class L-1 and Class L-2 common stock, each outstanding share of Class L-1 and Class L-2 common stock may be converted into a number of shares of Class A-1 and Class A-2, respectively, based on the Class L conversion factor then in effect (23.4005 at October 31, 1999). However, if there has been an automatic conversion of Class A common stock to Class A-1 common stock as a result of an IPO, the shares of Class L-2 common stock will convert into shares of Class A-1 common stock. Subsequent to the optional conversion, the Class L common stock will be retired, cancelled and removed from the Company's authorized capital.

        Stockholders Agreement

        In connection with the Recapitalization, the Existing Stockholders and Bain entered into a Stockholders Agreement. The Stockholders Agreement establishes agreements with respect to voting, restrictions on the transfer of shares of common stock and rights of the stockholders to request registration under the Securities Act of 1933 in the event of an IPO.

        Preferred Stock

        On September 10, 1999, the Company amended its Articles of Incorporation and authorized one hundred sixty thousand (160,000) shares of Class N-1 Preferred Stock and eighty thousand (80,000) shares of Class N-2 Preferred Stock (Class N Shares, respectively), each having a par value of $0.01 per share. In the event of distributions, the holders of Class N Shares will receive the same priority of Class L Common Stock as a single and separate class and, with respect to the Class N Shares, are entitled to all distributions, including distributions in the event of a complete or partial liquidation of the Company or upon a sale of all or substantially all of the business assets, until the holders have received an aggregate amount equal to the outstanding shares of Class N preferred stock multiplied by the Class N Base Amount ($27.50 at October 30, 1999) per share. At any time at the option of the holders of the Class N-1 and Class N-2 preferred stock, each outstanding share of Class N-1 and Class N-2 preferred stock may be converted in to an equal number of Class A-1 and Class A-2 common stock, respectively. However, if there has been an automatic conversion of Class A common stock to Class A-1 common stock as a result of an IPO, the shares of Class N-2 preferred stock will convert into shares of Class A-1 common stock. Subsequent to the optional conversion, the Class N preferred stock will be retired, cancelled and removed from the Company's authorized capital.

        In addition, the stockholders amended their Stockholders' Agreement. In connection with this amendment the Company issued $6,000,000 of Class N Convertible Preferred Stock, par value $.01 per share (the "Class N Stock"). The Class N preferred stock consisted of 140,702 and 77,480 shares of Class N-1 and Class N-2, respectively.

        Stock Options

        On April 1, 1999, the Company adopted its 1999 Stock Option Plan. The purpose of this Plan is to provide selected employees of the Company with additional incentives to contribute to the success of the Company and to attract, reward and retain employees of outstanding ability. The Plan reserves for issuance a maximum of 200,000 shares of Class A-3 common stock. The Plan allows the granting of both incentive stock options and non-qualified stock options. Options vest ratably over a five year period, but generally none are exercisable until at least one year following the grant and all expire after ten years in the event they are not exercised.

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Stock option activity for the year ended October 30, 1999 is as follows (in thousands except per share amounts):

                                                                  Weighted Average
                                                      Options      Exercise Price
                                                      -------     ----------------
        Balance at October 31, 1998                      --               --

        Granted                                          48           $18.00
        Forfeited                                       (16)          $18.00
                                                        ---

        Balance at October 30, 1999                      32           $18.00
                                                        ===

        Options exercisable at October 30, 1999          10           $18.00
                                                        ===

        The weighted average remaining contractual life of these options is approximately 10 years. Exercise price for options outstanding at October 30, 1999 is $18.00.

        As permitted under SFAS 123, the Company follows APB 25 in accounting for stock-based awards to employees. Under APB 25, we have not recognized any compensation expense with respect to such awards, since the exercise price of the stock options awarded are equal to the fair market value of the underlying security on the grant date.

        Had compensation costs for the stock options issued under the Stock Option Plan been determined based on the grant date fair values as required by SFAS No. 123, our net loss would have been increased to the pro forma amounts indicated below (in thousands except per share amounts):

                                                       1999                            1999
                                                   Net loss        Basic net loss per share
                                                   --------        ------------------------
        As reported                                $(6,577)                $21.31

        Pro forma                                  $(6,656)                $21.57

        Fair value was estimated using the minimum-value method, a risk-free interest rate of 6% and an expected life of 10 years.

        Warrants

        In connection with the Recapitalization and the exchange of the former Class A and Class B common stock for Class A-3 common stock, the Existing Stockholders entered into an agreement (the "Warrant Agreement") whereby they obtained warrants to purchase additional shares of Class A-3 common stock at an initial exercise price of $.01 per share upon the occurrence of (1) a sale of all or substantially all of the assets of the Company, (2) any transaction after which Bain ceases to own a majority of the voting stock of the Company and (3) an IPO. The additional shares to be purchased are to be determined in accordance with a formula outlined in the Warrant Agreement, but not to exceed 142,354 shares. Based on the formula for calculating the additional shares, the benefit to be derived by the Existing Stockholders from these warrants is substantially limited. As a result, management has valued these warrants at an aggregate nominal value of $1,000 and has recorded their value as a charge to accumulated deficit and a credit to additional paid-in capital.

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9. RELATED PARTY TRANSACTIONS

        During 1998, the Company entered into various transactions with an affiliated company, Down East Sunsprouts, Inc. ("Down East Sunsprouts"). Prior to fiscal 1998, Down East Sunsprouts was wholly-owned by Fresh Samantha but was subsequently spun off to the Existing Shareholders of the Company. The fiscal 1998 transactions between the related parties included purchases of inventory from one another as well as Fresh Samantha's incurring payroll and other operating costs on behalf of Down East Sunsprouts. At October 31, 1998, Fresh Samantha had a $12,000 net receivable from Down East Sunsprouts relating to the fiscal 1998 transactions which is included in prepaid expenses and other current assets in the accompanying balance sheet. The amount was paid in full by Down East Sunsprouts subsequent to year end. Subsequent to Fresh Samantha's fiscal 1998 year end, Down East Sunsprouts was sold to a third party. Sales to and purchases from Down East Sunsprouts amounted to approximately $15,900 and $13,700 for the year ending October 31, 1998.

10. EMPLOYEE BENEFIT PLAN

        The Company sponsors the Fresh Samantha, Inc. 401(k) defined contribution plan (the "Plan"). The Plan covers all employees who meet the initial eligibility requirements, as defined in the Plan document, and who continue to provide at least 1,000 hours of service during the Plan year. Participants in the Plan may contribute up to 15% of their pre-tax compensation in any one Plan year subject to the Internal Revenue Service limitation. The Company may elect to match the participants' contributions based on a matching contribution formula using a contribution percentage determined at the Company's discretion. Plan participants vest in Company matching contributions ratably over a five year period in accordance with a graduated vesting schedule. Under the Plan, the Company, at its sole discretion, may also elect to make additional contributions on behalf of the participants. All employer matching contributions due to the plan for fiscal 1999 had been paid as of October 30, 1999. The Company charged approximately $35,000 and $46,000 to expense for this Plan for the years ended October 31, 1998 and October 30, 1999.

11. INCOME TAXES

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                      OCTOBER 31,    OCTOBER 30,
                                                                         1998           1999
                                                                      -----------    -----------
Deferred tax assets
  Net operating loss carryover                                           $ 35          $ 2,298
  Expenses not currently deductible                                        58              278
  Alternative minimum tax credit                                           30               31
                                                                         ----          -------
                                                                          123            2,607
                                                                         ----          -------

Deferred tax liabilities
  Tax over book depreciation                                              163              124
                                                                         ----          -------
                                                                          163              124
                                                                         ----          -------

Net deferred tax assets (liabilities) before valuation allowance          (40)           2,483

Less valuation allowance                                                   --           (2,483)
                                                                         ----          -------
Net deferred tax asset (liabilities)                                     $(40)         $    --
                                                                         ====          =======

        Due to the uncertainty of future taxable income, the Company fully reserved for its net deferred tax assets.

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        The Company will have remaining federal and state net operating loss carryforwards of approximately $5,660,000 expiring in fiscal years 2000 through 2019. The net operating loss carryforwards are available to offset future federal and state taxable income.

        Income tax benefit consists of the following (in thousands):

                                                YEAR ENDED OCTOBER
                                      -----------------------------------
                                          1997          1998         1999
                                      -----------       ----         ----
                                      (unaudited)
Federal:
    Current                              $ (37)         $ 58          $--
    Deferred                               (46)           (2)          32
                                         -----          ----          ---
                                           (83)           56           32
                                         -----          ----          ---
State:
    Current                                (12)           10           --
    Deferred                               (15)          (15)           8
                                         -----          ----          ---
                                           (27)           (5)           8
                                         -----          ----          ---
Total income tax (expense) benefit       $(110)         $ 51          $40
                                         =====          ====          ===

        The provision for income taxes is different from the amount computed using the applicable statutory federal income tax rate of 34%, with the differences summarized as follows (in thousands):

                                                          YEAR ENDED OCTOBER
                                                  ---------------------------------
                                                      1997       1998       1999
                                                  -----------   ------    ---------
                                                  (unaudited)
      Tax benefit at statutory rates                 $ (34)      $58       $ 2,250
      Adjustment due to:
          Change in valuation allowance                  -         -        (2,483)
          Other                                        (76)       (7)          273
                                                     -----       ---       -------
      Total income tax (expense) benefit             $(110)      $51       $    40
                                                     =====       ===       =======

12. OTHER (EXPENSE) INCOME, NET

        Other (expense) income consisted of the following (in thousands):

                                                                      TWELVE WEEKS ENDED
                                  YEAR ENDED OCTOBER               -------------------------
                      --------------------------------------       JANUARY 23,   JANUARY 22,
                          1997           1998           1999          1999          2000
                      -----------       -----          -----       -----------   -----------
                      (unaudited)                                  (unaudited)   (unaudited)
Interest income          $  --          $   5          $  36          $ 21          $ --
Interest expense           (98)          (172)          (219)          (11)          (90)
Other                       (9)          (102)           (14)           (1)           17
                         -----          -----          -----          ----          ----
                         $(107)         $(269)         $(197)         $  9          $(73)
                         =====          =====          =====          ====          ====

                              FRESH SAMANTHA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13. ALLOWANCE FOR DOUBTFUL ACCOUNTS AND PRODUCT RETURNS

        The following summarizes activity in the allowance for doubtful accounts and product returns for the years shown (in thousands):

                                                                   YEAR ENDED OCTOBER
                                                         -------------------------------------
                                                            1997           1998          1999
                                                         -----------       ----          -----
                                                         (unaudited)
Allowance for doubtful accounts and product returns,
    beginning of year                                        $ --          $ 23          $  27
Bad debt expense and change in allowance for product
     returns for the year                                      45            21            483
Accounts receivable written off during the year               (22)          (17)           (22)
                                                             ----          ----          -----
Allowance for doubtful accounts and product returns,
     end of year                                             $ 23          $ 27          $ 488
                                                             ====          ====          =====

                                   APPENDICES

Appendix A ....................................    Agreement and Plan of Merger
Appendix B ....................................    Shareholders' Rights Agreement
Appendix C ....................................    Opinion of W.R. Hambrecht + Co

                                                                      APPENDIX A
================================================================================



                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                                  ODWALLA, INC.
                            a California corporation


                              FRESH SAMANTHA, INC.
                               a Maine corporation


                                       and


                          ORANGE ACQUISITION SUB, INC.
                               a Maine corporation





                          Dated as of February 2, 2000



================================================================================

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
1.      The Merger; Effective Time...........................................................1

        1.1    The Merger....................................................................1

        1.2    Effective Time of the Merger..................................................1

        1.3    The Merger Consideration......................................................1

        1.4    Working Capital Adjustment....................................................2

        1.5    Escrow........................................................................3

2.      Purchaser and the Surviving Corporation..............................................3

        2.1    The Surviving Corporation.....................................................3

3.      Treatment of Shares..................................................................3

        3.1    Exchange of Shares............................................................3

        3.2    Mechanics of Exchange.........................................................4

        3.3    No Further Rights in Stock....................................................5

        3.4    Closing.......................................................................5

        3.5    Supplementary Action..........................................................5

        3.6    Termination of Stockholders Agreement.........................................5

4.      Closing Conditions...................................................................5

        4.1    Conditions Precedent to Obligations of the Purchaser
               and Merger Sub................................................................5

        4.2    Conditions Precedent to Obligations of the Company and
               the Selling Shareholders......................................................7

5.      Representations and Warranties of the Company and the Selling
        Shareholders.........................................................................9

        5.1    Organization; Good Standing; Qualification....................................9

        5.2    Articles of Incorporation and Bylaws; Records.................................9

        5.3    Capitalization...............................................................10

        5.4    Authority; Binding Nature of Agreements......................................10

        5.5    Non-Contravention; Consents..................................................11

        5.6    Intellectual Property........................................................12

        5.7    Proceedings; Orders..........................................................13

        5.8    Financial Statements.........................................................13

        5.9    Title to Assets..............................................................13

        5.10   Contracts....................................................................14

        5.11   Employees....................................................................15

        5.12   Compliance with Legal Requirements...........................................15

        5.13   Governmental Authorizations..................................................15

        5.14   Tax Matters..................................................................16

                                                                                            Page
                                                                                            ----
        5.15   Securities Laws Compliance; Registration Rights..............................17

        5.16   Finders and Brokers; Fees....................................................17

        5.17   Environmental Compliance.....................................................17

        5.18   Insurance....................................................................17

        5.19   Related Party Transactions...................................................18

        5.20   Absence of Changes...........................................................18

        5.21   Powers of Attorney...........................................................19

        5.22   Benefit Plans; ERISA.........................................................19

        5.23   Major Suppliers..............................................................21

        5.24   Customers....................................................................21

        5.25   Full Disclosure..............................................................21

        5.26   Due Diligence Information....................................................21

        5.27   Proxy Statement..............................................................21

        5.28   The Selling Shareholders; Investment Intent and
               Restrictions.................................................................21

6.      Representations and Warranties of the Purchaser and Merger Sub......................23

        6.1    Organization; Good Standing; Qualification...................................23

        6.2    Capitalization...............................................................24

        6.3    Subsidiaries.................................................................24

        6.4    Authorization................................................................24

        6.5    Valid Issuance of the Stock..................................................25

        6.6    Governmental and Third-Party Consents........................................25

        6.7    SEC Filings; Financial Statements............................................25

        6.8    No Changes...................................................................26

        6.9    Compliance with Laws.........................................................26

        6.10   Compliance with Other Instruments; No Conflict...............................26

        6.11   Litigation...................................................................26

        6.12   Tax Returns and Payments.....................................................27

        6.13   Finders and Brokers; Fees....................................................27

        6.14   Rights of Registration.......................................................27

        6.15   Voting Rights................................................................27

        6.16   Labor Relations and Employee Matters.........................................27

        6.17   No Other Agreements to Sell the Assets or Capital Stock
               of the Purchaser.............................................................28

        6.18   Investment Representations...................................................28

        6.19   Proxy Statement..............................................................28

7.      Pre-Closing Covenants of the Company and the Selling
        Shareholders........................................................................28

        7.1    Access and Investigation.....................................................28

                                                                                            Page
                                                                                            ----
        7.2    Operation of Company Business................................................29

        7.3    Representing Party Actions...................................................30

        7.4    Filings and Consents.........................................................31

        7.5    Notification; Updates to Company Disclosure Schedule.........................31

        7.6    No Negotiation...............................................................31

        7.7    Best Efforts.................................................................32

8.      Pre-Closing Covenants of the Purchaser..............................................32

        8.1    Access and Investigation.....................................................32

        8.2    Filings and Consents.........................................................32

        8.3    Operation of Purchaser Business..............................................33

        8.4    Notification; Updates to Purchaser Disclosure Schedule.......................34

        8.5    Best Efforts.................................................................34

        8.6    Grant of Purchaser Options...................................................34

        8.7    Repayment of Indebtedness....................................................34

        8.8    Board of Directors...........................................................35

9.      Other Agreements....................................................................35

        9.1    Increase of Purchaser Credit Facility........................................35

        9.2    Proxy Statement; Other Filings...............................................35

        9.3    Meeting of Purchaser Shareholders............................................36

        9.4    Confidentiality..............................................................36

        9.5    Public Disclosure............................................................36

        9.6    No Inconsistent Action.......................................................37

        9.7    Covenant Not To Compete; Non-Solicitation....................................37

        9.8    The LLC......................................................................37

        9.9    Transfer of LLC Interests and Purchaser Stock................................38

        9.10   Antitrust Laws...............................................................38

10.     Termination.........................................................................38

        10.1   Termination Events...........................................................38

        10.2   Termination Procedures.......................................................38

        10.3   Effect of Termination........................................................39

        10.4   Exclusivity of Termination Rights............................................39

11.     Indemnification, etc................................................................39

        11.1   Survival of Representations and Covenants....................................39

        11.2   Indemnification of the Purchaser; Limits on Purchaser
               Obligations..................................................................39

        11.3   No Contribution..............................................................40

        11.4   Defense of Third Party Claims................................................40

                                                                                            Page
                                                                                            ----
        11.5   Sole Remedy..................................................................41

        11.6   Indemnification of Persons Other than the Indemnitees........................41

12.     Miscellaneous.......................................................................41

        12.1   Further Assurances...........................................................41

        12.2   Fees and Expenses............................................................41

        12.3   Attorneys' Fees..............................................................42

        12.4   Transfer Taxes...............................................................42

        12.5   Governing Law; Arbitration...................................................42

        12.6   Successors and Assigns.......................................................42

        12.7   Entire Agreement.............................................................42

        12.8   Separability.................................................................42

        12.9   Amendments...................................................................43

        12.10  Notices......................................................................43

        12.11  Publicity and Use of Confidential Information................................46

        12.12  Counterparts.................................................................46

        12.13  Delays or Omissions; Waivers.................................................46

        12.14  Remedies Cumulative; Specific Performance....................................46

        12.15  Headings.....................................................................47

        12.16  Construction.................................................................47

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of February 2, 2000, by and among ODWALLA, INC., a California corporation (the "Purchaser"), FRESH SAMANTHA, INC., a Maine corporation (the "Company"), ORANGE ACQUISITION SUB, INC., a Maine corporation and a wholly-owned subsidiary of Purchaser (the "Merger Sub"), the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations," SAMANTHA INVESTORS, LLC, a Massachusetts limited liability company (the "LLC"), and the individuals and Entities listed on Schedule I attached hereto. Certain capitalized terms in this Agreement are defined in Exhibit A.

                                    RECITALS

    A. The Board of Directors of Purchaser, Merger Sub and the Company each have determined that it is in the best interests of their respective shareholders for the Purchaser to acquire the Company by the merger of the Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth herein (the "Merger").

    B. For federal income tax purposes, it is intended that the Merger constitute a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a plan of reorganization for purposes of
        Section 368 of the Code.

                                    AGREEMENT

        The Purchaser, the Company, the Merger Sub and the Selling Shareholders, intending to be legally bound, agree as follows:

1.      THE MERGER; EFFECTIVE TIME.

        1.1 THE MERGER.

        Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into the Company, the Company shall be the surviving corporation in such Merger (the "Surviving Corporation"), and the separate existence of Merger Sub shall thereupon cease. The Merger shall have the effects set forth in Sections 902 through 910 of the Maine Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property, rights, powers, privileges and franchises of Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. Immediately following the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of Purchaser.

        1.2 EFFECTIVE TIME OF THE MERGER.

        The Merger shall become effective upon the completion of the filing of properly executed Articles of Merger with the Secretary of State of the State of Maine, which filing shall be made as soon as practicable on the Closing Date upon satisfaction or waiver of the conditions set forth in Section 4. When used in this Agreement, the term "Effective Time" with respect to the Merger shall mean the date and time at which such Articles of Merger have been accepted for filing by the Secretary of State of the State of Maine.

        1.3 THE MERGER CONSIDERATION.

                (a) Each Holder shall receive a portion of the Merger Consideration in consideration of the shares of Company Stock held by such Holder as more fully set forth in Section 3.1.

                (b) For purposes of this Agreement, "Aggregate Merger Consideration" shall be equal to the number of shares of Purchaser Stock determined by dividing (i) the number of shares of Purchaser Stock which, as of immediately prior to the Effective Time, are either (A) issued and outstanding (excluding any shares of Purchaser Stock actually issued by the Purchaser as contemplated in the last paragraph of Section 8.3) or (B) issuable upon the exercise, exchange or conversion of any outstanding warrants, options, convertible or exchangeable securities or other rights to acquire Purchaser Stock other than options issued under the Purchaser's 1997 Stock Option Plan, in each case, whether or not currently exercisable, by (ii) 1.7027. By way of example and for the avoidance of doubt, if (i) the Effective Time were 9:00 a.m. San Francisco time on January 27, 2000, (ii) 258,667 additional shares of Purchaser Stock had been issued, and (iii) the Catterton Warrant had been cancelled, then the Aggregate Merger Consideration would be 3,812,122 shares of Purchaser Stock.

        1.4 WORKING CAPITAL ADJUSTMENT.

                (a) Not later than seven (7) business days prior to the anticipated Closing Date:

                        (i) the Purchaser shall provide the Company with (A) a statement of Pre-Closing Working Capital prepared by the Purchaser, together with all supporting work papers therefor, and (B) a good faith estimate of the Purchaser's Working Capital as of the anticipated Closing Date prepared by the Purchaser, together with all supporting work papers therefor; and

                        (ii) the Company shall provide the Purchaser with (A) a statement of Pre-Closing Working Capital prepared by the Company, together with all supporting work papers therefor, and (B) a good faith estimate of the Company's Working Capital as of the anticipated Closing Date prepared by the Company, together with all supporting work papers therefor.

        Upon receipt of a statement of the other party's Pre-Closing Working Capital and estimate of Working Capital as of the anticipated Closing Date, the Company together with the Company's advisors and the Purchaser together with the Purchaser's advisors shall promptly review the information provided by the other party. Each of the Company and the Purchaser and their respective advisors shall provide written notice to the other at least two (2) business days prior to the anticipated Closing Date if they dispute the information provided by the other party. If either or both parties provide notice of a dispute, the parties shall confer promptly and cooperate in good faith to resolve any such dispute.

                (b) If a party does not provide timely notice of a dispute, such party will be deemed to have accepted and approved the other party's estimate. If either or both parties provide notice of a dispute, the parties shall confer promptly and cooperate in good faith to resolve any such dispute. The estimate provided by the Purchaser (as adjusted if necessary to resolve any aforementioned dispute) shall be referred to as the Purchaser's "Actual Working Capital." The estimate provided by the Company (as adjusted if necessary to resolve any aforementioned dispute) shall be referred to as the Company's "Actual Working Capital."

                (c) If the Actual Working Capital of Purchaser and/or the Company exceeds its respective Working Capital Target, then the "Working Capital Excess" of Purchaser and/or the Company, as the case may be, shall be equal to the amount, if any, by which (i) the applicable Actual Working Capital minus the net proceeds of any Equity Sale of the applicable party exceeds (ii) the Working Capital Target of the applicable party plus One Million Dollars ($1,000,000).

                (d) If the Working Capital Target of Purchaser and/or the Company exceeds its respective Actual Working Capital, then the "Working Capital Shortfall" of Purchaser and/or the Company, as applicable, shall be equal to the amount, if any, by which the Working Capital Target of the applicable party exceeds the Actual Working Capital of the applicable party.

                (e) The Aggregate Merger Consideration shall be (i) increased by a number of shares of Purchaser Stock equal to (A) the sum of the Purchaser Working Capital Shortfall and the Company Working Capital Excess, if any, divided by (B) the Average Purchaser Stock Price on the Closing Date, and (ii) decreased by a number of shares of Purchaser Stock equal to (A) the sum of the Purchaser Working Capital Excess and the Company Working Capital Shortfall, if any, divided by (B) the Average Purchaser Stock Price on the Closing Date.

The Aggregate Merger Consideration, as adjusted pursuant to this clause (e), shall be referred to as the "Merger Consideration."

        1.5 ESCROW.

                (a) As the sole source for the payment of each Representing Party's indemnification obligations set forth herein (except as provided otherwise in the last sentence of Section 11.2(a)), the Purchaser will deliver to the Escrow Agent under an escrow agreement (the "Escrow Agreement") in substantially the form attached hereto as Exhibit B, a number of shares equal to fifteen percent (15%) of each Holder's allocable portion of the Merger Consideration determined in accordance with Section 3.1(b) (in the aggregate, the "Holdback Amount").

                (b) Each Selling Shareholder's Pro Rata Share of the Holdback Amount shall provide the sole source for the payment of such Selling Shareholder's indemnification obligations set forth herein (except as provided otherwise in the last sentence of Section 11.2(a)).

2.      PURCHASER AND THE SURVIVING CORPORATION.

        2.1 THE SURVIVING CORPORATION.

        The initial Articles of Incorporation, Bylaws, directors and officers of the Surviving Corporation shall be as set forth in the Plan of Merger attached hereto as Exhibit C.

3.      TREATMENT OF SHARES.

        3.1 EXCHANGE OF SHARES.

                (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of Merger Sub common stock, $.001 par value, which shall be outstanding immediately prior to the Effective Time of the Merger, shall be converted into the number of shares of common stock of the Surviving Corporation equal to the number of shares of common stock of Merger Sub then outstanding.

                (b) Subject to Section 1.5, each share of:

                        (i) Company Class A Stock outstanding immediately prior to the Effective Time (other than Treasury Shares as set forth below) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive a portion of the Merger Consideration equal to the number of shares of Purchaser Stock derived by obtaining the quotient of (A) ten percent (10%) of the Merger Consideration divided by (B) the number of shares of Company Class A Stock; and

                        (ii) Company Class L Stock and Company Preferred Stock outstanding immediately prior to the Effective Time (other than Treasury Shares as set forth below) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive a portion of the Merger Consideration equal to the number of shares of Purchaser Stock derived by obtaining the quotient of (A) ninety percent (90%) of the Merger Consideration multiplied by the Preference Amount of such share divided by (B) the aggregate Preference Amount of all such outstanding shares;

provided, that, in no event shall the aggregate number of shares of Purchaser Stock issued as the Merger Consideration be increased by the operation of this
Section 3.1(b).

                        (c) At the Effective Time, by virtue of the Merger and without any action on the part of the Holder thereof, each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company (the "Treasury Shares"), and each such share of Company Common Stock and Company Preferred Stock held by the Purchaser or any subsidiary of the Purchaser immediately prior to the Effective Time, shall be canceled and retired and cease to exist, and no consideration shall be given in exchange therefor.

                (d) At the Effective Time, eighty five percent (85%) of the portion of the Merger Consideration determined in accordance with Section 3.1(b) shall be delivered to each Holder upon the surrender of the certificates formerly representing the Stock in accordance with Section 3.2 of this Agreement.

                (e) No fraction of a share of Purchaser Stock shall be issued in the Merger. Any such fractional shares shall be rounded to the nearest whole number.

                (f) The issuance of shares of Purchaser Stock in connection with the Transactions will not be registered under the Securities Act. Such shares may not be transferred or resold thereafter, except in compliance with the terms of this Agreement and the other Transactional Agreements and following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act.

        3.2 MECHANICS OF EXCHANGE.

                (a) As of the Effective Time, each Holder shall be entitled to surrender the certificate or certificates, which immediately prior to the Effective Time represented the Stock (the "Certificates"), to the Purchaser on behalf of the Surviving Corporation for cancellation in exchange for such Holder's allocable portion of the Merger Consideration, fifteen percent (15%) of which Merger Consideration shall be deposited with the Escrow Agent as provided in Section 1.5. It shall be a condition of delivery of the Merger Consideration that (i) the Certificates surrendered by the Holders shall be in proper form for cancellation by the Purchaser and (ii) the Holders shall have provided the Purchaser with evidence that all transfer or similar Taxes required by reason of the surrender of such Holder's Certificates, if any, have been paid by such Holders.

                (b) From and after the Effective Time, there shall be no transfers of the Stock on the stock transfer books of the Company. If, after the Effective Time, Certificates formerly representing the Stock are presented to the Purchaser for payment, they shall be cancelled and exchanged for the applicable portion of the Merger Consideration in accordance with the procedures set forth in this Section.

                (c) At or prior to the Effective Time of the Merger, Purchaser shall deliver to the Escrow Agent shares of Purchaser Stock in an aggregate amount equal to the Holdback Amount.

                (d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Holder thereof claiming such Certificate to be lost, stolen or destroyed, the Purchaser will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the portion of the Merger Consideration for which the shares of Stock represented by the Certificate are exchangeable in accordance with this
Section 3. When authorizing such issuance in exchange therefor, the Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the Holder to give the Purchaser a bond in such sum as it may direct as indemnity, or such other form of indemnity, as it shall direct, against any claim that may be made against the Purchaser with respect to the Certificate alleged to have been lost, stolen or destroyed.

                (e) The Purchaser and the Surviving Corporation may, at their option, appoint a bank or trust company selected by the Purchaser to act as exchange agent in connection with the Transactions.

                (f) If any certificate for Purchaser Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall (i) pay to the Purchaser any transfer or other Taxes required by reason of the issuance of certificates for such securities in a name other than that of the registered holder of the Certificate surrendered, or (ii) establish to the satisfaction of the Purchaser that such Tax has been paid or is not applicable.

                (g) Notwithstanding anything in this Agreement to the contrary, neither the Purchaser nor any other party hereto shall be liable to a holder of shares of Stock for any portion of the Merger Consideration, or dividend on shares of Purchaser Stock issued as part of the Merger Consideration, delivered to a public official pursuant to applicable escheat laws following the passage of time specified therein.



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

        3.3 NO FURTHER RIGHTS IN STOCK.

        All securities received by each Holder pursuant to this Agreement and the Escrow Agreement shall be deemed to have been delivered and received in full satisfaction of all rights pertaining to such Holder's shares of Stock. Except as otherwise provided by law, at the Effective Time, the Holders shall cease to have any rights with respect to shares of Stock, and their sole right shall be to receive the Merger Consideration.

        3.4 CLOSING.

        The closing of the Transactions (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105-2482 at 9:00 a.m., local time, on the later of (x) April 26, 2000 or (y) the fifth (5th) business day after the day on which all of the conditions set forth in Sections 4.1 and 4.2 hereof are satisfied or waived (or the applicable party receives reasonable assurances that such conditions will have been satisfied by such fifth (5th) business day), or at such other date, time and place as the parties shall otherwise agree (the date of such Closing, the "Closing Date").

        3.5 SUPPLEMENTARY ACTION.

        If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either Constituent Corporation, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the Constituent Corporations, in the name of and on behalf of either Constituent Corporation as appropriate, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

        3.6 TERMINATION OF STOCKHOLDERS AGREEMENT.

        By executing this Agreement, each of the Company and each Selling Shareholder hereby agrees that from and after the Effective Time, the Amended and Restated Stockholders Agreement, dated as of September 10, 1999, by and among the Company and the Selling Shareholders (as it may be amended, restated or otherwise modified from time to time, the "Company Stockholders Agreement") shall terminate and be of no further force and effect and that no party thereto shall have any further rights or obligations thereunder.

4.      CLOSING CONDITIONS.

        4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER AND MERGER SUB.

        The Purchaser's and Merger Sub's obligations to consummate the Merger and to take the other actions required to be taken by the Purchaser and Merger Sub at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 12.13):

                (a) the representations and warranties made by (i) the Company in Section 5 hereof and in each other Transactional Agreement and (ii) the Representing Parties in Section 5.28 hereof, in each other Transactional Agreement and in the Rights Agreement shall be true and accurate in all respects as of the Closing Date as though made on and as of the Closing Date, except for the breach or inaccuracy of any such representations or warranties that is not reasonably likely to have a Material Adverse Effect on the Company;

                (b) all covenants and agreements contained in this Agreement, in any other Transactional Agreement or in the Rights Agreement to be observed by the LLC, Selling Shareholders and/or the Company on or prior to the Closing shall have been performed or complied with in all material respects;

                (c) the Selling Shareholders, the LLC or the Company, as applicable, shall have delivered the following documents to the Purchaser:

                        (i) the Escrow Agreement, duly executed by the Selling Shareholders and the LLC;

                        (ii) a shareholders' rights agreement, duly executed by the Representing Parties who shall be parties thereto and substantially in the form of Exhibit D attached hereto (the "Rights Agreement");

                        (iii) the legal opinion of Ropes & Gray, counsel to certain of the Selling Shareholders, dated the Closing Date, in substantially the form of Exhibit E;

                        (iv) the legal opinion of Verrill & Dana, LLP, counsel to the Company, dated the Closing Date, in substantially the form of Exhibit F;

                        (v) the legal opinion of Drummond Woodsum & MacMahon, counsel to certain of the Selling Shareholders, dated the Closing Date, in substantially the form of Exhibit G;

                        (vi) a certificate (the "Company Closing Certificate") executed on behalf of the Company by a senior executive officer of the Company, dated as of the Closing Date, (A) certifying to the satisfaction of the conditions specified in Sections 4.1(a) and (b) with respect to the Company, (B) certifying that the Stock is not a United States real property interest within the meaning of Section 897 of the Code, and has not been a United States real property interest for the five-year period ending as of the Closing Date, and
(C) setting forth the capitalization of the Company as of immediately prior to the Effective Time in the manner set forth in Section 5.3;

                        (vii) a certificate (the "Selling Shareholders Closing Certificate") of each Selling Shareholder and the LLC, where applicable, dated as of the Closing Date, and certifying to the satisfaction of the conditions specified in Sections 4.1(a) and (b) with respect to such Selling Shareholder or the LLC, where applicable;

                        (viii) the written resignations of the members of the Company Board;

                        (ix) written evidence reasonably satisfactory to Purchaser of the cancellation of the Company Warrants;

                        (x) written evidence reasonably satisfactory to the Purchaser that any Person who shall become a party to the Company Stockholders Agreement after the date of this Agreement shall have agreed to the termination of the Company Stockholders Agreement as of the Effective Time; and

                        (xi) written evidence reasonably satisfactory to the Purchaser of (A) the termination of the Company's 1999 Stock Option Plan, and
(B) the cancellation of all option agreements and other rights to purchase the capital stock of the Company issued thereunder (other than Company Options which shall have been exercised);

                (d) the Purchaser shall have approved the Company's Working Capital estimate as contemplated in Section 1.4(b) (which approval shall not be unreasonably withheld) and the Company's Actual Working Capital shall be not less than negative Five Million Two Hundred Fifty Dollars (-$5,250,000);

                (e) to the reasonable satisfaction of Purchaser and its counsel, the offer and sale of the Purchaser Stock pursuant to the terms of this Agreement shall comply with an exemption from registration under the Securities Act and/or any applicable federal or state securities laws and regulations;

                (f) all corporate and other proceedings required to be taken on the part of the Company, the LLC and the Selling Shareholders in connection with this Agreement, the Transactional Agreements and the Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and in substance to the Purchaser and its counsel;

                (g) not more than one percent (1%) of the shares of Stock shall dissent from the Merger;

                (h) each of the Consents identified or required to be identified in Part 5.5(b) of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect;

                (i) there shall have been no event or circumstance after the date of this Agreement that is reasonably likely to have a Material Adverse Effect on the Company;

                (j) there shall not have been commenced or expressly threatened by any Person other than the Purchaser, the Company, the Selling Shareholders or their respective Affiliates any Proceeding which is reasonably likely to result in the issuance of any judgment, Order, decree or injunction by a court of competent jurisdiction that would prevent consummation of the Transactions or cause the Transactions to be rescinded following consummation;

                (k) no Person other than a holder of Company Stock or Company Options shall have made or expressly threatened any material claim asserting that such Person (i) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Company, and (ii) may be entitled to all or any material portion of the Merger Consideration;

                (l) neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser to suffer a Material Adverse Effect as a result of (i) a change in any applicable legal requirement after the date of this Agreement or any Order issued after the date of this Agreement, or (ii) any legal requirement or Order that is proposed after the date of this Agreement by or before any Governmental Body;

                (m) the Purchaser shall have received a written opinion from Morrison & Foerster, LLP, in substantially the form attached hereto as Exhibit H, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Morrison & Foerster, LLP shall be entitled to receive and rely upon representations of officers of the Purchaser and the Company as to such matters as they may reasonably request;

                (n) the Purchaser shall have received reasonable assurances that debt financing on terms at least as favorable or more favorable to Purchaser than those terms in the Bank Term Sheet shall be available to the Purchaser at the Effective Time;

                (o) Concurrently with the Closing or immediately thereafter, the Purchaser shall have sold not less than six million dollars ($6,000,000) of Purchaser Stock upon terms and conditions at least as favorable or more favorable to Purchaser than those set forth in Exhibits L-1 and L-2;

                (p) the issuance by Purchaser of the Merger Consideration and (unless the Purchaser and the Company mutually agree not to submit this Agreement and the Merger to the shareholders of Purchaser for approval) this Agreement and the Merger shall have been duly approved and adopted by the requisite vote under applicable law of the shareholders of the Purchaser and Merger Sub;

                (q) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

                (r) not more than five percent (5%) of the shares of Purchaser Stock outstanding on the record date for the Purchaser Shareholders' Meeting shall be "dissenting shares" under California law in connection with any vote of the shareholders of Purchaser in connection with the Transactions.

        4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

        The Company's and the Selling Shareholders' obligations to consummate the Merger and to take the other actions required to be taken by the Company and the Selling Shareholders at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company in the determination of the Company on behalf of the Company and the Selling Shareholders, in whole or in part, in accordance with Section 12.13):

                (a) the representations and warranties made by the Purchaser and Merger Sub in Section 6 hereof and in each other Transactional Agreement, and the representations and warranties made by the Purchaser and each shareholder of Purchaser who is a party thereto in the Rights Agreement, shall be true and accurate in all respects as of the Closing Date as though made on and as of the Closing Date, except for the breach or inaccuracy of any such representations or warranties that is not reasonably likely to have a Material Adverse Effect on the Purchaser;

                (b) all covenants and agreements contained in this Agreement, in any other Transactional Agreement or in the Rights Agreement to be observed by the Purchaser, Merger Sub and/or any shareholder of the Purchaser on or prior to the Closing shall have been performed or complied with in all material respects;

                (c) the Purchaser shall have delivered the following documents to the Selling Shareholders and/or the Company, as the case may be:

                        (i) the Escrow Agreement, duly executed by the Purchaser;

                        (ii) the Rights Agreement, duly executed by the Purchaser and each shareholder of the Purchaser who shall be a party thereto;

                        (iii) a certificate (the "Purchaser Closing
Certificate") executed on behalf of the Purchaser by a senior executive officer of the Purchaser, dated as of the Closing Date, (A) certifying to the satisfaction of the conditions specified in Sections 4.2(a) and (b), and (B) setting forth the capitalization of the Purchaser as of immediately prior to the Effective Time in the manner set forth Section 6.2;

                        (iv) the legal opinion of Morrison & Foerster, LLP, counsel to the Purchaser and Merger Sub, dated the Closing Date, in substantially the form of Exhibit I;

                (d) the Company shall have approved the Purchaser's Working Capital estimate as contemplated in Section 1.4(b) (which approval shall not be unreasonably withheld) and the Purchaser's Actual Working Capital shall be not less than Four Million Two Hundred Fifty Thousand Dollars ($4,250,000);

                (e) all shares of Purchaser Preferred Stock shall have converted into shares of Purchaser Stock;

                (f) written evidence reasonably satisfactory to the Company of the cancellation of the Catterton Warrant;

                (g) neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Company or the Selling Shareholders to suffer a Material Adverse Effect as a result of (i) a change in any applicable legal requirement after the date of this Agreement or any Order issued after the date of this Agreement, or (ii) any legal requirement or Order that is proposed after the date of this Agreement by or before any Governmental Body;

                (h) there shall have been no event or circumstance after the date of this Agreement that is reasonably likely to have a Material Adverse Effect on the Purchaser;

                (i) there shall not have been commenced or expressly threatened by any Person other than the Purchaser, the Company, the Selling Shareholders or their respective Affiliates any Proceeding which is reasonably likely to result in the issuance of any judgment, Order, decree or injunction by a court of competent jurisdiction which would prevent consummation of the Transactions or cause the Transactions to be rescinded following consummation;

                (j) the Company shall have received a written opinion from Ropes & Gray in substantially the form attached hereto as Exhibit J, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Ropes & Gray shall be entitled to receive and rely upon representations of officers of the Purchaser and the Company as to such matters as they may reasonably request;

                (k) the issuance by Purchaser of the Merger Consideration and (unless the Purchaser and the Company mutually agree not to submit this Agreement and the Merger to the shareholders of Purchaser for approval) this Agreement and the Merger shall have been duly approved and adopted by the requisite vote under applicable law of the shareholders of the Purchaser and Merger Sub;

                (l) each consent and other item identified or required to be identified in Part 6.6 of the Purchaser Disclosure Schedule shall have been obtained and shall be in full force and effect;

                (m) the Purchaser shall have received reasonable assurances that debt financing on terms at least as favorable or more favorable to Purchaser than those terms in the Bank Term Sheet shall be available to the Purchaser at the Effective Time;

                (n) concurrently with the Closing or immediately thereafter, the Purchaser shall have sold not less than six million dollars ($6,000,000) of Purchaser Stock upon terms and conditions at least as favorable or more favorable to Purchaser than those set forth in Exhibits L-1 and L-2;

                (o) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

                (p) not more than five percent (5%) of the shares of Purchaser Stock outstanding on the record date for the Purchaser Shareholders' Meeting shall be "dissenting shares" under California law in connection with any vote of the shareholders of Purchaser in connection with the Transactions.

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
        SHAREHOLDERS.

        Except as specifically set forth in the disclosure schedule provided by the Company and attached hereto as Schedule II (the "Company Disclosure Schedule"), the parts of which are numbered to correspond to the Section numbers of this Agreement, the Company hereby represents and warrants to the Purchaser (and only with respect to Section 5.28, each Selling Shareholder or, if applicable, the LLC, represents and warrants, solely as to itself, to the Purchaser) as follows:

        5.1 ORGANIZATION; GOOD STANDING; QUALIFICATION.

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine, is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry out the provisions hereof and thereof, and to carry on its business as currently conducted.

                (b) The Company has no subsidiaries and does not own, beneficially or otherwise, any shares or other securities of, or any other direct or any other indirect interest of any nature in, any Entity.

        5.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS.

                (a) The Company has made available to the Purchaser accurate and complete copies of:

                        (i) the Company's Articles of Incorporation and Bylaws, including all amendments thereto, as presently in effect;

                        (ii) the stock records of the Company; and

                        (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Company Board and all committees of the Company Board.

There have been no meetings or other proceedings of the shareholders of the Company, the Company Board or any committee of the Company Board that are not memorialized in such minutes or other records, the absence of which would have a Material Adverse Effect on the Company.

                (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names listed on Part 5.2 of the Company Disclosure Schedule.

                (c) There has not been any material violation of the Company's Articles of Incorporation or Bylaws or of any resolution adopted by the Company's shareholders, the Company Board or any committee of the Company Board.

        5.3 CAPITALIZATION.

                (a) As of the date of this Agreement, the authorized capital stock of the Company consists of four million (4,000,0000) shares of Class A-1 Common Stock, par value $0.01 per share, none of which are issued and outstanding, one million one hundred twenty five thousand (1,125,000) shares of Class A-2 Common Stock, par value $0.01 per share, none of which are issued and outstanding, one million one hundred twenty five thousand (1,125,000) shares of Class A-3 Common Stock, par value $0.01 per share, of which two hundred seventy-seven thousand seven hundred seventy (277,770) are issued and outstanding, fifty thousand (50,000) shares of Class L-1 Common Stock, par value $0.01 per share, of which twenty one thousand seven hundred thirteen (21,713) shares are issued and outstanding, fifty thousand (50,000) shares of Class L-2 Common Stock, par value $0.01 per share, of which nine thousand one hundred fifty one (9,151) shares are issued and outstanding, one hundred sixty thousand (160,000) shares of Class N-1 Preferred Stock, par value $0.01 per share, of which one hundred forty thousand seven hundred and two (140,702) shares are issued and outstanding, and eighty thousand (80,000) shares of Class N-2 Preferred Stock, par value $0.01 per share, of which seventy seven thousand four hundred eighty (77,480) shares are issued and outstanding. No other shares of capital stock are issued or outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in full compliance with all applicable securities laws and other applicable legal requirements. Part 5.3(a) of the Company Disclosure Schedule accurately sets forth (i) the names of the employees/consultants who have been granted Company Options and the names of the individuals who have been issued Company Warrants; (ii) the number of Company Options held by such employee/consultant as of the date of this Agreement, if any; and (iii) the number of the Company Warrants issued to such individual.

                (b) There is no:

                        (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company;

                        (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or

                        (iii) to the Knowledge of the Company, condition or circumstance that may directly or indirectly give rise to or provide a basis for a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

        5.4 AUTHORITY; BINDING NATURE OF AGREEMENTS.

        The Company has the corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transactional Agreements to which it is or is contemplated to be a party, and the execution, delivery and performance by the Company of this Agreement and such Transactional Agreements have been duly authorized by all necessary action on the part of the Company Board and its shareholders. This Agreement and the other Transactional Agreements constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

        5.5 NON-CONTRAVENTION; CONSENTS.

                (a) The execution and delivery of this Agreement and the other Transactional Agreements, and the consummation of the Transactions, by the Company will not, directly or indirectly (with or without notice or lapse of time):

                        (i) contravene, conflict with or result in a material violation of (A) the Company's Articles of Incorporation or Bylaws, or (B) any resolution adopted by the Company Board or any committee thereof or the shareholders of the Company;

                        (ii) to the Knowledge of the Company, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which the Company or any assets owned or used by it are subject, in each case where such conflict or remedy would be reasonably likely to have a Material Adverse Effect on the Company;

                        (iii) to the Knowledge of the Company, contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that would otherwise be reasonably likely to have a Material Adverse Effect on the Company;

                        (iv) contravene, conflict with or result in a material violation or material breach of, or material default under, any Material Company Contract;

                        (v) give any Person the right to any payment by the Company or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any Person, in any such case as a result of the change in control of the Company or otherwise resulting from the Transactions;

                        (vi) result in the imposition or creation of any material encumbrance upon or with respect to any asset owned or used by the Company; or

                        (vii) require the Company to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transactional Agreements or the consummation or performance of any of the Transactions.

                (b) Other than the filings and submissions that the Company shall make under the HSR Act in connection with the Transactions, the Company will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions, except for filings, the failure of which to make, and Consents, the failure of which to obtain, are not reasonably likely to have a Material Adverse Effect on the Company.

        5.6 INTELLECTUAL PROPERTY.

                (a) Part 5.6 of the Company Disclosure Schedule sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, registered maskworks, registered and material unregistered trade names and registered and material unregistered service marks, and any applications therefor in respect of any of the foregoing, included in the Company's Proprietary Assets, and specifies, where applicable, the jurisdictions in which each such Proprietary Asset has been issued or registered or for which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Part 5.6 of the Company Disclosure Schedule also sets forth a complete list of all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other Person is authorized to use any of the Company's Proprietary Assets (excluding end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same), and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Company is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company's rights under such license, sublicense or agreement, and except for such violations as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. Except for any consents to transfer required under any Material Company Contract, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, (i) will not cause the Company to be in material violation or default under any such license, sublicense or agreement, (ii) will not entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) will not require the Company to repay any funds already received by it from a third party, except, in each case or in the aggregate, where such action(s) would not be reasonably likely to have a Material Adverse Effect on the Company.

                (b) The Company has all right, title and interest in and to and is (i) the sole and exclusive owner or (ii) the licensee of (free and clear of any liens or encumbrances), the Company's Proprietary Assets, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby.

                (c) No claims with respect to the Company's Proprietary Assets have been asserted or, to the Knowledge of the Company, are threatened by any Person for any bona fide claims: (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by the Company infringes on any third party's Proprietary Assets; (ii) against the use by the Company of its Proprietary Assets in its business as currently conducted; or (iii) challenging the ownership by the Company, validity or enforceability of any of the Company's Proprietary Assets, except in each case or in the aggregate, where such claims which would not be reasonably likely to have a Material Adverse Effect on the Company. To the Company's Knowledge, all registered patents, trademarks, service marks and copyrights held by the Company, if any, are valid and subsisting.

                (d) To the Knowledge of the Company, there is no material unauthorized use, infringement or misappropriation of any of the Company's Proprietary Assets by any third party, including any employee or former employee of the Company, except where such action would not be reasonably likely to have a Material Adverse Effect on the Company.

                (e) None of the Company's Proprietary Assets are subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.

                (f) The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.



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

        5.7 PROCEEDINGS; ORDERS.

                (a) There is no pending Proceeding, and, to the Company's Knowledge, no Person has threatened to commence any Proceeding:

                        (i) to which the Company is a party and that is reasonably likely to have a Material Adverse Effect on the Company; or

                        (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions or the Company's ability to comply with or perform its obligations and covenants under the Transactional Agreements, and, to the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                (b) The Company has made available to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in Part 5.7(a) of the Company Disclosure Schedule, if any.

                (c) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject, except where such Order would not be reasonably likely to have a Material Adverse Effect on the Company.

                (d) To the Company's Knowledge, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

        5.8 FINANCIAL STATEMENTS.

                (a) The Company has delivered to the Purchaser the audited balance sheet of the Company as of October 30, 1999, and the related audited statements of operations, changes in shareholders' equity and cash flows of the Company for the period ended October 30, 1999, together with the notes thereto (collectively, the "Financial Statements"), which are attached as Exhibit K.

                (b) The Financial Statements (i) were prepared from the books and records of the Company, (ii) present fairly the financial position of the Company as of the date thereof and the results of operations and cash flows for the period then ended, and (iii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and in all material respects with the published rules and regulations of the SEC.

                (c) As of the date of this Agreement, the Company has and as of the Closing Date will have no Liabilities in excess of Fifty Thousand Dollars ($50,000), individually or in the aggregate, not reflected in the Financial Statements.

        5.9 TITLE TO ASSETS.

                (a) The Company owns, and has good and valid title to, all assets purported to be owned by it, free and clear of any material encumbrances, except for Permitted Liens.

                (b) Part 5.9(b) of the Company Disclosure Schedule identifies all equipment, furniture, fixtures, improvements and other tangible assets owned by the Company with a book value over Twenty-Five Thousand Dollars ($25,000), and sets forth the original cost and book value of each of said assets.

                (c) Except as would not be reasonably likely to have a Material Adverse Effect on the Company, each asset identified in Part 5.9(b) of the Company Disclosure Schedule:

                        (i) is free of material defects and deficiencies and in good condition and repair, consistent with its age and intended use (ordinary wear and tear excepted); and

                        (ii) is adequate for its current use.

                (d) The Company does not own any real property or any interest in real property, except for the interests created under the real property leases identified in Part 5.9(d) of the Company Disclosure Schedule (the "Leased Premises"). Part 5.9(d) of the Company Disclosure Schedule lists the premises covered by said leases.

                (e) All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the Knowledge of the Company, there exists no default thereunder.

        5.10 CONTRACTS.

                (a) Part 5.10 of the Company Disclosure Schedule identifies each Material Company Contract. The Company has made available to the Purchaser accurate and complete copies of all Material Company Contracts, including all amendments thereto.

                (b) Each Material Company Contract is currently valid and in full force and effect, and is enforceable by the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity, or (ii) the failure of any such Material Company Contract to be valid and in full force and effect is not reasonably likely to have a Material Adverse Effect on the Company.

                (c) (i) The Company is not in material default under any Material Company Contract, (ii) to the Knowledge of the Company, no Person has violated or breached, or declared or committed any material default under, any Material Company Contract; and (iii) the Company has not waived any of its rights under any Material Company Contract.

                (d) (i) The Company is not party to any Contract pursuant to which it has guaranteed, insured or may otherwise become liable for, and none of its assets are pledged to secure, the performance or payment of any obligation or other Liability of any other Person; and (ii) the Company is not a party to or bound by any material joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract.

                (e) No Person is renegotiating any material amount paid or payable to the Company under any Material Company Contract (individually or in the aggregate) or any other material term or provision of any Material Company Contract.

                (f) Part 5.10(f) of the Company Disclosure Schedule identifies and provides an accurate and complete description of each proposed Material Company Contract (i) as to which any bid, offer, written proposal, term sheet or similar document has been submitted to or received by the Company and is outstanding, and (ii) that involves obligations in excess of Twenty-Five Thousand Dollars ($25,000).

                (g) No party to any Material Company Contract has notified the Company to the effect that the Company has failed to perform a material obligation thereunder.

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        5.11 EMPLOYEES.

                (a) Part 5.11(a) of the Company Disclosure Schedule contains a list of all employees of the Company as of January 25, 2000 and their respective titles and annualized compensation.

                (b) Part 5.11(b) of the Company Disclosure Schedule contains a list of individuals who were performing services for the Company business as of November 30, 1999 and were classified as "consultants" or "independent contractors," and the respective compensation of each such "consultant" or "independent contractor."

                (c) The Company has no collective bargaining agreements or union contracts with any of its employees, nor has the Company ever been party to any collective bargaining agreement. To the Knowledge of the Company, there is no labor union organizing activity pending or threatened with respect to the Company.

                (d) The Company has not received any written notice that any of its employees or consultants with whom the Company has contracted is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company. To the Knowledge of the Company, no employee, or any group of employees, key to the operation of the Company's business after the Closing Date has given notice of his, her or its intent to terminate his, her or its employment with the Company.

                (e) Except for the Company Employment Agreements, the employment of each of the Company's employees is terminable at will and the Company has not granted to any employee, in writing or verbally, the right to any material compensation or other severance payments following termination of employment with the Company or (except in the Ordinary Course of Business) under any other circumstances.

        5.12 COMPLIANCE WITH LEGAL REQUIREMENTS.

        Except for legal requirements relating to Taxes, securities regulations, environmental protection, and employee benefits plans (which are addressed in Sections 5.14, 5.15, 5.17, and 5.22, respectively):

                (a) The Company is in full compliance with each legal requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets.

                (b) The Company has not received any written notice from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any legal requirement by the Company, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature, except, in each case, to the extent any such noncompliance or obligation is not reasonably likely to result in a Material Adverse Effect on the Company.

        5.13 GOVERNMENTAL AUTHORIZATIONS.

                (a) Part 5.13 of the Company Disclosure Schedule identifies each Governmental Authorization held by the Company. The Company has made available to the Purchaser accurate and complete copies of all such Governmental Authorizations, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 5.13 of the Company Disclosure Schedule is valid and in full force and effect, except to the extent the failure of such Governmental Authorization(s), either individually or in the aggregate, to be in full force and effect is not reasonably likely to have a Material Adverse Effect on the Company.

                (b) The Governmental Authorizations identified in Part 5.13 of the Company Disclosure Schedule constitute all the Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used, except, in either case, where the failure to obtain such Government Authorizations would not be reasonably likely to have a Material Adverse Effect on the Company.

        5.14 TAX MATTERS.

                (a) Each Tax required to have been paid by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. The Company has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                (b) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending after December 31, 1996 and on or before the Closing Date ("Company Returns") have been or will be filed when due. The Company has made available to the Purchaser copies of all Company Returns filed by or on behalf of the Company prior to the Closing Date.

                (c) The Company's liability for unpaid Taxes for all periods ending on or before the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Financial Statements. The Company has established, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from October 30, 1999 through the Closing Date, and the Company shall have disclosed the estimated dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

                (d) To the Knowledge of the Company, Part 5.14 of the Company Disclosure Schedule identifies each examination or audit of any Company Return that has been conducted by any Governmental Body since January 1, 1997. The Company has made available to the Purchaser copies of all audit reports and similar documents (to which the Company has access) relating to Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted by the Company.

                (e) No claim or other Proceeding has been asserted in writing against or with respect to the Company in respect of any Tax. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has never been in a "consolidated group" within the meaning of Treasury Regulations Section 1.1502-1(h) other than a group, the common parent of which was the Company, and is not liable for Taxes incurred by any individual, trust, other corporation, partnership or any other Entity either as a transferee or successor or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations other than a group, the common parent of which was the Company. Except as set forth in Part 5.14 of the Company Disclosure Schedule, the Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes. None of the assets of the Company (i) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (ii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. The Company has not participated in an international boycott as defined in Code Section 999. The Company does not have a "permanent establishment," as defined in any applicable Tax treaty or convention of the United States of America, or fixed place of business in any foreign country.

                (f) The Company is not party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code by reason of the Transactions. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax-sharing agreement, tax allocation agreement or similar Contract, and has not otherwise assumed the tax liability of any other Person under contract.

                (g) As of the date of this Agreement, to the Knowledge of the Company, the Company has no net operating losses or other tax attributes presently subject to limitation under Code Section 382, 383 or 384, or the federal consolidated return regulations, other than any limitations arising from the Transactions.

        5.15 SECURITIES LAWS COMPLIANCE; REGISTRATION RIGHTS.

        The Company has complied with all federal and state securities laws in connection with all offers and sales of securities issued by the Company prior to the date of this Agreement. The Company has not heretofore granted any other purchaser of its securities the right to require the Company to register any securities under the Securities Act.

        5.16 FINDERS AND BROKERS; FEES.

                (a) Neither the Company nor any person acting on behalf of the Company has engaged any finder, broker, intermediary or any similar person in connection with the Transactions.

                (b) The Company has not entered into a contract or other agreement that provides that a fee shall be paid to any Person or Entity if the Transactions are consummated.

        5.17 ENVIRONMENTAL COMPLIANCE.

        The Company is and, to the Knowledge of the Company, has been at all times in compliance in all material respects with all Environmental Laws.

        5.18 INSURANCE.

                (a) Part 5.18 of the Company Disclosure Schedule sets forth each insurance policy maintained by or at the expense of, or for the direct or, to the Knowledge of the Company, indirect benefit of, the Company.

                (b) To the extent available to the Company, the Company has made available to the Purchaser copies of all of the insurance policies identified in
Part 5.18 of the Company Disclosure Schedule (including all renewals thereof and endorsements thereto) and binders relating thereto.

                (c) As of the date of this Agreement, each of the policies identified in Part 5.18 of the Company Disclosure Schedule is in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete in all material respects. The consummation of the Transactions will not cause any of such policies, or any renewals or replacements thereof to terminate, and the Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any of its directors or officers in connection with their performance of services to the Company, except where the failure to perform such obligations or pay premiums is not reasonably likely to have a Material Adverse Effect on the Company.

                (d) There is no pending claim under or based upon any of the policies identified in Part 5.18 of the Company Disclosure Schedule, and no event has occurred, and, to the Knowledge of the Company, no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

                (e) The Company has not received:

                        (i) any written notice regarding the cancellation or invalidation of any of the policies identified in Part 5.18 of the Company Disclosure Schedule or regarding any adjustment in the amount of the premiums payable with respect to any of said policies; or

                        (ii) any written notice regarding any refusal of coverage under, or any rejection of any claim under, any of the policies identified in Part 5.18 of the Company Disclosure Schedule.

        5.19 RELATED PARTY TRANSACTIONS.

                (a) No Related Party has, and no Related Party has at any time since October 30, 1999, had any direct or indirect material interest of any nature in any material asset of the Company (other than through ownership of shares of Stock) or any Company Contract.

                (b) No Related Party is, or has at any time since October 30, 1999, been, indebted to the Company for any amount.

                (c) Since October 30, 1999, no Related Party has entered into, or has had any direct or indirect material financial interest in, any Company Contract, transaction or business dealing of any nature involving the Company.

                (d) No Related Party is competing or has threatened to compete in any manner, or has at any time since October 30, 1999, competed or threatened to compete in any manner, directly or indirectly, with the Company in any market served by the Company.

        5.20 ABSENCE OF CHANGES.

        From the date of the Financial Statements:

                (a) there has not been any change in the business, assets, liabilities, financial condition, prospects or operating results of the Company, from that reflected in the Financial Statements, except changes in the Ordinary Course of Business and such other changes that individually or collectively have not had a Material Adverse Effect on the Company;

                (b) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock (except during the Pre-Closing Period to the extent permitted under Section 7.2(g));

                (c) the Company has not amended its Articles of Incorporation or Bylaws and has not effected or been a party to any merger, consolidation, or sale of all or substantially all of its assets or similar transaction;

                (d) the Company has not made or committed to make any individual capital expenditure in excess of Fifty Thousand Dollars ($50,000) other than as set forth on Schedule IV;

                (e) the Company has not pledged or hypothecated any of its material assets or otherwise permitted any of its material assets to become subject to any encumbrance other than Permitted Liens;

                (f) the Company has not made any loan or advance to any Person, other than for expense reimbursement purposes or in the Ordinary Course of Business;

                (g) the Company has not paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the Ordinary Course of Business;

                (h) there has been no resignation or termination of employment of any officer or key employee of the Company;

                (i) there has been no borrowing or agreement to borrow by the Company or material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of the Company;

                (j) the Company has not discharged any encumbrance or discharged, paid or forgiven any indebtedness or other Liability in excess of Twenty Five Thousand Dollars ($25,000), individually or in the aggregate, except for (i) accounts payable that have been discharged or paid in the Ordinary Course of Business, and (ii) indebtedness to Citizens Bank of Massachusetts;

                (k) the Company has not changed any of its methods of accounting or accounting practices in any respect except as required under GAAP;

                (l) the Company has not received notice that there has been a loss or cancellation of any order by any customer of the Company that would be reasonably likely to have a Material Adverse Effect on the Company; and

                (m) the Company has not agreed, committed or offered (in writing or otherwise), to take any of the actions referred to in clauses (b) through (l) above.

        5.21 POWERS OF ATTORNEY.

        The Company has not given a power of attorney to any Person.

        5.22 BENEFIT PLANS; ERISA.

                (a) Except for such Plans as would not be reasonably likely to have a Material Adverse Effect on the Company, Part 5.22 of the Company Disclosure Schedule lists (i) all "employee benefit plans" within the meaning of
Section 3(3) of ERISA, (ii) all employment agreements, including any individual benefit arrangement, policy or practice with respect to any current or former employee or director of the Company or Member of the Controlled Group or any of their dependents, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, which the Company or any Member of the Controlled Group maintains, contributes to or has any obligation to or liability for (collectively, the "Plans").

                (b) None of the Plans is a Defined Benefit Plan, and neither the Company nor any Member of the Controlled Group has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Defined Benefit Plan that could reasonably be expected to result in a material amount of liability under Title IV of ERISA.

                (c) None of the Plans is a Multiemployer Plan, and neither the Company nor any Member of the Controlled Group has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan that could reasonably be expected to result in a material amount of liability under Title IV of ERISA.

                (d) The Company does not maintain or contribute to any welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

                (e) Each Plan that is an "employee benefit plan," as defined in
Section 3(3) of ERISA, complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including ERISA and the Code, except where the failure to comply would not be reasonably likely to have a Material Adverse Effect on the Company.

                (f) All reports, forms and other documents required to be filed with any government entity with respect to any Plan (including summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate, except where the failure to file timely or where an inaccuracy would not be reasonably likely to have a Material Adverse Effect on the Company.

                (g) Each Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service or, in the case of a prototype Plan, a favorable opinion letter issued by the Internal Revenue Service with respect to the prototype Plan upon which the Company may rely. To the Company's Knowledge, nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the Plan and its related trust, except for such occurrences, either individually or in the aggregate, that would not be reasonably likely to have a Material Adverse Effect on the Company.

                (h) All contributions owed for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) under any Plan have been or will be made prior to the Closing Date by the Company in accordance with past practice and the recommended contribution in any applicable actuarial report, except where the failure to make such payments would not be reasonably likely to have a Material Adverse Effect on the Company.

                (i) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date, except where the failure to make such payments would not be reasonably likely to have a Material Adverse Effect on the Company.

                (j) With respect to each Plan:

                        (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which an exemption is not available that could reasonably be expected to result in a material amount of liability to the Company;

                        (ii) to the Knowledge of the Company, no actions or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, or, to the Knowledge of the Company, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in the Plan or any fiduciary (as defined in Section 3(21) of ERISA) of the Plan that could reasonably be expected to result in a material amount of liability to the Company;

                        (iii) to the Knowledge of the Company, no facts exist which could give rise to any such action or claim; and

                        (iv) the Plan provides that it may be amended or terminated at any time.

                (k) Neither the Company nor any Member of the Controlled Group has any Plan-related liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Section 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) for a fine under Section 502 of ERISA that could reasonably be expected to result in a material amount of liability to the Company.

                (l) All the "group health plans" (as defined in Section 607(1) or 733(a)(1) of ERISA or Section 4980B(g)(2) of the Code) that are part of the Plans listed in the Company Disclosure Schedule are in material compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

                (m) Copies of all documents creating or evidencing any Plan listed in the Company Disclosure Schedule, and all reports, forms and other documents required to be filed with any governmental entity (including summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA), have been delivered or made available to Purchaser. There are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by any Plan listed in the Company Disclosure Schedule.

                (n) All expenses and liabilities relating to contributions required by law and the terms of the Plans described in the Company Disclosure Schedule have been, and on the Closing Date will be, fully and properly accrued on the Company's books and records and disclosed in accordance with GAAP and in Plan financial statements.

        5.23 MAJOR SUPPLIERS.

        Part 5.23 of the Company Disclosure Schedule lists the ten (10) largest suppliers of the Company on the basis of cost of goods or services purchased for the most recent fiscal year. No such supplier has ceased or materially reduced its sales or provision of services to the Company since the beginning of the fiscal year ended October 30, 1999 or, to the Knowledge of the Company, has threatened to cease or materially reduce such sales or provision of services after the date hereof.

        5.24 CUSTOMERS.

        Part 5.24 of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete list of the revenues received from, each customer or other Person that accounted for more than Two Hundred Thousand Dollars ($200,000) of the gross revenues of the Company for the fiscal year ended October 30, 1999. The Company has not received any notice or other communication from any customer or other Person indicating that such customer or such other Person identified in Part 5.24 of the Company Disclosure Schedule may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

        5.25 FULL DISCLOSURE.

        Neither this Agreement (including the Company Disclosure Schedule,
Schedule IV and Schedule VI-A), the Rights Agreement nor any of the other Transactional Agreements, contains any untrue statement of material fact; and such documents, taken as a whole, do not omit any material fact Known to the Company necessary to make any of the representations, warranties or other statements or information contained therein when read collectively not misleading.

        5.26 DUE DILIGENCE INFORMATION.

        The Company has made available to the Purchaser and the Purchaser's representatives full and complete access to all of the Company's records and other documents and data, and has produced all documents and related materials in response to the reasonable requests of Purchaser.

        5.27 PROXY STATEMENT.

        None of the information heretofore or hereafter supplied by the Company or the Selling Shareholders for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 9.2 hereof) will, at the date the Proxy Statement is mailed to the shareholders of the Purchaser, at the time of the shareholders meeting of the Purchaser (the "Purchaser Shareholders' Meeting") in connection with the transactions contemplated hereby or as of the Effective Time, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither the Company nor any Selling Shareholder makes any representation or warranty with respect to any information supplied by any Person other than the Company or such Selling Shareholder, as applicable, that is contained in the foregoing document.

        5.28 THE SELLING SHAREHOLDERS; INVESTMENT INTENT AND RESTRICTIONS.

        Each Selling Shareholder and the LLC (each, a "Representing Party") severally represents and warrants, solely as to itself, as follows:

                (a) Such Selling Shareholder owns, and, after the transfer of the Stock to the LLC by the Selling Shareholders prior to the Effective Time, the LLC will own, beneficially and of record, that number of shares of Company Class A Stock, Company Class L Stock and/or Company Preferred Stock specified opposite such Selling

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Shareholder's name on Schedule I attached hereto, free and clear of any encumbrances. Such Selling Shareholder has delivered to the Purchaser copies of the stock certificate(s) evidencing the Stock.

                (b) Such Representing Party has the absolute and unrestricted right, power and authority to enter into and to perform his, her or its respective obligations under this Agreement, the other Transactional Agreements and the Rights Agreement to which he is contemplated to be a party. This Agreement, the other Transactional Agreements and the Rights Agreement constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of such Representing Party, enforceable against him in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

                (c) To the Knowledge of such Representing Party, the execution and delivery of this Agreement, the other Transactional Agreements and the Rights Agreement, and the consummation of the Transactions, by such Representing Party will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which such Representing Party is subject.

                (d) There is no pending Proceeding to which such Representing Party is a party, and, to the Knowledge of such Representing Party, no Person has threatened to commence any such Proceeding, that challenges, or that may have the effect of preventing, delaying or making illegal, any of the Transactions or such Representing Party's ability to comply with or perform his obligations and covenants under the Transactional Agreements.

                (e) To the Knowledge of such Representing Party, there is no proposed Order that, if issued or otherwise put into effect, may have a Material Adverse Effect on the ability of such Representing Party to comply with or perform any covenant or obligation under this Agreement and the other Transactional Agreements.

                (f) Neither such Representing Party nor any Person acting on his behalf has negotiated with any finder, broker, intermediary or any similar person in connection with the Transactions.

                (g) All information regarding such Representing Party that such Representing Party has furnished to the Purchaser or any of its representatives is accurate and complete in all material respects.

                (h) The Selling Shareholders are the only Members of the LLC.

                (i) Such Representing Party has the capacity and financial capability to comply with and perform all his covenants and obligations under this Agreement, and each of the other Transactional Agreements. The Merger Consideration allocable to such Representing Party represents reasonably equivalent value for such Representing Party's Stock.

        With respect to the Purchaser Stock, each Representing Party further represents and warrants as follows:

                (j) Such Representing Party is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

                (k) Such Representing Party, by reason of his business and financial experience has such Knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that he is capable of (i) evaluating the merits and risks of an investment in the Purchaser Stock and making an informed investment decision, (ii) protecting his own interest and (iii) bearing the economic risk of such investment. If such Representing Party retained a purchaser's representative with respect to the investment in Purchaser Stock that may be made hereby then such Representing Party shall, prior to or at the Closing, (i) acknowledge in writing such representation and (ii) cause such representative to deliver a certificate to Purchaser containing such representations as are reasonably requested by Purchaser.

                (l) Such Representing Party, to the extent it is acquiring the Purchaser Stock, is doing so for investment for such Representing Party's own account, not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein. Such Representing Party understands that the Purchaser Stock has not been registered under the Securities Act or state securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Representing Party's representations as expressed in this Agreement.

                (m) In addition to the restrictions contained in this Agreement and the Rights Agreement, such Representing Party will observe and comply with the Securities Act and the rules and regulations promulgated thereunder, as now in effect and as from time to time amended, in connection with any offer, sale, pledge, transfer or other disposition of Purchaser Stock. In furtherance of the foregoing, and in addition to any restrictions contained in this Agreement or the other Transactional Agreements, such Representing Party will not offer to sell, exchange, transfer, pledge, or otherwise dispose of any of the Purchaser Stock unless at such time at least one of the following is satisfied:

                        (i) a registration statement under the Securities Act covering the Purchaser Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act;

                        (ii) such transaction shall be permitted pursuant to the provisions of Rule 144 promulgated under the Securities Act;

                        (iii) counsel representing such Representing Party, satisfactory to Purchaser, shall have advised Purchaser in a written opinion letter reasonably satisfactory to Purchaser and its counsel, and upon which Purchaser and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition; or

                        (iv) an authorized representative of the SEC shall have rendered written advice to such Representing Party (sought by such Representing Party or counsel to such Representing Party, with a copy thereof and of all other related communications delivered to Purchaser) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition if consummated.

                (n) Such Representing Party understands that an investment in the Purchaser Stock involves substantial risks. Such Representing Party has had an opportunity to ask questions of and receive answers from the Purchaser, or from a person or persons acting on the Purchaser's behalf, concerning the terms and conditions of this investment.

6.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB.

        Except as specifically set forth in the disclosure schedule provided by the Purchaser and the Merger Sub and attached hereto as Schedule III (the "Purchaser Disclosure Schedule"), the parts of which are numbered to correspond to the Section numbers of this Agreement, the Purchaser and Merger Sub, jointly and severally, hereby represent and warrant to the Selling Shareholders as follows:

        6.1 ORGANIZATION; GOOD STANDING; QUALIFICATION.

                (a) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all requisite corporate power and authority to own and operate its properties and assets, to lease the property or assets it operates as lessee and to carry on its business as described in the Purchaser SEC Reports filed on or prior to the date of this Agreement (the "Existing Purchaser SEC Reports"), to execute and deliver this Agreement and the other Transactional Agreements, to issue and sell the Purchaser Stock in or as a result of the Merger, and to carry out the provisions of this Agreement and the other Transactional

Agreements. The Purchaser is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have or could not reasonably be expected to have a Material Adverse Effect on the Purchaser.

                (b) The Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maine, has all requisite corporate power and authority to own and operate its properties and assets, to lease the property or assets it operates as lessee and to carry on its business as currently conducted, to execute and deliver this Agreement and the other Transactional Agreements, and to carry out the provisions of this Agreement and the other Transactional Agreements.

        6.2 CAPITALIZATION.

        As of January 27, 2000, the authorized capital stock of the Purchaser consisted of (i) 15,000,000 shares of Purchaser Stock, of which: (A) 5,125,761 shares were issued and outstanding, (B) 1,351,865 shares were reserved for issuance upon the exercise of outstanding options under the Purchaser's stock option plans, (C) 106,806 were reserved for issuance pursuant to the exercise of the Warrants (as defined below), and (D) 1,265,319 shares were reserved for issuance upon conversion of the Series A Preferred Stock; and (ii) 5,000,000 shares of Purchaser Preferred Stock, of which 1,265,319 had been designated Series A Preferred Stock, of which 1,074,666 shares were issued and outstanding. The outstanding shares of Purchaser Preferred Stock and Purchaser Stock have been duly authorized and validly issued in compliance with applicable federal and state securities laws, are fully paid and nonassessable, conform to the descriptions thereof in the Existing Purchaser SEC Reports, and were not issued in violation of or subject to (i) any preemptive rights or other rights to subscribe for or to purchase securities or (ii) any liens, preferential rights, priorities, claims, options, charges or other encumbrances or restrictions, other than those created by (A) the Certificate of Determination filed in connection with the issuance of the Purchaser Preferred Stock, (B) the Investors' Rights Agreement (the "Original Rights Agreement"), dated as of January 29, 1999, by and between the Purchaser and Catterton-Simon Partners III, L.P. ("Catterton"), (C) the Warrant dated January 29, 1999 issued to Catterton to purchase 75,000 shares of Purchaser Common Stock (the "Catterton Warrant"),
(D) the Warrant dated February 9, 1999 issued to Hambrecht & Quist LLC to purchase 24,806 shares of Purchaser Stock (the "H&Q Warrant"), and (E) the Warrant dated May 21, 1997 issued to Sand Hill Capital LLC to purchase 7,000 shares of Purchaser Stock (the "Sand Hill Warrant" and collectively with the Catterton Warrant and the H&Q Warrant, the "Warrants"). Except for (i) the rights and conversion of the Purchaser Preferred Stock, (ii) the options to purchase 1,351,865 shares of Purchaser Stock granted under the Purchaser's stock option plans, (iii) the Warrants, and (iv) the rights granted pursuant to the Original Rights Agreement, there are no outstanding securities convertible into or exchangeable for capital stock of the Purchaser or any options, warrants, rights (including conversion or preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale or any similar right), agreements or contracts for the purchase, subscription to or acquisition of any shares of its capital stock from the Purchaser, or contracts, commitments, agreements, understandings or arrangements of any kind to which the Purchaser or any such holder of capital stock is a party relating to the issuance of any capital stock of the Purchaser, any such convertible or exchangeable securities or any such options, warrants or rights. The issuance of Purchaser Stock in the Transactions will not result in any adjustment to the number of shares issuable or the purchase price, conversion or exchange rate applicable to any option, warrant, convertible or exchangeable security or similar right of the Purchaser.

        6.3 SUBSIDIARIES.

        Except for the Merger Sub, the Purchaser does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Purchaser is not a participant in any joint venture, partnership or similar arrangement.

        6.4 AUTHORIZATION.

        The Purchaser and Merger Sub each have the requisite corporate power and authority to enter into this Agreement and the other Transactional Agreements and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transactional Agreements and the consummation by the Purchaser and the Merger Sub of the transactions contemplated hereby and thereby, including the issuance of the Purchaser Stock have been duly authorized by all necessary corporate action on the part of the Purchaser and Merger Sub, as the case may be (other than approval of the Transactions by the shareholders of Purchaser). All corporate action necessary for the authorization, execution and delivery of this Agreement and the other Transactional Agreements, the performance of all obligations of the Purchaser and Merger Sub hereunder and thereunder at the Closing and the authorization, and issuance of the Purchaser Stock being issued pursuant to the Merger has been taken or will be taken prior to the Closing Date. This Agreement and the other Transactional Agreements constitute or will constitute as of the Closing Date valid and legally binding obligations of the Purchaser and Merger Sub, enforceable against the Purchaser and Merger Sub in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

        6.5 VALID ISSUANCE OF THE STOCK.

        The Purchaser Stock to be issued to the Selling Shareholders in connection with the Merger, when issued and delivered in accordance with the terms of this Agreement and the other Transactional Agreements for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the other Transactional Agreements and the Rights Agreement.

        6.6 GOVERNMENTAL AND THIRD-PARTY CONSENTS.

        No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority or approval or consent of any third-party is required on the part of the Purchaser in connection with the Purchaser's execution, delivery, or performance of this Agreement and the other Transactional Agreements, and the offer, sale or issuance of the Purchaser Stock, except for (i) the approval by the shareholders of Purchaser of the matters set forth in Section 9.3, and (ii) the filings and submissions that the Purchaser shall make under the HSR Act.

        6.7 SEC FILINGS; FINANCIAL STATEMENTS.

        The Purchaser has timely filed with the SEC and made available to each Selling Shareholder or its representatives all forms (other than Forms 3, 4 or 5 filed on behalf of Affiliates of the Purchaser), reports and documents required to be filed by the Purchaser with the SEC since January 1, 1997 (collectively, the "Purchaser SEC Reports"). The Purchaser SEC Reports (i) at the time filed, complied with the applicable requirements of the Securities Act, and the rules thereunder, and the Exchange Act, and the rules thereunder, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the Purchaser, the SEC has not issued an order preventing or suspending the use of any Purchaser SEC Report, nor instituted proceedings for that purpose. The Purchaser meets the eligibility requirements set forth in Section I.A. of the General Instructions for the Use of Form S-3 under the Securities Act.

        Each of the financial statements (including, in each case, any related notes and schedules) contained in the Purchaser SEC Reports, including any such Purchaser SEC Report filed Pre-Closing Period, complied with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the financial position of the Purchaser at the respective dates and the results of operations and cash flows of the Purchaser for the periods indicated, and all adjustments necessary for a fair presentation of results for such periods have been made, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

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        6.8 NO CHANGES.

        Since August 28, 1999:

                (a) there has not been any change in the business, assets, liabilities, financial condition, prospects or operating results of the Purchaser, from that reflected in the Purchaser's financial statements contained in the Purchaser's Annual Report on Form 10-K for the fiscal year ended August 28, 1999, except changes in the Ordinary Course of Business that individually or collectively have not had a Material Adverse Effect on the Purchaser;

                (b) there has not been any damage, destruction or loss, whether or not covered by insurance having a Material Adverse Effect on the Purchaser;

                (c) the Purchaser has not entered into any material transaction (other than the Transactions) not referred to in the Existing Purchaser SEC Reports; and

                (d) the Purchaser has no Liabilities except for Liabilities reflected in the Existing Purchaser SEC Reports or incurred in the Ordinary Course of Business consistent with past practices.

        6.9 COMPLIANCE WITH LAWS.

        The Purchaser now holds all Governmental Authorizations that are necessary for the conduct of its business, other than where the failure to hold such Governmental Authorization is not reasonably likely to have a Material Adverse Effect on the Purchaser. Other than as set forth in the Existing Purchaser SEC Reports, the Purchaser has complied with, is not in violation of and has not received any notices of violation or noncompliance and, to the Knowledge of the Purchaser, has no reason to believe that any presently existing circumstances would result in any violation with respect to, any federal, state or local statute, law, ordinance, governmental rule or regulation or court decree to which the Purchaser may be subject, including any Environmental Laws, nor has the Purchaser failed to obtain any Governmental Authorization necessary to the ownership, leasing or operation of its property or to the conduct of its business as it is presently being carried on and as described in the Existing Purchaser SEC Reports, except for such noncompliance, violations or failures to obtain such Governmental Authorization as would not have a Material Adverse Effect on the Purchaser.

        6.10 COMPLIANCE WITH OTHER INSTRUMENTS; NO CONFLICT.

        The Purchaser is not in violation of any provision of its Articles of Incorporation or Bylaws or in default of the performance or observance of or breach under or with respect to any provision of any Purchaser Contract or, to its Knowledge, of any federal or state Order applicable to the Purchaser, except for such violations, defaults or breaches as would not have a Material Adverse Effect on the Purchaser. The Purchaser has not received notice that any party to any such Purchaser Contract intends to cancel, amend or terminate any such agreement. The execution, delivery and performance by the Purchaser of this Agreement or the other Transactional Agreements, the consummation of the Transactions and the fulfillment of the terms hereof and thereof does not and will not (i) violate, conflict with or contravene the terms of the Articles of Incorporation or the Bylaws of the Purchaser, or any amendment thereof; (ii) violate, conflict with or result in any material breach or contravention or constitute a default under (a) any Purchaser Contract or (b) any Order or (iii) constitute, with or without the passage of time or giving of notice, an event that results in the creation of any lien, charge or encumbrance upon any assets of the Purchaser or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the Purchaser, its business or operations, or any of its assets or properties.

        6.11 LITIGATION.

        There is no private or governmental Proceeding pending or, to the Knowledge of the Purchaser, threatened against the Purchaser or any of its properties before any agency, court or tribunal, foreign or domestic (A) affecting the Transactions or (B) which, if determined adversely to the Purchaser, would have a Material Adverse Effect on the Purchaser. The Purchaser is not a party, subject to the provisions of, or in default with respect to, any Order, and there are no unsatisfied judgments against the Purchaser. The Purchaser has made available to the Company accurate and complete copies of all pleadings, correspondence and other written materials to which the Purchaser has access that relate to Proceedings (i) to which the Purchaser is currently a party or (ii) which have been threatened in writing.

        6.12 TAX RETURNS AND PAYMENTS.

        The Purchaser has timely filed all Tax Returns as required by law. These Tax Returns are true, complete and correct in all material respects. The Purchaser has paid all Taxes for all taxable periods ended on or prior to the Closing Date, except where the failure to make such payment would not have a Material Adverse Effect on the Purchaser. The Purchaser has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof or (b) of any deficiency in assessment or proposed judgment to its state or other Taxes. The Purchaser is not aware of any tax liability to be imposed upon its properties or assets as of the date of this Agreement that would have a Material Adverse Effect upon the Purchaser. There are no matters under discussion with any governmental authorities with respect to taxes that in the reasonable judgment of the Purchaser are likely to result in a material additional liability to the Purchaser for Taxes.

        6.13 FINDERS AND BROKERS; FEES.

                (a) Neither the Purchaser nor any person acting on behalf of the Purchaser has engaged any finder, broker, intermediary or any similar person in connection with the Transactions.

                (b) The Purchaser has not entered into a contract or other agreement that provides that a fee shall be paid to any Person or Entity if the Transactions are consummated.

        Notwithstanding the foregoing, the Purchaser has engaged W.R. Hambrecht & Co., LLC ("WRH") to act as its financial advisor for this transaction pursuant to that certain Engagement Letter between the Purchaser and WRH dated December 17, 1999 and is obligated to pay WRH for certain fees and expenses as disclosed on Part 6.13 of the Purchaser Disclosure Schedule.

        6.14 RIGHTS OF REGISTRATION.

        Except as set forth in the Original Rights Agreement or as contemplated in the Rights Agreement, the Purchaser has not granted or agreed to grant any registration rights, including piggyback rights, or other material rights to any person or entity, (i) the provision or performance of which would render the provision or performance (including the issuance of the Purchaser Stock) of the material rights to be granted to the Selling Shareholders by the Purchaser in this Agreement and the other Transactional Agreements, impracticable or (ii) for or relating to the registration of any shares of capital stock of the Purchaser that are currently outstanding.

        6.15 VOTING RIGHTS.

        Except as set forth in the Original Rights Agreement or as contemplated in the Rights Agreement, neither the Purchaser, nor to the Purchaser's Knowledge, the shareholders of the Purchaser, has entered into any agreement with respect to the voting of capital shares of the Purchaser for the election of Directors of the Purchaser or otherwise.

        6.16 LABOR RELATIONS AND EMPLOYEE MATTERS.

                (a) The Purchaser is not engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending or, to the Knowledge of the Purchaser, threatened against the Purchaser before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the Knowledge of the Purchaser, threatened against the Purchaser, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Purchaser, threatened against the Purchaser, and (iii) no union representation question existing with respect to the employees of the Purchaser and, to the Knowledge of the Purchaser, no union organizing activities are taking place.

                (b) Except as disclosed in the Existing Purchaser SEC Reports, the Purchaser is not a party to any employment agreement (other than "at will" employment relationships), collective bargaining agreement or covenant not to compete, nor has the Purchaser ever been party to any collective bargaining agreement.

        6.17 NO OTHER AGREEMENTS TO SELL THE ASSETS OR CAPITAL STOCK OF THE PURCHASER.

        The Purchaser does not have any legal obligation, absolute or contingent, other than the obligations of the Purchaser under this Agreement or the other Transactional Agreements, including pursuant Exhibits L-1 and L-2, to any person or firm to (i) sell assets other than in the Ordinary Course of Business consistent with past practices, (ii) sell any capital stock of the Purchaser or effect any merger, consolidation or other reorganization of the Purchaser or (iii) enter into any agreement with respect any of the foregoing.

        6.18 INVESTMENT REPRESENTATIONS.

                (a) Each of the Purchaser and Merger Sub understands that the Stock has not been registered under the Securities Act. The Purchaser also understands that the Stock is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Section 6.18.

                (b) The Purchaser is acquiring the Stock for the Purchaser's own account for investment only, and not with the current intention of making a public distribution thereof.

                (c) The Purchaser represents that by reason of its, or of its management's business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the Transactions contemplated in this Agreement and the other Transactional Agreements. The Purchaser is able to bear the loss of its entire investment in the Company. The Purchaser is not a corporation, partnership or other entity specifically formed for the purpose of consummating this transaction.

                (d) The Purchaser is an accredited investor as that term is defined in Rule 501(a) of Regulation D, promulgated pursuant to the Securities Act.

        6.19 PROXY STATEMENT.

        None of the information supplied or to be supplied by the Purchaser for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 9.2 hereof) will, at the date the Proxy Statement is mailed to the shareholders of the Purchaser, at the time of the Purchaser Shareholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Purchaser makes no representation or warranty with respect to any information supplied by the Company or the Selling Shareholders that is contained in the foregoing document.

7.      PRE-CLOSING COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

        7.1 ACCESS AND INVESTIGATION.

        The Company shall ensure that, at all times during the Pre-Closing
Period:

                (a) the Company and its representatives provide the Purchaser and its representatives with free and complete access at reasonable times to the Company's premises and assets and to all existing books, records, Tax Returns, the Company's work papers and other documents and information relating to the Company;

                (b) the Company and its representatives provide the Purchaser and its representatives with such copies of existing books, records, Tax Returns, the Company's work papers and other documents and information relating to the Company as the Purchaser may reasonably request in good faith; and

                (c) the Company and its representatives compile and provide the Purchaser and its representatives with such additional financial, operating and other data and information regarding the Company as the Purchaser may reasonably request in good faith.

        7.2 OPERATION OF COMPANY BUSINESS.

        The Company shall, during the Pre-Closing Period:

                (a) conduct its operations in the Ordinary Course of Business and in the same manner as such operations have been conducted by the Company prior to the date of this Agreement; provided, however, that notwithstanding the foregoing, the Company shall be permitted to sell or otherwise issue (including the sale or grant of warrants, options or other rights to purchase) any shares of capital stock or any other equity securities to the extent the recipient of such capital stock or equity security executes a counterpart signature page to this Agreement; provided, further, however, that the Company shall not grant any options to purchase capital stock to any director, officer, employee of, or consultant to, the Company as part of a compensation plan;

                (b) not incur any debt that will not be included as a liability for purposes of the Working Capital calculation set forth in Section 1.4(a);

                (c) use Best Efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company;

                (d) keep in full force all insurance policies identified in Part
5.18 of the Company Disclosure Schedule or renewals or replacements thereof;

                (e) confer regularly with the Purchaser concerning operational matters and any change that would be reasonably likely to have a Material Adverse Effect on the Company;

                (f) immediately notify the Purchaser of any proposal or offer from any Person relating to any acquisition of the Company by sale of stock, merger or otherwise or a sale of all or substantially all of the assets of the Company;

                (g) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than (i) as may be necessary to convert the Company Class L Stock and the Company Preferred Stock to Company Class A Stock pursuant to the Articles of Incorporation of the Company, or (ii) a cash distribution, repurchase, redemption or reacquisition by the Company in the event the Company's Working Capital (as determined in accordance with Section 1.4) is in excess of negative Two Million Two Hundred Fifty Dollars (-$2,250,000), and then only in the amount of such excess);

                (h) not incur or assume any Liability as a result of any action or failure to act on the part of the Company, except (i) for current Liabilities in the Ordinary Course of Business, and (ii) as may be approved by the Purchaser, it being understood and agreed that from and after the Closing Date, the Purchaser shall be deemed to have approved of the incurrence or assumption of all Liabilities set forth on the Company Disclosure Schedule as amended or supplemented by the Company Disclosure Schedule Updates;

                (i) not make any Tax election without obtaining prior consent from the Purchaser, which consent shall not be unreasonably withheld or delayed;

                (j) not amend its Articles of Incorporation or Bylaws (other than to amend and restate its Articles of Incorporation in the form attached hereto as Exhibit M), and not effect or become a party to any transaction involving the merger or consolidation of the Company with any other Entity (other than in connection with the



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Transactions) or a sale of all or substantially all of the assets of the
Company, or similar transaction, or enter into any transaction or take any other action of the type referred to in Section 5.20(e) or (f);

                (k) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                (l) not enter into any joint venture or similar arrangements with any other Entity;

                (m) not make more than Fifty Thousand Dollars ($50,000) of capital expenditures, in addition to capital expenditures made in the Ordinary Course of Business and as set forth in Schedule IV;

                (n) (i) not establish or adopt any Employee Benefit Plan, and not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than adjustments in the Ordinary Course of Business made after consultation with the Purchaser, and (ii) without limiting the generality of the foregoing clause (i), not (A) make any payments under its "Stay Bonus Plan" in excess of Forty Thousand Dollars ($40,000) in the aggregate, or (B) enter into a severance contract or other similar agreement with any Person other than Mr. John Stankiewicz;

                (o) not change any of its methods of accounting or accounting practices in any respect except as required by GAAP; or

                (p) not agree, commit or offer (in writing or otherwise) to take any of the actions described in the preceding clauses of this Section 7.2.

        7.3 REPRESENTING PARTY ACTIONS.

        During the Pre-Closing Period, each Representing Party shall:

                (a) not directly or indirectly sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any of its Stock or any interest in or right relating to any of its Stock except for the contribution of such Stock to the LLC;

                (b) not permit, or offer, agree or commit (in writing or otherwise) to permit, any of its Stock to become subject, directly or indirectly, to any encumbrance;

                (c) not take any action which would cause the Company to violate its agreements in Section 7.2 or Section 7.6; provided that the recourse of the Purchaser and any Indemnitee for violation of Section 7.2 shall be solely against the Company and not against any Representing Parties;

                (d) ensure that each Consent required to be obtained (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by such Representing Party in connection with its execution and delivery of any of the Transactional Agreements and the Rights Agreement or in connection with the consummation or performance of any of the Transactions is obtained as promptly as practicable after the date of this Agreement and remains in full force and effect through the Closing Date; provided, however, that such Representing Party shall have no obligations under this Section 7.3(d) relating to or in connection with the HSR Act, which obligations are set forth in Section 9.10; and

                (e) deliver to the Purchaser a copy of each filing made, each notice given and each Consent obtained by such Representing Party during the Pre-Closing Period.



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        7.4 FILINGS AND CONSENTS.

        The Company shall ensure that:

                (a) each filing or notice required to be made or given (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by the Company in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 5.5 of the Company Disclosure Schedule) is made or given as promptly as practicable after the date of this Agreement;

                (b) each Consent required to be obtained (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by the Company in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part 5.5 of the Company Disclosure Schedule) is obtained as promptly as practicable after the date of this Agreement and remains in full force and effect through the Closing Date; provided, however, that the Company shall have no obligations under this
Section 7.4(b) relating to or in connection with the HSR Act, which obligations are set forth in Section 9.10;

                (c) the Company promptly delivers to the Purchaser a copy of each filing made, each notice given and each Consent obtained by the Company during the Pre-Closing Period; and

                (d) during the Pre-Closing Period, the Company and its representatives cooperate with the Purchaser and with the Purchaser's representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser or Merger Sub is required or elects to make, give or obtain.

        7.5 NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

                (a) During the Pre-Closing Period, the Company and/or the Representing Party, as applicable, shall promptly notify the Purchaser in writing of:

                        (i) the discovery by the Company or the Representing Party of any event, condition, fact or circumstance that constitutes a material breach of any representation or warranty made by the Company or the Representing Parties in this Agreement; and

                        (ii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section
4.1 impossible or unlikely.

                (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 7.5(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company and/or the Representing Parties, as applicable, shall promptly deliver to the Purchaser an update to the Company Disclosure Schedule (a "Company Disclosure Schedule Update") specifying such change. Each such Company Disclosure Schedule Update shall be deemed to supplement or amend the Company Disclosure Schedule for (i) the purpose of determining whether the conditions set forth in Section 4.1 have been satisfied, unless objected to in writing by Purchaser on or before the Closing, and (ii) all other purposes of this Agreement from and after the Closing.

        7.6 NO NEGOTIATION.

        Neither the Company nor a Representing Party nor any of their respective representatives, nor any of their employees, directors, representatives, Affiliates or advisors (including legal, accounting, financial and investment banking advisors) will directly or indirectly on behalf of the Company or the Representing Parties:

                (a) enter into any agreement (or grant any option or right) to sell, transfer or otherwise dispose of the shares of capital stock or the assets of the Company or issue any controlling interest in shares of capital stock of the Company, directly or indirectly, to any person;

                (b) hold any discussion with, or provide any information to, any person concerning the Company in connection therewith or provide any information to, any person concerning the Company in connection therewith; or

                (c) respond to any inquiry made by any person concerning a proposed acquisition of any assets or capital stock of the Company, except to advise such person that the Company has entered into this Agreement. The Company and the Representing Parties further agree to advise the Purchaser immediately upon receiving any inquiry from any such person. If the Company or a Representing Party receives a bona fide offer concerning a proposed acquisition of any assets or capital stock of the Company, the Company or such Representing Party shall, in addition to notifying the Purchaser of the receipt of such offer, identify the proposed buyer.

        7.7 BEST EFFORTS.

        During the Pre-Closing Period, the Company shall use its Best Efforts to cause the conditions set forth in Section 4.1 to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the conditions to Closing set forth in Section 4.1 not being satisfied.

8.      PRE-CLOSING COVENANTS OF THE PURCHASER.

        8.1 ACCESS AND INVESTIGATION.

        The Purchaser shall ensure that, at all times during the Pre-Closing
Period:

                (a) the Purchaser and its representatives provide the Company and its representatives and the Selling Shareholders with free and complete access at reasonable times to the Purchaser's premises and assets and to all existing books, records, Tax Returns, the Purchaser's work papers and other documents and information relating to the Purchaser;

                (b) the Purchaser and its representatives provide the Company and its representatives with such copies of existing books, records, Tax Returns, the Purchaser's work papers and other documents and information relating to the Purchaser as the Company may request in good faith; and

                (c) the Purchaser and its representatives compile and provide the Company and its representatives with such additional financial, operating and other data and information regarding the Purchaser as the Company may request in good faith.

        8.2 FILINGS AND CONSENTS.

        The Purchaser shall ensure that:

                (a) each filing or notice required to be made or given (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by the Purchaser or Merger Sub in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions is made or given as promptly as practicable after the date of this Agreement;

                (b) each Consent required to be obtained (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by the Purchaser or Merger Sub in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions is obtained as promptly as practicable after the date of this Agreement and remains in full force and effect through the



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Closing Date; provided, however, that the Purchaser shall have no obligations under this Section 8.2(b) relating to or in connection with the HSR Act, which obligations are set forth in Section 9.10;

                (c) the Purchaser promptly delivers to the Company a copy of each filing made, each material notice given and each material Consent obtained by the Purchaser or Merger Sub during the Pre-Closing Period; and

                (d) during the Pre-Closing Period, the Purchaser or Merger Sub and the representatives of either cooperate with the Company and its representatives, and prepare and make available such documents and take such other actions as the Company may request in good faith, in connection with any filing, notice or Consent that the Company is required or elects to make, give or obtain.

        8.3 OPERATION OF PURCHASER BUSINESS

        The Purchaser shall, during the Pre-Closing Period:

                (a) not incur any debt that will not be included as a liability for purposes of the Working Capital calculation set forth in Section 1.4;

                (b) confer with the Company concerning operational matters and any change that would reasonably be expected to have a Material Adverse Effect on the Purchaser;

                (c) not amend its Articles of Incorporation or Bylaws (other than to increase the number of authorized shares of Purchaser Stock in connection with the Transactions, including as set forth in the last paragraph of this Section 8.3, and as may be necessary to convert the Purchaser Preferred Stock to Purchaser Stock as contemplated by this Agreement), and not effect or become a party to any transaction involving the recapitalization, merger or consolidation of the Purchaser or any of its subsidiaries with any other Entity (other than in connection with the Transactions) or sell all or substantially all of the assets of the Purchaser;

                (d) not acquire any equity interest or other interest in any other Entity;

                (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than (i) as may be necessary to convert the Purchaser Preferred Stock to Purchaser Stock as contemplated by this Agreement or (ii) at Purchaser's option, a cash distribution, repurchase, redemption or reacquisition by the Purchaser in the event the Purchaser's Working Capital (as determined in accordance with Section 1.4) is in excess of Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000), and then only in the amount of such excess);

                (f) not enter into any joint venture or similar arrangements with any other Entity;

                (g) other than the issuance of compensatory options to existing employees (not officers or directors) and to newly-hired employees (including officers), not sell or otherwise issue (or grant any warrants, options or other rights to purchase) any shares of capital stock or any other securities, unless approved in advance in writing by the Company (which such approval shall not be unreasonably withheld);

                (h) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or officers, or (ii) other than in connection with the employment of new officers who are not employees of the Purchaser as of the date of this Agreement, enter into, amend, supplement or otherwise modify, any Contract relating to the employment of any Person; and

                (i) not agree, commit or offer (in writing or otherwise) to take any of the actions described in the preceding clauses of this Section 8.3.

        The parties agree that the Purchaser may during the Pre-Closing Period, notwithstanding the foregoing (i) clause (g) of this Section 8.3, enter into an agreement or agreements and on or before the Closing Date



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

consummate a transaction pursuant to which the Purchaser will issue and sell up to Six Million Dollars ($6,000,000) of Purchaser Stock on terms substantially similar to the terms set forth in the letter agreement attached hereto as Exhibit L-1 and the term sheet attached hereto as Exhibit L-2, (ii) clause (h) of this Section 8.3, accelerate the vesting schedule and extend the exercise period of those options to purchase Purchaser Stock held by those members of the Purchaser Board who, in connection with the consummation of the Transactions, shall resign from the Purchaser Board effective as of the Effective Time, and
(iii) clauses (e) or (g) of this Section 8.3, issue 258,667 shares of Purchaser Stock to Catterton in consideration of the cancellation of the Catterton Warrant and the election to convert the Purchaser Preferred Stock held by Catterton into Purchaser Stock in connection with the Transactions.

        8.4 NOTIFICATION; UPDATES TO PURCHASER DISCLOSURE SCHEDULE.

                (a) During the Pre-Closing Period, the Purchaser shall promptly notify the Company in writing of:

                        (i) the discovery by the Purchaser of any event, condition, fact or circumstance that constitutes a material breach of any representation or warranty made by the Purchaser in this Agreement or in any of the other Transactional Agreements; and

                        (ii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section
4.2 impossible or unlikely.

                (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 8.4(a) requires any change in the Purchaser Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Purchaser Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Purchaser shall promptly deliver to the Company an update to the Purchaser Disclosure Schedule (a "Purchaser Disclosure Schedule Update") specifying such change. Each such Purchaser Disclosure Schedule Update shall be deemed to supplement or amend the Purchaser Disclosure Schedule for (i) the purpose of determining whether the conditions set forth in Section 4.2 have been satisfied, unless objected to in writing by Company on or before the Closing, and (ii) all other purposes of this Agreement from and after the Closing.

        8.5 BEST EFFORTS.

        During the Pre-Closing Period, each of the Purchaser and Merger Sub shall use its Best Efforts to cause the conditions set forth in Section 4.2 to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of conditions to Closing set forth in Section 4.2 not being satisfied.

        8.6 GRANT OF PURCHASER OPTIONS.

        At the Effective Time, subject to shareholder approval of the increase in shares authorized under the Purchaser's 1997 Stock Option Plan, the Purchaser shall issue options to purchase Purchaser Stock with an exercise price equal to the fair market value of such Purchaser Stock as of the Effective Time, pursuant to the standard terms of the Purchaser's 1997 Stock Option Plan, to those employees of the Company in the amounts listed next to each such employee's named on Schedule V attached hereto; provided that such employee is an employee of the Purchaser or the Surviving Corporation at the Effective Time; provided, further, that such employees shall not have exercised such Company Options during the Pre-Closing Period.

        8.7 REPAYMENT OF INDEBTEDNESS.

        On the Closing Date, immediately after the Effective Time, the Purchaser shall cause the Surviving Corporation to satisfy in full (i) all "Obligations" under the Second Amended and Restated Revolving Credit And Loan Agreement, dated as of January 10, 2000, by and among the Company, Fresh Samantha Juice Bars, Inc., a Maine corporation, and Citizens Bank of Massachusetts as amended, restated or otherwise modified from time to time and (ii) all obligations of the Company to certain Selling Shareholders under the Reimbursement Agreement,



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

dated as of January 10, 2000, by and among the Company and certain of the Selling Shareholders solely to the extent of any amounts drawn under the irrevocable standby letter of credit in the amount of $3,000,000 (Letter of Credit No. D-8119) issued by Brown Brothers Harriman & Co. in favor of Citizens Bank of Massachusetts, which amounts shall have been applied to reduce the "Obligations" to which reference is made in clause (i) above.

        8.8 BOARD OF DIRECTORS.

        The Purchaser Board shall decrease the size of the Purchaser Board from six (6) to five (5) members, and elect as members of the Purchaser Board such Persons as are nominated pursuant to the terms of the Rights Agreement, in each case, effective as of the Effective Time.

9.      OTHER AGREEMENTS.

        9.1 INCREASE OF PURCHASER CREDIT FACILITY.

        The Purchaser shall use its Best Efforts to (i) obtain a commitment letter upon such terms and conditions as are at least as favorable or more favorable than those set forth on the term sheet attached hereto as Exhibit N (the "Bank Term Sheet") (which letter may be subject to customary qualifications) from Imperial Bank or another financial institution (the "Bank"), under which the Bank commits to provide the Purchaser with not less than $10,000,000 of debt financing on terms in the Bank Term Sheet and other terms and conditions reasonably acceptable to the Purchaser (the "Commitment Letter") and (ii) consummate the financing described in the Commitment Letter.

        9.2 PROXY STATEMENT; OTHER FILINGS.

        As promptly as practicable after the execution of this Agreement, the Purchaser shall prepare a document (the "Proxy Statement") with respect to the solicitation by the Purchaser Board of the affirmative vote of a majority of the outstanding shares of Purchaser capital stock with respect to the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree otherwise, this Agreement and the Merger. Each of the Purchaser, the Company and the Representing Parties shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement. The Purchaser will respond (with the assistance of the Company and the Representing Parties, if reasonably necessary) to any comments of the SEC, and the Purchaser will cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time after the date of this Agreement. As promptly as practicable after the date of this Agreement, the Purchaser will prepare and file (with the assistance of the Company and the Representing Parties, if reasonably necessary) any other filings required to be filed by it under the Exchange Act, the Securities Act, or any other Federal, foreign, or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Purchaser will notify the Company promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the Company with copies of all correspondence between the Purchaser or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Purchaser (with the assistance of the Company and the Representing Parties, if reasonably necessary) will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 9.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Purchaser will promptly inform the Company of such occurrence and cooperate in filing with the SEC or its staff or any other government official, and/or mailing to shareholders of the Purchaser, such amendment or supplement.



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        9.3 MEETING OF PURCHASER SHAREHOLDERS.

                (a) The Purchaser will take all action necessary in accordance with California law and the Purchaser's corporate documents to convene the Purchaser Shareholders' Meeting to be held as promptly as practicable for the purpose of voting upon the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree otherwise, this Agreement and the Merger. The Purchaser will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree otherwise, this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of NASD or California law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser may adjourn or postpone the Purchaser Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Purchaser's shareholders in advance of a vote on the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree otherwise, this Agreement and the Merger, or, if as of the time for which the Purchaser Shareholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Purchaser Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Purchaser Shareholder Meeting. The Purchaser shall ensure that the Purchaser Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Purchaser in connection with the Purchaser Shareholders' Meeting are solicited, in compliance with California law, the Purchaser's corporate documents, the rules of the NASD and all other applicable legal requirements. The Purchaser's obligation to call, give notice of, convene and hold the Purchaser Shareholders' Meeting in accordance with this Section 9.3 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Purchaser of any proposed acquisition of the Purchaser or any change in the Purchaser Board's recommendation regarding the Merger.

                (b) (i) The Purchaser Board shall recommend that the Purchaser's shareholders vote in favor of the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree not to submit to a vote of the shareholders, this Agreement and the Merger, at the Purchaser Shareholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Purchaser Board has recommended that the Purchaser's shareholders vote in favor of the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree not to a vote of the shareholders, this Agreement and the Merger, at the Purchaser Shareholders' Meeting; and (iii) neither the Purchaser Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Company, the recommendation of the Purchaser Board that the Purchaser's shareholders vote in favor of the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree not to submit to a vote of the shareholders, this Agreement and the Merger.

        9.4 CONFIDENTIALITY.

        Each of the parties hereto hereby agrees to and reaffirms the terms and provisions of the Mutual Nondisclosure Agreement by and between the Purchaser and the Company, dated as of May 7, 1999.

        9.5 PUBLIC DISCLOSURE.

        Unless otherwise required by law (including securities laws) or, as to the Purchaser, by the rules and regulations of the NASD, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement or any Transactional Agreement shall be made by any party hereto unless approved in writing by the Purchaser and the Company prior to release (which approval shall not be unreasonably withheld); provided, that on the date of this Agreement, the parties shall jointly release a statement to the public substantially in the form attached hereto as Exhibit O; and provided, further, that the parties agree and understand that certain



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disclosures regarding the Transactions may be made to (i) employees of the
Purchaser and the Company, (ii) third parties whose consent or approval may be required in connection with the Transactions and (iii) the professional advisors of the Purchaser, the Company and/or the Selling Shareholders, in each case without any prior written consent.

        9.6 NO INCONSISTENT ACTION.

        Each of the Purchaser, the Company and the Representing Parties shall use Best Efforts to cause the Merger to qualify as, and will not take any action inconsistent with the treatment of the Merger as, a reorganization under Section 368(a)(2)(E) of the Code.

        9.7 COVENANT NOT TO COMPETE; NON-SOLICITATION.

        Each of Messrs. Douglas Levin and Michael Carter (each a Selling Shareholder and for purposes of this Section 9.7, a "Principal Shareholder") agrees that for the period specified in this Section 9.7, he will not directly or indirectly:

                (a) invest in, own, finance or participate in the ownership of any Entity (other than the Purchaser and its Affiliates) engaged in the manufacture, sale and distribution of either fruit juice beverages, all natural food bars or spring water (collectively, the "Business"); provided, however, that each Principal Shareholder may purchase or otherwise acquire up to (but not more than) three percent (3%) of the equity securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national securities exchange or have been registered under Section 12(g) of the Exchange Act;

                (b) engage in, manage, operate, control or participate in the management, operation or control of, or render services to, any Entity (other than the Purchaser and its Affiliates) in connection with such Entity's operation of the Business; or

                (c) except in the Ordinary Course of Business, either for himself or any other Person, (i) induce or attempt to induce any employee to leave the employ of the Company or the Purchaser or any Entity under common control with the Company or the Purchaser, (ii) in any way interfere with the relationship between (A) the Purchaser and the Company (or any Entity under common control with the Company) and (B) any employee of the Purchaser and the Company (or such Entity), (iii) induce or attempt to induce any customer, supplier, licensee or business relation of the Purchaser, the Company or any Entity under common control with the Company to cease doing business with the Purchaser, the Company or such Entity, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Company or such Entity or (iv) solicit services related to the Business of any Person that has received such services from the Company prior to the Closing Date or that otherwise is a customer of the Purchaser, the Company or any Entity under common control with the Purchaser or the Company.

        The foregoing agreements of noncompetition and nonsolicitation shall be effective from the Closing Date to and including the date two (2) years from the Closing Date and, for the avoidance of doubt, shall not apply in the event the Closing does not occur. It is the intent of the Purchaser, the Company and the Principal Shareholders that the foregoing agreements of noncompetition and nonsolicitation amend and supercede the agreements set forth in Section 6(d) of the Recapitalization Agreement dated as of September 17, 1998 by and among the Company, the stockholders of the Company and the investors named therein. (the "Company Recapitalization Agreement"). In the event, however, that the foregoing agreements of noncompetition and nonsolicitation are held invalid, illegal or unenforceable, it is the intent of the Purchaser, the Company and the Principal Shareholders that the agreements set forth in Section 6(d) of the Company Recapitalization Agreement shall remain in full force and effect.

        9.8 THE LLC.

        Upon dissolution of the LLC in accordance with the LLC Agreement, and upon notice to the Purchaser of such dissolution in accordance with Section 12.10, all references to the LLC in Section 11 of this Agreement and in the Escrow Agreement shall be deemed to be references to the Selling Shareholders.



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        9.9 TRANSFER OF LLC INTERESTS AND PURCHASER STOCK.

        As a Member, each Selling Shareholder shall not (i) directly or indirectly sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any interests in the LLC, except as permitted under Section 5.2 of the LLC Agreement, or (ii) allow the LLC to directly or indirectly sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any share of Purchaser Stock or any interest in or right relating to any shares of Purchaser Stock, except as permitted under the Rights Agreement.

        9.10 ANTITRUST LAWS.

        As promptly as practicable, the Company, the Representing Parties and the Purchaser shall make all filings and submissions under the HSR Act as are required to be made in connection with this Agreement and the Transactions. Subject to Section 9.4 hereof, the Company and the Representing Parties will furnish to the Purchaser, and the Purchaser will furnish to the Company and the Representing Parties, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 9.4 hereof, the Company and the Representing Parties will provide to the Purchaser, and the Purchaser will to provide the Company and the Representing Parties, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Body or members of their respective staffs, on the other hand, with respect to this Agreement and the Transactions, except to the extent that the Purchaser or the Company is advised by independent counsel that the provision of such information would be inadvisable under applicable antitrust laws.

10.     TERMINATION.

        10.1 TERMINATION EVENTS.

        This Agreement may be terminated prior to Closing:

                (a) by Purchaser if there is a breach or inaccuracy in any representation, warranty, covenant or obligation of the Company or the Representing Party after the date of this Agreement and prior to the Closing and such breach or inaccuracy (i) shall be reasonably likely to have a Material Adverse Effect on the Company, and (ii) has not been cured within ten (10) business days after written notice of such breach is given to the Company;

                (b) by the Company if there is a breach or inaccuracy in any representation, warranty, covenant or obligation of the Purchaser after the date of this Agreement and prior to the Closing and such breach or inaccuracy (i) shall be reasonably likely to have a Material Adverse Effect on the Purchaser, and (ii) has not been cured within ten (10) business days after written notice of such breach is given to the Purchaser;

                (c) by the Company if the Purchaser shall not have obtained the Commitment Letter on or prior to the date that is two weeks after the date of this Agreement; or

                (d) by the mutual consent of the Purchaser and the Company.

        10.2 TERMINATION PROCEDURES.

        If the Purchaser wishes to terminate this Agreement pursuant to Section 10.1(a), the Purchaser shall deliver to the Representing Parties a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to
Section 10.1(b) or 10.1(c), the Company shall deliver to the Purchaser a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

        10.3 EFFECT OF TERMINATION.

        If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate; provided, that each party shall remain liable for any breaches of this Agreement prior to its termination and provided, further, that Sections 9.4, 9.5, 12.2, 12.3 and 12.11 shall survive the termination of this Agreement.

        10.4 EXCLUSIVITY OF TERMINATION RIGHTS.

        Except to the extent termination occurs due to the bad faith of the other party, the termination rights and obligations provided in this Section 10 shall be deemed to be exclusive. Subject to the provisions of Section 10.3, the parties shall not have any other or further Liabilities to or with respect to one another by reason of this Agreement or its termination.

11.     INDEMNIFICATION, ETC.

        11.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

                (a) The representations, warranties, covenants and obligations of each party set forth in this Agreement or any other Transactional Agreement shall survive the Closing Date to the extent provided in this Section 11.1(a).
Section 5.28(a) and any covenants or obligations of the Representing Parties and the Purchaser set forth in Sections 1, 2, 3, 9.6, 9.7, 9.8, 10, 11 and 12 of this Agreement to be performed after the Closing shall survive the Closing and continue until the expiration of the statute of limitation period or periods applicable to them. All other representations and warranties (as well as covenants and obligations to be performed prior to the Closing Date) of the parties in this Agreement or any other Transactional Agreement shall survive until the first anniversary of the Closing Date. Notwithstanding the foregoing, the fraudulent breach of any representation or warranty shall survive the Closing Date and continue until the expiration of the statute of limitations governing fraud.

                (b) The representations, warranties, covenants and obligations of the respective parties, and the rights and remedies that may be exercised by any of them, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, or the Knowledge of, any of the parties or any of their respective representatives.

                (c) For purposes of this Agreement, although each statement or other item of information set forth in the Company Disclosure Schedule or the Purchaser Disclosure Schedule qualifies the specific representation and warranty to which such information refers, all such statements and other items of information set forth in the Company Disclosure Schedule or the Purchaser Disclosure Schedule shall be deemed to be a representation and warranty made by the Company, the Representing Party or the Purchaser, as applicable, in this Agreement.

        11.2 INDEMNIFICATION OF THE PURCHASER; LIMITS ON PURCHASER OBLIGATIONS.

                (a) Subject to the remainder of this Section 11.2 and Section 11.5, each Representing Party severally covenants and agrees that from and after the Closing Date, it shall defend, indemnify and hold harmless the Purchaser and each of its officers, directors, employees, agents and representatives (other than a Representing Party) (collectively, the "Indemnitees" and individually each an "Indemnitee") from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees (regardless of whether or not such Damages relate to any third party claim) directly or indirectly resulting from any breach of any representation or warranty made by the Company or such Representing Party in this Agreement or the failure of the Company or such Representing Party to perform any covenant or obligation hereof; provided, that, notwithstanding the foregoing, from and after the Closing Date no Selling Shareholder shall be liable for Damages resulting from any breach of any representation or warranty contained in the second sentence of Section 5.14(c). The aggregate post-Closing Liability of any Selling Shareholder under this Section 11 shall (i) in no event exceed such Selling Shareholder's Pro Rata Share of the Holdback Amount, and (ii) be reduced by such Selling Shareholder's Pro Rata Share of the aggregate distributions of the Escrow Fund (as defined in the Escrow

Agreement) in satisfaction of claims for indemnification against the LLC, except to the extent such Liability results from the intentional fraud of such Selling Shareholder.

                (b) After the Closing, no Person shall be required to indemnify any Indemnitee pursuant to this Section 11 unless and until the aggregate amount of indemnifiable Damages suffered by all Indemnitees with respect to which Indemnitees are entitled to indemnification pursuant to this Section 11 exceeds One Hundred Seventy Five Thousand Dollars ($175,000) (the "Threshold"), at which point Indemnitees shall be entitled to recover the full amount of all such Damages (including, for the avoidance of doubt, the initial One Hundred Seventy Five Thousand Dollars ($175,000)) and all other indemnifiable Damages thereafter suffered or incurred by the Indemnitees, subject, in each case, to any other applicable limitations in this Section 11 on the indemnifying Person's indemnification obligations.

                (c) The number of shares of Purchaser Stock to be released to any Indemnitee from the Holdback Amount pursuant to the terms of the Escrow Agreement to satisfy the obligations of the Representing Parties to indemnify such Indemnitee for Damages suffered or incurred shall be calculated by dividing the dollar amount of such Damages by the Average Purchaser Stock Price on the Closing Date.

                (d) The aggregate amount of Damages recoverable by the Representing Parties resulting from any breach of any representation or warranty made by the Purchaser in this Agreement or the failure of the Purchaser to perform any of its covenants or obligations hereunder shall in no event exceed the product of (i) the total number of shares of Purchaser Stock which comprise the Holdback Amount as of the Effective Time and (ii) the Average Purchaser Stock Price on the Closing Date, except to the extent that such Damages result from the intentional fraud of the Purchaser. After the Closing, neither the Representing Parties nor the Company shall commence any Proceeding against the Purchaser to recover Damages resulting from any breach of any representation or warranty made by the Purchaser in this Agreement or the failure of the Purchaser to perform any of its covenants or obligations hereunder unless and until the aggregate amount of Damages recoverable by the Representing Parties and/or the Company resulting from any such breach or failure of the Purchaser to perform exceeds the Threshold, at which point the Representing Parties and/or the Company shall be entitled to recover the full amount of such Damages and all other Damages (including, for the avoidance of doubt, the initial One Hundred Seventy-Five Thousand ($175,000)) resulting from any such breach or failure of the Purchaser to perform thereafter suffered or incurred by the Representing Parties and/or the Company.

                (e) No party shall have any Liability hereunder for any Damages suffered or incurred by any other party or any Indemnitee resulting from any breach of any representation or warranty made by any party in this Agreement or the failure of any party to perform any of its covenants or obligations hereunder unless a Proceeding to recover such Damages is initiated prior to expiration of the applicable survival period set forth in Section 11.1(a).

        11.3 NO CONTRIBUTION.

        The Representing Parties hereby waive and acknowledge and agree that they shall not have and shall not exercise or assert, against the Purchaser or any Indemnitee, or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Purchaser to seek reimbursement or recovery of any amount paid to any Indemnitee as indemnification for Damages pursuant to this Section 11. It is the intention of the parties that after the Closing the remedy for the Purchaser or any Indemnitee seeking indemnification from the Representing Parties hereunder be a remedy solely against the Representing Parties and not against the Company; accordingly, the Representing Parties agree to the waivers contained in this
Section 11.3. The Representing Parties further acknowledge that the waivers, acknowledgments and agreements of such Representing Parties contained in this Section are an essential inducement to the Purchaser in entering into this Agreement and agreeing to consummate the Transactions.

        11.4 DEFENSE OF THIRD PARTY CLAIMS.

        In the event of the commencement by any Person of any Proceeding (whether against the Purchaser, any other Indemnitee or any other Person) with respect to which the Representing Parties may become obligated hereunder to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 11, the party to be indemnified (the "Indemnified Party") shall reasonably promptly, but in any event within thirty (30) days

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following the Indemnified Party's actual knowledge thereof, notify the Person who may become obligated to indemnify the Indemnified Party pursuant to this
Section 11 (the "Indemnifying Party") of such Proceeding by providing written notice to the Representing Parties. In any such event, the Indemnified Party(ies) shall proceed with the defense of such Proceeding and shall bear and pay all costs and expenses (including attorneys fees and costs) in connection with the Indemnified Party's(ies') defense of any such Proceeding (whether or not incurred by the Indemnified Party(ies)).

        In connection with the defense of any such Proceeding:

                (a) the Indemnified Party(ies) shall be entitled to indemnification for all expenses reasonably incurred and relating to the defense of such claim or Proceeding to the extent such expenses are indemnifiable Damages under the terms of this Section 11;

                (b) the Indemnified Party(ies) shall keep the Representing Parties informed of all material developments and events relating to such claim or Proceeding;

                (c) the Indemnifying Party(ies) shall have the right to participate in the defense of such claim or Proceeding at his own expense; and

                (d) the Indemnified Party(ies) shall not consent to the entry of any judgement or settle, adjust or compromise such Proceeding without the prior written consent of the Representing Parties, which consent shall not be unreasonably withheld.

        11.5 SOLE REMEDY.

        Other than rights to equitable relief, the sole remedy available to any Indemnitee for any breach, as of the Closing Date (or if this Agreement shall have been terminated pursuant to Section 10 prior to the Closing Date, as of the date of this Agreement), of any representation or warranty made by any party to this Agreement or the failure of any party to this Agreement to perform any of its covenants or obligations hereunder shall be limited to the rights set forth in this Section 11.

        11.6 INDEMNIFICATION OF PERSONS OTHER THAN THE INDEMNITEES.

        No Person other than an Indemnitee (or any successor or assignee thereof) shall be permitted to assert any indemnification claim under this Agreement unless the Purchaser, the Company and the LLC shall have consented to the assertion of such indemnification claim.

12.     MISCELLANEOUS.

        12.1 FURTHER ASSURANCES.

        Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

        12.2 FEES AND EXPENSES.

        The Company shall bear and pay all legal and accounting fees and reasonable costs and expenses that have been incurred or that are in the future incurred by or on behalf of the Selling Shareholders and the Company in connection with the Transactions. The Purchaser shall bear and pay all legal and accounting fees and reasonable costs and expenses that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with the Transactions.

        12.3 ATTORNEYS' FEES.

        If any legal action or other legal proceeding (including arbitration) relating to the Transactions or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the Person presiding over such action or other proceeding may award reasonable attorneys' fees, costs and disbursements to the prevailing party (in addition to any other relief to which the prevailing party may be entitled).

        12.4 TRANSFER TAXES.

        The Company shall be responsible for sales, use and transfer taxes, including any value added, gross receipts, stamp duty and real, personal or intangible property transfer taxes, due by reason of the consummation of the Transactions, including any interest or penalties in respect thereof, other than transfer taxes imposed upon the exchange of any Company Stock for Purchaser Stock in connection with this Agreement and the Merger.

        12.5 GOVERNING LAW; ARBITRATION.

                (a) This Agreement is to be construed in accordance with and governed by the laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of California to the rights and duties of the parties.

                (b) Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its then existing Commercial Arbitration rules and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be appointed by mutual agreement of Purchaser and Representing Parties involved in such controversy or claim, but, if the Purchaser and such Representing Parties fail to agree, the arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. The place of the arbitration shall be San Francisco, California and the governing law shall be the laws of the State of California in accordance with Section 12.5(a) of this Agreement.

        12.6 SUCCESSORS AND ASSIGNS.

        Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and the Indemnitees and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Stock from time to time. None of the parties hereto may assign any of its or their rights or obligations hereunder to any other party (by contract, operation of law or otherwise) without the prior written consent of the other, which consent shall not be unreasonably withheld, and any attempted assignment in violation thereof shall be void and of no effect.

        12.7 ENTIRE AGREEMENT.

        This Agreement, the Schedules and the Exhibits hereto, the other Transactional Agreements, the Rights Agreement and the other documents contemplated expressly hereby and thereby constitute the full and entire understanding and agreement among the parties thereto with regard to the subjects hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

        12.8 SEPARABILITY.

        In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless such provision is material to the terms of this Agreement, in which case the Purchaser, the Company each Representing Party shall in good faith agree upon such amendments as are necessary to restore the original intent and arrangement between the parties.

        12.9   AMENDMENTS.

        This Agreement may be amended or modified only upon the written consent of (i) Bain, (ii) a majority in number of the other Selling Shareholders, (iii) at all times prior to its dissolution, the LLC, (iv) the Company, and (v) the Purchaser. Any amendment or modification effected pursuant to this Section 12.9 shall be binding upon each Holder, the Company, the Purchaser and Merger Sub.

        12.10 NOTICES.

        Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered and given (a) on the date delivered or given, when delivered or given by hand or by telecopier during business hours, (b) one business day after being delivered or given by courier or next-day express delivery service, or (c) two business days after being delivered or give by registered mail to the address set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

if to the Company:

        Fresh Samantha, Inc.
        84 Industrial Park Road
        Saco, ME  04072
        Attention:  Douglas Levin
        Telecopier: (207) 284-8331

with copies to:


        Verrill & Dana, LLP
        One Portland Square
        P.O. Box 586
        Portland, ME 04112-0586
        Attention:  Mark Googins
        Telecopier: (207) 774-7499


        Ropes & Gray
        One International Plaza
        Boston, MA  02110-2624
        Attention:  Howard S. Glazer
        Telecopier: (617) 951-7050


        Drummond Woodsum & MacMahon
        245 Commercial Street
        P.O. Box 9781
        Portland, ME  04104-5081
        Attention:  Michael High
        Telecopier: (207) 772-3627


if to the LLC:

        c/o Fresh Samantha, Inc.
        84 Industrial Park Road
        Saco, ME  04072
        Attention:  Douglas Levin
        Telecopier: (207) 284-8331
        and

        c/o Bain Capital, Inc.
        Two Copley Square, 7th Floor
        Boston, MA  02116
        Attention:  Andrew Balson
        Telecopier: (617) 572-3274

        with copies to:


        Verrill & Dana, LLP
        One Portland Square
        P.O. Box 586
        Portland, ME 04112-0586
        Attention:  Mark Googins
        Telecopier: (207) 774-7499


        Ropes & Gray
        One International Plaza
        Boston, MA  02110-2624
        Attention:  Howard S. Glazer
        Telecopier: (617) 951-7050


        Drummond Woodsum & MacMahon
        245 Commercial Street
        P.O. Box 9781
        Portland, ME  04104-5081
        Attention:  Michael High
        Telecopier: (207) 772-3627

if to Bain:

        c/o Bain Capital, Inc.
        Two Copley Square, 7th Floor
        Boston, MA  02116
        Attention:  Andrew Balson
        Telecopier: (617) 572-3274

        with a copy to:


        Ropes & Gray
        One International Plaza
        Boston, MA  02110-2624
        Attention:  Howard S. Glazer
        Telecopier: (617) 951-7050


if to RGIP, LLC:

        c/o Ropes & Gray
        One International Place
        Boston, MA  02110
        Attention:  Kevin Smith
        Telecopier:  (617) 951-7050
        with a copy to:


        Ropes & Gray
        One International Plaza
        Boston, MA  02110-2624
        Attention:  Howard S. Glazer
        Telecopier: (617) 951-7050


if to JIP Enterprises, Inc.

        c/o ATC Trustees BVI Ltd.
        Abbott Building, 2nd Floor
        Box 933
        Road Town, Tortola, BVI
        Telecopier:


if to any other Selling Shareholder:

        c/o Fresh Samantha, Inc.
        84 Industrial Park Road
        Saco, ME  04072
        Attention:  Douglas Levin
        Telecopier: (207) 284-8331

        with a copy to:


        Drummond Woodsum & MacMahon
        245 Commercial Street
        P.O. Box 9781
        Portland, ME  04104-5081
        Attention:  Michael High
        Telecopier: (207) 772-3627


if to the Purchaser:

        Odwalla, Inc.
        120 Stone Pine Road
        Half Moon Bay, CA  94019
        Attention:  D. Stephen C. Williamson
        Telecopier: (650) 712-5967

        with a copy to:

        Morrison & Foerster LLP
        425 Market Street
        San Francisco, California 94105
        Attention: Robert Townsend, Esq.
        Telecopier: 415-268-7522

        12.11 PUBLICITY AND USE OF CONFIDENTIAL INFORMATION.

                (a) Notwithstanding anything to the contrary contained in any agreement among the parties hereto, the Purchaser shall have the right to disclose the information provided to the Purchaser by the Company and the Sel ling Shareholders in accordance with Section 9.2, the terms of this Agreement and the identity of the Company in the Proxy Statement, through the use of printed offering materials or otherwise or as otherwise required by applicable legal requirements.

                (b) The Company and the Representing Party, on the one hand, and Purchaser, on the other hand, shall keep strictly confidential, and shall not use, or disclose to any other Person, any non-public document or other information in the Representing Party's possession, on the one hand, and in Purchaser's possession, on the other hand, that relates directly or indirectly to the business of the Company or any Affiliate of the Company, on the one hand, or the Purchaser or any Affiliate of the Purchaser, on the other hand; provided, however, that the Purchaser, the Company and the Representing Party may disclose such non-public information as required by any applicable law or rule to which Purchaser, the Company or the Representing Party is subject, including the Exchange Act and the rules of the NASD.

                (c) Except as set forth in Section 9.5, neither the Representing Parties, the Company and the LLC, on the one hand, nor the Purchaser, on the other hand, shall issue or disseminate any press release or other publicity concerning any of the Transactions, or permit any press release or other publicity concerning any of the Transactions to be issued or otherwise disseminated on its behalf without the prior written consent of the Purchaser, in the case of the Representing Parties and the Company, or the Company, in the case of the Purchaser; provided, however, that the Purchaser, the Company and the Representing Party may disclose or disseminate such information as required by any applicable law or rule to which Purchaser, the Company or the Representing Parties is subject, including the Exchange Act and the rules of the NASD.

        12.12 COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        12.13 DELAYS OR OMISSIONS; WAIVERS.

                (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise or waiver of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        12.14 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE.

                (a) All remedies, either under this Agreement or by law or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

                (b) Each of the parties hereto agrees that if the conditions to such party's obligation to consummate the Merger have been satisfied as set forth in Sections 4.1 or 4.2, as the case may be, and such party nonetheless refuses to consummate the Merger, then the other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such obligation to consummate the Merger, and (ii) an injunction restraining such non-performance.

        12.15 HEADINGS.

        The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        12.16 CONSTRUCTION.

                (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                (d) Except as otherwise specified, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND PLAN OF MERGER as of the date set forth in the first paragraph hereof.



COMPANY:                                    FRESH SAMANTHA, INC.,
                                            a Maine corporation

                                            By: /s/ Douglas Levin
                                               ---------------------------------
                                               Name: Douglas Levin
                                               Title:   Chief Executive Officer

PURCHASER:                                  ODWALLA, INC.,
                                            a California corporation

                                            By: /s/ D. Stephen C. Williamson
                                               ---------------------------------
                                               Name: D. Stephen C. Williamson
                                               Title:   Chief Executive Officer

MERGER SUB:                                 ORANGE ACQUISITION SUB, INC.,
                                            a Maine corporation

                                            By: /s/  D. Stephen C. Williamson
                                               ---------------------------------
                                               Name:  D. Stephen C. Williamson
                                               Title:    Chief Executive Officer

LLC:                                        SAMANTHA INVESTORS, LLC
                                            a Massachusetts limited liability
                                            company

                                            By: /s/ Mark E. Nunnelly
                                               ---------------------------------
                                               Name: Mark E. Nunnelly
                                               Title:    Authorized Person

SELLING SHAREHOLDERS:                       BAIN CAPITAL FUND VI, L.P.,
                                            By:  Bain Capital Partners VI, L.P.,
                                               its general partner
                                               By:  Bain Capital Investors VI,
                                               Inc., its general partner

                                            By: /s/ Mark E. Nunnelly
                                               ---------------------------------
                                               Name:  Mark E. Nunnelly
                                               Title:  Managing Director

                                            BCIP ASSOCIATES II
                                            BCIP TRUST ASSOCIATES II
                                            BCIP ASSOCIATES II-B
                                            BCIP TRUST ASSOCIATES II-B
                                            BCIP ASSOCIATES II-C,
                                                      By: Bain Capital, Inc.,
                                                      their Managing Partner

                                            By:  /s/ Mark E. Nunnelly
                                               ---------------------------------
                                               Name: Mark E. Nunnelly
                                               Title:  Managing Director

                                            PEP INVESTMENTS PTY LTD.,
                                                      By: Bain Capital, Inc.
                                                      its Attorney-in-Fact

                                            By: /s/ Mark E. Nunnelly
                                               ---------------------------------
                                               Name: Mark E. Nunnelly
                                               Title:  Managing Director

                                            RGIP, LLC,
                                            a Delaware limited liability company

                                            By: /s/ J. Bradford Malt
                                               ---------------------------------
                                               Name: J. Bradford Malt
                                               Title:  Authorized Person

                                            JIP ENTERPRISES, INC.,
                                            a British Virgin Islands corporation

                                            By: /s/ Juan Prado
                                               ---------------------------------
                                               Name: Juan Prado
                                               Title:  Authorized Person


                                            /s/ Robert Carter, Jr.
                                            ------------------------------------
                                               Robert Carter, Jr.,
                                               an individual


                                            /s/ Julie Carter
                                            ------------------------------------
                                               Julie Carter,
                                               an individual


                                            /s/ Michael D. Carter
                                            ------------------------------------
                                                Michael D. Carter,
                                                an individual


                                            /s/ Douglas Levin
                                            ------------------------------------
                                               Douglas Levin,
                                               an individual


                                            /s/ Martha Carter
                                            ------------------------------------
                                               Martha Carter,
                                               an individual


                                            /s/ Abby Carter
                                            ------------------------------------
                                               Abby Carter,
                                               an individual

                                                                      APPENDIX B




                                  ORANGE, INC.


                         SHAREHOLDERS' RIGHTS AGREEMENT


                                 APRIL __, 2000

                                TABLE OF CONTENTS

                                                                    PAGES
                                                                    -----
1.        GENERAL .............................................       1

   1.1    Definitions .........................................       1

2.        REGISTRATION ........................................       3

   2.1    Demand Registrations ................................       3
   2.2    Company Registration ................................       4
   2.3    Additional Procedures in Connection with Underwritten
          Offerings; Lockups; Cutbacks ........................       4
   2.4    Expenses of Registration ............................       5
   2.5    Obligations of the Company ..........................       6
   2.6    Termination of Registration Rights ..................       7
   2.7    Company Lockup ......................................       7
   2.8    Indemnification .....................................       7
   2.9    Assignment of Registration Rights ...................       9
   2.10   Participation by Shareholders .......................       9
   2.11   Reports Under Securities Exchange Act of 1934 .......       9

3.        RIGHT OF FIRST OFFER; CO-SALE RIGHTS ................       10

   3.1    Notice of Intended Disposition ......................       10
   3.2    Exercise of Right by the Company ....................       10
   3.3    Non-Exercise of Right of First Refusal ..............       10
   3.4    Closing of Sale of Target Shares ....................       11
   3.5    Assignment ..........................................       11
   3.6    Co-Sale Rights in Sales by a Transferring Shareholder       11
   3.7    Exempt Transfers ....................................       12
   3.8    Termination .........................................       12

4.        VOTING AGREEMENT ....................................       12

   4.1    Election of Members of the Board of Directors .......       12
   4.2    Termination of Voting Agreement .....................       13

5.        OTHER AGREEMENTS ....................................       13

   5.1    Information Rights ..................................       13
   5.2    Restrictive Legend ..................................       13
   5.3    Shareholder Lockup ..................................       13
   5.4    Standstill ..........................................       13

6.        MISCELLANEOUS .......................................       14

   6.1    LLC Shares ..........................................       14
   6.2    Amendment of LLC Agreement ..........................       14
   6.3    Governing Law .......................................       15
   6.4    Termination of Existing Rights Agreement ............       15
   6.5    Successors and Assigns ..............................       15
   6.6    Severability ........................................       15

   6.7    Amendment and Waiver ................................     15
   6.8    Delays or Omissions .................................     15
   6.9    Notices .............................................     15
   6.10   Attorneys' Fees .....................................     16
   6.11   Titles and Subtitles ................................     16
   6.12   Counterparts ........................................     16
   6.13   Construction ........................................     16
   6.14   Entire Agreement ....................................     16

                                 ODWALLA, INC.

                         SHAREHOLDERS' RIGHTS AGREEMENT


        This SHAREHOLDERS' Rights Agreement (this "Agreement") is entered into as of April ___, 2000, by and among Odwalla, Inc., a California corporation (the "Company"), Samantha Investors, LLC, a Massachusetts limited liability company, and those shareholders of the Company and other Persons listed on Schedule 1 hereto, (together with these permitted successors and assigns hereunder, collectively the "Shareholders").

                                    RECITALS

        A. The Company previously entered into that certain Investors' Rights Agreement, dated as of January 29, 1999, with Catterton-Simon Partners III, L.P. ("Catterton") in connection with the acquisition by Catterton of certain shares of Series A Preferred Stock of the Company (the "Existing Rights Agreement"). On or before the date hereof, Catterton has converted such shares of Series A Preferred Stock together with those additional shares of Series A Preferred Stock Catterton received from the Company on June 30, 1999 and December 31, 1999 as a stock dividend into Common Stock of the Company. The Company and Catterton wish to have this Agreement supersede and terminate the Existing Rights Agreement.

        B. The Company, Orange Acquisition Sub, a Maine corporation ("Merger Sub"), and Fresh Samantha, Inc., a Maine corporation ("Samantha"), have entered into that certain Agreement and Plan of Merger, dated as of February 2, 2000, to effectuate the merger (the "Merger") of Merger Sub with and into Samantha with Samantha as the surviving corporation and wholly-owned subsidiary of the Company.

        C. Upon consummation of the Merger, the Shareholders identified as "Samantha Shareholders" on Schedule 1 attached hereto will exchange certificates formerly representing shares of the capital stock of Samantha for shares of the Common Stock of the Company.

        D. Concurrent with the Closing of the Merger, the Company expects to consummate a transaction pursuant to which it will issue and sell up to Six Million Dollars ($6,000,000) of Common Stock to WP and Catterton.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

1.      GENERAL

        1.1    DEFINITIONS.

        In addition to those terms otherwise defined herein, as used in this Agreement, the following terms shall have the following respective meanings:

        "ACQUISITION PROPOSAL" shall mean (a) a bona fide, written proposal, which proposal includes all material terms of a proposed transaction, received by the Board of Directors of the Company from any person or Group (as such term is defined in Section 13(d)(3) of the Exchange Act) proposing to enter into a transaction with the Company or the Company's shareholders which, if effected, result in such person or group acquiring more than 50% of the voting securities of the Company, (b) a tender offer or exchange offer seeking to acquire 50% or more of the outstanding shares of voting securities of the Company or (c) a public announcement of the commencement of a bona fide proxy or consent solicitation subject of Section 14 of the Exchange Act to remove a majority of the Board of Directors.

        "AFFILIATE" shall mean a person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

        "BAIN SHAREHOLDERS" shall mean, collectively, Bain Capital Fund VI, L.P. and its Affiliates.

        "CLOSING" shall have the meaning given such term in the Merger
Agreement.

        "COMMON STOCK" shall mean the common stock of the Company.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

        "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof.

        "LLC" means Samantha Investors, LLC, a Massachusetts limited liability company.

        "MAJORITY PARTICIPATING HOLDERS" means, with respect to any registration of Registrable Securities, the holder or holders at the relevant time of at least a majority of the Registrable Securities to be included in the registration statement in question.

        "NASD" shall mean the National Association of Securities Dealers, Inc. (or its successor).

        "PERMITTED TRANSFEREE" shall mean, as to any Shareholder (a) any Affiliate, partner, retired partner, member, retired member, or other holder of equity interests of such Shareholder and (b) any family member of such Shareholder or any domestic partner of such Shareholder or any trust, partnership, limited liability company, custodianship or fiduciary account for the benefit of a Shareholder and/or members of his or her family or his or her domestic partner.

        "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

        "REGISTRABLE SECURITIES" means (i) the Stock, (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any preferred stock warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or pursuant to a stock split, combination of shares, recapitalization, merger, consolidation, reorganization or otherwise with respect to the Stock, and (iii) any Common Stock issued upon exercise of the Warrant. Notwithstanding the foregoing, Registrable Securities shall not include any securities either sold by a person to the public pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

        The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by calculating the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities, including the Warrant, which are, Registrable Securities.

        "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Shareholders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

        "STOCK" shall refer to the shares of Common Stock held by the Shareholders.

        "TAG ALONG SELLER" shall have the meaning given such term in Section 3.6 of this Agreement.

        "WARRANT" shall refer to that warrant held by Catterton-Simon Partners III, L.P. to purchase shares of Common Stock dated as of January 29, 1999.

        "WP" shall mean U.S. Equity Partners, L.P., a Delaware limited partnership.

        Any capitalized terms not defined herein shall have the meanings given them in the Merger Agreement.

2.      REGISTRATION

        2.1    DEMAND REGISTRATIONS

               (a) REGISTRATION ON FORM S-3. From time to time after the first anniversary of the date of this Agreement, a Holder or Holders may request in writing that the Company effect the registration on Form S-3 of Registrable Shares, provided that the gross proceeds of the offering to which such request applies are expected to be at least $1,000,000. If the Holder or Holders initiating such registration intend to distribute the Registrable Securities in an underwritten offering, they shall so state in their request. Promptly after receipt of such notice, the Company will give written notice of such requested registration to all other Holders of Registrable Securities. The Company will then use its commercially reasonable best efforts to expeditiously effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Holders and all other Registrable Securities which the Company has been requested to register by other Holders of Registrable Securities by notice delivered to the Company within twenty (20) days after the giving of such notice by the Company.

               (b) REGISTRATION ON FORM S-1 OR S-2. From time to time after the first anniversary of the date of this Agreement, when the Company is ineligible to file a Registration Statement on Form S-3, one or more Holders of Registered Securities may request in writing that the Company effect the registration under the Securities Act of Registrable Securities; provided that the gross proceeds of the offering to which such request applies are expected to be at least $5 million. If the Holder or Holders initiating such registration intend to distribute the Registrable Securities in an underwritten offering, they shall so state in their request. Promptly after receipt of such notice, the Company will give written notice of such requested registration and related information to all other Holders of Registrable Securities. The Company will then use its commercially reasonable best efforts to expeditiously effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Holders and all other Registrable Securities which the Company has been requested to register by other Holders of Registrable Securities by notice delivered to the Company within twenty (20) days after the giving of such notice by the Company.

               (c) FORM. Each registration requested pursuant to Section 2.1(b) shall be effected by the filing of a registration statement on Form S-1 or S-2 (or the successor form of either, unless the use of a different form has been agreed to in writing by the Company and the Majority Participating Holders). No registration of Registrable Securities under Section 2.1 which shall not have become and remained effective for the period set forth in Section 2.5(a), shall be deemed to be a registration for any purpose of this Section 2.1. In the case of the filing of a registration statement on Form S-3 pursuant to this Section 2.1, the Company shall include such additional disclosure in such registration statement and the prospectus used in connection with such registration statement as reasonably requested by the Majority Participating Holders or, in the case of an underwritten offering, by the managing underwriter(s), in order to successfully market the Common Stock offered in such registration statement.

               (d) LIMITATION OF REGISTRATION OBLIGATIONS. Notwithstanding the foregoing provisions of this Section 2.1, the Company shall not be obligated to effect any registration, qualification or compliance (i) more than twice pursuant to Section 2.1(b), (ii) if the Company shall furnish to the Shareholders a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.1, provided that the Company may not delay the filing of a registration statement pursuant to this clause (ii) more than once in any twelve
(12) month period; (iii) within one hundred eighty (180) days of the effective date of a prior registration statement in respect of an underwritten offering to which the provisions of Section 2.2(a) applied in connection with which all Holders were able to sell 75% of the number of Registrable Securities they had requested to be included in such prior registration statement; or (vi) more than twice in a single year.

               (e) FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 that the Shareholders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably requested by the Company as required to effect the registration of their Registrable Securities.

        2.2    COMPANY REGISTRATION

               (a) GENERAL. The Company shall notify the Shareholders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of offering securities of the Company (excluding registration statements relating solely to employee benefit plans or solely with respect to the issuance by the Company of securities pursuant to corporate reorganizations or other transactions under Rule 145 under the Securities Act), either for its own account or for the account of a security holder or security holders, and the Company will afford each Shareholder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Shareholder. Such notice by the Company shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. Each Shareholder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the number of Registrable Securities such Shareholder desires to have included in such registration statement and the intended method of disposition of the Registrable Securities by such Shareholder. If a Shareholder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Shareholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No registration of Registrable Securities effected under this
Section 2.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 2.1 hereof.

               (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Shareholder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

               (c) NO OBLIGATION. Nothing in this Section 2.2 shall obligate the Company to file a registration statement.

        2.3 ADDITIONAL PROCEDURES IN CONNECTION WITH UNDERWRITTEN OFFERINGS; LOCKUPS; CUTBACKS.

               (a) REGISTRATIONS PURSUANT TO SECTION 2.1; CUTBACK. In the case of a registration pursuant to Section 2.1 hereof, whenever the Majority Participating Holders shall request that such registration shall be effected pursuant to an underwritten offering, such registration shall be so effected, and only securities which are to be distributed by the underwriters may be included in such registration. Such underwriters shall be designated by the following method: (i) the Company will provide a list to the Majority Participating Holders of six (6) underwriters, each of which shall be on the list of the top twenty (20) equity underwriters in the United States, (ii) the Majority Participating Holders may then remove no more than three (3) underwriters from such list, and (iii) the Company may then designate the underwriters for the underwritten offering pursuant to Section 2.1 from those remaining underwriters on such list. If requested by such underwriters, the Company and each participating seller will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such other terms and provisions applicable to the Company as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnity and contribution. In each such registration pursuant to Section 2.1, each Shareholder agrees that without the consent of the managing underwriter, for a period from fifteen (15) days prior to the effective date of the registration statement until ninety (90) days after such effective date, such Shareholder will not directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any common equity or securities convertible into common equity except (x) for Registered Securities sold in such registered offering and (y) transfers to Permitted Transferees of such Shareholder, each of whom shall have furnished to the Company and the managing underwriter their written consent to be bound by this Agreement including this Section 2.3.

               If the managing underwriter shall advise the Shareholders initially requesting registration that the total amount of securities to be included in a registration pursuant to Section 2.1 should be limited due to market conditions or otherwise, the securities so included shall be reduced as follows: (a) all securities which shareholders other than the Shareholders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required, (b) if further limitation on the number of shares to be included in the underwriting is required, the number of Registrable Securities held by Shareholders that may be included in the underwriting shall be reduced pro rata among the selling Shareholders in accordance with the number of shares of Registrable Securities held by each such Shareholder.

               (b) REGISTRATIONS PURSUANT TO SECTION 2.2; CUTBACK. In connection with the exercise of any registration rights granted to Shareholders pursuant to
Section 2.2 hereof, if the registration is to be effected by means of an underwritten offering, the Company shall not be required to include any of the Shareholders' securities in such underwriting unless they agree to be bound by the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.

               If the managing underwriter for the offering shall advise the Company that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that can be successfully offered, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter believes will not jeopardize the success of the offering. In such case, the securities so included shall be reduced as follows: (a) all securities which shareholders other than the Company and the Shareholders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required, (b) if further limitation on the number of shares to be included in the underwriting is required, the number of Registrable Securities held by Shareholders that may be included in the underwriting shall be reduced pro rata among the selling Shareholders in accordance with the total shares proposed to be included by each Shareholder in the underwriting.

               (c) SELLERS PARTY TO UNDERWRITING AGREEMENT. The Company shall request and make commercially reasonable good faith efforts to persuade the underwriter(s) not to require any Shareholder to make any representations and warranties to any underwriter in a registration effected pursuant to Sections
2.1 or 2.2 other than the customary representations, warranties and agreements relating to such Shareholder's title to Registrable Securities and authority to enter into the underwriting agreement.

        2.4    EXPENSES OF REGISTRATION.

               (a) All fees and expenses incident to the Company's performance of or compliance with this Agreement shall be paid by the Company, including without limitation: (i) all registration and filing fees (including, without limitation, with respect to filings required to be made with the NASD); (ii) fees and expenses of compliance with securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or selling holder in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate); (iii) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company, underwriters and for the selling holders of the Registrable Securities; (v) fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance); (vi) fees and disbursements of underwriters as reasonably approved by the Company (excluding
(x) discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or (y) legal expenses of any Person other than the Company, the underwriters and the selling holders); (vii) securities acts liability insurance if the Company so desires, and in such event, coverage for, the underwriters or selling holders of the Registrable Securities should they so request; (viii) fees and expenses associated with other Persons retained by the Company, and (ix) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called "Registration Expenses").

        The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company.

               (b) In connection with each registration statement subject to this Agreement, the Company will reimburse the holders of Registrable Securities being registered pursuant to such registration statement for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a conflict exists among such selling holders in the exercise of the reasonable judgment of counsel for the selling holders and counsel for the Company) chosen by the Majority Participating Holders.

        2.5    OBLIGATIONS OF THE COMPANY.

        Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file promptly (and in any event within ninety
(90) days in the case of a Form S-1, and thirty (30) days in the case of a Form S-3, from receipt by the Company of the written request of the requesting Shareholders) with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable best efforts to cause such registration statement to become effective as expeditiously as possible, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Shareholders have completed the distribution related thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Shareholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Shareholders.

               (d) Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Shareholder participating in such underwriting shall also enter into and perform its obligations under such an agreement subject to Section 2.3(c) hereof.

               (f) Use its commercially reasonable best efforts to cooperate, and to cause its key executives to cooperate, with the Shareholder and, in the case of an underwritten offering, the managing underwriter, in connection with the disposition of the Registrable Securities owned by the Shareholders, including without limitation causing key executives of the Company to participate under the direction of the managing underwriter in a "road show" scheduled by the managing underwriter.

               (g) Without limiting the obligations of the Company under clause
(b) above, notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (h) Furnish, at the request of any Shareholder participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Shareholder requesting registration, addressed to the underwriters, if any, and to the Shareholder requesting registration of Registrable Securities, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to such Shareholder requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Shareholders requesting registration of Registrable Securities.

        2.6    TERMINATION OF REGISTRATION RIGHTS.

          All registration rights granted pursuant to Section 2.1 shall terminate and be of no further force and effect with respect to a Shareholder as of the date when all Registrable Securities held by and issuable to such Shareholder may be sold under Rule 144 under the Securities Act during any ninety (90) day period.

        2.7    COMPANY LOCKUP.

        In the case of an underwritten offering under Section 2.1 hereof, the Company shall refrain, without the consent of the managing underwriter, for a period from fifteen (15) days before the effective date of the registration sale until ninety (90) days after such effective date, from directly or indirectly selling, offering to sell, granting any option for the sale of, or otherwise disposing of any common equity or securities convertible into common equity (excluding sales, offers and grants relating solely to employee benefit plans or solely with respect to the issuance by the Company of securities pursuant to corporate reorganizations or other transactions under Rule 145 under the Securities Act).

        2.8    INDEMNIFICATION.

        In the event any Registrable Securities are included in a registration statement under Section 2.1 or 2.2:

               (a) To the extent permitted by law, the Company will, indemnify and hold harmless each Shareholder, the partners, officers, directors and legal counsel of each Shareholder, any underwriter (as defined in the Securities Act) for such Shareholder and each person, if any, who controls such Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act (each a "Covered Person"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange

Act or other federal or state law, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act to the extent incorporated by reference therein), (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or federal law, rule or regulation, including without limitation, any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Covered Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by any Covered Person expressly for use in connection with such registration by such Covered Person.

               (b) To the extent permitted by law, each Shareholder will severally and not jointly, if Registrable Securities held by such Shareholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other Shareholder selling securities under such registration statement or any of such other Shareholder's partners, directors or officers or any person who controls such Shareholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Shareholder, or partner, director, officer or controlling person of such other Shareholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder under an instrument duly executed by such Shareholder and stated to be specifically for use in connection with such registration; and each such Shareholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Shareholder, or partner, officer, director or controlling person of such other Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld; provided, further, that no Shareholder shall provide an indemnity under this Section 2.8 for an amount in excess of such Shareholder's net proceeds received in such offering.

               (c) Promptly after receipt by an indemnified party under this
Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate therein, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 2.8.

               (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Shareholder hereunder exceed the net proceeds from the offering received by such Shareholder.

               (e) The obligations of the Company and Shareholders under this
Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

        2.9    ASSIGNMENT OF REGISTRATION RIGHTS.

        The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Shareholder to a transferee or assignee of Registrable Securities which (a) is a Permitted Transferee or (b) acquires at least twenty five percent (25%) of the Registrable Securities held by such Shareholder as of the date of this Agreement (as adjusted for stock splits and combinations etc.); provided, however, (i) the transferor shall, within a reasonable time after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all rights and obligations of such transferor Shareholder set forth in this Agreement. Notwithstanding the foregoing, the right to cause the Company to register Registrable Securities pursuant to this Section 2 shall be deemed to have been transferred by the LLC to any of its Members in connection with the transfer by the LLC of Registrable Securities to such Member(s); provided that, such Members are signatories to this Agreement or are Permitted Transferees of such signatories.

        2.10   PARTICIPATION BY SHAREHOLDERS.

        In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, and before filing any such registration statement or any other document in connection therewith, the Company shall give the participating Holders and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, each amendment thereof or supplement thereto and any related underwriting agreement or other document to be filed, and give each of the aforementioned Persons such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders, underwriters, counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act.

        2.11   REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.

        With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 at all times for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;

        (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

        (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed.

3.      RIGHT OF FIRST OFFER; CO-SALE RIGHTS

        Subject to Sections 3.7 and 3.8, the Company is hereby granted a right of first offer with respect to any proposed disposition of shares of Stock owned by Catterton, the Bain Shareholders, and WP, as of the date of this Agreement, and to any shares of Stock transferred to their Permitted Transferees. Any transfer or disposition of stock not in accordance with the provision of this
Section 3 may at the option of the Company be treated as void and not reflected on the stock transfer records of the Company.

        3.1    NOTICE OF INTENDED DISPOSITION.

        In the event that Catterton, the Bain Shareholders, WP or any of their Permitted Transferees are contemplating the transfer of shares of Stock owned by such Shareholder as of the date of this Agreement which transfer is not exempt from the provisions of this Section 3 under the terms of Section 3.7 (the "Transferring Shareholder," and the shares subject to such offer to be hereafter called the "Target Shares"), the Transferring Shareholder shall promptly deliver to the Secretary of the Company and to Catterton, the Bain Shareholders, WP and any of their Permitted Transferees, as the case may be, written notice stating that such Shareholder is contemplating such a transfer and setting forth the number of Target Shares and the purchase price proposed by the Transferring Shareholder (the "Disposition Notice").

        3.2    EXERCISE OF RIGHT BY THE COMPANY.

        The Company shall, for a period of forty-five (45) business days from receipt of the Disposition Notice (the "Company Exercise Period"), have the right to make an offer to purchase all of the Target Shares at the purchase price set forth in the Disposition Notice by giving the Transferring Shareholder a written binding offer to purchase the Target Shares (the "Company Offer Notice"), which offer, by its terms, shall remain open for thirty (30) days. At the same time it gives such notice to the Transferring Shareholder, the Company shall provide a copy of the Company Offer Notice to Catterton, the Bain Shareholders, WP and any of their Permitted Transferees, as the case may be. If the Company gives the Transferring Shareholder a Company Offer Notice before expiration of the Company Exercise Period, then, for a period of thirty (30) days following the date on which the Company Offer Notice is given, the Transferring Shareholder may not transfer the Target Shares except to the Company or to a Permitted Transferee pursuant to the terms of this Agreement. If, at the end of the thirtieth (30th) day following the effective date of such Company Offer Notice, the Transferring Shareholder shall not have transferred the Target Shares pursuant to the prior sentence, the Company's first offer rights shall continue to be applicable to any subsequent disposition of the Target Shares by the Transferring Shareholder.

        3.3    NON-EXERCISE OF RIGHT OF FIRST REFUSAL.

Subject to the co-sale rights described in Section 3.6 below of Catterton, the Bain Shareholders, WP and any of their Permitted Transferees, in the event the Company Offer Notice with respect to the Target Shares is not given to the Transferring Shareholder before the expiration of the Company Exercise Period, the Transferring Shareholder shall have a period of one hundred twenty (120) days from the expiration of the Company Exercise Period in which to sell the Target Shares to the third-party transferee at a purchase price not less than that specified in the Disposition Notice without any further obligation to the Company, with respect to the Target Shares. The third-party transferee shall acquire the Target Shares free and clear of subsequent rights of first offer under this Agreement. In the event the Transferring Shareholder does not consummate the sale or disposition of the Target Shares within one hundred twenty (120) days from the expiration of the Company Exercise Period, the Company's first offer rights shall continue to be applicable to any subsequent disposition of the Target Shares by the Transferring Shareholder until such right lapses in accordance with Section 3.8 below. Furthermore, the exercise or non-exercise of the rights of the Company under this Agreement to purchase Target Shares from a Transferring Shareholder shall not adversely affect its rights to make subsequent purchases from a Transferring Shareholder of Target Shares.

        3.4    CLOSING OF SALE OF TARGET SHARES.

        If the Transferring Shareholder shall accept the offer contained in the Company Offer Notice, the closing of such purchase and sale of Target Shares by the Company (and/or its assignees) shall take place as soon as reasonably practicable, and in no event later than ten (10) business days, after the Transferring Shareholder gives written notice to the Company that it accepts such offer. At the closing of such purchase and sale of capital stock, and upon delivery by the Company (and/or its assignees) of the purchase price of such capital stock by wire transfer of immediately available funds to an account or accounts designated by the Transferring Shareholder, the Shareholder shall deliver to the Company (and/or its assignee) certificates representing the Target Shares to be purchased, each certificate to be properly endorsed for transfer.

        3.5    ASSIGNMENT.

        The right of the Company to purchase any part of the Stock under this
Section 3 may be assigned in whole or in part to one or more employees, officers or directors of the Company, or to the Shareholders, following acceptance of the offer contained in the Company Offer Notice by the Transferring Shareholders; provided that if assigned to the Shareholders, that such right shall be assigned on a pro rata basis in accordance with the number of Registrable Securities held by each such Shareholder.

        3.6    CO-SALE RIGHTS IN SALES BY A TRANSFERRING SHAREHOLDER.

               (a) GRANT OF CO-SALE RIGHTS. In the event that the Company does not exercise its right of first offer pursuant to Section 3.2 with respect to the Target Shares, then Catterton, the Bain Shareholders, WP and any of their Permitted Transferees , as the case may be (each a "Tag Along Seller"), shall have the right, exercisable upon written notice to the Transferring Shareholder within twenty (20) days after receipt of the Disposition Notice, to sell a number of shares of Stock owned by such Tag Along Seller to any third-party transferee of the Target Shares upon the same terms and conditions as the Transferring Shareholder and the Transferring Shareholder shall not consummate such sale of Target Shares except in compliance with this Section 3.6. Such written notice delivered to the Transferring Shareholder by such Tag Along Seller shall set forth the number of shares of Stock which such Tag Along Seller desires to sell to a third-party transferee, which number shall not exceed the product obtained by multiplying (i) the aggregate number of Target Shares, by
(ii) a fraction, the numerator of which is the number of shares of Stock at the time owned by such Tag Along Seller and the denominator of which is the number of shares of Stock at the time owned by the Transferring Shareholder and such Tag Along Seller, collectively.

               (b) CUTBACK. If a third-party transferee does not agree to purchase all of the shares of Stock which the Transferring Shareholder and any Tag Along Seller wish to sell, the number of shares which each selling Shareholder shall sell to such third-party transferee shall be reduced pro rata among the selling Shareholders in accordance with the number of shares of Stock which they proposed be sold in such transaction.

               (c) CONTROL OF SALE PROCESS. The Transferring Shareholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed sale to a third-party transferee and the terms and conditions thereof. The Transferring Shareholder and its Affiliates shall have no liability to a Tag Along Seller or its Affiliates arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed sale of Stock to a third-party transferee except to the extent the Transferring Shareholder shall have failed to comply with the provisions of this Section 3.6.

               (d) NON-EXERCISE. The exercise or non-exercise of the rights of such Shareholder hereunder to participate in one or more sales of capital stock made by a Transferring Shareholder shall not adversely affect its rights to participate in subsequent sales by the Transferring Shareholder.

        3.7    EXEMPT TRANSFERS.

        Notwithstanding the foregoing, the first offer right of the Company and the co-sale rights of the Tag Along Seller set forth in this Section 3 shall not apply to:

               (a) any transfer of Stock by a Shareholder (i) to a Permitted Transferee of such Shareholder; provided, that, the Permitted Transferee shall furnish the Company with a written agreement to be bound by and comply with the terms of this Agreement, and such transferred Stock shall remain subject to the terms of this Agreement, and (ii) to the public pursuant to a registration statement or pursuant to a "brokers' transaction," within the meaning of the Securities Act, pursuant to Rule 144 under the Securities Act (each, an "Exempt Transfer"); and

               (b) the transfer of a number of shares of Stock by a Shareholder which, in addition to all other shares of Stock transferred by such Shareholder (except for (i) Shares transferred by such Shareholder in Exempt Transfers and (ii) Target Shares transferred by such Shareholder), does not exceed five percent (5%) of the fully diluted Common Stock of the Company at the time of such transfer.

        3.8  TERMINATION.

        Notwithstanding anything to the contrary in this Agreement, the rights and obligations of the parties pursuant to this Section 3 shall terminate upon
(a) a merger of the Company with another corporation or entity (without regard to which entity survives), in which the Company's shareholders immediately prior to the transaction own immediately after the transaction less than fifty percent (50%) of the equity securities of the surviving corporation or its parent, as applicable or (b) a sale of all or substantially all of the assets of the Company.

4.      VOTING AGREEMENT

        4.1    ELECTION OF MEMBERS OF THE BOARD OF DIRECTORS.

               (a) The Board of Directors of the Company (and, if applicable, the Nominating Committee thereof) shall: (i) for so long as Catterton and its Permitted Transferees holds at least five percent (5%) of the issued and outstanding Common Stock of the Company, nominate one (1) member of the Company's Board of Directors designated by Catterton, who initially shall be Craig Sakin, (ii) for so long as the Bain Shareholders and their Permitted Transferees hold at least twenty percent (20%) of the issued and outstanding Common Stock of the Company, nominate two (2) members of the Company's Board of Directors designated by the Bain Shareholders, (iii) for so long as the Bain Shareholders and their Permitted Transferees hold at least five percent (5%) but less than twenty percent (20%) of the issued and outstanding Common Stock of the Company, nominate one (1) member of the Company's Board of Directors designated by the Bain Shareholders, (iv) for so long as WP and its Permitted Transferees holds at least five percent (5%) of the issued and outstanding Common Stock of the Company, nominate one (1) member of the Company's Board of Directors designated by WP, who initially shall be Ellis Jones, and (v) nominate one (1) member of the Company's Board of Directors designated by the Chief Executive Officer of the Company, who initially shall be D. Stephen C. Williamson.

               (b) To the extent that additional "independent directors" in addition to those Directors elected pursuant to Section 4.1(a) are required to serve on the Board of Directors of the Company to fulfill the rules and regulations promulgated by the NASD, then the Board of Directors of the Company (and, if applicable, the Nominating Committee thereof) shall, for so long as the Bain Shareholders and their Permitted Transferees hold at least twenty percent (20%) of the issued and outstanding Common Stock of the Company, nominate (i) one (1) person designated by the Bain Shareholders to serve as member of the Company's Board of Directors, and (ii) one (1) person designated by, collectively, the Company, Catterton and WP to serve as a member of the Company's Board of Directors; provided, that, such individuals must meet the criteria established by the NASD for "independent directors" to be so nominated.

               (c) Each of the Shareholders shall vote any shares of Common Stock he may own and take such other action, whether by written consent or otherwise, to (i) elect or cause the election of the foregoing nominees, (ii) fix the number of members of the Company's Board of Directors at five (5), or, in the event that additional "independent directors" are required to serve on the Purchaser Board to fulfill the rules and regulations promulgated by the NASD, then fix the number of members of the Company's Board of Directors at seven (7), and (iii) remove from the Board of Directors such nominee at the written request (and only at the written request) of the party entitled to designate such director.

        4.2  TERMINATION OF VOTING AGREEMENT.

        The rights and obligations of each Shareholder and the Company with respect to Section 4.1 shall cease at such time as such Shareholder (or with respect to the Samantha Shareholders, such shareholders as a group) cease to hold at least fifty percent (50%) of the shares held as of the date hereof as reflected in Schedule 1.

5.      OTHER AGREEMENTS

        5.1    INFORMATION RIGHTS.

        For so long as each of the Bain Shareholders, Catterton and WP, and each such party's Permitted Transferee, holds at least fifty percent (50%) of the shares held by such party as of the date hereof as reflected in Schedule 1, the Company shall deliver to such party, promptly following delivery to the Company's Board of Directors, a copy of each unaudited balance sheet of the Company and its subsidiaries and each unaudited statement of income of the Company and its subsidiaries, in each case prepared in accordance with GAAP (subject to normal year-end adjustments and without footnote disclosure).

        5.2    RESTRICTIVE LEGEND.

        All certificates representing the Stock and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend substantially as follows, in addition to any legend the Company determines is required pursuant to any applicable legal requirement:

        "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and a Shareholders' Rights Agreement, dated as of April __, 2000, a copy of which Shareholders' Rights Agreement Orange, Inc. will furnish, without charge, to the holder of this certificate upon written request therefor."

        provided, however, that the holder of any such certificate shall be entitled to receive from the Company, at no expense to such holder, a new certificate which does not bear such legend if (a) the Stock represented by such certificate shall have been sold, transferred or otherwise disposed of pursuant to one or more of the alternative conditions set forth in Section 5.28(m) of the Merger Agreement or (b) the conditions of paragraph (k) of Rule 144 promulgated under the Securities Act shall have been satisfied.

        The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent(s) with respect to the certificates for the Stock but not as to the certificates for any part of the Stock as to which said legend is no longer appropriate.

        5.3    SHAREHOLDER LOCKUP.

        Notwithstanding anything in this Agreement to the contrary: each of the Shareholders agrees not to sell or otherwise transfer or dispose of any shares of Stock except to a Permitted Transferee for a period of one (1) year commencing on the date of this Agreement.

        5.4    STANDSTILL.

(a) For the period beginning on the date of this Agreement and ending upon a merger of the Company with another corporation or entity (without regard to which entity survives), or a sale of all or substantially all of the assets of the Company, in either case in which the Company's shareholders immediately prior to the transaction own immediately after the transaction less than fifty percent (50%) of the equity securities of the surviving corporation or its parent, neither Catterton, WP nor any Bain Shareholder or any of their respective Affiliates, shall, without the prior written consent of the Board of Directors of the
Company:

                      (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, including as part of a Group (as such term is defined in Section 13(d)(3) of the Exchange Act), by purchase or otherwise, any additional shares of Common Stock or other voting securities or direct or indirect rights to acquire any additional shares of Common Stock or other voting securities of the Company or any subsidiary of the Company, or of any successor to or person in control of the Company (except pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction), or any assets of the Company or any subsidiary or division of the Company or of any such successor or controlling person;

                      (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), with respect to the solicitation or voting of any voting securities of the Company in opposition to any matter that has been recommended by the Board of Directors of the Company or in favor of any matter that has not been approved by the Board, or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Company.

                      (iii) make any unsolicited offer or proposal to acquire the Company or shares of Common Stock or other voting securities of the Company.

Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Bain Shareholders, Catterton or WP from purchasing in one or more transactions any debt securities, or up to an aggregate of 5% of any class of publicly traded equity securities (the "5% Limitation"), of any company referred to in this
Section 5.4. The 5% Limitation shall be computed on a cumulative basis and shall be measured at the time of each purchase of such equity securities, such that at the time of each such purchase the aggregate amount of such equity securities purchased by the Bain Shareholders, Catterton or WP, as applicable, from the date of this Agreement to the time of such purchase, shall not exceed 5% of the outstanding shares of such class of publicly traded equity securities. The Bain Shareholders, Catterton and WP acknowledge that they are aware, and that they will advise their representatives who are informed of any of the confidential information referred to in this Agreement and/or related to the Company, of the restrictions imposed by applicable securities laws restricting trading in securities while in possession of material non-public information received from the issuer of such securities and on communication of such information when it is reasonably foreseeable that the recipient is likely to trade such securities in reliance on such information.

               (b) The limitations provided in clause (a) above shall immediately be suspended as to each Shareholder upon the occurrence of any of the following events: (i) the occurrence of an Acquisition Proposal which has not been initiated by such Shareholder or its Affiliates, (ii) a public announcement that the Company is "for sale" or (iii) the adoption by the Board of Directors of a plan of liquidation or dissolution. The Company shall provide the Shareholders with prompt written notice of the occurrence of any of the events set forth in this clause (b), and in no event more than five (5) business days after the occurrence of such event.

6.      MISCELLANEOUS

        6.1    LLC SHARES.

        For all purposes of this Agreement, all shares of Stock owned by the LLC shall be deemed to be owned by the Bain Shareholders for so long as the Bain Shareholders are Members of the LLC.

        6.2    AMENDMENT OF LLC AGREEMENT.

        Each of the LLC and each Shareholder party to the LLC Agreement dated as of February 2, 2000 hereby agrees that it will not amend, supplement or otherwise modify the provisions of Section 5.2 of such agreement without the prior written consent of the Company.

        6.3    GOVERNING LAW.

        This Agreement is to be construed in accordance with and governed by the laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of California to the rights and duties of the parties.

        6.4    TERMINATION OF EXISTING RIGHTS AGREEMENT.

        Each of the Company and Catterton hereby agree the Existing Rights Agreement is hereby terminated and shall be of no further force and effect and that no party thereto shall have any further rights or obligations thereunder.

        6.5    SUCCESSORS AND ASSIGNS.

        Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a transferee of a Shareholder from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Registrable Securities in its records as the absolute owner and holder of such Registrable Securities for all purposes, including the payment of dividends or any redemption price.

        6.6    SEVERABILITY.

        In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.7    AMENDMENT AND WAIVER.

        Except as otherwise expressly provided, the rights and obligations of the Company and the Shareholders under this Agreement may be amended, modified or waived only with the written consent of the Company and the holders of at least a seventy-five percent (75%) of the Registrable Securities, provided however that such consent is not required if the sole purpose of such amendment or modification is to add additional shareholders of the Company to this Agreement; and provided further that no amendment which would adversely effect any Shareholder or group of Shareholders shall be effective without the written consent of such Shareholder or such group.

        6.8    DELAYS OR OMISSIONS.

        It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Shareholder, upon any breach, default or noncompliance of the Company under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Shareholder's part of any breach, default or noncompliance under the Agreement or any waiver on such Shareholder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Shareholders, shall be cumulative and not alternative.

        6.9    NOTICES.

        All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth on the signature page attached hereto or such other address as may be specified by any Shareholder by giving notice to the Company as aforesaid.

        6.10   ATTORNEYS' FEES.

        In the event that any dispute among the parties to this Agreement should result in litigation, arbitration or other method of dispute resolution, the Person presiding over such action or other proceeding may award reasonable attorneys' fees, costs and disbursements to the prevailing party (in addition to any other relief to which the prevailing party may be entitled).

        6.11   TITLES AND SUBTITLES.

        The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        6.12 COUNTERPARTS.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

        6.13   CONSTRUCTION.

        For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

        6.14   ENTIRE AGREEMENT.

        This Agreement, which includes the Exhibits and other agreements expressly referenced herein (if any), constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior agreements (including, but not limited to, the Existing Rights Agreement), representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein.

        IN WITNESS WHEREOF, the parties hereto have executed this SHAREHOLDERS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

THE COMPANY:                                ODWALLA, INC.,
                                            a California corporation

                                            By:
                                               ---------------------------------
                                               Name: D. Stephen C. Williamson
                                               Title:Chief Executive Officer





SHAREHOLDER:                                CATTERTON-SIMON PARTNERS III L.P.,
                                            a Delaware limited partnership

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



SHAREHOLDER:                                D. STEPHEN C. WILLIAMSON,
                                            an individual

                                            By:
                                               ---------------------------------
                                               Name: D. Stephen C. Williamson



SHAREHOLDER:                                U.S. EQUITY PARTNERS, L.P.,
                                            a Delaware limited partnership

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

SHAREHOLDER:                                BAIN CAPITAL FUND VI, L.P.,
                                            By:  Bain Capital Partners VI, L.P.,
                                                 its general partner
                                                 By:  Bain Capital Investors VI,
                                                 Inc.,
                                                 its general partner

                                            By:
                                               ---------------------------------
                                               Name
                                               Title:  Managing Director

SHAREHOLDER:                                BCIP ASSOCIATES II
                                            BCIP TRUST ASSOCIATES II
                                            BCIP ASSOCIATES II-B
                                            BCIP TRUST ASSOCIATES II-B
                                            BCIP ASSOCIATES II-C,
                                                 By:    Bain Capital, Inc.,
                                                 their Managing Partner

                                            By:
                                               ---------------------------------
                                               Name
                                               Title:  Managing Director

SHAREHOLDER:                                PEP INVESTMENTS PTY LTD.,
                                                 By:    Bain Capital, Inc.
                                                 its Attorney-in-Fact

                                            By:
                                               ---------------------------------
                                               Name
                                               Title:  Managing Director

SHAREHOLDER:                                RGIP, LLC,
                                            a Delaware limited liability company

                                            By:
                                               ---------------------------------
                                               Name
                                               Title:  Authorized Person

SHAREHOLDER:                                JIP ENTERPRISES, INC.,
                                            a British Virgin Islands corporation

                                            By:
                                               ---------------------------------
                                               Name
                                               Title:  Authorized Person

SHAREHOLDER:                                MICHAEL CARTER,
                                            an individual

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



SHAREHOLDER:                                DOUGLAS LEVIN,
                                            an individual

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



SHAREHOLDER:                                SAMANTHA INVESTORS, LLC,
                                            a Massachusetts limited liability
                                            company

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE 1




                                         SHARES OF COMMON STOCK OWNED AS OF
              SHAREHOLDER                          THE DATE HEREOF
              -----------                          ---------------
Catterton-Simon Partners III L.P.
D. Stephen C. Williamson
U.S. Equity Partners, L.P.

Samantha Shareholders:
Bain Capital Fund VI, L.P.
BCIP Associates II
BCIP Associates II-B
BCIP Associates II-C
BCIP Trust Associates II
BCIP Trust Associates II-B
PEP Investments PTY Ltd
RGIP, LLC
JIP Enterprises, Inc.
Doug Levin
Michael Carter

                                                                      APPENDIX C

                    [LETTERHEAD OF W.R. HAMBRECHT + CO LLC]



February 2, 2000

Board of Directors
Odwalla, Inc.
120 Stone Pine Road
Half Moon Bay, CA 94019

Ladies and Gentlemen:

        We understand that Orange, Inc. ("Purchaser") proposes to enter into an Agreement and Plan of Merger (the "Agreement") with Strawberry, Inc. (the "Company") and Orange Acquisition Sub, Inc., a wholly owned subsidiary of the Purchaser ("Merger Sub"). Pursuant to the Agreement, at the Effective Time: (i) Merger Sub will be merged with and into the Company (the "Merger") and (ii) all of outstanding shares of Company Common Stock and Company Preferred Stock (other than shares held in the Company's treasury or held by the Purchaser or any subsidiary of the Purchaser) will be converted into the night to receive the Aggregate Merger Consideration. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

        You have asked for our opinion as investment bankers as to whether the Aggregate Merger Consideration is fair, from a financial point of view, to the Purchaser. In conducting our investigation and analysis and in arriving at our opinion herein, we have reviewed such information and taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company and the Purchaser furnished to us for purposes of our analysis, as well as publicly available information including but not limited to the Purchaser's recent filings with the Securities and Exchange Commission and equity analyst research reports prepared by various investment banking firms; (ii) reviewed the draft Agreement in the form presented to the Purchaser's Board of Directors; (iii) compared the historical market prices and trading activity of the Purchaser's common stock with those of certain other publicly traded companies we deemed relevant; (iv) compared the financial position and operating results of the Company with those of other publicly traded companies we deemed relevant; and
(v) compared the proposed financial terms of the Merger with the financial terms of certain other transactions we deemed relevant. We have held discussions with members of the Purchaser's and the Company's respective senior managements concerning the Purchaser's and the Company's historical and current financial condition and operating results, as well as the future prospects of each of the Purchaser and the Company. We have also considered such other information, financial studies, analysis and investigations

Board of Directors
Odwalla, Inc.
February 2, 2000
Page Two

and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided us by or on behalf of each of the Purchaser and the Company, and have not assumed any obligation to independently verify any such information. We have assumed, with your consent, (i) that all material assets and liabilities (contingent or otherwise, known or unknown) of the Purchaser and the Company are as set forth in their most recent financial statements and, accordingly, no adjustment to the Aggregate Merger Consideration will be made pursuant to the working capital adjustment set forth in Section 1.4 of the Agreement, (ii) the Merger will be accounted for under the purchase method of accounting, (iii) the Merger will be consummated in accordance with the terms of the Agreement, without any amendment thereto and without waiver by the parties of any of the conditions to their respective obligations thereunder and (iv) that in the course of consummating the merger and obtaining any regulatory approvals, no restrictions, including divestiture requirements, will be imposed that could have had an adverse effect on the contemplated benefits of the Merger. We have also assumed that the financial forecasts examined by us were reasonably prepared on bases reflecting the best available estimates and good faith judgements of the Purchaser's and the Company's respective senior managements as to future performance of the Purchaser and the Company, respectively. In conducting our review, we have not undertaken nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Purchaser and the Company, nor have we made a physical inspection of the properties or facilities of the Purchaser or the Company. We have relied on advice of counsel and independent accountants to Orange as to all legal and financial reporting matters with respect to Orange, the Merger and the Agreement, including the legal status and financial reporting of any litigation involving Orange. Our opinion relates solely to the fairness, from a financial point of view, of the Aggregate Merger Consideration and does not express any view as to the allocation of such Aggregate Merger Consideration among the holders of Company Common Stock and Company Preferred Stock. In addition, our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion. Furthermore, we express no opinion as to the price or trading range at which the Purchaser's securities will trade at any time.

        Our opinion has been prepared at the request and for the information of the Board of Directors of the Purchaser, and shall not be used for any other purpose or disclosed to any other party without our prior written content; provided, however, that this letter may

Board of Directors
Odwal1a, Inc.
February 2, 2000
Page Three

be reproduced in full in the Proxy Statement to be provided to the Purchaser's stockholders in connection with the Merger. This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the Purchaser's Board of Directors nor the Purchaser's underlying decision to proceed with or affect the Merger or any aspect of the Merger. This opinion does not constitute a recommendation to any shareholder of the Purchaser or the Company as to how any such shareholder should vote with respect to the Merger. We have acted as financial advisor to the Purchaser and will receive a fee for such services, including the rendering of this opinion.

        We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal, state and local statues, rules and regulations. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

        In the ordinary course of our business, we may from time to time trade the securities of the Purchaser for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities. Bill Hambrecht, Chairman of W.R. Hambrecht & Co. LLC, is a shareholder of Orange. His holdings constitute less than 0.5% of Orange on a fully diluted basis and he did not participate in the preparation of this Opinion or the presentation to Orange's Board of Directors.

        Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Aggregate Merger Consideration is fair, from a financial point of view, to the Purchaser.




                                         Very truly yours,


                                         /s/ W.R. HAMBRECHT & Co.
                                         W.R. Hambrecht & Co. LLC.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 ODWALLA, INC.
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2000

        The undersigned shareholder of ODWALLA, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 16, 2000 and the Annual Report to Shareholders, and hereby appoints D. Stephen C. Williamson and James R. Steichen or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of ODWALLA, INC. to be held on April 25, 2000 at 9:30 a.m., local time, at the Mel Mello Center for the Arts located at 1167 Main Street, Half Moon Bay, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE MERGER OF ODWALLA AND FRESH SAMANTHA, INCLUDING THE ISSUANCE OF ODWALLA COMMON STOCK, FOR THE AMENDMENT OF THE CERTIFICATE OF DESIGNATION, FOR THE AMENDMENT OF THE ODWALLA 1997 STOCK OPTION/STOCK ISSUANCE PLAN, FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF ODWALLA, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

        1. Proposal to approve the merger and the issuance of Odwalla Common Stock pursuant to the Agreement and Plan of Merger, dated as of February 2, 2000, among Odwalla, Orange Acquisition Sub, Inc., a Maine corporation and a wholly owned subsidiary of Odwalla, and Fresh Samantha, Inc., a Maine corporation, pursuant to which Fresh Samantha will become a wholly owned subsidiary of Odwalla:

              _____   FOR        _____   AGAINST      _____   ABSTAIN

        2. Proposal to approve the amendment to the Odwalla Certificate of Designation of Preferred Stock to increase the conversion ratio of the Preferred
Stock:

              _____   FOR        _____   AGAINST      _____   ABSTAIN

        3. Proposal to approve the amendment of the Odwalla 1997 Stock Option/Stock Issuance Plan to increase the number of shares reserved for issuance thereunder:

              _____   FOR        _____   AGAINST      _____   ABSTAIN

        4. ELECTION OF DIRECTORS

____    FOR all nominees listed below      ____   WITHHOLD AUTHORITY to vote for
        (except as indicated)                     all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

Nominees:     D. STEPHEN C. WILLIAMSON              RANZELL "NICK" NICKELSON, II
              MARTIN S. GANS                        CRAIG H. SAKIN
              RICHARD GRUBMAN                       GREG A. STELTENPOHL

        5. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of Odwalla for the fiscal year ending September 2, 2000:

              _____   FOR        _____   AGAINST      _____   ABSTAIN


                                       -----------------------------------
                                       Signature

                                       DATED:  _____________________, 2000


This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                                       2